Exhibit 99.1

CONTRIBUTION AGREEMENT

dated as of November 4, 2011

by and among

THE MCGRAW-HILL COMPANIES, INC.,

CME GROUP INC.

and

CME GROUP INDEX SERVICES LLC

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INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Definitions
Exhibit B	Form of Company Certificate of Formation
Exhibit C	Form of Joinder Agreement
Exhibit D	Form of MH Brand License Agreement
Exhibit E	Form of Company Operating Agreement
Exhibit F	Form of New Index License
Exhibit G	Form of MH Corporate Services SLA
Exhibit H	Form of CME Group Corporate Services SLA
Exhibit I	Form of Commercial Licensing Agreement
Exhibit J	Form of Trademark Security Agreement
Exhibit K	Form of Employee Lease Agreement
Exhibit L	Form of International Services Agreement
Exhibit M	CME Group Employee Matters Agreement
Exhibit N	MH Employee Matters Agreement

Schedule 2.04             CMA

Schedule 2.06             Membership Interest Issuance

Schedule 2.10             Illustration of Calculation of MH Net Working Capital Amount

Schedule 2.11             Illustration of Calculation of CME Group Net Working Capital Amount

Schedule 5.15             Fiscal Year 2012 Budget Outline

Schedule 10                Indemnification

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of November 4, 2011 (this “Agreement”), is made by and among The McGraw-Hill Companies, Inc., a New York corporation (“MH”), CME Group Inc., a Delaware corporation (“CME Group”), and CME Group Index Services LLC, a Delaware limited liability company and indirect subsidiary of CME Group (“CGIS”).

PRELIMINARY STATEMENTS

WHEREAS, MH, through Standard & Poor’s Financial Services LLC, a Delaware limited liability company and a wholly owned subsidiary of MH (“S&P FS LLC”), is engaged in the S&P Index Business and, pursuant to this Agreement, wishes to contribute, or cause to be contributed, the S&P Index Business to a newly formed limited liability company (the “Company”); and

WHEREAS, CME Group, through CGIS, is engaged in the CME Group Index Business and, pursuant to this Agreement, wishes to contribute, or cause to be contributed, the assets of the CME Group Index Business to the Company; and

WHEREAS, in connection with the foregoing, CME Group wishes to transfer, or cause to be transferred, all of the equity interest in CMA to MH in exchange for the CMA Purchase Price and to contribute or cause to be contributed the CMA Purchase Price to the Company; and

WHEREAS, it is intended that (i) the Company’s issuance of Membership Interests to MH or one of its Subsidiaries, as consideration for the contribution of the MH Contributed Assets and entry into the MH Brand License Agreement, (ii) the Company’s issuance of Membership Interests to CGIS as consideration for the contribution of the CME Group Contributed Assets, and (iii) the Company’s issuance of Membership Interests to CME Group as consideration for the contribution of the CMA Purchase Price shall each be treated as nontaxable contributions of property to a partnership under Section 721 of the Code (it being understood, in the case of clauses (i) and (ii), that MH or one of its Subsidiaries and CGIS, respectively, will recognize income with respect to the contribution of any Deferred Income Assets or liabilities relating thereto); and

WHEREAS, it is intended that MH and the Company will enter, or cause one their Subsidiaries to enter, into certain agreements with respect to the licensing, use and protection of the MH Licensed Trademarks following the Closing.

NOW, THEREFORE, in consideration for the premises and mutual covenants, representations, warranties and agreements hereinafter set forth, the parties to this Agreement agree as follows.

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Article I

DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Exhibit A.

Article II

CONTRIBUTIONS; CLOSING

Section 2.01   Formation of the Company, S&P Opco and Dow Jones Opco.

(a)                The Company.  On or prior to the Closing Date, MH shall cause the Company to be formed as a Delaware limited liability company by duly filing a certificate of formation substantially in the form attached hereto as Exhibit B (the “Company Certificate of Formation”) with the Secretary of State for the State of Delaware.  At the Closing, immediately following such formation, MH shall cause the Company to execute a Joinder Agreement agreeing to be bound by the terms of this Agreement, substantially in the form attached hereto as Exhibit C (the “Joinder Agreement”).

(b)               S&P Opco and Dow Jones Opco.  On or prior to the Closing Date, MH shall cause S&P Opco and Dow Jones Opco to be formed as Delaware limited liability companies by duly filing a certificate of formation in a form reasonably acceptable to the parties for each of S&P Opco and Dow Jones Opco with the Secretary of State for the State of Delaware.  S&P Opco and Dow Jones Opco shall each be wholly-owned Subsidiaries of the Company. The limited liability company operating agreement of each of S&P Opco and Dow Jones Opco shall be in a form reasonably acceptable to the parties.  It is intended that S&P Opco and Dow Jones Opco shall be treated as entities disregarded as separate from their owners for U.S. federal income tax purposes.

Section 2.02   Contribution of the S&P Index Business.

(a)                On the terms and subject to the conditions set forth in this Agreement (including Section 2.05), at the Closing, (1) MH shall cause S&P FS LLC to enter into the MH Brand License Agreement as contemplated by Section 2.09(a)(ii) and (2) MH shall, or shall cause its Affiliates to, contribute, convey, assign, transfer and deliver to the Company, and the Company shall acquire and accept, all right, title and interest in and to all of the assets, properties and rights of MH and its Affiliates to the extent primarily used or held for use in the S&P Index Business as of the Closing other than (A) the MH Excluded Assets, (B) assets, properties and rights which are not primarily used or held for use in connection with the S&P Index Business and (C) the assets, properties and rights used in connection with the provision of services by MH under the MH Brand License Agreement, the Employee Lease Agreement, the International Services Agreement and the MH Corporate Services SLA (the “MH Contributed Assets”), wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of MH or its Affiliates, and whether owned as of the date hereof or acquired hereafter but prior to the Closing Date, including the following, in each case, to the extent primarily used or held for use in the S&P Index Business (but, for the avoidance of doubt, excluding the assets described in clauses (A), (B) and (C) above):

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                                         (i)                   all current assets;

                                       (ii)                   all equity interests in the MH Contributed Subsidiaries;

                                     (iii)                   all personal property and interests therein, including equipment, furniture, fixtures, furnishings, office equipment, computer, information technology and communications equipment, and other tangible personal property (including, rights, if any, in any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);

                                     (iv)                   subject to Section 2.05, all rights under all MH Assumed Contracts;

                                       (v)                   subject to Section 2.05, all rights under the MH Assumed IP Licenses;

                                     (vi)                   all accounts, notes and other receivables (whether or not billed) arising out of the sale of services, goods or products, together with MH’s or any of its Affiliates’ right (if any) to receive any unpaid financing charges accrued thereon;

                                   (vii)                   all expenses that have been prepaid by MH or any of its Affiliates, including lease and rental payments, prorated as of the Closing Date, with MH being entitled to the benefit of such prepaid expenses to the extent related to any time period through the Closing Date, and the Company being entitled to the benefit of such prepaid expenses to the extent related to periods subsequent to the Closing Date;

                                 (viii)                   subject to Section 2.05, all claims, rights, credits, rights of set-off, causes of action (including counterclaims) and defenses against Third Parties to the extent arising out of or related to the S&P Index Business;

                                     (ix)                   all MH Owned Intellectual Property and MH Technology, together with (A) the right to sue for past, present and future infringement, misappropriation and other violations thereof or of any other rights of MH or its Affiliates in products calculated, published or maintained by MH or its Affiliates in connection with the S&P Index Business prior to the Closing, and (B) the right to collect and retain damages therefor, except, in each case, for the MH Excluded Trademarks, the MH Excluded Domain Names and Intellectual Property and Technology to be licensed or otherwise made available to the Company as set forth in the MH Corporate Services SLA;

                                       (x)                   subject to Section 2.05, all licenses, permits or other governmental authorizations;

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                                     (xi)                   all books and records, whether in hard copy or electronic or digital format (including emails, databases and other file formats), sales and promotional literature, marketing materials, advertising materials, manuals and data, intellectual property prosecution files with respect to MH Owned Intellectual Property except for the MH Excluded Trademarks, sales and purchase correspondence, customer files and documents, lists of suppliers and data providers, all personnel and employment records permitted by applicable Law, and copies of any information relating to Taxes, in each case that relate exclusively to the S&P Index Business or the MH Contributed Assets, including any that relate exclusively to an MH Contributed Subsidiary;

                                   (xii)                   all goodwill arising out of the S&P Contributed Business except for the goodwill connected with the use of and symbolized by the MH Excluded Trademarks;

                                 (xiii)                   the assets set forth in Section 2.02(a)(xiii) of the MH Disclosure Letter;

                                 (xiv)                   the Third Party agreements set forth in Section 2.02(a)(xiv) of the MH Disclosure Letter;

                                   (xv)                   the MH Related Party Contracts set forth in Section 3.18 of the MH Disclosure Letter; and

                                 (xvi)                   subject to Section 2.05, all rights under non-disclosure or confidentiality, non-compete, or non-solicitation agreements.

(b)               MH Excluded Assets.  The following assets and properties of MH or its Affiliates (the “MH Excluded Assets”) will be retained by MH or its Affiliates, as applicable, notwithstanding any other provision of this Agreement and whether or not used in the S&P Index Business:

                                         (i)                   all Tax Returns and other information relating to Taxes (other than Tax Returns and other information relating to Taxes that relate exclusively to the S&P Index Business, the MH Contributed Assets or to the MH Assumed Liabilities);

                                       (ii)                   all assets maintained pursuant to or in connection with the MH Employee Plans;

                                     (iii)                   subject to Section 5.11(a), all Insurance Arrangements, including the MH Insurance Policies;

                                     (iv)                   all claims, rights, credits, rights of set-off, causes of action (including counterclaims) and defenses against Third Parties, to the extent relating to any of the other MH Excluded Assets or the MH Excluded Liabilities, as well as any books, records and privileged information to the extent relating thereto;

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                                       (v)                   all rights to Tax refunds, loss carry-forwards, claims, defenses, credits or similar benefits attributable to a Pre-Closing Tax Period;

                                     (vi)                   the assets set forth in Section 2.02(b)(vi) of the MH Disclosure Letter;

                                   (vii)                   any rights of MH or any of its Affiliates under the Transaction Agreements;

                                 (viii)                   personnel and employment records for the S&P Index Business Non-Transferring Employees;

                                     (ix)                   all records and reports prepared or received by MH or any of its Affiliates in connection with the contribution of the S&P Index Business and the transactions contemplated hereby (including all analyses relating to the Contributed Businesses so prepared or received);

                                       (x)                   the MH Excluded Trademarks and the MH Excluded Domain Names;

                                     (xi)                   all cash and cash equivalents on hand or held by any bank or other Third Party;

                                   (xii)                   all Third Party agreements with respect to services that are used by MH or its Affiliates both outside the S&P Index Business and inside the S&P Index Business (other than the agreements set forth in Section 2.02(a)(xiv) of the MH Disclosure Letter);

                                 (xiii)                   all MH Owned Real Property and MH Real Property Leases; and

                                 (xiv)                   except for the MH Related Party Contracts set forth in Section 3.18 of the MH Disclosure Letter, any interest of MH or any of its Subsidiaries under any MH Related Party Contract.

(c)                MH Assumed Liabilities.  On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees, effective at the time of the Closing, to assume, discharge and perform in accordance with their terms all Liabilities of MH or any of its Affiliates to the extent resulting from, arising out of or relating to the S&P Index Business whether arising before, at or after the Closing, other than the MH Excluded Liabilities (the “MH Assumed Liabilities”), including the following:

                                         (i)                   all current liabilities;

                                       (ii)                   all Liabilities arising under the MH Assumed Contracts, MH Assumed IP Licenses and MH Related Party Contracts set forth in Section 3.18 of the MH Disclosure Letter;

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                                     (iii)                   all Liabilities set forth in Section 2.02(c)(iii) of the MH Disclosure Letter;

                                     (iv)                   all Liabilities expressly assumed by the Company and its Affiliates under the MH Employee Matters Agreement; and

                                       (v)                   all MH Post-Closing Taxes (it being understood that nothing in this Section 2.02(c)(v) shall be interpreted to alter the allocation of income and gain to MH following the Closing Date in its capacity as a unitholder of the Company under Article 7 of the Company Operating Agreement or to cause the Taxes attributable to such allocations of income and gain to be treated as an MH Assumed Liability).

It is understood and agreed that the assumption of the MH Assumed Liabilities by the Company pursuant to this Section 2.02(c) shall not limit, or constitute a waiver of, any bona fide defense that the Company, MH or any of its Affiliates may have with respect to claims of any Person other than MH or any of its Affiliates with respect to such MH Assumed Liabilites.

(d)               MH Excluded Liabilities.  Notwithstanding any other provision of this Agreement, neither the Company nor any of its Affiliates is assuming or agreeing to pay or discharge any Liability of MH or any of its Affiliates other than the MH Assumed Liabilities, and without limiting the generality of the foregoing, neither the Company nor any of its Affiliates is assuming or agreeing to pay or discharge any of the following Liabilities of MH or any of its Affiliates whether or not related to the S&P Index Business (collectively, the “MH Excluded Liabilities”):

                                         (i)                   any Debt;

                                       (ii)                   any Liability set forth in Section 2.02(d)(ii) of the MH Disclosure Letter;

                                     (iii)                   any Liability to the extent relating to or arising under any MH Excluded Asset;

                                     (iv)                   any Liability incurred in connection with the transfer of the MH Excluded Assets or other MH Excluded Liabilities prior to the Closing;

                                       (v)                   all MH Pre-Closing Taxes;

                                     (vi)                   any Liabilities relating to or arising under any MH Employee Plan;

                                   (vii)                   all employment-related Liabilities of MH and its Affiliates associated with the employment prior to the Closing of (A) the S&P Index Business Employees and (B) any other current or former employees of MH and its Affiliates;

                                 (viii)                   any Liabilities expressly retained by MH and its Affiliates pursuant to the terms of the MH Employee Matters Agreement;

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                                     (ix)                   other than the Liabilities assumed by the Company by operation of law, any Liability arising from or relating to the termination of employment or service of any Person solely as a result of the consummation of the transactions contemplated by this Agreement;

                                       (x)                   any Liability of MH or any of its Affiliates for any brokerage, finder’s or other fee or commission or expense in connection with transactions contemplated hereby;

                                     (xi)                   any Liability arising under any MH Related Party Contracts (other than any MH Related Party Contracts set forth in Section 3.18 of the MH Disclosure Letter);

                                   (xii)                   any Liability arising under, or in relation to any failure to comply with, any Environmental Law or any Environmental Permit to the extent arising on or prior to the Closing Date;

                                 (xiii)                   any Liability of MH or any of its Affiliates under the Transaction Agreements; and

                                 (xiv)                   any Liability of MH or any of its Affiliates related to corporate cost allocations from MH or any Affiliate thereof.

(e)                Tax Treatment.  It is intended that the contribution of the S&P Index Business pursuant to this Section 2.02 shall be treated as nontaxable contributions of property to a partnership under Section 721 of the Code (it being understood that MH or one of its Subsidiaries will recognize income with respect to the contribution of any Deferred Income Assets or liabilities relating thereto).

Section 2.03   Contribution of the CME Group Index Business.

(a)                On the terms and subject to the conditions set forth in this Agreement (including Section 2.05), at the Closing, CGIS shall, or shall cause its Affiliates to, contribute, convey, assign, transfer and deliver to the Company, and the Company shall acquire and accept, all right, title and interest in and to all of the assets, properties and rights of CGIS and its Affiliates to the extent primarily used or held for use in the CME Group Index Business as of the Closing other than (1) the CME Group Excluded Assets, (2) assets, properties and rights which are not primarily used or held for use in connection with the CME Group Index Business and (3) the assets, properties and rights used in connection with the provision of services by CME Group under the New Index License, the CME Group Employee Matters Agreement and the CME Group Corporate Services SLA (the “CME Group Contributed Assets”), wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of CGIS, and whether owned as of the date hereof or acquired hereafter but prior to the Closing Date, including the following, in each case, to the extent primarily used or held for use in the CME Group Index Business (but, for the avoidance of doubt, excluding the assets described in clauses (1), (2) and (3) above):

                                         (i)                   all current assets;

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                                       (ii)                   all equity interests in the CME Group Contributed Subsidiaries;

                                     (iii)                   all personal property and interests therein, including equipment, furniture, fixtures, furnishings, office equipment, computer, information technology and communications equipment, and other tangible personal property (including, rights, if any, in any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);

                                     (iv)                   subject to Section 2.05, all rights under all CME Group Assumed Contracts;

                                       (v)                   subject to Section 2.05, all rights under the CME Group Assumed IP Licenses;

                                     (vi)                   all accounts, notes and other receivables (whether or not billed) arising out of the sale of services, goods or products, together with CGIS’s or any of its Affiliates’ right (if any) to receive any unpaid financing charges accrued thereon;

                                   (vii)                   all expenses that have been prepaid by CGIS or any of its Affiliates, including lease and rental payments, prorated as of the Closing Date, with CGIS being entitled to the benefit of such prepaid expenses to the extent related to any time period through the Closing Date, and the Company being entitled to the benefit of such prepaid expenses to the extent related to periods subsequent to the Closing Date;

                                 (viii)                   subject to Section 2.05, all claims, rights, credits, rights of set-off, causes of action (including counterclaims) and defenses against Third Parties to the extent arising out of or related to the CME Group Index Business;

                                     (ix)                   all CME Group Owned Intellectual Property and CME Group Technology, together with (A) the right to sue for past, present and future infringement, misappropriation and other violations thereof or of any other rights of CME Group or its Affiliates in products calculated, published or maintained by CME Group or its Affiliates in connection with the CME Group Index Business prior to the Closing, and (B) the right to collect and retain damages therefor, except, in each case, for the CME Group Excluded Trademarks and Intellectual Property and Technology to be licensed or otherwise made available to the Company as set forth in the CME Group Corporate Services SLA;

                                       (x)                   subject to Section 2.05, all licenses, permits or other governmental authorizations;

                                     (xi)                   all books and records, whether in hard copy or electronic or digital format (including emails, databases and other file formats), sales and promotional literature, marketing materials, advertising materials, manuals and data, intellectual property prosecution files with respect to CME Group Owned Intellectual Property except for the CME Group Excluded Trademarks, sales and

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purchase correspondence, customer files and documents, lists of suppliers and data providers, all personnel and employment records permitted by applicable Law, and copies of any information relating to Taxes, in each case that relate exclusively to the CME Group Index Business or the CME Group Contributed Assets, including any that relate exclusively to a CME Group Contributed Subsidiary;

                                   (xii)                   all goodwill arising out of the CME Group Index Business, except for the goodwill connected with the use of and symbolized by the DJ Trademarks or the CME Group Excluded Trademarks;

                                 (xiii)                   the assets set forth in Section 2.03(a)(xiii) of the CME Group Disclosure Letter;

                                 (xiv)                   the Third Party agreements set forth in Section 2.03(a)(xiv) of the CME Group Disclosure Letter;

                                   (xv)                   the CME Group Related Party Contracts set forth in Section 2.03(a)(xv) of the CME Group Disclosure Letter;

                                 (xvi)                   subject to Section 2.05, all rights under non-disclosure or confidentiality, non-compete or non-solicitation agreements; and

                               (xvii)                   the News-CME Group Assumed Agreements.

(b)               CME Group Excluded Assets.  The following assets and properties of CME Group or its Affiliates (the “CME Group Excluded Assets”) will be retained by CME Group or its Affiliates, as applicable, notwithstanding any other provision of this Agreement and whether or not used in the CME Group Index Business:

                                         (i)                   all Tax Returns and other information relating to Taxes (other than Tax Returns and other information relating to Taxes that relate exclusively to the CME Group Index Business, to the CME Group Contributed Assets or to the CME Group Assumed Liabilities);

                                       (ii)                   except to the extent expressly provided in the CME Group Employee Matters Agreement, all assets maintained pursuant to or in connection with the CME Group Employee Plans;

                                     (iii)                   subject to Section 5.11(b), all Insurance Arrangements, including CME Group Insurance Policies;

                                     (iv)                   all claims, rights, credits, rights of set-off, causes of action (including counterclaims) and defenses against Third Parties, to the extent relating to any of the other CME Group Excluded Assets or the CME Group Excluded Liabilities, as well as any books, records and privileged information to the extent relating thereto;

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                                       (v)                   all rights to Tax refunds, loss carry-forwards, claims, defenses, credits or similar benefits attributable to a Pre-Closing Tax Period;

                                     (vi)                   the assets listed in Section 2.03(b)(vi) of the CME Group Disclosure Letter;

                                   (vii)                   any rights of CME Group or any of its Affiliates under the Transaction Agreements;

                                 (viii)                   personnel and employment records for CME Group Non-Transferring Employees;

                                     (ix)                   all records and reports prepared or received by CME Group or any of its Affiliates in connection with the contribution of the CME Group Index Business and the transactions contemplated hereby (including all analyses relating to the Contributed Businesses so prepared or received);

                                       (x)                   the CME Group Excluded Trademarks;

                                     (xi)                   all cash and cash equivalents on hand or held by any bank or other Third Party;

                                   (xii)                   all Third Party agreements with respect to services that are used by CME Group or its Affiliates both outside the CME Group Index Business and inside the CME Group Index Business other than the agreements set forth in Section 2.03(a)(xiv) of the CME Group Disclosure Letter;

                                 (xiii)                   the domain names listed in Section 2.03(b)(xiii) of the CME Group Disclosure Letter;

                                 (xiv)                   all CME Group Owned Real Property;

                                   (xv)                   except for the CME Group Related Party Contracts set forth in Section 2.03(a)(xv) of the CME Group Disclosure Letter, any interest of CME Group or any of its Subsidiaries under any CME Group Related Party Contract; and

                                 (xvi)                   the News-CME Group Agreements other than the News-CME Group Assumed Agreements.

(c)                CME Group Assumed Liabilities.  On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees, effective at the time of the Closing, to assume, discharge and perform in accordance with their terms all Liabilities of CGIS or any of its Affiliates to the extent resulting from, arising out of or relating to the CME Group Index Business whether arising before, at or after the Closing, other than the CME Group Excluded Liabilities (the “CME Group Assumed Liabilities”), including the following:

                                         (i)                   all current liabilities;

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                                       (ii)                   all Liabilities arising under the CME Group Assumed Contracts or CME Group Assumed IP Licenses and CME Group Related Party Contracts set forth in Section 2.03(a)(xv) of the CME Group Disclosure Letter;

                                     (iii)                   all Liabilities set forth in Section 2.03(c)(iii) of the CME Group Disclosure Letter;

                                     (iv)                   all Liabilities expressly assumed by the Company and its Affiliates under the CME Group Employee Matters Agreement; and

                                       (v)                   all CME Group Post-Closing Taxes (it being understood that nothing in this Section 2.03(c)(v) shall be interpreted to alter the allocation of income and gain to CGIS following the Closing Date in its capacity as a unitholder of the Company under Article 7 of the Company Operating Agreement or to cause the Taxes attributable to such allocations of income and gain to be treated as a CME Group Assumed Liability).

It is understood and agreed that the assumption of the CME Group Assumed Liabilities by the Company pursuant to this Section 2.03(c) shall not limit, or constitute a waiver of, any bona fide defense that the Company, CME Group or any of its Affiliates may have with respect to claims of any Person other than CME Group or any of its Affiliates with respect to such CME Group Assumed Liabilities.

(d)               CME Group Excluded Liabilities.  Notwithstanding any other provision of this Agreement, neither the Company nor any of its Affiliates is assuming or agreeing to pay or discharge any Liability of CME Group or any of its Affiliates other than the CME Group Assumed Liabilities, and without limiting the generality of the foregoing, neither the Company nor any of its Affiliates is assuming or agreeing to pay or discharge any of the following Liabilities of CME Group or any of its Affiliates whether or not related to the CME Group Index Business (collectively, the “CME Group Excluded Liabilities”):

                                         (i)                   any Debt, including, without limitation, all obligations under the CGIS Indenture;

                                       (ii)                   any Liability set forth in Section 2.03(d)(ii) of the CME Group Disclosure Letter;

                                     (iii)                   any Liability to the extent relating to or arising under any CME Group Excluded Asset;

                                     (iv)                   any Liability incurred in connection with the transfer of the CME Group Excluded Assets or other CME Group Excluded Liabilities prior to the Closing;

                                       (v)                   all CME Group Pre-Closing Taxes;

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                                     (vi)                   any Liabilities relating to or arising under any CME Group Employee Plan;

                                   (vii)                   all employment-related Liabilities of CME Group, CMA and any of their Affiliates associated with the employment prior to the Closing of (A) the CME Group Index Business Employees and CMA Employees and (B) any other current or former employees of CME Group, CMA and any of their Affiliates;

                                 (viii)                   any Liabilities expressly retained by CME Group and its Affiliates pursuant to the terms of the CME Group Employee Matters Agreement;

                                     (ix)                   other than the Liabilities assumed by the Company by operation of law, any Liability arising from or relating to the termination of employment or service of any Person solely as a result of the consummation of the transactions contemplated by this Agreement;

                                       (x)                   any Liability of CME Group or any of its Affiliates for any brokerage, finder’s or other fee or commission or expense in connection with transactions contemplated hereby;

                                     (xi)                   any Liability arising under any CME Group Related Party Contracts (other than any CME Group Related Party Contracts set forth in Section 2.03(a)(xv) of the CME Group Disclosure Letter);

                                   (xii)                   any Liability arising under, or in relation to any failure to comply with, any Environmental Law or any Environmental Permit to the extent arising on or prior to the Closing Date;

                                 (xiii)                   any Liability of CME Group or any of its Affiliates under the Transaction Agreements;

                                 (xiv)                   any Liability of CME Group or any of its Affiliates related to corporate cost allocations from CME Group or any Affiliate thereof; and

                                   (xv)                   any Liability of CME Group or any of its Affiliates arising out of or related to any News-CME Group Agreement other than the News-CME Group Assumed Agreements.

(e)                Tax Treatment.  It is intended that the contribution of the CME Group Index Business pursuant to this Section 2.03 shall be treated as nontaxable contributions of property to a partnership under Section 721 of the Code (it being understood that CGIS will recognize income with respect to the contribution of any Deferred Income Assets or liabilities relating thereto).

Section 2.04   Sale of CMA; Contribution of CMA Purchase Price.

(a)                On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) CME Group shall cause its Affiliates to sell, convey, transfer, assign and deliver to MH (or a Subsidiary of MH designated by MH) and (ii) MH shall, or shall cause a Subsidiary of MH designated by MH to, purchase from CME Group (or its Affiliates) all of the equity interests of CMA (the “CMA Shares”), free and clear of any Liens other than Permitted Liens, for the CMA Purchase Price.  CME Group shall cause CMA and its Subsidiaries to, at the Closing, have no Debt.

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(b)               On the terms and subject to the conditions set forth in this Agreement, at the Closing, immediately following the actions described in Section 2.04(a), CME Group shall, or shall cause its Affiliates to, contribute and deliver to the Company, and the Company shall acquire and accept, the CMA Purchase Price.  It is intended that the contribution of the CMA Purchase Price pursuant to this Section 2.04 shall be treated as a nontaxable contribution of property to a partnership under Section 721 of the Code.

(c)                CME Group shall cause CMA to duly convene and hold, immediately following the actions described in Section 2.04(b), a meeting of its board of directors at which (i) the transfers referred to in Section 2.04(a) shall (subject to stamping) be approved and registered, (ii) all of the directors shall resign and such persons as MH shall designate shall be appointed as directors and as the secretary of CMA and (iii) such other customary actions shall be taken as may reasonably be necessary or appropriate to effect the acquisition of a company organized under the laws of England and Wales.

Section 2.05   Assignment of Certain Contributed Assets.  Notwithstanding any other provision of this Agreement to the contrary, but subject to the remaining provisions of this Section 2.05, this Agreement shall not constitute an agreement to contribute, convey, assign, transfer or deliver to the Company any MH Contributed Assets or CME Group Contributed Assets, or any claim or right or any benefit arising thereunder or resulting therefrom, or the assumption of any MH Assumed Liabilities or CME Group Assumed Liabilities, if a contribution, conveyance, assignment, transfer, delivery or assumption thereof, or an agreement to do any of the foregoing, without the consent of a Third Party (including any Governmental Authority), would constitute a breach or other contravention of obligations to such Third Party or be ineffective or a violation of Law.  Subject to Section 5.07(c), each of MH, CME Group and CGIS, as applicable, shall use its commercially reasonable efforts to obtain any consent necessary for the contribution, conveyance, assignment, transfer, delivery of any such MH Contributed Asset or CME Group Contributed Asset, as applicable, claim, right or benefit, or such MH Assumed Liability or CME Group Assumed Liability, as applicable, to the Company.  If, on the Closing Date, any such consent is not obtained, or if an attempted contribution, conveyance, assignment, transfer, delivery or assumption thereof would be a breach of obligations to such Third Party or be ineffective or a violation of Law, (a) for the avoidance of doubt, such MH Contributed Asset or CME Group Contributed Asset, as applicable, claim, right or benefit, or such MH Assumed Liability or CME Group Assumed Liability, as applicable, shall be treated as an MH Contributed Asset, CME Group Contributed Asset, MH Assumed Liability or CME Group Assumed Liability, as applicable, for the purposes of the calculations under Section 2.10 and Section 2.11, respectively, and (b) each of MH, CME Group and CGIS, as applicable, shall, subject to Section 5.07(c), cooperate in a mutually agreeable arrangement under which the Company would, in compliance with Law and any applicable contractual arrangements, obtain the benefits (including any contractual rights) and assume the obligations and bear the economic burdens associated with such MH Contributed Assets or CME Group Contributed Assets, as applicable, claim, right or benefit, or such MH Assumed Liability or CME Group Assumed Liability, as applicable, in accordance with this Agreement, as if the same had been contributed, conveyed, assigned, transferred, delivered or assumed, as applicable, on the Closing Date, including subcontracting, sublicensing or subleasing to the Company, or under which the applicable transferors would enforce for the benefit (and at the expense) of the Company any and all of their rights against a Third Party (including any Governmental Authority) associated with such MH Contributed Asset or CME Group Contributed Asset, as applicable, claim, right or benefit (collectively, “Third-Party Rights”), and the applicable transferor would promptly pay to the Company when received all monies received by it (net of any applicable Taxes) under any such MH Contributed Asset or CME Group Contributed Asset, as applicable, claim, right or benefit.  The Company shall indemnify and hold harmless the MH Indemnified Parties or the CME Group Indemnified Parties, as applicable, for any and all Losses arising out of any Third-Party Claim resulting from the performance (or failure to perform) of the Company under any MH Contributed Asset or CME Group Contributed Asset, as applicable, during the period such MH Contributed Asset, CME Group Contributed Asset, MH Assumed Liability or CME Group Assumed Liability, as applicable, has not been contributed, conveyed, assigned, transferred or delivered to or assumed by the Company contemplated by the first sentence of this Section 2.05 (so long as MH, CME Group or CGIS, as applicable, is complying with the third sentence of this Section 2.05 with respect to such MH Contributed Asset or CME Group Contributed Asset, as applicable); provided, however, that the Company shall not be required to indemnify the MH Indemnified Parties or the CME Group Indemnified Parties to the extent that the cause of any such Losses is a breach by MH or any of its Affiliates or CGIS or any of its Affiliates, as applicable, of any of the Transaction Agreements, except to the extent caused by any action or omission by the Company.  Notwithstanding the foregoing, any such MH Contributed Asset, CME Group Contributed Asset, MH Assumed Liability or CME Group Assumed Liability, as applicable, shall be contributed, conveyed, assigned, transferred and delivered to or assumed by the Company at such time in the future as the requisite Third Party consent is obtained (or no longer required).

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Section 2.06   Issuance of Company Membership Interests.  On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)                immediately following the consummation of the transactions contemplated by Section 2.02, as consideration for the contribution of the MH Contributed Assets (in addition to the assumption of the MH Assumed Liabilities) and entry into the MH Brand License Agreement, the Company shall issue to MH (or one or more of its wholly owned Subsidiaries designated by MH), free and clear of all Liens (except for Liens arising out of, under or in connection with the Company Operating Agreement), a Membership Interest with an associated Percentage Interest (as defined in the Company Operating Agreement) of 73%, determined after giving effect to all issuances pursuant to this Section 2.06, and such Membership Interests, upon issuance by the Company, shall be duly authorized and validly issued; and

(b)               immediately following the consummation of the transactions contemplated by Section 2.03, as consideration for the contribution of the CME Group Contributed Assets (in addition to the assumption of the CME Group Assumed Liabilities) and the CMA Purchase Price, the Company shall issue to CGIS and CME Group (or one or more of its wholly owned Subsidiaries designated by CME Group), free and clear of all Liens (except for Liens arising out of, under or in connection with the Company Operating Agreement), Membership Interests with an associated Percentage Interest (as defined in the Company Operating Agreement), in the aggregate, of 27%, determined after giving effect to all issuances pursuant to this Section 2.06 as set forth in Schedule 2.06, and such Membership Interests, upon issuance by the Company, shall be duly authorized and validly issued.

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(c)                It is intended that the issuance of Membership Interests pursuant to this Section 2.06 shall be treated as a nontaxable issuance of interests in a partnership in exchange for contributions of property under Section 721 of the Code (it being understood, in the case of clauses (a) and (b), that MH and CGIS, respectively, will recognize income with respect to the contribution of any Deferred Income Assets or liabilities relating thereto).

Section 2.07   The Company’s Contributions to S&P Opco and Dow Jones Opco.

(a)                On the terms and subject to the conditions set forth in this Agreement, at the Closing, immediately following the consummation of the transactions contemplated by Section 2.06, (i) the Company shall contribute, transfer, assign and deliver all of the MH Contributed Assets and Third-Party Rights between MH (or one of its Affiliates) and the Company (if any) to S&P Opco and (ii) S&P Opco shall assume, and agrees to pay, perform and discharge when due, the MH Assumed Liabilities to S&P Opco in respect of the Company’s 100% membership interest in S&P Opco.  It is intended that such contribution, transfer, assignment and delivery shall be treated as a nontaxable contribution of property to an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.

(b)               On the terms and subject to the conditions set forth in this Agreement, at the Closing, immediately following the consummation of the transactions contemplated by Section 2.06, (i) the Company shall contribute, transfer, assign and deliver all of the CME Group Contributed Assets and Third-Party Rights between CME Group (or one of its Affiliates) and the Company (if any) to Dow Jones Opco and (ii) Dow Jones Opco shall assume, and agrees to pay, perform and discharge when due, the CME Group Assumed Liabilities to Dow Jones Opco in respect of the Company’s 100% membership interest in Dow Jones Opco.  It is intended that such contribution, transfer, assignment and delivery shall be treated as a nontaxable contribution of property to an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.

Section 2.08   Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place on a date (the “Closing Date”) mutually agreed to by MH and CME Group, which date shall be no later than three (3) Business Days following the satisfaction or waiver (by the party entitled to waive the condition) of all the conditions to Closing set forth in Article VIII (excluding any conditions which, by their terms, cannot be satisfied until Closing, but subject to such conditions being satisfied at Closing and the continued satisfaction of all other conditions to Closing set forth in Article VIII) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606, or such other place as the parties hereto may agree in writing.  The Closing shall be deemed to occur at 11:59:59 p.m., New York City time, on the Closing Date (the “Effective Time”).

Section 2.09   Closing Deliveries.

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(a)                Mutual Deliveries.  At or prior to the Closing, the applicable parties to the respective agreements and documents set forth in this subsection (a) shall, or shall cause their applicable respective Affiliates to, execute and deliver:

                                         (i)                   the Joinder Agreement;

                                       (ii)                   the MH Brand License Agreement in the form attached hereto as Exhibit D (the “MH Brand License Agreement”);

                                     (iii)                   the Limited Liability Company Agreement of the Company in the form attached hereto as Exhibit E (the “Company Operating Agreement”);

                                     (iv)                   the New Index License in the form attached hereto as Exhibit F (the “New Index License”);

                                       (v)                   the MH Corporate Services SLA substantially in the form attached hereto as Exhibit G (the “MH Corporate Services SLA”);

                                     (vi)                   the CME Group Corporate Services SLA substantially in the form attached hereto as Exhibit H (the “CME Group Corporate Services SLA”);

                                   (vii)                   the Commercial Licensing Agreement substantially in the form attached hereto as Exhibit I (the “Commercial Licensing Agreement”);

                                 (viii)                   the Trademark Security Agreement, in the form attached hereto as Exhibit J (the “Trademark Security Agreement”);

                                     (ix)                   the U.S. Employee Lease, Transition and Ongoing Services Agreement substantially in the form attached hereto as Exhibit K (the “Employee Lease Agreement”);

                                       (x)                   the International Services Agreement substantially in the form attached hereto as Exhibit L;

                                     (xi)                   such deeds, bills of sale or contribution, endorsements, consents, certificates, assignments, assumptions and other good and sufficient documents or instruments as such parties and their respective counsel shall deem reasonably necessary or appropriate in connection with the actions referred to in this Article II (including the sale of CMA); and

                                   (xii)                   a certificate in accordance with Treasury Regulations Section 1.1445-2(b)(2) to the effect that each relevant Person is not a “foreign person” (provided that if any such Person cannot deliver such certification, the relevant party shall deliver a certificate to the effect that such Person is not transferring any “United States real property interests” within the meaning of Code Section 897 in connection with this Agreement).

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(b)               MH Deliveries.  At or prior to the Closing, MH shall, or shall cause its applicable Affiliates to, execute and deliver:

                                         (i)                   the certificate contemplated by Section 8.03(d), duly executed by MH; and

                                       (ii)                   a certificate evidencing the good standing of MH in its jurisdiction of organization as of a date no earlier than thirty (30) days prior to the Closing Date.

(c)                CME Group Deliveries.  At or prior to the Closing, CME Group shall, or shall cause its applicable Affiliates to, execute and deliver:

                                         (i)                   the certificate contemplated by Section 8.02(d), duly executed by CME Group;

                                       (ii)                   certificates evidencing the good standing of each of CME Group and CGIS in its jurisdiction of organization as of a date no earlier than thirty (30) days prior to the Closing Date; and

                                     (iii)                   with respect to CMA, (A) duly completed and executed transfers of the CMA Shares, in favor of MH or its designee; (B) a power of attorney appointing MH or its designee as attorney-in-fact to exercise all rights in relation to the CMA Shares; (C) certificates for the CMA Shares and the shares in the capital of each Subsidiary of CMA if required by applicable law to issue share certificates (or an indemnity in respect of any lost or missing share certificates); (D) officer resignation letters containing a written acknowledgment from each officer that he has no claim against CMA; (E) an auditors' resignation letter confirming that the auditors have no outstanding claims of any kind against CMA, containing a statement in relation to CMA complying with section 519 of The Companies Act 2006 that there are no circumstances connected with their ceasing to hold office which they consider needs to be brought to the attention of the members or creditors of CMA in such customary form as the parties shall reasonably agree; and (F) such other customary documents as may reasonably be necessary or appropriate to effect the acquisition of a company organized under the laws of England and Wales (it being understood that CME Group’s obligations with respect to the delivery of the documents referenced in clause (D) shall be limited to using commercially reasonable efforts to procure such documents).

Section 2.10   MH Working Capital Adjustment.

(a)                Closing Statement.

                                         (i)                   As promptly as practicable, but in no event later than ninety (90) days after the Closing Date, MH will cause to be prepared and delivered to CME Group a closing statement (the “MH Closing Statement”), signed by an officer of MH, setting forth in reasonable detail MH’s good faith calculation of the MH Net Working Capital Amount.  The MH Closing Statement shall be prepared in accordance with the accounting principles, policies and procedures referenced in the definition of MH Net Working Capital Amount and the defined terms used therein.

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                                       (ii)                   If CME Group disagrees with the MH Closing Statement on the basis that it does not comply with the last sentence of Section 2.10(a)(i), CME Group may, within thirty (30) days after delivery of the MH Closing Statement, deliver a notice (a “CME Group Dispute Notice”) to MH disputing such calculation.  The CME Group Dispute Notice shall specify CME Group’s calculation of the MH Net Working Capital Amount, those items or amounts as to which CME Group disagrees (each, a “MH Disputed Item”) and, in reasonable detail, CME Group’s grounds for such disagreement.  CME Group shall be deemed to have agreed with all items and amounts contained in the MH Closing Statement other than the MH Disputed Items and the related portions of the calculation of MH Net Working Capital Amount contained therein.

                                     (iii)                   If a CME Group Dispute Notice is delivered in accordance with Section 2.10(a)(ii), MH and CME Group shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the MH Disputed Items or amounts in order to finally determine the MH Net Working Capital Amount. If MH and CME Group are unable to reach such agreement during such thirty (30) day period, they shall promptly thereafter jointly retain KPMG LLP (the “Neutral Accountant”) or, if such firm is unable or unwilling to act as Neutral Accountant, such other nationally recognized independent public accounting firm selected by mutual agreement of MH and CME Group, each acting reasonably in such selection, and cause such Neutral Accountant promptly to review this Agreement and the MH Disputed Items (and such other analysis and work papers as MH, on the one hand, or CME Group, on the other hand, may believe is relevant to, or in support of, its position concerning the MH Disputed Items (provided that the party submitting (or who wishes to submit) such other analysis and work papers has made such analysis and work papers reasonably available to the other party for review prior to the expiration of the thirty (30) day period referred to above) for the purpose of calculating the MH Net Working Capital Amount).  In making such calculation, such Neutral Accountant shall act as an expert and not an arbitrator and consider only the MH Disputed Items, and the determination of such Neutral Accountant with respect to each MH Disputed Item shall be an amount within the range established with respect to such MH Disputed Item by CME Group’s calculation delivered pursuant to Section 2.10(a)(ii), on the one hand, and MH’s calculation delivered pursuant to Section 2.10(a)(i), on the other hand.  Such Neutral Accountant shall deliver to MH and CME Group, as promptly as practicable but in no event later than thirty (30) days following its engagement, a report setting forth its calculation of the MH Net Working Capital Amount.  Such report shall be final and binding upon MH and CME Group.  The cost of such review and report shall be borne by the Company.

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                                     (iv)                   Each of the parties agree that they will cooperate and assist in the preparation of the MH Closing Statement and the calculation of the MH Net Working Capital Amount and in the conduct of the reviews referred to in this Section 2.10(a), including by making available to the other party and its representatives, to the extent, reasonably requested, reasonable access to books, records, work papers, other materials, personnel, and representatives (including auditors and their work papers) in connection with such party’s review and preparation of such calculations.

(b)               Adjustments.

                                         (i)                   If (A) the MH Net Working Capital Reference Amount exceeds the MH Final Net Working Capital Amount, MH shall pay to the Company, in the manner and with interest as provided in Section 2.10(b)(ii), the amount of such excess or (B) the MH Final Net Working Capital Amount exceeds the MH Net Working Capital Reference Amount, the Company shall pay to MH, in the manner and with interest as provided in Section 2.10(b)(ii), the amount of such excess.  The “MH Final Net Working Capital Amount” means, as applicable, the MH Net Working Capital Amount (1) as shown in MH’s calculation in the MH Closing Statement if no CME Group Dispute Notice with respect thereto is delivered in accordance with Section 2.10(a)(ii) or (2) if such a CME Group Dispute Notice is delivered (x) as agreed by MH and CME Group pursuant to Section 2.10(a)(iii), or (y) in the absence of such agreement, as shown in the Neutral Accountant’s calculation delivered pursuant to Section 2.10(a)(iii); provided that in no event shall the MH Final Net Working Capital Amount be less than CME Group’s calculation of the MH Net Working Capital Amount set forth in the CME Group Dispute Notice or more than MH’s calculation of the MH Net Working Capital Amount set forth in the MH Closing Statement.

                                       (ii)                   Any payment pursuant to Section 2.10(b)(i) shall be made within five (5) Business Days after the MH Final Net Working Capital Amount has been determined in accordance with Section 2.10(b)(i) above, by wire transfer of immediately available funds (A) in the case of a payment pursuant to Section 2.10(b)(i)(A) from MH to such account or accounts as may be designated by the Company in writing no more than two (2) Business Days prior to the anticipated date of payment or (B) in case of a payment pursuant to Section 2.10(b)(i)(B), from the Company to MH to such account or accounts as may be designated by MH in writing no more than two (2) Business Days prior to the anticipated date of payment.  The amount of any payment to be made pursuant to this Section 2.10(b) shall bear interest from and including the Closing Date to, but excluding, the date of payment at a rate per annum equal to three percent (3%).  Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

Section 2.11   CME Group Working Capital Adjustment.

(a)                Closing Statement.

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                                         (i)                   As promptly as practicable, but in no event later than ninety (90) days after the Closing Date, CME Group will cause to be prepared and delivered to MH a closing statement (the “CME Group Closing Statement”), signed by an officer of CME Group, setting forth in reasonable detail CME Group’s good faith calculation of the CME Group Net Working Capital Amount.  The CME Group Closing Statement shall be shall be prepared in accordance with the accounting principles, policies and procedures referenced in the definition of CME Group Net Working Capital Amount and the defined terms used therein.

                                       (ii)                   If MH disagrees with the CME Group Closing Statement on the basis that it does not comply with the last sentence of Section 2.11(a)(i), MH may, within thirty (30) days after delivery of the CME Group Closing Statement, deliver a notice (a “MH Dispute Notice”) to CME Group disputing such calculation.  The MH Dispute Notice shall specify MH’s calculation of the CME Group Net Working Capital Amount, those items or amounts as to which MH disagrees (each, a “CME Group Disputed Item”) and, in reasonable detail, MH’s grounds for such disagreement.  MH shall be deemed to have agreed with all items and amounts contained in the CME Group Closing Statement other than the CME Group Disputed Items and the related portions of the calculation of CME Group Net Working Capital Amount contained therein.

                                     (iii)                   If an MH Dispute Notice is delivered in accordance with Section 2.11(a)(ii), MH and CME Group shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the CME Group Disputed Items or amounts in order to finally determine the CME Group Net Working Capital Amount.  If MH and CME Group are unable to reach such agreement during such thirty (30) day period, they shall promptly thereafter jointly retain the Neutral Accountant or, if such firm is unable or unwilling to act as Neutral Accountant, such other nationally recognized independent public accounting firm selected by mutual agreement of MH and CME Group, each acting reasonably in such selection, and cause such Neutral Accountant promptly to review this Agreement and the CME Group Disputed Items (and such other analysis and work papers as CME Group, on the one hand, or MH, on the other hand, may believe is relevant to, or in support of, its position concerning the CME Group Disputed Items (provided that the party submitting (or who wishes to submit) such other analysis and work papers has made such analysis and work papers reasonably available to the other party for review prior to the expiration of the thirty (30) day period referred to above) for the purpose of calculating the CME Group Net Working Capital Amount).  In making such calculation, such Neutral Accountant shall act as an expert and not an arbitrator and consider only the CME Group Disputed Items, and the determination of such Neutral Accountant with respect to each CME Group Disputed Item shall be an amount within the range established with respect to such CME Group Disputed Item by MH’s calculation delivered pursuant to Section 2.11(a)(ii), on the one hand, and CME Group’s calculation delivered pursuant to Section 2.11(a)(i), on the other hand.  Such Neutral Accountant shall deliver to CME Group and MH, as promptly as practicable but in no event later than thirty (30) days following its engagement, a report setting forth its calculation of the CME Group Net Working Capital Amount.  Such report shall be final and binding upon CME Group and MH.  The cost of such review and report shall be borne by the Company.

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                                     (iv)                   Each of the parties agree that they will cooperate and assist in the preparation of the CME Group Closing Statement and the calculation of the CME Group Net Working Capital Amount and in the conduct of the reviews referred to in this Section 2.11(a), including by making available to the other party and its representatives, to the extent, reasonably requested, reasonable access to books, records, work papers, other materials, personnel, and representatives (including auditors and their work papers) in connection with such party’s review and preparation of such calculations.

(b)               Adjustments.

                                         (i)                   If (A) the CME Group Net Working Capital Reference Amount exceeds the CME Group Final Net Working Capital Amount, CGIS shall pay to the Company, in the manner and with interest as provided in Section 2.11(b)(ii), the amount of such excess or (B) the CME Group Final Net Working Capital Amount exceeds the CME Group Net Working Capital Reference Amount, the Company shall pay to CGIS, in the manner and with interest as provided in Section 2.11(b)(ii), the amount of such excess.  The “CME Group Final Net Working Capital Amount” means, as applicable, the CME Group Net Working Capital Amount (1) as shown in CME Group’s calculation in the CME Group Closing Statement if no MH Dispute Notice with respect thereto is delivered in accordance with Section 2.11(a)(ii) or (2) if such an MH Dispute Notice is delivered (x) as agreed by CME Group and MH pursuant to Section 2.11(a)(iii), or (y) in the absence of such agreement, as shown in the Neutral Accountant’s calculation delivered pursuant to Section 2.11(a)(iii); provided that in no event shall the CME Group Final Net Working Capital Amount be less than MH’s calculation of the CME Group Net Working Capital Amount set forth in the MH Dispute Notice or more than CME Group’s calculation of the CME Group Net Working Capital Amount set forth in the CME Group Closing Statement.

                                       (ii)                   Any payment pursuant to Section 2.11(b)(i) shall be made within five (5) Business Days after the CME Group Final Net Working Capital Amount has been determined in accordance with Section 2.11(b)(i), by wire transfer of immediately available funds (A) in the case of a payment pursuant to Section 2.11(b)(i)(A) from CGIS to such account or accounts as may be designated by the Company in writing no more than two (2) Business Days prior to the anticipated date of payment or (B) in case of a payment pursuant to Section 2.11(b)(i)(B), from the Company to CGIS to such account or accounts as may be designated by CME Group in writing no more than two (2) Business Days prior to the anticipated date of payment.  The amount of any payment to be made pursuant to this Section 2.11(b) shall bear interest from and including the Closing Date to, but excluding, the date of payment at a rate per annum equal to three percent (3%).  Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

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Article III

REPRESENTATIONS AND WARRANTIES OF METS

Except as set forth in the MH Disclosure Letter (but subject to Section 11.08), MH hereby represents and warrants to CME Group, CGIS and the Company as follows:

Section 3.01   Incorporation, Qualification and Authority.

(a)                Each of MH, any of its Affiliates that is or will be a party to any Transaction Agreement and the MH Contributed Subsidiaries is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary entity power to enter into, consummate the transactions contemplated by, and carry out its obligations under, the Transaction Agreements to which it is or will be a party.  Each of MH, any of its Affiliates that is or will be a party to any Transaction Agreement and the MH Contributed Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have an MH Material Adverse Effect.

(b)               The execution, delivery and performance by each of MH and any of its Affiliates of the Transaction Agreements to which it is or will be a party and the consummation by MH and any of its Affiliates of the transactions contemplated by, and the performance by MH and any of its Affiliates under, the Transaction Agreements to which it is or will be a party have been duly authorized by all requisite corporate or limited liability company action on the part of MH or its Affiliates, as applicable.  Each of MH and its Affiliates has duly approved the Transaction Agreements to which it is a party or will be a party and has duly authorized the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby.  No other company proceedings on the part of MH or any of its Affiliates are necessary to approve and authorize the execution, delivery and performance of the Transaction Agreements to which MH or any of its Affiliates is or will be a party and the consummation of the transactions contemplated thereby.  This Agreement has been and, upon execution and delivery, the other Transaction Agreements to which MH or any of its Affiliates is a party will be, duly executed and delivered by MH or its Affiliates, as applicable, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes and, upon execution and delivery, the other Transaction Agreements will constitute, legal, valid and binding obligations of MH or its Affiliates, as applicable, enforceable against MH or its Affiliates, as applicable, in accordance with their terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c)                The MH Contributed Subsidiaries and their respective jurisdictions of organization and tax residence are set forth in Section 3.01(c) of the MH Disclosure Letter.  The authorized capital stock or other equity interests of the MH Contributed Subsidiaries is as set forth in Section 3.01(c) of the MH Disclosure Letter.  All of such capital stock or other equity interests have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive rights.  There are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of, or other equity or voting interest in, the MH Contributed Subsidiaries, pursuant to which MH or any of its Affiliates is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, shares of capital stock of or other equity or voting interests in, or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of or other equity or voting interests in the applicable MH Contributed Subsidiary.  There are no proxies and no voting agreements or voting trusts or other voting arrangements with respect to any capital stock of, or other equity or voting interests in, any MH Contributed Subsidiary.

Section 3.02   Securities Matters.  The Membership Interests being issued to MH pursuant to Section 2.06(a), subject to the conditions specified therein, are being acquired by MH for its own account, and not with a view to, or for the offer or sale in connection with, any distribution or sale of the Membership Interests or any interest in them in violation of the Securities Act (or analogous applicable Laws in any non-U.S. jurisdiction).  MH acknowledges that the issuance of the Membership Interests has not been registered under the Securities Act or any state securities Laws, and understands and agrees that MH may not sell or dispose of any of the Membership Interests except as pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Laws.

Section 3.03   No Conflict.  Provided that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained or taken, the execution, delivery and performance by MH or any of its Affiliates of this Agreement or any other Transaction Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with any of the articles of incorporation or bylaws or similar organizational documents of MH, any of its Affiliates that is or will be a party to any Transaction Agreement or the MH Contributed Subsidiaries, (b) conflict with or violate any Law or Governmental Order applicable to MH, any of its Affiliates that is or will be a party to any Transaction Agreement or the MH Contributed Subsidiaries, or any of its assets or properties (including the MH Contributed Assets), or (c) result in any breach of, or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on, or any Person the right to acquire any of, the MH Contributed Assets, in each case pursuant to, or require a consent or approval under any note, bond, mortgage or indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which MH, any of its Affiliates that is or will be a party to any Transaction Agreement is a party or the MH Contributed Subsidiaries or by which any of their respective assets or properties (including the MH Contributed Assets and the MH Licensed Trademarks) are bound or affected, except, in the case of clauses (b) and (c)  above, for such conflicts, violations, breaches or defaults that would not reasonably be expected to be material, individually or in the aggregate, to the S&P Index Business or would not materially impair or delay the ability of MH or any of its Affiliates to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements to which it is a party.

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Section 3.04    Consents and Approvals.  The execution, delivery and performance by MH or any of its Affiliates of the Transaction Agreements to which MH or any of its Affiliates is or will be a party do not (or will not upon execution), and the performance by MH or any of its Affiliates of, and the consummation by MH or any of its Affiliates of the transactions contemplated by, the Transaction Agreements will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority, except (a) in connection, or in compliance, with the notification and waiting period requirements of the HSR Act and applicable filings or approvals under the non-U.S. antitrust and competition Laws set forth in Section 3.04 of the MH Disclosure Letter, (b) in connection, or in compliance, with the notification and approval of FINRA and notification to the relevant state Governmental Authorities set forth in Section 3.04 of the MH Disclosure Letter and (c) where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not reasonably be expected to be material, individually or in the aggregate, to the S&P Index Business or would not materially impair or delay the ability of MH or any of its Affiliates that is or will be a party to any Transaction Agreement to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements to which it is a party.

Section 3.05   Financial Information; Absence of Undisclosed Liabilities.

(a)                Section 3.05(a) of the MH Disclosure Letter contains (i) the unaudited consolidated balance sheets of the S&P Index Business as of December 31, 2010 (the “MH Reference Balance Sheet”) and December 31, 2009 and the related unaudited consolidated statement of earnings of the S&P Index Business for the years ended December 31, 2010, December 31, 2009 and December 31, 2008 and (ii) the unaudited consolidated balance sheet of the S&P Index Business as of September 30, 2011 and the related unaudited consolidated statement of earnings of the S&P Index Business for the nine (9) month period ended September 30, 2011 (balance sheets and statements referred to in clauses (i) and (ii)  being herein collectively referred to as the “MH Financial Statements”); provided, however, that the balance sheets contained in the MH Financial Statements reflect provisions for income taxes only to the extent relating to any MH Contributed Subsidiary.  The MH Financial Statements have been prepared based on MH’s books and records in accordance with U.S. GAAP, consistently applied in accordance with MH’s past practices as of the date hereof, and present fairly, in all material respects, the financial position and the results of operations and cash flows of the S&P Index Business at their respective dates and for the periods covered by such statements.

(b)               To the extent necessary for the preparation of MH’s consolidated financial statements, MH has maintained systems of internal accounting controls with respect to the S&P Index Business sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.  MH has implemented disclosure controls and procedures designed to ensure that information relating to the S&P Index Business that is material for the purposes of preparation of the consolidated financial statements of MH is made known to the management of MH by others within the S&P Index Business.

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(c)                Except for (i) Liabilities recorded or reflected as liabilities on the MH Reference Balance Sheet, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the MH Reference Balance Sheet, (iii) MH Excluded Liabilities, (iv) Liabilities arising or incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements and (v) Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business, there are no Liabilities of the S&P Index Business of a type required by U.S. GAAP to be reflected or reserved against on the consolidated balance sheet of the S&P Index Business (including in the footnote disclosures thereto).

Section 3.06    Tax Matters.

(a)                All Tax Returns with respect to material Taxes required to be filed by or with respect to any MH Contributed Subsidiary, the MH Contributed Assets or the S&P Index Business have been timely filed and all such returns were accurate and complete in all material respects.  All material Taxes due and owing by any MH Contributed Subsidiary (whether or not shown on any Tax Return) have been paid. All material Taxes due and owing with respect to the MH Contributed Assets and the S&P Index Business (whether or not shown on any Tax Return) have been paid.  No MH Contributed Subsidiary is the beneficiary of any extension of time within which to file a Tax Return.  No claim has ever been made by an authority in a jurisdiction where Tax Returns are not filed by any MH Contributed Subsidiary that any such MH Contributed Subsidiary is subject to taxation by that jurisdiction.  There are no liens for Taxes (other than Taxes not yet due and payable), nor to the Knowledge of MH are any liens for Taxes pending or threatened, upon any of the MH Contributed Assets, including upon any of the assets of any MH Contributed Subsidiary.

(b)               All material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party by any MH Contributed Subsidiary have been withheld and paid over to the applicable Governmental Authority, all related forms (including Forms W-2 and equivalent state forms) have been timely filed and accurately completed, and all required records with respect thereto have been maintained.

(c)                To the Knowledge of MH, no Governmental Authority has proposed in writing any assessment of additional Taxes of or with respect to any MH Contributed Subsidiary.  No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any MH Contributed Subsidiary.

(d)               Neither MH nor any of its Affiliates or Subsidiaries has waived any statute of limitations in respect of Taxes of any MH Contributed Subsidiary or agreed to any extension of time with respect to a Tax assessment or deficiency relating to any MH Contributed Subsidiary.

(e)                No MH Contributed Subsidiary has engaged in any listed transactions within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

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(f)                No MH Contributed Subsidiary is a party to or bound by any Tax allocation, Tax sharing or Tax indemnification agreement pursuant to which it will have any obligation to make any payments after the Closing.  No MH Contributed Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was MH or any of its Subsidiaries) or (B) has any liability for the Taxes of any Person (other than a member of a consolidated group of which MH was the parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g)               No MH Contributed Subsidiary is required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing as a result of any (i) change in method of accounting either imposed by the Internal Revenue Service (or any state, local or foreign Governmental Authority) or voluntarily made by any MH Contributed Subsidiary on or prior to the Closing, (ii) intercompany transaction (including any intercompany transaction subject to Sections 367 and 482 of the Code or any similar provision of state, local or foreign law) or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign law), (iii) installment sale or open transaction arising in a taxable period (or portion thereof) ending on or prior to the Closing, (iv) a prepaid amount received or paid prior to the Closing, (v) deferred gains arising prior to the Closing, (vi) deferred cancellation of indebtedness income, or (vii) election or transaction which reduced any Tax attribute (including basis in assets).  No MH Contributed Subsidiary has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to its business or assets.

(h)               Within the last two years, no MH Contributed Subsidiary has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

(i)                 Each of the MH Contributed Subsidiaries is classified as a “disregarded entity” within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) for U.S. federal income Tax purposes.  Other than the equity interests in the MH Contributed Subsidiaries, none of the MH Contributed Assets are stock or equity interests in any Person for income Tax purposes.

Section 3.07   Absence of Certain Changes or Events.

(a)                Since the date of the MH Reference Balance Sheet, there has not occurred any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have, an MH Material Adverse Effect.

(b)               Since the date of the MH Reference Balance Sheet to the date of this Agreement, the S&P Index Business has been conducted in the ordinary course of business consistent with past practice, and neither MH nor any of its Affiliates has taken any action that, if taken after the date of this Agreement, would have constituted a material breach of any of the covenants set forth in clauses (i), (ii), (iii), (iv), (ix), (xiv), (xv), (xix), (xx), (xxi) and (xxiv) of Section 5.01(b).

Section 3.08   Absence of Litigation.  As of the date of this Agreement, no Actions are pending or, to the Knowledge of MH, threatened against MH, or any of its Affiliates relating to the S&P Index Business or affecting the MH Contributed Assets except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.  Since January 1, 2009, neither MH nor any of its Affiliates has received any subpoena or notice of any claim or investigation from any Governmental Authority with respect to the S&P Index Business except for any such subpoena or notice that has been delivered to MH or any of its Affiliates prior to the date of this Agreement and that is listed on Section 3.08(b) of the MH Disclosure Letter or, in the case of any such subpoena or notice received by MH or any of its Affiliates after the date of this Agreement, was delivered to CME Group reasonably promptly after its receipt by MH or its Affiliates.  There is no material Governmental Order outstanding against MH or its Affiliates with respect to the S&P Index Business or involving the MH Contributed Assets.

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Section 3.09    Compliance with Laws.  MH and its Affiliates are in compliance with, and have at all times since January 1, 2009 complied with, all Laws or Governmental Orders applicable to the conduct of the S&P Index Business or by which any MH Contributed Asset is bound or affected except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.  Since January 1, 2009, neither MH nor any of its Affiliates has received any written notice from any Governmental Authority alleging any material conflict with, or material violation or breach of, any such Law or Governmental Order with respect to the S&P Index Business or involving the MH Contributed Assets.

Section 3.10   Governmental Licenses and Permits.  MH or one of its Affiliates owns or possesses all right, title and interest in and to all of the material permits, licenses, permissions, franchises and amendments thereto, from any Governmental Authority necessary for the ownership of the MH Contributed Assets or the operation of the S&P Index Business as currently conducted (the “MH Licenses”) and each of the MH Licenses is valid and in full force except in each case, as would not, individually or in the aggregate, be material to the S&P Index Business.  MH and its Affiliates are in compliance in all material respects with the terms of the MH Licenses, and have not received any notice from any Governmental Authority alleging any material conflict with or violation or breach of any material MH License or notifying MH or any of its Affiliates that such Governmental Authority intends to revoke or suspend any material MH License, except for any such notice that has been delivered to CME Group prior to the date of this Agreement and that is listed on Section 3.10 of the MH Disclosure Letter or, in the case of any such notice received by MH or any of its Affiliates after the date of this Agreement, was delivered to CME Group reasonably promptly after its receipt by MH or its Affiliates.  None of the MH Licenses will be terminated or become terminable as a result of the transactions contemplated by the Transaction Agreements, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.

Section 3.11   Sufficiency of the MH Contributed Assets; Liens.

(a)                The MH Contributed Assets and the Third-Party Rights relating thereto, together with the assets, services and rights under the MH Brand License Agreement, the MH Corporate Services SLA, the Employee Lease Agreement and the International Services Agreement constitute all of the assets and rights used in or necessary for the conduct of the S&P Index Business, in all material respects, as it is currently conducted; provided, however, that this Section 3.11(a) (i) shall not be construed so as to contain any representation or warranty as to Intellectual Property matters which are solely the subject of Section 3.12, and (ii) shall not be deemed to be breached as a result of any action by MH or its Affiliates with respect to which CME Group has provided its prior written consent (including pursuant to Section 5.01).

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(b)               Except for Permitted Liens, the MH Contributed Assets (other than the MH Owned Intellectual Property, which is the subject of Section 3.12) are owned by or leased to or otherwise made available to MH or its Affiliates, as the case may be, free and clear of all Liens.

Section 3.12   Intellectual Property.

(a)

                                         (i)                   To the Knowledge of MH, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business, MH or one of its Affiliates owns sole and exclusive title to, or has a sufficient right to use, all Intellectual Property used in or necessary for the operation of the S&P Index Business as presently conducted.

                                       (ii)                   Except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business, the MH Owned Intellectual Property is owned by MH or one or more of its Affiliates, free and clear of all Liens, other than Permitted Liens.

                                     (iii)                   All of the MH Contributed Assets and the Third-Party Rights between MH (or one of its Affiliates) and the Company (if any), in each case that constitutes Intellectual Property, together with the rights to be granted pursuant to the MH Brand License Agreement and the MH Corporate Services SLA, constitute all Intellectual Property that is used in or, to the Knowledge of MH, necessary for the conduct of the S&P Index Business, in all material respects, as it is currently conducted, assuming receipt of the relevant consents, approvals and authorizations relating to the matters set forth in Section 3.03 and Section 3.04 of the MH Disclosure Letter.

(b)               To the Knowledge of MH, since January 1, 2008, the operation and conduct of the S&P Index Business has not infringed upon, misappropriated, diluted, or otherwise violated, and the operation and conduct of the S&P Index Business as currently conducted does not infringe upon, misappropriate, dilute or otherwise violate, the Intellectual Property rights of any Person, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.

(c)                No Actions brought by MH or any of its Affiliates are pending against any Person, and, since January 1, 2008 and through the date of this Agreement, no Person has received any subpoena or written notice of any claim or investigation from MH or any of its Affiliates, alleging that such Person is, and to the Knowledge of MH, no such Person is, infringing upon, misappropriating, diluting or otherwise violating the MH Owned Intellectual Property or the MH Technology except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.

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(d)               No Actions are pending or, to the Knowledge of MH, threatened against MH or any of its Affiliates or any of their respective properties or assets, and, since January 1, 2008 and through the date of this Agreement, neither MH nor any of its Affiliates has received any subpoena or written notice of any claim or investigation (except for any such subpoena or notice that has been delivered to MH prior to the date of this Agreement and that is listed on Section 3.12(d) of the MH Disclosure Letter or, in the case of any such subpoena or notice received by MH or any of its Affiliates after the date of this Agreement, was delivered to CME Group reasonably promptly after its receipt by MH or its Affiliates), (i) alleging that the operation or conduct of the S&P Index Business by MH or any of its Affiliates has infringed upon, misappropriated, diluted or otherwise violated or infringes upon, misappropriates, dilutes or otherwise violates any Intellectual Property of any Person, or (ii) challenging the validity, enforceability, registrability, title or ownership of any material MH Owned Intellectual Property, other than routine examiner’s office actions in the course of prosecution except, in the case of each of clause (i) and (ii), as would not be material to the S&P Index Business.

(e)                To the Knowledge of MH, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business as of the date of this Agreement, the use of the MH Licensed Trademarks by the Company as permitted by the MH Brand License Agreement, to the extent consistent with the use of such Trademarks by MH prior to the Closing, will not result in any infringement, violation, misappropriation or conflict with the Trademark rights of any Person.

(f)                Section 3.12(f) of the MH Disclosure Letter sets forth a true and complete list of all MH Registered IP and, to the extent it constitutes MH Owned Intellectual Property, the material proprietary Software related to the S&P Index Business.  For each Trademark application and registration within MH Registered IP, Section 3.12(f) of the MH Disclosure Letter sets forth the country of such application or registration, the application or registration number, the registration or filing date.  All MH Registered IP remains in full force and effect and, to the Knowledge of MH, the registrations included in the MH Registered IP are valid and enforceable.

(g)               MH and its Affiliates have taken security measures reasonable under the circumstances to protect the secrecy and confidentiality of all material Trade Secrets included in the MH Intellectual Property and/or the MH Technology.  MH and its Affiliates have a policy requiring their respective employees and independent contractors having access to material Trade Secrets to enter into valid and appropriate confidentiality agreements or otherwise be bound by obligations of confidentiality protecting the material Trade Secrets included in the MH Intellectual Property and/or the MH Technology, and, to the Knowledge of MH, there has been no non-compliance with this policy or breach of such agreements with respect to independent contractors, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.  To the Knowledge of MH, no employee and no independent contractor or consultant or other Third Party to any such confidentiality agreement is in breach thereof, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.

(h)               With respect to the Software set forth in Section 3.12(f) of the MH Disclosure Letter, all Intellectual Property rights in such proprietary Software created or developed by MH employees or employees of one or more Affiliates of MH or independent contractors within the scope of their employment or engagement and related to the S&P Index Business are either works made for hire owned by MH or its Affiliates or otherwise owned by MH or its Affiliates by operation of law or are the subject of a valid and enforceable written intellectual property agreement assigning to MH  or its Affiliates all rights in such Intellectual Property, except, in each case, any failure of MH or its Affiliates to so own as would not be material to the S&P Index Business.

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(i)                 With respect to the S&P Index Business, neither MH nor any of its Affiliates has, to the Knowledge of MH, experienced any incident since January 1, 2008 and through the date of this Agreement in which personally identifiable information or other protected information relating to individuals was stolen or improperly accessed.

(j)                 To the Knowledge of MH, the operation of the S&P Index Business does not include the use of any Open Source Software whose use requires or imposes on MH or any of its Affiliates (or will require or impose on the Company) any obligation with respect to any MH Owned Intellectual Property, except as would not be material to the S&P Index Business.

(k)               In the twelve (12) months preceding the date hereof, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any computer software, computer firmware, computer hardware, electronic data processing, record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals and computer systems that are owned or used by MH or any of its Affiliates and are included in the MH Contributed Assets that have caused any disruption of or interruption to the conduct of the S&P Index Business, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.  In connection with the S&P Index Business, MH and its Affiliates maintain commercially reasonable security, disaster recovery and business continuity plans and procedures, act in material compliance therewith and have taken commercially reasonable steps to test such plans and procedures on a periodic basis and such plans and procedures have been proven effective upon such testing in all material respects.

(l)                 Neither MH nor any of its Affiliates has disclosed, delivered, licensed or otherwise made available and, to the Knowledge of MH, neither MH nor any of its Affiliates has a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or make available the material source code owned by MH or any of its Affiliates for any of the S&P Index Business’s proprietary Software to any Person, other than a Person who is or was an employee or contractor of MH or its Affiliates.

(m)             Assuming receipt of the relevant consents, approvals and authorizations relating to the matters set forth in Section 3.03 and Section 3.04 of the MH Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not: (i) materially restrict, limit, invalidate, impair, alter, extinguish, result in the loss of or otherwise materially adversely affect any right, title or interest of the Company in any material MH Owned Intellectual Property, MH Technology or their rights to use any material MH Licensed Intellectual Property, except as such rights are modified by the Ancillary Agreements; (ii) grant or require the Company to grant to any Third Party any material right with respect to any material MH Owned Intellectual Property or MH Technology; (iii) subject the Company to any material increase in royalties or other payments under any MH Assumed IP License; (iv) materially diminish royalties or other payments to which MH or its Affiliates would otherwise be entitled under any material MH Assumed IP License; or (v) result in the breach or, by its terms, termination of any MH Assumed IP License, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business; provided, however, that this Section 3.12(m) shall not be deemed to be breached as a result of any action by MH or any of its Affiliates with respect to which CME Group has provided its prior written consent (including pursuant to Section 5.01).  For the avoidance of doubt, the representation set forth in this Section 3.12(m)does not contemplate the manner in which the business of the Company is to be operated after the Closing.

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(n)               For avoidance of doubt, Section 3.09 shall not be construed so as to contain any representation or warranty as to infringement, misappropriation, dilution, or other violation of Intellectual Property.

Section 3.13   Environmental and Health and Safety Matters.  Except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business: (a) none of MH or any of its Affiliates (with respect to the MH Contributed Assets or the S&P Index Business), or the MH Contributed Assets is subject to a written notice, notification, demand, citation, summons, request for information, investigation or order from, or agreement with, any Governmental Authority, or has been assessed any penalty or fine in the last three (3) years, in each case, relating to any Environmental Law, Environmental Permit or Hazardous Material; (b) there has been no release, discharge, migration or disposal of Hazardous Materials by MH or its Affiliates or, to the Knowledge of MH, by any Third Party, on or under the MH Real Property that is reasonably likely to result in a liability or remedial obligation on the part of MH or any of its Affiliates or the Company; (c) there are no Actions pending or, to the Knowledge of MH, threatened against MH or any of its Affiliates (with respect to the MH Contributed Assets or the S&P Index Business) or the MH Contributed Assets, in each case, relating to any Environmental Law, Environmental Permit or Hazardous Material; and (d) MH and its Affiliates (with respect to the MH Contributed Assets or the S&P Index Business), the MH Contributed Assets and the S&P Index Business have operated for the last three (3) years, and are presently operating in compliance with applicable Environmental Laws, including obtaining and maintaining all Environmental Permits; and (e) to the Knowledge of MH, there are no financial assurance requirements pertaining to the S&P Index Business or the MH Contributed Assets (including the MH Real Property) under any Environmental Law or Environmental Permit.  Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.13 are MH’s sole and exclusive representations and warranties with respect to matters relating to environmental health and safety.

Section 3.14   MH Significant Contracts.

(a)                Section 3.14(a) of the MH Disclosure Letter sets forth a true and complete list as of the date hereof of all of the following Contracts to which MH or any of its Affiliates is a party or by which they or any of their respective properties or assets may be bound as of the date of this Agreement (in each case to the extent relating to or affecting the S&P Index Business or the MH Contributed Assets) (as amended, supplemented, waived or otherwise modified, collectively, whether or not so listed, the “MH Significant Contracts”):

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                                         (i)                   any stock purchase agreement or asset purchase agreement that (A) would reasonably be expected to involve consideration for the prospective acquisition or disposition of any MH Contributed Subsidiary or the S&P Index Business to be paid by MH and its Affiliates (including any Debt for borrowed money acquired or assumed thereunder) in excess of $250,000, (B) has not expired by, or have not been terminated in accordance with, its terms, and (C) relates to the prospective acquisition or disposition of any MH Contributed Assets or the S&P Index Business;

                                       (ii)                   any Contract under which MH or any of its Affiliates has borrowed any money or issued any note, indenture or other evidence of indebtedness or guaranteed indebtedness or liabilities, except for any Contract which, in the aggregate, does not require payments greater than $250,000 per year for such contract following the date hereof;

                                     (iii)                   any Contract pursuant to which MH or any of its Affiliates currently leases any MH Contributed Assets and in respect of which MH or any of its Affiliates would reasonably be expected to make, in the 12 months after the date hereof, aggregate payments in excess of $250,000 for such contract;

                                     (iv)                   any joint venture, partnership and limited liability company operating agreements pursuant to which MH or any of its Affiliates is a party or by which the MH Contributed Assets are bound and any other Contracts containing rights, agreements, arrangements or commitments obligating any party thereto to issue, sell, purchase, return, convert or redeem any of the shares or other equity interests of such joint venture, partnership or limited liability company or securities convertible into or exchangeable for such shares or other equity securities;

                                       (v)                   any Contract prohibiting or materially restricting the ability of MH or any of its Affiliates (in each case with respect to the S&P Index Business) or the S&P Index Business or, following the Closing, the Company or its Affiliates, to (A) engage in any business, (B) sell any products or services to any other Person, (C) operate in any geographical area or (D) compete with or obtain products or services from any Person or prohibit or restrict the ability of any Person to provide products or services to MH or any of its Affiliates (in each case with respect to the S&P Index Business) or the S&P Index Business or, following the Closing, the Company or its Affiliates, in each case, other than any Contract entered into in the ordinary course of business providing for an exclusive license of Intellectual Property related to indexes for a term not exceeding one (1) year;

                                     (vi)                   any Contract relating to mortgaging, or pledging or otherwise placing a Lien (other than a Permitted Lien) on any MH Contributed Assets;

                                   (vii)                   any Contract with respect to the lending or investing of funds by MH or its Affiliates to or in other Persons in each case in excess of $250,000 with respect to the S&P Index Business;

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                                 (viii)                   any MH Assumed IP License, other than any (A) “shrinkwrap” or “clickwrap” license or agreement for commercially available off-the-shelf Software, (B) confidentiality agreement made in the ordinary course of business or (C) Contract which is not material to the S&P Index Business or in which Intellectual Property is incidental and not material to such Contract; and

                                     (ix)                   any Contract not of a type (disregarding any dollar threshold amounts, materiality or other qualifiers, restrictions or other limitations applied to such Contract type) described in Section 3.14(a)(i) through Section 3.14(a)(viii) (inclusive) that would reasonably be expected to involve payments or Liabilities in excess of $250,000 per year for any single Contract.

(b)               Each MH Significant Contract is a legal, valid and binding obligation of MH or its Affiliates and, to the Knowledge of MH, each other party to such MH Significant Contract, and is enforceable against MH or its Affiliates and, to the Knowledge of MH, each such other party, in accordance with its terms and subject, in each case, to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Neither MH or its Affiliates nor, to the Knowledge of MH, any other party to an MH Significant Contract is in material default or material breach of an MH Significant Contract, and there does not exist any event, condition or omission that would constitute such a material default or material breach (whether by lapse of time or notice or both) under any MH Significant Contract on the part of MH or its Affiliates or, to the Knowledge of MH, any other party thereto.  MH has made available to CME Group complete copies of all written MH Significant Contracts.

Section 3.15   Employment and Employee Benefits Matters.

(a)                United States Employment and Employee Benefits Matters.

                                         (i)                   Section 3.15(a)(i) of the MH Disclosure Letter sets forth a complete and correct list of all material MH Employee Plans covering S&P Index Business U.S. Employees and separately identifies (A) the MH Parent Plans and  (B) the MH Subsidiary Plans.  MH has previously made available to CME Group a true and complete copy of the most recent summary plan description for each material MH Employee Plan covering S&P Index Business U.S. Employees and the most recent IRS determination letter (if any) applicable to any such MH Employee Plan.

                                       (ii)                   Neither MH nor any of its Affiliates maintains, sponsors, contributes to, or has any Liability under or with respect to any Multiemployer Plan in which S&P Index Business U.S. Employees are entitled to participate, and neither MH nor any of its Affiliates has incurred during the six years preceding the date of this Agreement or could incur any Liability on account of a “partial withdrawal” or a “complete withdrawal” (within the meaning of ERISA Sections 4205 and 4203, respectively) from a Multiemployer Plan or any other Liability with respect to a Multiemployer Plan that could become a Liability of the Company, CME Group or any of their Affiliates by reason of the transactions contemplated by this Agreement or the other Transaction Agreements.

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                                     (iii)                   Neither the Transaction Agreements nor the transactions contemplated therein will result in the imposition of any Liability on the Company, CME Group or any of their Affiliates, in each case pursuant to Section 4069 of ERISA or otherwise relating to or in connection with any MH Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 412 or 430 of the Code or Title IV of ERISA.  None of the MH Contributed Assets is the subject of any Lien arising under ERISA or Section 430 of the Code.

                                     (iv)                   Each MH Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each related trust that is intended to be exempt from federal income Tax pursuant to Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no event has occurred that would reasonably be expected to adversely affect such qualification or exemption, as the case may be.

                                       (v)                   MH and its Affiliates have complied and are in compliance in all material respects with the requirements of Section 4980B of the Code.  Neither MH nor any of its Affiliates maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability under or with respect to: (A) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (B) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (C) any plan, program, agreement or arrangement which provides for post-employment or post-termination health or life insurance or other welfare or welfare-type benefits to any Person, in each case, with respect to the S&P Index Business.

                                     (vi)                   With respect to the S&P Index Business U.S. Employees, neither MH nor any of its Affiliates is party to any Collective Bargaining Agreement, works council agreement, or other material relationship with any labor union, works council, or other employee representative.  With respect to the S&P Index Business U.S. Employees, MH and its Affiliates have not breached or otherwise failed to comply in any material respect with the provisions of any Collective Bargaining Agreement, works council agreement or other material agreement with any similar employee representative, and as of the date hereof there are no material grievances, arbitrations or other Actions outstanding thereunder.  With respect to the S&P Index Business U.S. Employees, there are no formal organizational campaigns, corporate campaigns, petitions, demands for recognition via card-check or, to the Knowledge of MH, other material unionization activities seeking recognition of a bargaining unit in the S&P Index Business.  As of the date hereof, there are no material unfair labor practice charges, grievances, pending arbitrations, other complaints, Actions or union representation questions before the National Labor Relations Board or other labor board or Governmental Authority that could materially affect the S&P Index Business U.S. Employees or would reasonably be expected to result in a material Liability to the Company, MH or any of their Affiliates.

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                                   (vii)                   With respect to the S&P Index Business U.S. Employees, as of the date hereof, there are no current or, to the Knowledge of MH, threatened strikes, slowdowns, work stoppages, or other material labor disputes, and no such dispute has occurred within the three years preceding the date hereof.  With respect to the transactions contemplated by this Agreement and the other Transaction Agreements, except as would not reasonably be expected to result in a material Liability to the S&P Index Business or the Company or its Affiliates, any notice required under any Law or contract has been, or prior to the Closing will be, given, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied.

                                 (viii)                   MH and its Affiliates are in compliance in all material respects with all applicable Laws relating to the employment of S&P Index Business U.S. Employees (including employment or labor standards, labor relations, human rights, immigration, workers’ compensation, severance payment, payment of wages, the WARN Act and any similar state or local Law, classification of independent contractor or other non-employee status and of exempt and non-exempt employees and pay equity) and, except for amounts reflected in the MH Financial Statements, have timely paid in full all wages, salaries, benefits, commissions and other compensation, and all levies, assessments, contributions and payments to third parties (including social security or social insurance, housing fund, employment insurance, income tax, employer health tax, workers’ compensation, Multiemployer Plan contributions, or payments of its contributions with respect to social security agencies, family benefits agencies and any retirement and unemployment related agencies or other payments of tax and social security payments to Governmental Authorities) due to or on behalf of the S&P Index Business U.S. Employees.  Except for accrued amounts that are not past due, each of MH and its Affiliates has withheld, and paid to the relevant Governmental Authority, proper and accurate amounts from salaries and wages due to the S&P Index Business U.S. Employees in due compliance in all material respects with relevant tax withholding provisions.  No material claim with respect to payment of wages, salary or overtime pay has been asserted, or is now pending or, to the Knowledge of MH, threatened before any Governmental Authority, with respect to S&P Index Business U.S. Employees, and there is no charge or proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of MH, threatened with respect to the S&P Index Business.  No material charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, has been asserted or is now pending or, to the Knowledge of MH, threatened before the United States Equal Employment Opportunity Commission or other Governmental Authority by or on behalf of S&P Index Business U.S. Employees.  To the Knowledge of MH, as of the date hereof, neither MH nor any of its Affiliates is subject to any pending investigation in any way relating to the S&P Index Business U.S. Employees or consultants or independent contractors of the S&P Index Business from any labor inspection or similar Governmental Authority which could reasonably be expected to result in any material payment.  There is no other material Action existing, pending or, to the Knowledge of MH, threatened by or on behalf of S&P Index Business U.S. Employees against MH or any of its Affiliates, and, to the Knowledge of MH, there are no matters that would reasonably be expected to give rise to any such material Actions.

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                                     (ix)                   To the Knowledge of MH, no S&P Index Business U.S. Employee has been, is or will be, by performing services for the Company, in violation of any term of any employment, invention disclosure or assignment, confidentiality, nondisclosure agreement, noncompetition agreement or other restrictive covenant or any order, other than any violation that would not have a material Liability.

                                       (x)                   Section 3.15(a)(x) of the MH Disclosure Letter sets forth a list of all MH Employee Plans covering S&P Index Business U.S. Employees pursuant to which any amounts or benefits may become vested or payable, funded, increased or accelerated, as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events).  There are no MH Employee Plans, or any other plans, contracts or arrangements covering S&P Index Business U.S. Employees that will be assumed by the Company or its Subsidiaries, which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) that would give rise to a material payment that is nondeductible by reason of Section 280G or any similar provision of state or local Law.  Each contract, plan or arrangement being assumed by the Company that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary compliance with, Section 409A of the Code and the treasury regulations and other official guidance promulgated thereunder.

(b)               Non-United States Employment and Employee Benefits Matters.

                                         (i)                   Section 3.15(b)(i) of the MH Disclosure Letter sets forth a complete and correct list of all material MH Employee Plans covering S&P Index Business Non-U.S. Employees and separately identifies (A) the MH Parent Plans, (B) the MH Subsidiary Plans and (C) each Collective Bargaining Agreement or similar material Contract reflecting the current agreements with each union or labor organization, collective bargaining unit, works council or other Employee Representative that applies to S&P Index Business Non-U.S. Employees prior to the Closing.  MH has previously made available to CME Group a summary of each material MH Employee Plan applicable to S&P Index Business Non-U.S. Employees.

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                                       (ii)                   There is no current or, to the Knowledge of MH, threatened material labor dispute, strike or other material industrial action of any type against MH or its any of Affiliates by any S&P Index Business Non-U.S. Employees, or by any Representatives or trade union representing any S&P Index Business Non-U.S. Employees.

                                     (iii)                   MH (and all relevant Affiliates) have complied in all material respects with all applicable Employment Laws, collective agreements, recognition agreements and all contractual obligations owed to or in respect of the S&P Index Business Non-U.S. Employees.

                                     (iv)                   Section 3.15(b)(iv) of the MH Disclosure Letter sets forth a complete and correct list of all pending or, to the Knowledge of MH, threatened material claims or investigations of any type against MH (or any Affiliate) by or in relation to any S&P Index Business Non-U.S. Employees or by or in relation to any existing or former consultants engaged or formerly engaged outside of the United States to provide services to the S&P Index Business, or by any Representative of any such individual.

                                       (v)                   The consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) will not: (A) give a contractual right to the payment of any remuneration, payments or benefits or any enhancements or accelerations thereof to any S&P Index Business Non-U.S. Employee; or (B) give rise to any liability to a statutory debt pursuant to s.75 of the Pensions Act 1995 or any other obligation or direction to contribute funds to any MH Employee Plans covering S&P Index Business Non-U.S. Employees.

                                     (vi)                   All MH Employee Plans covering S&P Index Business Non-U.S. Employees (A) have been maintained in accordance with all applicable requirements; (B) that are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) that are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

                                   (vii)                   To the Knowledge of MH, no S&P Index Business Non-U.S. Employee has made during the last twelve (12) months a claim under a long term disability or permanent health insurance scheme or policy.

                                 (viii)                   To the Knowledge of MH, no S&P Index Business Non-U.S. Employee has instituted any material internal grievance procedure, corporate information disclosure procedure or malpractice notification procedure, nor has any S&P Index Business Non-U.S. Employee been the subject of any material formal disciplinary proceedings during the last twelve (12) months by reason of misconduct or suspected misconduct.

Section 3.16   MH Real Property.

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(a)                Section 3.16(a)(i) of the MH Disclosure Letter sets forth a list of all real property owned in fee by MH or any of its Affiliates necessary for the conduct of, or otherwise material to, the S&P Index Business as it is currently conducted (the “MH Owned Real Property”) and the current title holder of such real property.  Section 3.16(a)(ii) of the MH Disclosure Letter sets forth a list of all of the real property leased or subleased by MH or any of its Affiliates necessary for the conduct of, or otherwise material to, the S&P Index Business as it is currently conducted (the “MH Leased Real Property” and, together with the MH Owned Real Property, collectively, the “MH Real Property”) and the agreement pursuant to which the MH Leased Real Property is leased or subleased, as applicable, (each, a “MH Real Property Lease”).

(b)               MH (or one of its Affiliates) owns fee simple title to all MH Owned Real Property, in each case free and clear of all Liens except for Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index Business.

(c)                MH (or one of its Affiliates) holds a valid leasehold interest or subleasehold interest (as applicable) in and to the leasehold estate (as lessee or sublessee) in all MH Leased Real Property, in each case free and clear of all Liens except for Permitted Liens and except as would not, individually or in the aggregate, reasonably be expected to be material to the S&P Index business.

(d)               Except as would not, individually or in the aggregate, reasonably  be expected to be material to the S&P Index Business: (i) each MH Real Property Lease is in full force and effect and enforceable, in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) neither of MH nor any of its Affiliates is in default, in any material respect, under any MH Real Property Lease and, to the Knowledge of MH, no other party to any MH Real Property Lease is in default in any material respect thereunder.

(e)                To the Knowledge of MH, neither MH nor any of its Affiliates has received any written notice from any Governmental Authority asserting, nor does there exist, any material violation or alleged material violation of applicable Laws with respect to any MH Real Property that remains uncured.

Section 3.17   Insurance. Section 3.17 of the MH Disclosure Letter sets forth a true and complete list of MH Insurance Policies and the following information for each:  (a) the name of the insurer and (b) the name of the policyholder and the policy number.  Each MH Insurance Policy is in full force and effect and all premiums due thereunder have been paid.  Section 3.17 of the MH Disclosure Letter sets forth all claims pending under any such MH Insurance Policy which relate to and are material to the S&P Index Business as to which coverage has been denied or disputed by the underwriter of such MH Insurance Policy.

Section 3.18   Related Party Transactions.  Except as disclosed on Section 3.18 of the MH Disclosure Letter and except for the Ancillary Agreements, no officer, director or Affiliate of MH or any member of any such individual’s immediate family or any entity in which any such Person owns any material beneficial interest, is a party to any material agreement, contract, commitment or transaction with MH or any of its Affiliates pertaining to the S&P Index Business (other than any Transaction Agreement or any transaction pursuant thereto) (each, a “MH Related Party Contract”) that will survive the Closing or has any interest that will survive the Closing in any material property, real or personal or mixed, tangible or intangible, used in or pertaining to the S&P Index Business.

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Section 3.19   Brokers.  Except for fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Inc. in connection with its rendering financial advisory services to MH and its Affiliates, which constitute an MH Excluded Liability, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from MH or any of its Affiliates in connection with transactions contemplated hereby based upon arrangements made by or on behalf of MH or any of its Affiliates.

Section 3.20   No Other Representations and Warranties; Disclaimer.

(a)                Except for the representations and warranties made by MH in this Article III,  and in the certificate to be delivered pursuant to Section 8.03(d) herein, neither MH nor any other Person makes any express or implied representation or warranty with respect to MH, any of its Affiliates or the S&P Index Business, or their respective operations, assets, liabilities, condition (financial or otherwise) or prospects (including, in particular, any financial projection, forecast, estimate, budget or prospect information), and MH hereby disclaims any such other representations or warranties.

(b)               Notwithstanding anything contained in this Agreement to the contrary, MH acknowledges and agrees that with respect to CME Group, its Subsidiaries and the CME Group Businesses, neither CME Group nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by CME Group in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding CME Group or the CME Group Businesses furnished or made available to MH or any of its Affiliates or Representatives.  Without limiting the generality of the foregoing, MH acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to MH or any of its Affiliates or Representatives.

Article IV

REPRESENTATIONS AND WARRANTIES OF CUBS and CGIS

Except as set forth in the CME Group Disclosure Letter (but subject to Section 11.08), (i) CME Group hereby represents and warrants to MH and the Company solely with respect to itself and its Affiliates (other than CGIS and its Controlled Affiliates) as set forth in clauses (a) and (b) of Section 4.01, Section 4.02, Section 4.03 and Section 4.04 (substituting solely for purposes of making such representations and warranties pursuant to this clause (i) all references to “CGIS” in such sections with “CME Group”) and with respect to all other representations and warranties solely to the extent any such representation or warranty pertains to any matter (including any matter relating to CMA, its Subsidiaries or their respective businesses or operations) other than matters pertaining to CGIS, its Controlled Affiliates or the CME Group Index Business,  and (ii) CGIS hereby represents and warrants to MH and the Company (except to the extent any such representation or warranty pertains to any matter other than matters pertaining to CGIS, its Controlled Affiliates or the CME Group Index Business, including CMA, its Subsidiaries or their respective businesses or operations) as follows:

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Section 4.01   Incorporation, Qualification and Authority.

(a)                Each of CGIS, any of its Affiliates that is or will be a party to any Transaction Agreement, the CME Group Contributed Subsidiaries and CMA is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary entity power to enter into, consummate the transactions contemplated by, and carry out its obligations under, the Transaction Agreements to which it is or will be a party.  Each of CGIS, any of its Affiliates that is or will be a party to any Transaction Agreement, the CME Group Contributed Subsidiaries and CMA is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have a CME Group Material Adverse Effect.

(b)               The execution, delivery and performance by each of CGIS and any of its Affiliates of the Transaction Agreements to which it is or will be a party and the consummation by CGIS and any of its Affiliates of the transactions contemplated by, and the performance by CGIS and any of its Affiliates under, the Transaction Agreements to which it is or will be a party have been duly authorized by all requisite corporate or limited liability company action on the part of CGIS or its Affiliates, as applicable.  Each of CGIS and its Affiliates has duly approved the Transaction Agreements to which it is a party or will be a party and has duly authorized the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby.  No other company proceedings on the part of CGIS or any of its Affiliates are necessary to approve and authorize the execution, delivery and performance of the Transaction Agreements to which CGIS or any of its Affiliates is or will be a party and the consummation of the transactions contemplated thereby.  This Agreement has been and, upon execution and delivery, the other Transaction Agreements to which CGIS or any of its Affiliates is a party will be, duly executed and delivered by CGIS or its Affiliates, as applicable, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes and, upon execution and delivery, the other Transaction Agreements will constitute, legal, valid and binding obligations of CGIS or its Affiliates, as applicable, enforceable against CGIS or its Affiliates, as applicable, in accordance with their terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                The CME Group Contributed Subsidiaries and the Subsidiaries of CMA and their respective jurisdictions of organization and tax residence are set forth in Section 4.01(c) of the CME Group Disclosure Letter.  The authorized capital stock or other equity interests of the CME Group Contributed Subsidiaries and CMA is as set forth in Section 4.01(c) of the CME Group Disclosure Letter.  All of such capital stock or other equity interests have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive rights.  There are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of, or other equity or voting interest in, the CME Group Contributed Subsidiaries or CMA, pursuant to which CGIS or any of its Affiliates is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, shares of capital stock of or other equity or voting interests in, or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of or other equity or voting interests in any CME Group Contributed Subsidiary or CMA.  There are no proxies and no voting agreements or voting trusts or other voting arrangements with respect to any capital stock of, or other equity or voting interests in any CME Group Contributed Subsidiaries or CMA or any of its Subsidiaries.

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Section 4.02   Securities Matters.  The Membership Interests being issued to CME Group and CGIS pursuant to Section 2.06(b), subject to the conditions specified therein, are being acquired by CGIS and CME Group for their own account, and not with a view to, or for the offer or sale in connection with, any distribution or sale of the Membership Interests or any interest in them in violation of the Securities Act (or analogous applicable Laws in any non-U.S. jurisdiction).  CME Group and CGIS acknowledge that the issuance of the Membership Interests has not been registered under the Securities Act or any state securities Laws, and understands and agrees that CME Group and CGIS may not sell or dispose of any of the Membership Interests except as pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Laws.

Section 4.03   No Conflict.  Provided that all consents, approvals, authorizations and other actions described in Section 4.04 have been obtained or taken, the execution, delivery and performance by CGIS or any of its Affiliates of this Agreement or any other Transaction Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with any of the articles of incorporation or bylaws or similar organizational documents of CGIS, any of its Affiliates that is or will be a party to any Transaction Agreement, the CME Group Contributed Subsidiaries, CMA or the Subsidiaries of CMA, (b) conflict with or violate any Law or Governmental Order applicable to CGIS, any of its Affiliates that is or will be a party to any Transaction Agreement, the CME Group Contributed Subsidiaries, CMA or the Subsidiaries of CMA, or any of its assets or properties (including the CME Group Assets), or (c) result in any breach of, or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on, or any Person the right to acquire any of, the CME Group Assets, in each case pursuant to, or require a consent or approval under any note, bond, mortgage or indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which CGIS, any of its Affiliates that is or will be a party to any Transaction Agreement is a party, the CME Group Contributed Subsidiaries, CMA or the Subsidiaries of CMA or by which any of their respective assets or properties (including the CME Group Assets) are bound or affected, except, in the case of clauses (b) and (c) above, for such conflicts, violations, breaches or defaults that would not reasonably be expected to be material, individually or in the aggregate, to the CME Group Businesses, taken as a whole, or would not materially impair or delay the ability of CGIS or any of its Affiliates to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements to which it is a party.

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Section 4.04   Consents and Approvals.  The execution, delivery and performance by CGIS or any of its Affiliates of the Transaction Agreements to which CGIS or any of its Affiliates is or will be a party do not (or will not upon execution), and the performance by CGIS or any of its Affiliates of, and the consummation by CGIS or any of its Affiliates of the transactions contemplated by, the Transaction Agreements will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority, except (a) in connection, or in compliance, with the notification and waiting period requirements of the HSR Act and applicable filings or approvals under the non-U.S. antitrust and competition Laws set forth in Section 4.04 of the CME Group Disclosure Letter, (b) in connection, or in compliance, with the notification and approval of FINRA and notification to the relevant state Governmental Authorities set forth in Section 4.04 of the CME Group Disclosure Letter and (c) where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not reasonably be expected to be material, individually or in the aggregate, to the CME Group Businesses, taken as a whole, or would not materially impair or delay the ability of CGIS or any of its Affiliates that is or will be a party to any Transaction Agreement to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements to which it is a party.

Section 4.05   Financial Information; Absence of Undisclosed Liabilities.

(a)                Section 4.05(a) of the CME Group Disclosure Letter contains (i) (A) the unaudited combined balance sheets of the CME Group Index Business as of December 31, 2010 (the “CME Group Reference Balance Sheet”), the audited combined balance sheets of the CME Group Index Business as of December 31, 2009, and the related unaudited combined statement of earnings of the CME Group Index Business for the specified period ended December 31, 2010 and audited combined statement of earnings of the CME Group Index Business for the years ended December 31, 2009 and December 31, 2008 and (B) the unaudited combined balance sheet of the CME Group Index Business as of September 30, 2011 and the related unaudited combined statement of earnings of the CME Group Index Business for the nine (9) month period ended September 30, 2011 (balance sheets and statements referred to in clauses (A) and (B) being herein collectively referred to as the “CME Group Index Business Financial Statements”) and (ii) (A) the unaudited consolidated balance sheets of CMA as of December 31, 2010 (the “CMA Reference Balance Sheet”) and December 31, 2009, and the related unaudited consolidated statement of earnings of CMA for the specified period ended December 31, 2010 and unaudited consolidated statement of earnings of CMA for the years ended December 31, 2009 and December 31, 2008 and (B) the unaudited consolidated balance sheet of CMA as of September 30, 2011 and the related unaudited consolidated statement of earnings of CMA for the nine (9) month period ended September 30, 2011 (balance sheets and statements referred to in clauses (A) and (B), together with the CME Group Index Business Financial Statements, the “CME Group Financial Statements”; provided, however, that the balance sheets contained in the CME Group Index Business Financial Statements reflect provisions for income taxes only to the extent relating to any CME Group Contributed Subsidiary.  The CME Group Financial Statements have been prepared based on CME Group’s books and records in accordance with U.S. GAAP, consistently applied, and present fairly, in all material respects, the financial position and the results of operations and cash flows of the CME Group Index Business or CMA, as applicable, at their respective dates and for the periods covered by such statements.

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(b)               To the extent necessary for the preparation of CME Group’s consolidated financial statements, each of CGIS and CMA has maintained systems of internal accounting controls with respect to the CME Group Index Business and CMA, as applicable, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.  Each of CGIS and CMA has implemented disclosure controls and procedures designed to ensure that information relating to the CME Group Index Business and CMA, as applicable, that is material for the purposes of preparation of the consolidated financial statements of CME Group is made known to the management of CME Group by others within the CME Group Index Business or CMA, as applicable.

(c)                Except for (i) Liabilities recorded or reflected as liabilities on the CME Group Reference Balance Sheet, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the CME Group Reference Balance Sheet, (iii) CME Group Excluded Liabilities, (iv) Liabilities arising or incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements and (v) Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business, there are no Liabilities of the CME Group Index Business of a type required by U.S. GAAP to be reflected or reserved against on the combined balance sheet of the CME Group Index Business (including in the footnote disclosures thereto).

(d)               Except for (i) Liabilities recorded or reflected as liabilities on the CMA Reference Balance Sheet, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the CMA Reference Balance Sheet, (iii) Liabilities arising or incurred in connection with the transactions contemplated by this Agreement (iv) Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole, there are no Liabilities of CMA or its Subsidiaries of a type required by U.S. GAAP to be reflected or reserved against on the consolidated balance sheet of CMA (including in the footnote disclosures thereto).

Section 4.06   Tax Matters.

(a)                All Tax Returns with respect to material Taxes required to be filed by or with respect to any CME Group Contributed Subsidiary, the CME Group Contributed Assets, the CME Group Index Business or CMA have been timely filed and all such returns were accurate and complete in all material respects.  All material Taxes due and owing by any CME Group Contributed Subsidiary or CMA (whether or not shown on any Tax Return) have been paid. All material Taxes due and owing with respect to the CME Group Contributed Assets and the CME Group Index Business (whether or not shown on any Tax Return) have been paid.  Neither CMA  nor any CME Group Contributed Subsidiary is the beneficiary of any extension of time within which to file a Tax Return.  No claim has ever been made by an authority in a jurisdiction where Tax Returns are not filed by CMA or any CME Group Contributed Subsidiary that CMA or any such CME Group Contributed Subsidiary is subject to taxation by that jurisdiction.  There are no liens for Taxes (other than Taxes not yet due and payable), nor to the Knowledge of CME Group are any liens for Taxes pending or threatened, upon any of the CME Group Contributed Assets, including upon any of the assets of CMA or any CME Group Contributed Subsidiary.

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(b)               All material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party by CMA or any CME Group Contributed Subsidiary have been withheld  and paid over to the applicable Governmental Authority, all related forms (including Form W-2 and equivalent state forms) have been timely filed and accurately completed, and all required records with respect thereto have been maintained.

(c)                To the Knowledge of CME Group, no Governmental Authority has proposed in writing any assessment of additional Taxes of or with respect to CMA or any CME Group Contributed Subsidiary.  No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to CMA or any CME Group Contributed Subsidiary.

(d)               Neither CGIS nor CME Group (or any of its Affiliates or Subsidiaries) has waived any statute of limitations in respect of Taxes of CMA or any CME Group Contributed Subsidiary or agreed to any extension of time with respect to a Tax assessment or deficiency relating to CMA or any CME Group Contributed Subsidiary.

(e)                Neither CMA nor any CME Group Contributed Subsidiary has engaged in any listed transactions within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(f)                Neither CMA  nor any CME Group Contributed Subsidiary is a party to or bound by any Tax allocation,  Tax sharing or Tax indemnification agreement pursuant to which it will have any obligation to make any payments after the Closing.  Neither CMA  nor any CME Group Contributed Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CME Group or any of its Subsidiaries) or (B) has any liability for the Taxes of any Person (other than a member of a consolidated group of which CME Group was the parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g)               Neither CMA  nor any CME Group Contributed Subsidiary is required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing as a result of any (i) change in method of accounting either imposed by the Internal Revenue Service (or any state, local or foreign Governmental Authority) or voluntarily made by CMA or any CME Group Contributed Subsidiary on or prior to the Closing, (ii) intercompany transaction (including any intercompany transaction subject to Section 367 or 482 of the Code or any similar provision of state, local or foreign law) or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign law), (iii) installment sale or open transaction arising in a taxable period (or portion thereof) ending on or prior to the Closing, (iv) a prepaid amount received or paid prior to the Closing, (v) deferred gains arising prior to the Closing, (vi) deferred cancellation of indebtedness income, or (vii) election or transaction which reduced any Tax attribute (including basis in assets).  Neither CMA nor any CME Group Contributed Subsidiary has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to its business or assets.

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(h)               Within the last two years, neither CMA  nor any CME Group Contributed Subsidiary has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

(i)                 Each of the CME Group Contributed Subsidiaries is classified as a “disregarded entity” within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) for U.S. federal income Tax purposes. Other than the equity interests in the CME Group Contributed Subsidiaries, none of the CME Group Contributed Assets are stock or equity interests in any Person for income Tax purposes.

Section 4.07   Absence of Certain Changes or Events.

(a)                Since the date of the CME Group Reference Balance Sheet, there has not occurred any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have, a CME Group Material Adverse Effect.

(b)               Since the date of the CME Group Reference Balance Sheet to the date of this Agreement, the CME Group Businesses have been conducted in the ordinary course of business consistent with past practice, and neither CGIS nor any of its Affiliates has taken any action that, if taken after the date of this Agreement, would have constituted a material breach of any of the covenants set forth in clauses (i), (ii), (iii), (iv), (ix), (xiv), (xv), (xix), (xx), (xxi) and (xxiv) of Section 5.02(b).

Section 4.08   Absence of Litigation.  As of the date of this Agreement, no Actions are pending or, to the Knowledge of CME Group, threatened against CGIS, or any of its Affiliates relating to the CME Group Businesses or affecting the CME Group Assets except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole.  Since January 1, 2009, neither CGIS nor any of its Affiliates has received any subpoena or notice of any claim or investigation from any Governmental Authority with respect to the CME Group Businesses except for any such subpoena or notice that has been delivered to CGIS or any of its Affiliates prior to the date of this Agreement and that is listed on Section 4.08 of the CME Group Disclosure Letter or, in the case of any such subpoena or notice received by CGIS or any of its Affiliates after the date of this Agreement, was delivered to MH reasonably promptly after its receipt by CGIS or its Affiliates.  There is no material Governmental Order outstanding against CGIS or its Affiliates with respect to the CME Group Businesses or the CME Group Assets.

Section 4.09   Compliance with Laws.  CGIS and its Affiliates are in compliance with, and have at all times since January 1, 2009 complied with, all Laws or Governmental Orders applicable to the conduct of the CME Group Businesses, or by which any CME Group Asset is bound or affected except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole.  Since January 1, 2009, neither CGIS nor any of its Affiliates has received any written notice from any Governmental Authority alleging any material conflict with, or material violation or breach of, any such Law or Governmental Order with respect to the CME Group Businesses or involving the CME Group Assets.

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Section 4.10   Governmental Licenses and Permits.  CGIS or one of its Affiliates owns or possesses all right, title and interest in and to all of the material permits, licenses, permissions, franchises and amendments thereto, from any Governmental Authority necessary for the ownership of the CME Group Contributed Assets or the operation of the CME Group Businesses as currently conducted (the “CME Group Licenses”) and each of the CME Group Licenses is valid and in full force except in each case, as would not, individually or in the aggregate, be material to the CME Group Businesses, taken as a whole.  CGIS and its Affiliates are in compliance in all material respects with the terms of the CME Group Licenses, and have not received any notice from any Governmental Authority alleging any material conflict with or violation or breach of any material CME Group License or notifying CGIS or any of its Affiliates that such Governmental Authority intends to revoke or suspend any material CME Group License, except for any such notice that has been delivered to MH prior to the date of this Agreement and that is listed on Section 4.10 of the CME Group Disclosure Letter or, in the case of any such notice received by CME Group or any of its Affiliates after the date of this Agreement, was delivered to MH reasonably promptly after its receipt by CGIS or its Affiliates.  None of the CME Group Licenses will be terminated or become terminable as a result of the transactions contemplated by the Transaction Agreements, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole.

Section 4.11   Sufficiency of the CME Group Contributed Assets; Liens.

(a)                The CME Group Contributed Assets and the Third-Party Rights relating thereto, together with the assets, services and rights under the CME Group Employee Matters Agreement and the CME Group Corporate Services SLA, constitute all of the assets and rights used in or necessary for the conduct of the CME Group Index Business, in all material respects, as it is currently conducted; provided, however, that this Section 4.11(a) (i) shall not be construed so as to contain any representation or warranty as to Intellectual Property matters of the CME Group Index Business which are solely the subject of Section 4.12, and (ii) shall not be deemed to be breached as a result of any action by CGIS or its Affiliates with respect to which MH has provided its prior written consent (including pursuant to Section 5.02).

(b)               Except for Permitted Liens, the CME Group Assets (other than the CME Group Owned Intellectual Property, which is the subject of Section 4.12) are owned by or leased to or otherwise made available to CME Group, CGIS or their respective Affiliates, as the case may be, free and clear of all Liens.

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Section 4.12   Intellectual Property.

(a)

                                         (i)                   To the Knowledge of CME Group, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business, CGIS or one of its Affiliates owns sole and exclusive title to, or has a sufficient right to use, all Intellectual Property used in or necessary for the operation of the CME Group Index Business as presently conducted.

                                       (ii)                   Except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business the CME Group Owned Intellectual Property is owned by CGIS or one of its Affiliates, free and clear of all Liens, other than Permitted Liens.

                                     (iii)                   All of the CME Group Contributed Assets and the Third-Party Rights between CGIS (or one of its Affiliates) and the Company (if any), in each case that constitutes Intellectual Property, together with the rights to be granted pursuant to the CME Group Corporate Services SLA, constitute all Intellectual Property that is used in or, to the Knowledge of CME Group, used in or necessary for the conduct of the CME Group Index Business, in all material respects, as it is currently conducted, assuming receipt of the relevant consents, approvals and authorizations relating to the matters set forth in Section 4.03 and Section 4.04 of the CME Group Disclosure Letter.

(b)               To the Knowledge of CME Group, since January 1, 2008, the operation and conduct of the CME Group Index Business has not infringed upon, misappropriated, diluted, or otherwise violated, and the operation and conduct of the CME Group Index Business as currently conducted does not infringe upon, misappropriate, dilute or otherwise violate, the Intellectual Property rights of any Person, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business.

(c)                No Actions brought by CGIS or any of its Affiliates are pending against any Person, and, since January 1, 2008 and through the date of this Agreement, no Person has received any subpoena or written notice of any claim or investigation from CGIS or any of its Affiliates, alleging that such Person is, and to the Knowledge of CME Group, no such Person is, infringing upon, misappropriating, diluting or otherwise violating the CME Group Owned Intellectual Property or the CME Group Technology except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business.

(d)               No Actions are pending or, to the Knowledge of CME Group, threatened against CGIS or any of its Affiliates or any of their respective properties or assets, and, since January 1, 2008 and through the date of this Agreement, neither CGIS nor any of its Affiliates has received any subpoena or written notice of any claim or investigation (except for any such subpoena or notice that has been delivered to MH prior to the date of this Agreement and that is listed on Section 4.12(d) of the CME Group Disclosure Letter or, in the case of any such subpoena or notice received by CGIS or any of its Affiliates after the date of this Agreement, was delivered to MH reasonably promptly after its receipt by CGIS or its Affiliates), (i) alleging that the operation or conduct of the CME Group Index Business by CGIS or any of its Affiliates has infringed upon, misappropriated, diluted or otherwise violated or infringes upon, misappropriates, dilutes or otherwise violates any Intellectual Property of any Person, or (ii) challenging the validity, enforceability, registrability, title or ownership of any material CME Group Owned Intellectual Property, other than routine examiner’s office actions in the course of prosecution except, in the case of each of clause (i) and (ii), as would not be material to the CME Group Index Business.

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(e)                To the Knowledge of CME Group as of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business the use of the DJ Trademarks by the Company as permitted, following the assignment thereof from CGIS to the Company as contemplated by this Agreement, by the DJ Brand License Agreement, to the extent consistent with the use of such Trademarks by CGIS prior to the Closing, will not result in any infringement, violation, misappropriation or conflict with the Trademark rights of any Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the CME Group Index Business.

(f)                Section 4.12(f) of the CME Group Disclosure Letter sets forth a true and complete list of all CME Group Registered IP and, to the extent it constitutes CME Group Owned Intellectual Property, the material proprietary Software related to the CME Group Index Business.  For each Trademark application and registration within CME Group Registered IP, Section 4.12(e) of the CME Group Disclosure Letter sets forth the country of such application or registration, the application or registration number, the registration or filing date.  All CME Group Registered IP remains in full force and effect and, to the Knowledge of CME Group, the registrations included in the CME Group Registered IP are valid and enforceable.

(g)               CGIS and its Affiliates have taken security measures reasonable under the circumstances to protect the secrecy and confidentiality of all material Trade Secrets included in the CME Group Intellectual Property and/or the CME Group Technology.  CGIS and its Affiliates have a policy requiring their respective employees and independent contractors having access to material Trade Secrets to enter into valid and appropriate confidentiality agreements or otherwise be bound by obligations of confidentiality protecting the material Trade Secrets included in the CME Group Intellectual Property and/or the CME Group Technology, and, to the Knowledge of CME Group, there has been no non-compliance with this policy or breach of such agreements with respect to independent contractors, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business.  To the Knowledge of CME Group, no employee and no independent contractor or consultant or other Third Party to any such confidentiality agreement is in breach thereof, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business.

(h)               With respect to the Software set forth in Section 4.12(e) of the CME Group Disclosure Letter, all Intellectual Property rights in such proprietary Software created or developed by CGIS employees or employees of one or more Affiliates of CGIS or independent contractors within the scope of their employment or engagement and related to the CME Group Index Business are either works made for hire owned by CGIS or its Affiliates or otherwise owned by CGIS or its Affiliates by operation of law or are the subject of a valid and enforceable written intellectual property agreement assigning to CGIS or its Affiliates all rights in such Intellectual Property, except, in each case, any failure of CGIS or its Affiliates to so own as would not be material to the CME Group Index Business.

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(i)                 With respect to the CME Group Index Business, neither CGIS nor any of its Affiliates has, to the Knowledge of CME Group, experienced any incident since January 1, 2008 and through the date of this Agreement in which personally identifiable information or other protected information relating to individuals was stolen or improperly accessed.

(j)                 To the Knowledge of CME Group, the operation of the CME Group Index Business does not include use of any Open Source Software whose use requires or imposes on MH or any of its Affiliates (or will require or impose on the Company) any obligation with respect to any CME Group Owned Intellectual Property, except as would not be material to the CME Group Index Business.

(k)               In the last twelve (12) months preceding the date hereof, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any computer software, computer firmware, computer hardware, electronic data processing, record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals and computer systems that are owned or used by CGIS or any of its Affiliates and are included in the CME Group Contributed Assets that have caused any disruption of or interruption to the conduct of the CME Group Index Business, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business.  In connection with the CME Group Index Business, CGIS and its Affiliates maintain commercially reasonable security, disaster recovery and business continuity plans and procedures, act in material compliance therewith and have taken commercially reasonable steps to test such plans and procedures on a periodic basis and such plans and procedures have been proven effective upon such testing in all material respects.

(l)                 Neither CGIS nor any of its Affiliates has disclosed, delivered, licensed or otherwise made available and, to the Knowledge of CME Group, neither CME Group nor any of its Affiliates has a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or make available the material source code owned by CGIS or any of its Affiliates for any of the CME Group Index Business’s proprietary Software to any Person, other than a Person who is or was an employee or contractor of CGIS or its Affiliates.

(m)             Assuming receipt of the relevant consents, approvals and authorizations relating to the matters set forth in Section 4.03 and Section 4.04 of the CME Group Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not: (i) materially restrict, limit, invalidate, impair, alter, extinguish, result in the loss of or otherwise materially adversely affect any right, title or interest of the Company in any material CME Group Owned Intellectual Property, CME Group Technology or their rights to use any material CME Group Licensed Intellectual Property, except as such rights are modified by the Ancillary Agreements; (ii) grant or require the Company to grant to any Third Party any material right with respect to any material CME Group Owned Intellectual Property or CME Group Technology; (iii) subject the Company to any material increase in royalties or other payments under any CME Group Assumed IP License; (iv) materially diminish royalties or other payments to which CGIS or its Affiliates would otherwise be entitled under any material CME Group Assumed IP License; or (v) result in the breach or, by its terms, termination of any CME Group Assumed IP License, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Index Business; provided, however, that this Section 4.12(m) shall not be deemed to be breached as a result of any action by CGIS or any of its Affiliates with respect to which MH has provided its prior written consent (including pursuant to Section 5.02).  For the avoidance of doubt, the representation set forth in this Section 4.12(m) does not contemplate the manner in which the business of the Company is to be operated after the Closing.

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(n)               For avoidance of doubt, Section 4.09 shall not be construed so as to contain any representation or warranty as to infringement, misappropriation, dilution, or other violation of Intellectual Property.

Section 4.13   Environmental and Health and Safety Matters.  Except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole: (a) none of CGIS or any of its Affiliates (with respect to the CME Group Assets or the CME Group Businesses), or the CME Group Assets is subject to a written notice, notification, demand, citation, summons, request for information, investigation or order from, or agreement with, any Governmental Authority, or has been assessed any penalty or fine in the last three (3) years, in each case, relating to any Environmental Law, Environmental Permit or Hazardous Material; (b) there has been no release, discharge, migration or disposal of Hazardous Materials by CGIS or its Affiliates or, to the Knowledge of CME Group, by any Third Party, on or under the CME Group Real Property that is reasonably likely to result in a liability or remedial obligation on the part of CGIS or any of its Affiliates or the Company; (c) there are no Actions pending or, to the Knowledge of CME Group, threatened against CGIS or any of its Affiliates (with respect to the CME Group Assets or the CME Group Businesses) or the CME Group Assets, in each case, relating to any Environmental Law, Environmental Permit or Hazardous Material; and (d) CGIS and its Affiliates (with respect to the CME Group Assets or the CME Group Businesses), the CME Group Assets and the CME Group Businesses have operated for the last three (3) years, and are presently operating in compliance with applicable Environmental Laws, including obtaining and maintaining all Environmental Permits; and (e) to the Knowledge of CME Group, there are no financial assurance requirements pertaining to the CME Group Index Business or the CME Group Contributed Assets (including the CME Group Real Property) under any Environmental Law or Environmental Permit.  Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.13 are CME Group’s and CGIS’ sole and exclusive representations and warranties with respect to matters relating to environmental health and safety.

Section 4.14   CME Group Significant Contracts.

(a)                Section 4.14(a) of the CME Group Disclosure Letter sets forth a true and complete list as of the date hereof of all of the following Contracts to which CGIS or any of its Affiliates is a party or by which they or any of their respective properties or assets may be bound as of the date of this Agreement (in each case to the extent relating to or affecting the CME Group Index Business or the CME Group Contributed Assets) (as amended, supplemented, waived or otherwise modified, collectively, whether or not so listed, the “CME Group Significant Contracts”):

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                                         (i)                   any stock purchase agreement or asset purchase agreement that (A) would reasonably be expected to involve consideration for the prospective acquisition or disposition of any CME Group Contributed Subsidiary or the CME Group Index Business to be paid by CGIS and its Affiliates (including any Debt for borrowed money acquired or assumed thereunder) in excess of $250,000, (B) has not expired by or has not been terminated in accordance with, its terms, and (C) relates to the prospective acquisition or disposition of any CME Group Contributed Assets or the CME Group Businesses;

                                       (ii)                   any Contract under which CGIS or any of its Affiliates has borrowed any money or issued any note, indenture or other evidence of indebtedness or guaranteed indebtedness or liabilities, except for any Contract  which, in the aggregate, does not require payments greater than $250,000 per year for such contract following the date hereof;

                                     (iii)                   any Contract pursuant to which CGIS or any of its Affiliates currently leases any CME Group Assets and in respect of which CGIS or any of its Affiliates  would reasonably be expected to make, in the 12 months after the date hereof, aggregate payments in excess of  $250,000 for such contract;

                                     (iv)                   any joint venture, partnership and limited liability company operating agreements pursuant to which CGIS or any of its Affiliates is a party or by which the CME Group Assets are bound and any other Contracts containing rights, agreements, arrangements or commitments obligating any party thereto to issue, sell, purchase, return, convert or redeem any of the shares or other equity interests of such joint venture, partnership or limited liability company or securities convertible into or exchangeable for such shares or other equity securities;

                                       (v)                   any Contract prohibiting or materially restricting the ability of CGIS or any of its Affiliates (in each case with respect to the CME Group Businesses) or the CME Group Businesses to, or, following the Closing, the Company or its Affiliates, to (A) engage in any business, (B) sell any products or services to any other Person, (C) operate in any geographical area or (D) compete with or obtain products or services from any Person or prohibit or restrict the ability of any Person to provide products or services to CGIS or any of its Affiliates (in each case with respect to the CME Group Businesses) or the CME Group Businesses or, following the Closing, the Company or its Affiliates, in each case, other than any Contract entered into in the ordinary course of business providing for an exclusive license of Intellectual Property related to indexes for a term not exceeding one (1) year;

                                     (vi)                   any Contract relating to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any CME Group Assets;

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                                   (vii)                   any Contract with respect to the lending or investing of funds by CGIS or its Affiliates to or in other Persons in each case in excess of $250,000 with respect to the CME Group Businesses;

                                 (viii)                   any CME Group Assumed IP Licenses, other than any (A) “shrinkwrap” or “clickwrap” licenses or agreements for commercially available off-the-shelf Software, (B) confidentiality agreements made in the ordinary course of business or (C) Contracts which are not material to the CME Group Index Business or in which Intellectual Property is incidental and not material to such Contract;

                                     (ix)                   any News-CME Group Agreements; and

                                       (x)                   any contracts not of a type (disregarding any dollar threshold amounts, materiality or other qualifiers, restrictions or other limitations applied to such Contract type) described in Section 4.14(a)(i) through Section 4.14(a)(ix) (inclusive) that would reasonably be expected to involve payments or Liabilities in excess of $250,000 per year for any single Contract.

(b)               Each CME Group Significant Contract is a legal, valid and binding obligation of CGIS or its Affiliates and, to the Knowledge of CME Group, each other party to such CME Group Significant Contract, and is enforceable against CGIS or its Affiliates and, to the Knowledge of CME Group, each such other party, in accordance with its terms subject, in each case, to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Neither CGIS or its Affiliates nor, to the Knowledge of CME Group, any other party to a CME Group Significant Contract is in material default or material breach of a CME Group Significant Contract, and there does not exist any event, condition or omission that would constitute such a material default or material breach (whether by lapse of time or notice or both) under any CME Group Significant Contract on the part of CGIS or its Affiliates or, to the Knowledge of CME Group, any other party thereto.  CGIS has made available to MH complete copies of all written CME Group Significant Contracts.

Section 4.15   Employment and Employee Benefits Matters.

(a)                United States Employment and Employee Benefits Matters.

                                         (i)                   Section 4.15(a)(i) of the CME Group Disclosure Letter sets forth a complete and correct list of all material CME Group Employee Plans covering CME Group Index Business U.S. Employees or CMA U.S. Employees and separately identifies (A) the CME Group Parent Plans, (B) the CME Group Subsidiary Plans and (C) the CMA Employee Plans.  CME Group has previously made available to MH a true and complete copy of the most recent summary plan description for each material CME Group Employee Plan covering CME Group Index Business U.S. Employees or CMA U.S. Employees and the most recent IRS determination letter (if any) applicable to any such CME Group Employee Plan.

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                                       (ii)                   Neither CGIS or any of its Affiliates nor CMA or any of its Affiliates maintains, sponsors, contributes to, or has any Liability under or with respect to any Multiemployer Plan in which CME Group Index Business U.S. Employees or CMA U.S. Employees are entitled to participate, and neither CGIS or any of its Affiliates nor CMA or any of its Affiliates has incurred during the six years preceding the date of this Agreement or could incur any Liability on account of a “partial withdrawal” or a “complete withdrawal” (within the meaning of ERISA Sections 4205 and 4203, respectively) from a Multiemployer Plan or any other Liability with respect to a Multiemployer Plan that could become a Liability of the Company, CMA, MH or any of their Affiliates by reason of the transactions contemplated by this Agreement or the other Transaction Agreements.

                                     (iii)                   Neither the Transaction Agreements nor the transactions contemplated therein will result in the imposition of any Liability on the Company, CMA, CGIS, MH or any of their Affiliates, in each case pursuant to Section 4069 of ERISA or otherwise relating to or in connection with any CME Group Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 412 or 430 of the Code or Title IV of ERISA.  None of the CME Group Contributed Assets or any assets of the CMA business is the subject of any Lien arising under ERISA or Section 430 of the Code.

                                     (iv)                   Each CME Group Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each related trust that is intended to be exempt from federal income Tax pursuant to Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no event has occurred that would reasonably be expected to adversely affect such qualification or exemption, as the case may be.

                                       (v)                   CGIS and its Affiliates and CMA and its Affiliates have complied and are in compliance in all material respects with the requirements of Section 4980B of the Code.  Neither CGIS or any of its Affiliates nor CMA or any of its Affiliates maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability under or with respect to: (A) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (B) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (C) any plan, program, agreement or arrangement which provides for post-employment or post-termination health or life insurance or other welfare or welfare-type benefits to any Person, in each case, with respect to the CME Group Index Business or the business conducted by CMA and its Subsidiaries.

                                     (vi)                   With respect to the CME Group Index Business U.S. Employees and CMA U.S. Employees, neither CGIS or any of its Affiliates nor CMA or any of its Affiliates is party to any Collective Bargaining Agreement, works council agreement, or other material relationship with any labor union, works council, or other employee representative.  With respect to the CME Group Index Business U.S. Employees and CMA U.S. Employees, CGIS and its Affiliates and CMA and its Affiliates have not breached or otherwise failed to comply in any material respect with the provisions of any Collective Bargaining Agreement, works council agreement or other material agreement with any similar employee representative, and as of the date hereof there are no material grievances, arbitrations or other Actions outstanding thereunder.  With respect to the CME Group Index Business U.S. Employees and CMA U.S. Employees, there are no formal organizational campaigns, corporate campaigns, petitions, demands for recognition via card-check or, to the Knowledge of CME Group, other material unionization activities seeking recognition of a bargaining unit in the CME Group Index Business or the business conducted by CMA and its Subsidiaries.  As of the date hereof, there are no material unfair labor practice charges, grievances, pending arbitrations, other complaints, Actions or union representation questions before the National Labor Relations Board or other labor board or Governmental Authority that could materially affect the CME Group Index Business U.S. Employees or CMA U.S. Employees or would reasonably be expected to result in a material Liability to CMA, the Company, MH or any of their Affiliates.

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                                   (vii)                   With respect to the CME Group Index Business U.S. Employees and CMA U.S. Employees, as of the date hereof, there are no current or, to the Knowledge of CME Group, threatened strikes, slowdowns, work stoppages, or other material labor disputes, and no such dispute has occurred within the three years preceding the date hereof.  With respect to the transactions contemplated by this Agreement and the other Transaction Agreements, except as would not reasonably be expected to result in a material Liability to the CME Group Index Business, CMA or its Subsidiaries, MH or its Affiliates, or the Company or its Affiliates, any notice required under any Law or contract has been, or prior to the Closing will be, given, and all bargaining obligations with any employee representative have been, or prior to Closing will be, satisfied.

                                 (viii)                   CGIS and its Affiliates and CMA and its Affiliates are in compliance in all material respects with all applicable Laws relating to the employment of CME Group Index Business U.S. Employees and CMA U.S. Employees (including employment or labor standards, labor relations, human rights, immigration, workers’ compensation, severance payment, payment of wages, the WARN Act and any similar state or local Law, classification of independent contractor or other non-employee status and of exempt and non-exempt employees and pay equity) and, except for amounts reflected in the CME Group Financial Statements, have timely paid in full all wages, salaries, benefits, commissions and other compensation, and all levies, assessments, contributions and payments to third parties (including social security or social insurance, housing fund, employment insurance, income tax, employer health tax, workers’ compensation, Multiemployer Plan contributions, or payments of its contributions with respect to social security agencies, family benefits agencies and any retirement and unemployment related agencies or other payments of tax and social security payments to Governmental Authorities) due to or on behalf of the CME Group Index Business U.S. Employees and CMA U.S. Employees.  Except for accrued amounts that are not past due, each of CGIS and its Affiliates and CMA and its Affiliates has withheld, and paid to the relevant Governmental Authority, proper and accurate amounts from salaries and wages due to the CME Group Index Business U.S. Employees and CMA U.S. Employees in due compliance in all material respects with relevant tax withholding provisions.  No material claim with respect to payment of wages, salary or overtime pay has been asserted, or is now pending or, to the Knowledge of CME Group, threatened before any Governmental Authority, with respect to CME Group Index Business U.S. Employees or CMA U.S. Employees, and there is no charge or proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of CME Group, threatened with respect to the CME Group Index Business or the business conducted by CMA and its Subsidiaries.  No material charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, has been asserted or is now pending or, to the Knowledge of CME Group, threatened before the United States Equal Employment Opportunity Commission or other Governmental Authority by or on behalf of CME Group Index Business U.S. Employees or CMA U.S. Employees.  To the Knowledge of CME Group, as of the date hereof, neither CGIS or any of its Affiliates nor CMA or any of its Affiliates is subject to any pending investigation in any way relating to the CME Group Index Business U.S. Employees or CMA U.S. Employees or consultants or independent contractors of CGIS or CMA from any labor inspection or similar Governmental Authority which could reasonably be expected to result in any material payment.  There is no other material Action existing, pending or, to the Knowledge of CME Group, threatened by or on behalf of CME Group Index Business U.S. Employees or the CMA U.S. Employees against CGIS or any of its Affiliates or CMA or any of its Affiliates, and, to the Knowledge of CME Group, there are no matters that would reasonably be expected to give rise to any such material Actions.

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                                     (ix)                   To the Knowledge of CME Group, no CME Group Index Business U.S. Employee or CMA U.S. Employee has been, is or will be, by performing services for the Company or MH, as applicable, in violation of any term of any employment, invention disclosure or assignment, confidentiality, nondisclosure agreement, noncompetition agreement or other restrictive covenant or any order, other than any violation that would not have a material Liability.

                                       (x)                   Section 4.15(a)(x) of the CME Group Disclosure Letter sets forth a list of all CME Group Employee Plans covering CME Group Index Business U.S. Employees or CMA U.S. Employees pursuant to which any amounts or benefits may become vested or payable, funded, increased or accelerated, as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events).  There are no CME Group Employee Plans, or any other plans, contracts or arrangements covering CME Group Index Business U.S. Employees that will be assumed by the Company, MH or any of their Affiliates, and there are no CMA Employee Plans which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) that would give rise to a material payment that is nondeductible by reason of Section 280G or any similar provision of state or local Law.  Each CMA Employee Plan and each contract, plan or arrangement being assumed by the Company or MH that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary compliance with, Section 409A of the Code and the treasury regulations and other official guidance promulgated thereunder.

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(b)               Non-United States Employment and Employee Benefits Matters.

                                         (i)                   Section 4.15(b)(i) of the CME Group Disclosure Letter sets forth a complete and correct list of all material CME Group Employee Plans covering CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees and separately identifies (A) the CME Group Parent Plans, (B) the CME Group Subsidiary Plans, (C) the CMA Employee Plans, and (D) each Collective Bargaining Agreement or similar material Contract reflecting the current agreements with each union or labor organization, collective bargaining unit, works council or other Employee Representative that applies to CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees prior to the Closing.  CME Group has previously made available to MH a summary of each material CME Group Employee Plan applicable to CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees.

                                       (ii)                   There is no current or, to the Knowledge of CME Group, threatened material labor dispute, strike or other material industrial action of any type against CGIS or any of its Affiliates or CMA or any of its Affiliates by any CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees, as applicable, or by any Representatives or trade union representing any CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees.

                                     (iii)                   CGIS (and all relevant Affiliates) and CMA (and all relevant  Affiliates) have complied in all material respects with all relevant Employment Laws, collective agreements, recognition agreements and all contractual obligations owed to or in respect of the CME Group Index Business Non-U.S. Employees and CMA Non-U.S. Employees.

                                     (iv)                   Section 4.15(b)(iv) of the CME Group Disclosure Letter sets forth a complete and correct list of all pending or, to the Knowledge of CME Group, threatened material claims or investigations of any type against CGIS (or any Affiliate) or CMA (or any Affiliate) by or in relation to any CME Group Index Business Non-U.S. Employees and CMA Non-U.S. Employees  or by or in relation to any existing or former consultants engaged or formerly engaged outside of the United States to provide services to the CME Group Index Business or the business conducted by CMA and its Subsidiaries, or by any Representative of any such individual.

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                                       (v)                   The consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) will not: (A) give a contractual right to the payment of any remuneration, payments or benefits or any enhancements or accelerations thereof to any CME Group Index Business Non-U.S. Employee or CMA Non-U.S. Employees; or (B) give rise to any liability to a statutory debt pursuant to s.75 of the Pensions Act 1995 or any other obligation or direction to contribute funds to any CME Group Employee Plans covering CME Group Index Business Non-U.S. Employees.

                                     (vi)                   All CME Group Employee Plans covering CME Group Index Business Non-U.S. Employees or CMA Non-U.S. Employees (A) have been maintained in accordance with all applicable requirements; (B) that are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) that are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

                                   (vii)                   To the Knowledge of CME Group, no CME Group Index Business Non-U.S. Employee or CMA Non-U.S. Employee has made during the last twelve (12) months a claim under a long term disability or permanent health insurance scheme or policy.

                                 (viii)                   To the Knowledge of CME Group, no CME Group Index Business Non-U.S. Employee or CMA Non-U.S. Employee has instituted any material internal grievance procedure, corporate information disclosure procedure or malpractice notification procedure, nor has any CME Group Index Business Non-U.S. Employee or CMA Non-U.S. Employee been the subject of any material formal disciplinary proceedings during the last twelve (12) months by reason of misconduct or suspected misconduct.

Section 4.16   CME Group Real Property.

(a)                Section 4.16(a)(i)(A) and Section 4.16(a)(i)(B) of the CME Group Disclosure Letter sets forth a list of all real property (i) owned in fee by CGIS or any of its Affiliates necessary for the conduct of, or otherwise material to, the CME Group Index Business as it is currently conducted and (ii) owned in fee by CMA and its subsidiaries necessary for the conduct of, or otherwise material to, the business conducted by CMA as it is currently conducted, respectively (the “CME Group Owned Real Property”) and the current title holder of such real property.  Section 4.16(a)(ii)(A) and Section 4.16(a)(ii)(B) of the CME Group Disclosure Letter sets forth a list of all of the real property leased or subleased by (i) CGIS or any of its Affiliates necessary for the conduct of, or otherwise material to, the CME Group Index Business as it is currently conducted and (ii) CMA and its subsidiaries necessary for the conduct of, or otherwise material to, the business conducted by CMA as it is currently conducted, respectively (the “CME Group Leased Real Property” and, together with the CME Group Owned Real Property, collectively, the “CME Group Real Property”) and the agreement pursuant to which the CME Group Leased Real Property is leased or subleased, as applicable, (each, a “CME Group Real Property Lease”).

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(b)               CGIS (or one of its Affiliates) or CMA (or one of its subsidiaries) owns fee simple title to all CME Group Owned Real Property, in each case free and clear of all Liens except for Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole.

(c)                CGIS (or one of its Affiliates) or CMA (or one of its subsidiaries) holds a valid leasehold interest or subleasehold interest (as applicable) in and to the leasehold estate (as lessee or sublessee) in all CME Group Leased Real Property, in each case free and clear of all Liens except for Permitted Liens and except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole.

(d)               Except as would not, individually or in the aggregate, reasonably be expected to be material to the CME Group Businesses, taken as a whole: (i) Each CME Group Real Property Lease is in full force and effect and enforceable, in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) neither of CGIS nor any of its Affiliates is in default, in any material respect, under any CME Group Real Property Lease and, to the Knowledge of CME Group, no other party to any CME Group Real Property Lease is in default in any material respect thereunder.

(e)                To the Knowledge of CME Group, neither CGIS, CMA nor any of their respective Affiliates has received any written notice from any Governmental Authority asserting, nor does there exist, any material violation or alleged material violation of applicable Laws with respect to any CME Group Real Property that remains uncured.

Section 4.17   Insurance.  Section 4.17 of the CME Group Disclosure Letter sets forth a true and complete list of CME Group Insurance Policies and the following information for each: (a) the name of the insurer and (b) the name of the policyholder and the policy number.  Each CME Group Insurance Policy is in full force and effect and all premiums due thereunder have been paid.  Section 4.17 of the CME Group Disclosure Letter sets forth all claims pending under any such CME Group Insurance Policy which relate to and are material to the CME Group Businesses, taken as a whole, as to which coverage has been denied or disputed by the underwriter of such CME Group Insurance Policy.

Section 4.18   Related Party Transactions.  Except as disclosed on Section 4.18 of the CME Group Disclosure Letter and except for the Ancillary Agreements, no officer, director or Affiliate of CGIS or any member of any such individual’s immediate family or any entity in which any such Person owns any material beneficial interest, is a party to any material agreement, contract, commitment or transaction with CGIS or any of its Affiliates pertaining to the CME Group Businesses (other than any Transaction Agreement or any transaction pursuant thereto) (each, a “CME Group Related Party Contract”) that will survive the Closing or has any interest that will survive the Closing in any material property, real or personal or mixed, tangible or intangible, used in or pertaining to the CME Group Businesses.

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Section 4.19   Brokers.  Except for fees and expenses of Barclays Capital Inc. in connection with its rendering financial advisory services to CGIS and its Affiliates, which constitute a CME Group Excluded Liability, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from CGIS or any of its Affiliates in connection with transactions contemplated hereby based upon arrangements made by or on behalf of CGIS or any of its Affiliates.

Section 4.20   No Other Representations and Warranties; Disclaimer.

(a)                Except for the representations and warranties made by CGIS or CME Group in this Article IV, and in the certificate to be delivered pursuant to Section 8.02(d) herein, none of CME Group, CGIS or any other Person makes any express or implied representation or warranty with respect to CME Group, CGIS, any of their respective Affiliates or the CME Group Businesses or their respective operations, assets, liabilities, condition (financial or otherwise) or prospects (including, in particular, any financial projection, forecast, estimate, budget or prospect information), and CME Group and CGIS hereby disclaim any such other representations or warranties.

(b)               Notwithstanding anything contained in this Agreement to the contrary, CME Group and CGIS acknowledge and agree that with respect to MH, its Subsidiaries and the S&P Index Business, neither MH nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by MH in Article III, including any implied representation or warranty as to the accuracy or completeness of any information regarding MH or the S&P Index Business furnished or made available to CME Group or any of its Affiliates or Representatives.  Without limiting the generality of the foregoing, CME Group and CGIS acknowledge and agree that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to CME Group or any of its Affiliates or Representatives.

Article V

ADDITIONAL AGREEMENTS

Section 5.01   Conduct of the S&P Index Business Prior to the Closing.

(a)                From the date of this Agreement through the Closing, except (i) as prohibited or required by applicable Law or any Governmental Authority, (ii) for matters set forth in Section 5.01 of the MH Disclosure Letter, (iii) as otherwise required or permitted by this Agreement or an Ancillary Agreement or (iv) with the prior written consent of CME Group (such consent not to be unreasonably withheld, conditioned or delayed), MH shall, and shall cause its Affiliates to, (A) conduct the S&P Index Business and the operations thereof in all material respects in the ordinary course of business consistent with past practice (including with respect to labor and union matters), and (B) use commercially reasonable efforts to preserve intact in all material respects the business organization of the S&P Index Business, and preserve its current business relationships with the material customers, suppliers, data providers, licensors, licensees, business partners and other persons having business dealings with them with respect to the S&P Index Business.

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(b)               Without limiting the generality of the foregoing, from the date of this Agreement through the Closing, except (1) as prohibited or required by applicable Law or any Governmental Authority, (2) for matters set forth in Section 5.01 of the MH Disclosure Letter, (3) as otherwise required or permitted by this Agreement, or (4) with the prior written consent of CME Group (such consent not to be unreasonably withheld, conditioned or delayed), MH shall not, and shall not permit any of its Affiliates to:

                                         (i)                   except in the ordinary course of business consistent with past practice (but in no event on any MH Licensed Trademarks), grant, permit or create any Lien (other than a Permitted Lien) on any MH Owned Intellectual Property or any other MH Contributed Asset (whether tangible or intangible) that would continue on such MH Owned Intellectual Property or MH Contributed Asset following the Closing;

                                       (ii)                   acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or any assets in each case that would operate as part of the S&P Index Business with a purchase price in excess of $2,000,000;

                                     (iii)                   with respect to the S&P Index Business, create, incur, guarantee or assume any Debt (other than any Debt that would be an MH Excluded Liability) or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (in each case, other than (A) in the ordinary course of business in amounts and on terms consistent with past practice as permitted under the Contracts set forth in Section 5.01(b)(iii) of the MH Disclosure Letter or (B) pursuant to intercompany borrowing arrangements that will be repaid in full and terminated prior to Closing);

                                     (iv)                   other than in connection with sales or licensing of products or other goods and services in the ordinary course of business consistent with past practice, directly or indirectly license, sell, transfer, lease, sublease, or otherwise dispose of any MH Contributed Assets (including MH Owned Intellectual Property or MH Technology);

                                       (v)                   recognize any new union, works council or other similar employee representative to the extent such union, works council or other similar employee representative purports to represent employees of the S&P Index Business, except as required by applicable Law;

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                                     (vi)                   enter into any Collective Bargaining Agreement, or renew or enter into a mid-term modification (excluding resolutions of grievances relating to or interpretations of a Collective Bargaining Agreement) of any existing Collective Bargaining Agreement, other than any Collective Bargaining Agreement not targeted at the S&P Index Business Employees or the S&P Index Business;

                                   (vii)                   agree to any “successor clause” in any Collective Bargaining Agreement applicable to or otherwise affecting the S&P Index Business (it being understood that this clause does not limit or restrict Section 5.01(b)(vi));

                                 (viii)                   implement any layoffs or termination of employees who are (or would have been absent such layoffs or terminations) S&P Index Business Employees that would reasonably be expected to result in any liability under the WARN Act;

                                     (ix)                   except in the ordinary course of business consistent with past practice, with respect to any S&P Index Business Employee whose aggregate annual cash compensation exceeds $250,000, (A) enter into any employment agreement that has a term of more than one year (or materially amend any employment agreement) or (B) extend the term of any employment agreement by more than one year;

                                       (x)                   increase by more than 10 percent (10%) the annual compensation of any S&P Index Business Employee where aggregate annual cash compensation exceeds $250,000;

                                     (xi)                   hire more than 5 individuals who would constitute S&P Index Business Employees and who will be entitled to annual compensation in excess of $250,000 other than (A) the individuals set forth in Section 5.01(b)(xi) of the MH Disclosure Letter, or (B) individuals hired to replace employees of the S&P Index Business who have been terminated or have otherwise left the employment of the S&P Index Business, so long as such individuals are hired on substantially the same terms (including with respect to aggregate compensation) as, or less favorable terms than, the individuals they are replacing;

                                   (xii)                   other than as required by applicable Law or an existing MH Employee Plan, adopt or amend any bonus plan or other variable compensation plan that covers S&P Index Business Employees in any manner that materially changes the amount of liability that is or may be attributable to the Company or any of its Subsidiaries in respect of such MH Employee Plan, except in connection with an action that applies uniformly to all similarly situated employees of MH and the MH Subsidiaries and that is not exclusive to the S&P Index Business Employees;

                                 (xiii)                   other than as required by applicable Law or an existing MH Employee Plan, terminate, adopt, modify or amend any MH Employee Plan covering any S&P Index Business Employee in any manner that materially changes the amount of liability that is or may be attributable to the Company in respect of such MH Employee Plan, except in connection with an action that applies uniformly to all similarly situated employees of MH and the MH Subsidiaries and that is not exclusive to the S&P Index Business Employees;

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                                 (xiv)                   make any material change in any method of financial accounting or financial accounting policy covering the S&P Index Business in the preparation of MH’s financial statements, other than such changes as are required by U.S. GAAP or applicable Law or such required changes applying generally to MH and its consolidated Subsidiaries;

                                   (xv)                   enter into any settlement, release, waiver or compromise with respect to any Action against or affecting the S&P Index Business on terms reasonably expected to (A) result in a payment by MH in excess of the greater of (1) $750,000 and (2) the amount reserved on the MH Financial Statements with respect thereto, (B) affect the Company in any material respect after Closing, including by imposing material ongoing obligations or limitations on the S&P Index Business, or (C) involve an admission or wrongdoing with respect to a material matter by the Company or by MH with respect to the S&P Index Business;

                                 (xvi)                   with respect to the S&P Index Business, make any loans or advances to any S&P Index Business Employee, or make any loans, advancements or capital contributions to, or investments in any other Person in an amount exceeding $20,000;

                               (xvii)                   subject to Section 5.09, other than in the ordinary course of business consistent with past practice: (A) enter into any new MH Related Party Contract or renew any MH Related Party Contract or (B) amend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of MH under any existing MH Related Party Contract, in each of clauses (A) and (B) above, to the extent such MH Related Party Contract relates to the S&P Index Business;

                             (xviii)                   other than in the ordinary course of business consistent with past practice, enter into any Contract that would be an MH Significant Contract if entered into prior to the date hereof, modify or amend in any material respect or terminate (other than any termination at the scheduled expiration thereof) any existing MH Significant Contract or waive, release or assign any material rights or claims thereunder;

                                 (xix)                   become legally committed to any new capital expenditures with respect to the S&P Index Business requiring expenditures following the Closing Date in excess of $350,000 in the aggregate, except for any expenditures pursuant to projects for which work has already been commenced or committed;

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                                   (xx)                   fail to make all filings, pay all fees, and take all other similar actions necessary to maintain, perfect or renew any of the MH Owned Intellectual Property material to the S&P Index Business;

                                 (xxi)                   fail to make budgeted capital expenditures related to the S&P Index Business in any material amount, or make any capital expenditures related to the S&P Index Business outside the budget in excess of $350,000 in the aggregate;

                               (xxii)                   transfer, abandon, allow to lapse, or allow to expire any Intellectual Property material to the S&P Index Business, including the MH Registered IP, other than as a result of expiration at the end of their non-renewable statutory terms, except in the ordinary course of business and consistent with past practice;

                             (xxiii)                   (A) fail to pay any material Taxes that are due and payable with respect to any MH Contributed Subsidiary and (B) make or change any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, in each case to the extent such action could adversely impact, in any material way, the S&P Index Business, any MH Contributed Subsidiary or the Company following the Closing;

                             (xxiv)                   modify or amend in any material respect or terminate (other than any termination at the scheduled expiration thereof) any MH Real Property Lease or waive, release or assign any material rights or claims thereunder, except, in each case, in the ordinary course of business consistent with past practice;

                               (xxv)                   (A) amend the certificate of incorporation, by-laws or other applicable governing instruments of the MH Contributed Subsidiaries; (B) split, combine, subdivide or reclassify the outstanding equity interests of the MH Contributed Subsidiaries; (C) declare, set aside or pay any dividend or distribution payable in cash, equity interests or property in respect of any corporate capital of the MH Contributed Subsidiaries, except the declaration and payment of cash dividends from an MH Contributed Subsidiary to MH or another MH Subsidiary; or (D) repurchase, redeem or otherwise acquire any equity interests of its corporate capital or any securities convertible into or exchangeable or exercisable for any equity interest of the MH Contributed Subsidiaries; or

                             (xxvi)                   enter into or agree to enter into any agreement with respect to any of the foregoing.

Section 5.02   Conduct of the CME Group Businesses Prior to the Closing.

(a)                From the date of this Agreement through the Closing, except (i) as prohibited or required by applicable Law or any Governmental Authority, (ii) for matters set forth in Section 5.02

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of the CME Group Disclosure Letter, (iii) as otherwise required or permitted by this Agreement or an Ancillary Agreement, or (iv) with the prior written consent of MH (such consent not to be unreasonably withheld, conditioned or delayed), each of CME Group and CGIS shall, and shall cause its Affiliates to, (A) conduct the CME Group Businesses and the operations thereof in all material respects in the ordinary course of business consistent with past practice (including with respect to labor and union matters), and (B) use commercially reasonable efforts to preserve intact in all material respects the business organization of the CME Group Businesses, and preserve its current business relationships with the material customers, suppliers, data providers, licensors, licensees, business partners and others persons having business dealings with them with respect to the CME Group Businesses (notwithstanding the foregoing, CGIS shall have no liability or obligation with respect to CMA, its Subsidiaries or their respective businesses or operations).

(b)               Without limiting the generality of the foregoing, from the date of this Agreement through the Closing, except (1) as prohibited or required by applicable Law or any Governmental Authority, (2) for matters set forth in Section 5.02 of the CME Group Disclosure Letter, (3) as otherwise required or permitted by this Agreement, or (4) with the prior written consent of MH (such consent not to be unreasonably withheld, conditioned or delayed), each of CME Group and CGIS shall not, and shall not permit any of its Affiliates to (notwithstanding the foregoing, CGIS shall have no liability or obligation with respect to CMA, its Subsidiaries or their respective businesses or operations):

                                         (i)                   except in the ordinary course of business consistent with past practice, grant, permit or create any Lien (other than a Permitted Lien) on any CME Group Owned Intellectual Property or any other CME Group Assets (whether tangible or intangible) that would continue on such CME Group Owned Property or CME Group Contributed Asset following the Closing;

                                       (ii)                   acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or any assets in each case that would operate as part of the CME Group Index Business with a purchase price in excess of $2,000,000;

                                     (iii)                   with respect to the CME Group Businesses, create, incur, guarantee or assume any Debt (other than any Debt that would be a CME Group Excluded Liability) or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (in each case, other than (A) in the ordinary course of business in amounts and on terms consistent with past practice as permitted under the Contracts set forth in Section 5.02(b)(iii) of the CME Group Disclosure Letter or (B) pursuant to intercompany borrowing arrangements that will be repaid in full and terminated prior to Closing);

                                     (iv)                   other than in connection with sales or licensing of products or other goods and services in the ordinary course of business consistent with past practice, directly or indirectly license, sell, transfer, lease, sublease, or otherwise dispose of any CME Group Assets (including CME Group Owned Intellectual Property or CME Group Technology);

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                                       (v)                   recognize any new union, works council or other similar employee representative to the extent such union, works council or other similar employee representative purports to represent employees of the CME Group Index Business or the business conducted by CMA and its Subsidiaries, except as required by applicable Law;

                                     (vi)                   enter into any Collective Bargaining Agreement, or renew or enter into a mid-term modification (excluding resolutions of grievances relating to or interpretations of a Collective Bargaining Agreement) of any existing Collective Bargaining Agreement, other than any Collective Bargaining Agreement not targeted at the CME Group Index Business Employees or the CME Group Index Business or the CMA Employees or the business conducted by CMA and its Subsidiaries;

                                   (vii)                   agree to any “successor clause” in any Collective Bargaining Agreement applicable to or otherwise affecting the CME Group Index Business or the business conducted by CMA and its Subsidiaries (it being understood that this clause does not limit or restrict Section 5.02(b)(vi));

                                 (viii)                   implement any layoffs or termination of employees who are (or would have been absent such layoffs or terminations) CME Group Index Business Employees or CMA Employees that would reasonably be expected to result in any liability under the WARN Act; provided, however, nothing herein shall bar CME Group or CGIS from providing WARN or any other notice to employees of CME Group or CGIS following the date of this Agreement that their employment with CME Group or CGIS, as applicable, will terminate upon the Closing;

                                     (ix)                   except in the ordinary course of business consistent with past practice, with respect to any CME Group Index Business Employee or CMA Employee whose aggregate annual cash compensation exceeds $250,000, (A) enter into any employment agreement that has a term of more than one year (or materially amend any employment agreement) or (B) extend the term of any employment agreement by more than one year;

                                       (x)                   increase by more than 10 percent (10%) the annual compensation of any CME Group Index Business Employee or CMA Employee where aggregate annual cash compensation exceeds $250,000;

                                     (xi)                   hire more than 5 individuals who would constitute CME Group Index Business Employees or CMA Employees and who will be entitled to annual compensation in excess of $250,000, other than (A) the individuals set forth in Section 5.01(b)(xi) of the CME Group Disclosure Letter or (B) individuals hired to replace employees of the CME Group Index Business or the business conducted by CMA and its Subsidiaries who have been terminated or have otherwise left the employment of the CME Group Index Business or the business conducted by CMA and its Subsidiaries, so long as such individuals are hired on substantially the same terms (including with respect to aggregate compensation) as, or less favorable terms than, the individuals they are replacing;

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                                   (xii)                   other than as required by applicable Law or an existing CME Group Employee Plan or CMA Employee Plan, adopt or amend any bonus plan or other variable compensation plan that covers CME Group Index Business Employees or CMA Employees in any manner that materially changes the amount of liability that is or may be attributable to MH, the Company, CMA or any of their Subsidiaries in respect of such CME Group Employee Plan or CMA Employee Plan, except in connection with an action that applies uniformly to all similarly situated employees of CME Group and the CME Group Subsidiaries and that is not exclusive to the CME Group Index Business Employees or CMA Employees;

                                 (xiii)                   other than as required by applicable Law or an existing CME Group Employee Plan, terminate, adopt, modify or amend any CME Group Employee Plan covering any CME Group Index Business Employee or CMA Employee in any manner that materially changes the amount of liability that is or may be attributable to the Company in respect of such CME Group Employee Plan, except in connection with an action that applies uniformly to all similarly situated employees of CME Group and the CME Group Subsidiaries and that is not exclusive to the CME Group Index Business Employees or CMA Employees;

                                 (xiv)                   make any material change in any method of financial accounting or financial accounting policy covering the CME Group Index Business in the preparation of CME Group’s financial statements, other than such changes as are required by U.S. GAAP or applicable Law or such required changes applying generally to CME Group and its consolidated Subsidiaries;

                                   (xv)                   enter into any settlement, release, waiver or compromise with respect to any Action against or affecting the CME Group Businesses on terms reasonably expected to (A) result in a payment by CME Group in excess of the greater of (1) $750,000 and (2) the amount reserved on the CME Group Financial Statements with respect thereto, (B) affect the Company in any material respect after Closing, including by imposing material ongoing obligations or limitations on the CME Group Businesses or (C) involve an admission or wrongdoing with respect to a material matter by the Company or by CME Group with respect to the CME Group Businesses;

                                 (xvi)                   with respect to the CME Group Businesses, make any loans or advances to any CME Group Index Business Employee, or make any loans, advancements or capital contributions to, or investments in any other Person in an amount exceeding $20,000;

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                               (xvii)                   subject to Section 5.09, other than in the ordinary course of business consistent with past practice: (A) enter into any new CME Group Related Party Contract or renew any CME Group Related Party Contract or (B) amend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of CME Group under any existing CME Group Related Party Contract, in each of clauses (A) and (B) above, to the extent such CME Group Related Party Contract relates to the CME Group Index Business;

                             (xviii)                   other than in the ordinary course of business consistent with past practice, enter into any Contract that would be a CME Group Significant Contract if entered into prior to the date hereof, modify or amend in any material respect or terminate (other than any termination at the scheduled expiration thereof) any existing CME Group Significant Contract or waive, release or assign any material rights or claims thereunder;

                                 (xix)                   become legally committed to any new capital expenditures with respect to the CME Group Index Business requiring expenditures following the Closing Date in excess of $350,000 in the aggregate, except for any expenditures pursuant to projects for which work has already been commenced or committed;

                                   (xx)                   fail to make all filings, pay all fees, and take all other similar actions necessary to maintain, perfect or renew any of the CME Group Owned Intellectual Property material to the CME Group Index Business;

                                 (xxi)                   fail to make budgeted capital expenditures related to the CME Group Index Business in any material amount, or make any capital expenditures related to the CME Group Index Business outside the budget in excess of $350,000 in the aggregate;

                               (xxii)                   transfer, abandon, allow to lapse, or allow to expire any Intellectual Property material to the CME Group Businesses, taken as a whole, including the CME Group Registered IP, other than as a result of expiration at the end of their non-renewable statutory terms, except in the ordinary course of business and consistent with past practice;

                             (xxiii)                   (A) fail to pay any material Taxes that are due and payable with respect to CMA or any CME Group Contributed Subsidiary and (B) make or change any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, in each case to the extent such action could adversely impact, in any material way, the CME Group Index Business, any CME Group Contributed Subsidiary, the Company or CMA following the Closing;

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                             (xxiv)                   modify or amend in any material respect or terminate (other than any termination at the scheduled expiration thereof) any CME Group Real Property Lease or waive, release or assign any material rights or claims thereunder, except, in each case, in the ordinary course of business consistent with past practice;

                               (xxv)                   (A) amend the certificate of incorporation, by-laws or other applicable governing instruments of the CME Group Contributed Subsidiaries or CMA; (B) split, combine, subdivide or reclassify the outstanding equity interests of the MH Contributed Subsidiaries or CMA; (C) declare, set aside or pay any dividend or distribution payable in cash, equity interests or property in respect of any corporate capital of the CME Group Contributed Subsidiaries or CMA, except the declaration and payment of cash dividends from a CME Group Contributed Subsidiary to CME Group or to another CME Group Subsidiary or from CMA to CME Group or to a CME Group Subsidiary; or (D) repurchase, redeem or otherwise acquire any equity interests of its corporate capital or any securities convertible into or exchangeable or exercisable for any equity interest of the CME Group Contributed Subsidiaries or CMA;

                             (xxvi)                   except in the ordinary course of business, accelerate or decelerate the payment, receipt or settlement of any receivables or payables of CMA, or otherwise alter the working capital policies of CMA; or

                           (xxvii)                   enter into or agree to enter into any agreement with respect to any of the foregoing.

Section 5.03   Access.  From the date hereof until the Closing, upon reasonable notice, each of MH and CME Group (the “Delivering Party”) shall, and shall cause its respective Affiliates to, give the other party (the “Requesting Party”) and its Representatives reasonable access during normal business hours to the properties, books and records, customers, suppliers, officers and employees of the Delivering Party’s Contributed Business and, with respect to CME Group, CMA, furnish them with such information and documents in its possession relating to such Contributed Business or CMA as the Requesting Party may from time to time reasonably request and instruct its Representatives to cooperate with the Requesting Party in its investigation (including workpapers, books and records); provided that (a) the Requesting Party shall not unreasonably interfere with the conduct of business of the Delivering Party or any of its Affiliates; (b) the furnishing of such documents, information and access shall be subject to not violating confidentiality obligations to a client or other Third Party or jeopardizing the attorney-client privilege of the Delivering Party or any of its Affiliates (in which case the parties hereto will use their reasonable best efforts to institute appropriate substitute disclosure arrangements, to the extent practical in the circumstances); (c) a Delivering Party shall not be required to furnish any competitively sensitive information in any manner (provided that the Delivering Party shall use reasonable effort to furnish such competitively sensitive information pursuant to a customary clean room agreement), (d) the auditors and accountants of the Delivering Party (and its Affiliates) shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; (e) a Delivering Party may restrict the foregoing access of the Requesting Party to the extent required by applicable Law, and (f) the Requesting Party shall only contact customers and suppliers of the Delivering Party with the prior written consent of the Delivering Party (such consent not to be unreasonably withheld, conditioned or delayed).  All information and other documents obtained or provided pursuant to this Section 5.03 shall be subject to the Confidentiality Agreement.  No information or knowledge obtained in any investigation pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty made by any party hereunder or any condition to the obligations of the parties hereto.

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Section 5.04    Retention of Books and Records.  MH and CME Group, and their respective Affiliates, shall have the right to retain copies of all books and records of the S&P Index Business and the CME Group Businesses, respectively, relating to periods ending on or prior to the Closing Date, subject in each case to continued compliance with the terms of the Confidentiality Agreement.  Each of MH and CME Group agrees to, and shall cause each of their Affiliates to, hold and preserve all of the corporate, accounting, legal, human resources, or other books and records (including documents related to any action or claim and correspondence with any Governmental Authority) that substantially relate to the operation of the S&P Index Business and the CME Group Businesses, respectively, and which are not transferred to the Company prior to or at the Closing, for a period of six (6) years from the Closing Date (except as otherwise required by Section 7.01).  During such period, neither MH nor CME Group shall, and shall cause each of their Affiliates not to, destroy or dispose of or allow the destruction or disposition of any such books and records without first offering in writing to the Company the opportunity to transfer such books and records to them, or make copies thereof.  Following the Closing Date, the Company shall continue to have access to all such books and records from and after the Closing for any purpose.  Following the Closing Date, each party agrees to provide the other party, its accountants and legal counsel, during normal business hours, upon reasonable request, reasonable access to such books and records, to the extent that such access may be requested as required to respond to any inquiry or investigation by any Governmental Authority.

Section 5.05   Confidentiality.  The terms of the Confidentiality and Non-Disclosure Agreement between MH and CME Group, dated September 28, 2010 (the “Confidentiality Agreement”) are incorporated in, and made a part of, this Agreement as if set forth in full herein and shall continue in full force and effect (and the confidentiality obligations thereunder shall be binding upon MH, CME Group and their respective Affiliates and Representatives as if parties thereto) until terminated in accordance with its terms or the terms of Section 6.6(h) of the Operating Agreement; provided, however, that the Confidentiality Agreement is hereby amended as set forth on Schedule 5.05.  If, for any reason, the Closing does not occur, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 5.06   Reasonable Best Efforts; Authorizations; Consents.

(a)                Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement.  In furtherance and not in limitation of the foregoing, each of the parties hereto shall (i) make or cause to be made any filings required of such party under the HSR Act, any applicable material foreign competition laws (the “Foreign Competition Laws”), FINRA and the Commodity Exchange Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or by any other Governmental Authority or self regulatory organization (including under any Foreign Competition Laws) in respect of such filings or such transactions, and (iii) act in good faith and reasonably cooperate with the other parties in connection with any such filings (including, if requested by another party, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith, unless there is a reasonable objection thereto) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority or self regulatory organization under any of the HSR Act, the Foreign Competition Laws, the Sherman Act, the Clayton Act, the Commodity Exchange Act and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”) with respect to any such filing or any such transaction.  Notwithstanding Section 5.03, to the extent not prohibited by applicable Law, each party shall use its reasonable best efforts to furnish to the other parties all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement.  Each party shall give the other party reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority or self regulatory organization regarding any such filings or any such transaction.  The parties hereto agree that both CME Group and MH shall be represented at all in-person meetings and in all substantive conversations with any Governmental Authority or self-regulatory organization regarding the matters set forth in this Section 5.06, except if, and to the extent that, any Governmental Authority objects to any party being represented at any such meeting or in any such conversation and such objection has not been withdrawn after the parties have used their reasonable best efforts to contest such objection.  The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, the Foreign Competition Laws and the other Antitrust Laws.  MH will request early termination of the waiting period with respect to the transactions contemplated by this Agreement under the HSR Act.

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(b)               Subject to Section 5.06(a) and Section 5.06(c), each of the parties shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority or self regulatory organization with respect to the transactions contemplated by this Agreement under the Antitrust Laws.  In connection therewith and subject to Section 5.06(a), if any legal proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Antitrust Law, each of the parties shall (by negotiation, litigation or otherwise) cooperate and use its reasonable best efforts to vigorously contest and resist any such action or proceeding, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transaction contemplated by this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.06(b)shall limit the right of a party to terminate this Agreement in accordance with Article IX, so long as such party has until that time complied in all material respects with its obligations under this Section 5.06(b).

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(c)                Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including, without limitation, the covenants set forth in Section 5.06(a) and Section 5.06(b)) shall be deemed to require any party hereto or any of their respective Affiliates to agree to any modifications to any of the Transaction Agreements that would impair in any material respect the expected benefits to such party or any of its Exchange Affiliates, as applicable, from the transactions contemplated by such agreement or take any action that would result in any Burdensome Condition. For purposes of this Agreement, a “Burdensome Condition” shall mean with respect to any party hereto or any of its Affiliates making proposals, executing or carrying out agreements (including consent decrees) or submitting to Laws (i) providing for the license, sale or other disposition or holding separate (through the establishment of trust or otherwise) of any assets or categories of assets of such party or its Affiliates or the Company, its Subsidiaries or the Contributed Businesses, which are material to the business or results of operations of such party or the Company, as applicable, or would impair in any material respect the expected benefits to such party or any of its Exchange Affiliates, as applicable, from the transactions contemplated by this Agreement, (ii) with respect to CME Group or any of its Affiliates, requiring any modification to or termination of any index license held by CME Group or any of its Affiliates that would impair in any material respect the expected benefits to CME Group or any of its Exchange Affiliates from such license or (iii) imposing or seeking to impose any limitation on the ability of such party or any of its Exchange Affiliates, as applicable, to conduct its businesses (including, with respect to, market practices and structure) or own such assets or to acquire, hold or exercise full rights of ownership of its Affiliates or the Company, its Subsidiaries or the Contributed Businesses, which are material to the business or results of operations of such party or the Company, as applicable, or would impair in any material respect the expected benefits to such party or any of its Exchange Affiliates, as applicable, from the transactions contemplated by this Agreement.

Section 5.07   Further Action.

(a)                Each of the parties hereto shall (i) subject to the terms and conditions of this Agreement and the other Transaction Agreements, execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Agreements and give effect to the transactions contemplated hereby and thereby, (ii) refrain from taking any action that would reasonably be expected to have the effect of materially delaying, impairing or impeding the Closing (other than as contemplated by this Agreement or consented to by the other parties), and (iii) subject to the foregoing and Section 5.06, use its reasonable best efforts to cause all of the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement to be met on or prior to the Termination Date.

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(b)               Each of the parties hereto shall use its commercially reasonable efforts to keep the other parties reasonably apprised of the status of the matters relating to the completion of the transactions contemplated hereby.  From time to time following the Closing, the parties hereto shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases, acquittances and instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby as may be reasonably requested by any other party (including transferring back to or assuming back from the applicable party or its designated Affiliate any asset or liability not contemplated by this Agreement to be an MH Contributed Asset, an MH Assumed Liability, a CME Group Contributed Asset or a CME Group Assumed Liability, as applicable, which asset or liability was transferred or delegated by such party or its Affiliate to the Company at the Closing).

(c)                Each of the parties hereto will cooperate to obtain any authorizations, consents, waivers, orders and approvals that may be required in connection with the transactions contemplated by the Transaction Agreements in accordance with Section 5.06.  Except as set forth in Section 5.06, no party hereto shall be required to (and the Company shall not, without the mutual written consent of CME Group and MH) compensate any Third Party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any Third Party to obtain any consent or approval; provided that, following the Closing, the Company may, without the mutual written consent of CME Group and MH, provide compensation to any Third Parties to obtain their consents or approvals if such compensation is not material.

Section 5.08   Accounts Receivable.  Upon Closing, MH and CGIS shall, by letter prepared by the Company and in form and substance reasonably satisfactory to both parties, irrevocably authorize, instruct and direct that the obligors of all account receivables (such parties, the “Transferor Account Parties”) included in the MH Current Assets and the CME Group Current Assets, respectively, make and deliver all payments relating thereto after the Closing Date to such location, bank and account (the “Company Account”) as the Company shall specify.  If, notwithstanding such letter, any of the Transferor Account Parties remits any such payments on or after the Closing Date directly or indirectly to either MH, CME Group or CGIS or any of their respective Affiliates instead of to the Company Account, MH, CGIS and CME Group, as applicable, shall promptly deliver all such payments that it receives to the Company.

Section 5.09   Related Party Transactions.

(a)                Prior to the Closing, except (i) as otherwise provided in the MH Corporate Services SLA, (ii) for the Ancillary Agreements and (iii) as provided in Section 5.09 of the MH Disclosure Letter, MH shall, and shall, to the extent necessary, cause its respective Affiliates to, cause all MH Related Party Contracts to be terminated and all obligations under the MH Related Party Contracts to be repaid or cancelled in a manner that does not give rise to any Liability that would be an Assumed Liability or a Liability of the Company or MH, or its respective Affiliates after the Closing.

(b)               Prior to the Closing, except (i) as otherwise provided in the CME Group Corporate Services SLA, (ii) for the Ancillary Agreements and (iii) as provided in Section 5.09 of the CME Group Disclosure Letter, CME Group shall, and shall, to the extent necessary, cause its respective Affiliates to, cause (x) all CME Group Related Party Contracts to be terminated and all obligations under the CME Group Related Party Contracts to be repaid or cancelled in a manner that does not give rise to any Liability that would be an Assumed Liability or a Liability of the Company or CME Group, or its respective Affiliates after the Closing and (y) settle all intercompany accounts between CMA and its Subsidiaries on the one hand, and CME Group and its Affiliates (other than CMA and its Subsidiaries) on the other hand.

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Section 5.10   Exclusivity.

(a)

                                         (i)                   MH agrees that, commencing on the date of this Agreement and until the earlier of the Closing or the date on which this Agreement has been terminated by its terms (the “Exclusivity Period”), MH shall not (and MH shall not cause or permit any Affiliate, Representative or any other Person acting on its behalf to), directly or indirectly, through any Representative, shareholder, partner, Affiliate or otherwise, (A) solicit, initiate or knowingly encourage the submission of any MH Acquisition Proposal from any Person (including any of its partners, shareholders, Affiliates or Representatives), (B) provide any confidential information or data with respect to the S&P Index Business to any Person other than to the other parties to this Agreement and their Affiliates and Representatives in furtherance of an MH Acquisition Proposal, (C) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing with respect to an MH Acquisition Proposal; provided, that, subject to Section 5.05, MH may inform its shareholders and their Representatives and explain to such Persons the terms of this Agreement and the other Transaction Agreements and the terms and conditions provided hereby and thereby, or (D) enter into any agreement, arrangement or understanding with respect to any MH Acquisition Proposal (including any letter of intent, agreement in principle, memorandum of understanding, confidentiality agreement, expense reimbursement agreement, acquisition agreement, contribution agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or relating to, or intended to, or that would reasonably be expected to lead to, any MH Acquisition Proposal, or that is intended or that could reasonably be expected to result in the abandonment, termination or failure to consummate the transactions contemplated by this Agreement).

                                       (ii)                   CME Group agrees that, during the Exclusivity Period, CME Group shall not (and CME Group shall not cause or permit any Affiliate, Representative or any other Person acting on its behalf to), directly or indirectly, through any Representative, shareholder, partner, Affiliate or otherwise, (A) solicit, initiate or knowingly encourage the submission of any CME Group Acquisition Proposal from any Person (including any of its partners, shareholders, Affiliates or Representatives), (B) provide any confidential information or data with respect to the CME Group Businesses to any Person other than to the other parties to this Agreement and their Affiliates and Representatives in furtherance of a CME Group Acquisition Proposal, (C) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing with respect to a CME Group Acquisition Proposal; provided, that, subject to Section 5.05, CME Group may inform its shareholders and their Representatives and explain to such Persons the terms of this Agreement and the other Transaction Agreements and the terms and conditions provided hereby and thereby or (D) enter into any agreement, arrangement or understanding with respect to any CME Group Acquisition Proposal (including any letter of intent, agreement in principle, memorandum of understanding, confidentiality agreement, expense reimbursement agreement, acquisition agreement, contribution agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or relating to, or intended to, or that would reasonably be expected to lead to, any CME Group Acquisition Proposal, or that is intended or that could reasonably be expected to result in the abandonment, termination or failure to consummate the transactions contemplated by this Agreement).

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(b)               Each of MH and CME Group represents that it has suspended (and has caused its Affiliates and Representatives to suspend), and shall cease for the duration of the Exclusivity Period, all contacts, discussions and negotiations with third parties (other than the other parties to this Agreement and their respective Affiliates and Representatives) regarding any Acquisition Proposal.  Each of MH and CME Group shall promptly, but in any event within two (2) days of its occurrence, notify the other party if any such Acquisition Proposal, or any inquiry or contact with any Person with respect thereto (including any Person with whom the party that receives the Acquisition Proposal has already had such discussions), is made and will provide to such party the identity of such Person, the nature of the offer, inquiry or proposal.

Section 5.11   Insurance Matters.

(a)                Following the Closing, MH shall use its commercially reasonable efforts to obtain reimbursement (subject to applicable deductibles, retention amounts and other limitations) under any Third Party insurance policies which covered the S&P Index Business prior to the Closing with respect to Third Party claims (to the extent such claims relate to the MH Assumed Liabilities) and shall remit to the Company any net cash recoveries actually received by MH under such insurance policies to the extent they relate to the MH Assumed Liabilities.

(b)               Following the Closing, CME Group shall use its commercially reasonable efforts to obtain reimbursement (subject to applicable deductibles, retention amounts and other limitations) under any Third Party insurance policies which covered the CME Group Businesses prior to the Closing with respect to Third Party claims (to the extent such claims relate to the CME Group Assumed Liabilities or CMA) and shall remit to the Company any net cash recoveries actually received by CME Group under such insurance policies to the extent they relate to the CME Group Assumed Liabilities or CMA.

Section 5.12   Certain Intellectual Property Matters.

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(a)                The Company shall, at its expense, record, file or otherwise perfect the security interest in the Collateral (as defined in the Trademark Security Agreement), existing as of the Closing Date, created under the Trademark Security Agreement with any Governmental Authority as to which the Company, in consultation with CME Group, determines to record, file or otherwise perfect such security interest, in the Company’s sole discretion.  For Collateral acquired after the Closing Date, any such recordation, filing and perfection shall be at the Company’s expense.  The allocation of costs with respect to an Event of Default (as defined in the Trademark Security Agreement) are set forth in Section 6(e) of the Trademark Security Agreement.  MH and the Company shall endeavor to reasonably coordinate with respect to the timing of the recordation, filing and/or perfection of security interests under this Section 5.12.

(b)               MH will engage counsel in its sole discretion to handle all of the foregoing matters for which MH is responsible for payment, and the selection of counsel for recording of the MH Brand License Agreement pursuant to Article 9 of the MH Brand License Agreement shall be as set forth therein.

(c)                For the avoidance of doubt, no party will bear any expenses of counsel or other expenses of any of other parties or their respective Affiliates with respect to the preparation or negotiation of the Transaction Agreements. Nothing in this Section 5.12 shall be construed to limit or modify Section 11.01 except for matters expressly set forth in this Section 5.12.

(d)               As a condition to any assignment, by operation of Law or otherwise, by MH of any MH Licensed Trademark MH shall cause any such assignee, in a written agreement by assignee (with the Company as signatory or named as an intended third party beneficiary), (i) to acknowledge that such assignee takes assignment of any such MH Licensed Trademark subject to the license granted under the MH Brand License Agreement; and (ii) to covenant to comply with Section 14.8 of the MH Brand License Agreement and Section 5.17 hereof, and any assignment that does not include such acknowledgment and covenant shall be void ab initio.

(e)                The Company shall not include any CME Group Excluded Trademark as part of the whole or formal legal name of a Person (including as a company name) or a trade name.

Section 5.13   Name Changes for CME Group Contributed Subsidiaries.  As soon as practicable after the Closing (but in no event later than thirty (30) days after the Closing), subject to receiving name change approval from any required Governmental Entity (which the Company shall use its commercially reasonable efforts to obtain consistent with the time periods set forth in this Section 5.13, including by selecting a new name which is not reasonably likely to result in denial of such approval), the Company shall cause the organizational documents of, and any other documents used by, any CME Group Contributed Subsidiary to be amended to remove any reference to CME Group, and shall cease use of CME Group or any confusingly similar Trademark in the corporate name and trade name of such Subsidiaries.

Section 5.14   Ancillary Agreements.  The parties shall negotiate in good faith the definitive terms of the Ancillary Agreements including the exhibits and schedules thereto as promptly as reasonably practicable after the date of this Agreement on the terms and conditions set forth in the applicable Exhibit hereto with such other customary terms to be reasonably agreed upon by the parties, except (a) the CME Group Employee Matters Agreement and the MH Employee Matters Agreement which shall be duly executed and delivered as of the date of this Agreement and attached hereto as Exhibit M and Exhibit N, respectively, and (b) other than any exhibits or schedules to any Ancillary Agreement which are contemplated by the terms of the form of such Ancillary Agreement to be completed after the date of this Agreement, the MH Brand License Agreement, the Company Operating Agreement, the New Index License and the Trademark Security Agreement which shall be duly executed and delivered in the forms attached hereto as Exhibit D, Exhibit E, Exhibit F and Exhibit J, respectively, unless otherwise agreed by the parties.  The parties hereto shall use reasonable best efforts to agree prior to Closing to documentation implementing the terms of Schedule 9.4(c) of the form of Company Operating Agreement attached hereto as Exhibit E.

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Section 5.15   Initial Annual Budget of the Company. Prior to the Closing, MH and CME Group shall, acting in good faith, cooperate with each other and use reasonable best efforts to prepare and agree upon the Annual Budget (as defined in the Company Operating Agreement) of the Company for the remainder of the 2012 Fiscal Year (as defined in the Company Operating Agreement), such Annual Budget to be consistent with the provisions of Schedule 5.15.

Section 5.16   Standstill.

(a)                During the period beginning on the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with Article IX, each Parent (as such term is defined in the Company Operating Agreement) shall not, and shall cause its other Parent Entities (as such term is defined in the Company Operating Agreement) not to, in any manner, directly or indirectly:  (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof or economic interests therein), or rights or options to acquire any securities (or beneficial ownership thereof or economic interests therein), of the other Parent, or any assets of the other Parent or any of its Subsidiaries (including securities of or held by such Subsidiaries) constituting a significant portion of the consolidated assets of such other Parent, (B) any tender offer or exchange offer, merger, consolidation or other business combination involving the other Parent or any of its Subsidiaries, or any assets of the other Parent or any of its Subsidiaries (including securities of or held by such Subsidiaries) constituting a significant portion of the consolidated assets of the other Parent, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other Parent or any of its Subsidiaries or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the other Parent or any of its Subsidiaries, including soliciting consents or taking other action with respect to the calling of a special meeting of the stockholders of the other Parent or any of its Subsidiaries; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the other Parent; (iii) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of the other Parent or to obtain representation on the board of directors of the other Parent; (iv) disclose or direct any Person to disclose, any intention, plan or arrangement inconsistent with the foregoing; (v) advise, assist or encourage or direct any Person to advise, assist or encourage any other Persons in connection with any of the foregoing; or (vi) request a waiver or amendment of any of the foregoing clauses (i) through (v).  Notwithstanding the foregoing, a Parent’s chief executive officer may make a non-public, confidential, oral, non-binding proposal regarding a transaction of the type described in clauses (i)(A), (B) or (C) of the preceding sentence to the other Parent’s chief executive officer, provided that the Parent providing such proposal (1) does not make such proposal for the purpose of causing the receiving Parent to make public disclosure of such proposal and (2) immediately withdraws such proposal and does not further pursue such proposal or any proposal that is substantially similar to such proposal if the other Parent’s board of directors has been apprised of such proposal and such Parent is not interested in exploring any such transaction.

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(b)               A Parent and its other Parent Entities shall be released from the provisions of Section 5.16(a) of this Agreement in the event that (i) the other Parent enters into, or publicly announces an intention to pursue, one or more related transactions or agreements providing for the acquisition by a Third Party of more than fifty percent (50%) of its voting securities or all or substantially all of its assets or (ii) (A) a tender or exchange offer is commenced by a Third Party to acquire fifty percent (50%) or more of the outstanding voting securities of the other Parent and (B) such other Parent (1) publicly recommends that its stockholders accept such offer or (2) (x) does not within ten Business Days publicly recommend that its stockholders reject such offer or (y) publicly recommends that its stockholders reject such offer but subsequently publicly withdraws such recommendation.  If the Parent that is the subject of a tender or exchange offer publicly recommends that its stockholders reject the offer, such Parent may not (I) subsequently publicly recommend that its stockholders accept such offer or publicly withdraw its recommendation that its stockholders reject such offer unless such offer remains open for at least twenty (20) Business Days following such change in recommendation (either pursuant to the terms of such offer or by action of such Parent preventing its consummation during such twenty (20) Business Day period) or (II) prior to the end of such twenty (20) Business Day period, enter into an agreement providing for the acquisition of more than fifty percent (50%) of its outstanding voting securities or all or substantially all of its assets by the Person making such offer unless such agreement provides that the acquisition contemplated by it may not be consummated for at least another twenty (20) Business Days from the date such agreement is executed and such agreement allows the Parent that is the subject of the tender offer or exchange offer to provide information to and participate in discussions or negotiations with the other Parent and its representatives regarding, and to terminate such agreement without restriction or the payment of any fee or other amount (other than a break-up or similar fee not exceeding 1% of the equity value of such Parent) in order to enter into an agreement with the other Parent or any of its Parent Entities providing for, the acquisition by the other Parent or its Parent Entities of more than fifty percent (50%) of the outstanding voting securities or all or substantially all of the assets of such Parent.

Section 5.17   Disposition of Licensed Trademarks.  MH shall ensure that, at all times following the Closing, full ownership of all right, title and interest in all of the MH Licensed Trademarks set forth on Section 5.17 of the MH Disclosure Letter (the “Core Trademarks”) are owned in their entirety by a single Person (including through one or more wholly-owned Subsidiaries of such Person).  Immediately following the Closing, all right, title and interest in and to the MH Licensed Trademarks that are MH Owned Intellectual Property will be owned directly by S&P FS LLC.  In the event that MH sells, transfers, assigns, or otherwise disposes of full ownership of all the Core Trademarks to any Third Party (the “Core Trademark Transfer”), then within five (5) Business Days of the Core Trademark Transfer, MH shall notify the Company and CME Group of such Core Trademark Transfer.  Within ten (10) Business Days of CME Group’s receipt of such notice, MH shall, if so requested by CME Group, contribute, assign and transfer (or cause to be contributed, assigned and transferred) to the Company all right, title and interest in and to the MH Licensed Trademarks other than the Core Trademarks (the “Licensed Trademark Transfer”). If CME Group does not request the Licensed Trademark Transfer, then ownership of the MH Licensed Trademarks (other than the Core Trademarks) shall not be affected and the MH Brand License Agreement shall remain in effect.  In connection with any Core Trademark Transfer or any Licensed Trademark Transfer, each Person that owns any MH Licensed Trademark shall enter into a cooperation agreement with all other such Persons to use commercially reasonable efforts not to use such Trademarks in a manner that would be reasonably likely to (a) materially harm the validity, value or reputation of such Trademark, (b) cause consumer confusion, (c) disparage any of such owner or its Affiliates, or (d) violate any applicable Law.  In addition, in connection with any Licensed Trademark Transfer, the Company shall grant to MH and its Affiliates a perpetual, irrevocable (subject to compliance with reasonable and customary quality control requirements), non-exclusive, non-sublicenseable (other than to Affiliates of MH) and royalty-free license to use such Licensed Trademarks in electronic and print publications referring to the products and services of the Company in a manner consistent with the manner and type of such use as of the date of the Licensed Trademark Transfer, and activities incidental thereto, subject to Section 11.1 of the Company Operating Agreement.  Following the Core Trademark Transfer or License Trademark Transfer, each applicable Person will promptly commence negotiations in good faith to enter into a definitive agreement reflecting the foregoing cooperation agreement terms and a definitive agreement reflecting the foregoing license terms; provided that no failure to enter into such definitive agreements will relieve any applicable Person of its obligations, or deprive any applicable Person of its rights, specified in this Section 5.17.

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Article VI

EMPLOYEE AND EMPLOYEE BENEFITS MATTERS

With respect to certain employee and employee benefits matters, the parties have made the agreements and covenants set forth in the CME Group Employee Matters Agreement and the MH Employee Matters Agreement which are hereby incorporated in, and made a part of, this Agreement as if set forth in full herein.

Article VII

TAX MATTERS

Section 7.01   Cooperation on Tax Matters.  The parties and the Subsidiaries and Affiliates of each shall cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The parties and the Subsidiaries and Affiliates of each agree (a) to retain all books and records with respect to Tax matters pertinent to the Company, the S&P Index Business and the CME Group Index Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, MH, CME Group, the Company and the Subsidiaries and Affiliates of each, as the case may be, shall allow the other party to take possession of such books and records at such other party’s own expense. The above provisions of this Section 7.01 shall be subject to the provisions of the Company Operating Agreement.

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Section 7.02   Certain Tax Restricted Asset Transfer.

(a)       CME Group Tax Restricted Asset Schedule.

                                         (i)                   Prior to the date hereof, CME Group has provided MH with a true and complete copy of the Tax Matters Agreement, dated as of March 18, 2010, by and among CME Group and certain of its Affiliates, News and CGIH (such agreement, as provided and in effect on the date hereof, without further modification, amendment or supplement, the “News-CME Group Tax Agreement”), including all amendments, waivers, exhibits, schedules and other related documents.  As promptly as practicable, but in any event prior to the Closing Date, CME Group will cause to be prepared and delivered to MH a draft schedule identifying each CME Group Contributed Asset that is an asset contributed by News to CGIH/CGIS on March 18, 2010 (the “CME Group Restricted Asset Schedule”).

(b)               Tax Transfer Restrictions.

                                         (i)                   From and after the Closing Date until the earliest of (i) March 18, 2017, (ii) the date on which News no longer holds any equity interests in CGIH/CGIS and (iii) the date on which CGIH/CGIS no longer holds any equity interests in the Company, the Company shall not make a Tax Prohibited Transfer.

                                       (ii)                   Anything to the contrary in this Agreement (including, for the avoidance of doubt, Section 10.03(b))or the Company Operating Agreement notwithstanding, a breach by the Company of the covenant set forth in Section 7.02(b)(i) shall entitle CME Group to (i) an indemnification payment from the Company equal to the amount payable by CME Group to News as a result of, and that would not have been payable but for, such Tax Prohibited Transfer pursuant to Section 4(a) and Section 8 of the News-CME Group Tax Agreement (but not in excess of the amount that would have been so payable in the absence of the Consent) (such payment from the Company, a “Required Indemnity Payment”) and (ii) a payment from MH equal to the product of (A) the Required Indemnity Payment and (B) the CME Group Parent Aggregate Percentage Interest (as defined in the Company Operating Agreement).

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(c)                Tax Reporting; Tax Contests.  Anything to the contrary in this Agreement or the Company Operating Agreement notwithstanding:

                                         (i)                   The Company shall report all items of income, gain, deduction or loss or any other tax items relating to any Tax Prohibited Transfer or CME Group Tax Restricted Asset as determined by the Tax Matters Member. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, none of the Members shall (and none of the Members shall permit any of their Affiliates to) take any action or take any position on any tax return, in connection with any Tax proceeding or otherwise inconsistent with the Company’s tax reporting with respect to any Tax Prohibited Transfer or CME Group Tax Restricted Asset.

                                       (ii)                   Unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable law, the Company shall report in a manner consistent with, and shall use commercially reasonable efforts to take no action or position inconsistent with, the Tax treatment set forth in Section 3(a) and (b) of the News-CME Group Tax Agreement of the transactions referred to therein entered into among CGIH/CGIS, News, and CME Group and its Subsidiaries with respect to the CME Group Tax Restricted Assets.

                                     (iii)                   The Company (and the Tax Matters Member on the Company’s behalf) shall have the exclusive right to control any examination, proposed adjustment or proceeding with respect to the Tax returns of the Company, or CGIH/CGIS to the extent relating to any purported Tax Prohibited Transfer; provided, however, with respect to any examination, proposed adjustment or proceeding with respect to the Tax returns of CGIH/CGIS or News, the Company shall acknowledge its indemnification obligation in writing. To the extent such examination, proposed adjustment or proceeding is with respect to the Tax returns of News (a “News Tax Proceeding”), CME Group shall exercise, reasonable out-of-pocket expenses to be borne by the Company, all of its rights under the CME Group-Net Tax Agreement in respect of such News Tax Proceeding and act exclusively on the behalf of the Company; provided, that (A) the Tax Matters Member will have the right to participate in such Tax Proceeding and to employ counsel of the Tax Matters Member’s choice, (B) CME Group shall consult with the Tax Matters Member before taking any significant action in connection with such Tax Proceeding, and (C) CME Group shall not settle or compromise such Tax Proceeding without the written consent of the Tax Matters Member (such consent not to be unreasonably withheld), in each case, for the absence of doubt, to the extent not in violation of CME Group’s rights under the News-CME Group Tax Agreement.  The Members, CGIH/CGIS and CME Group agree to be bound by the terms of any settlement, compromise or agreement entered into, or consented to in the case of a News Tax Proceeding, by the Tax Matters Member with any taxing authority in connection with any such examination, proposed adjustment or proceeding and shall not enter into any settlement agreement with any taxing authority on terms inconsistent therewith.

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Section 7.03   Other.  The parties agree to utilize, or cause their respective Subsidiaries and Affiliates to utilize, the standard procedure set forth in Rev. Proc. 2004-53 with respect to wage reporting.

Section 7.04   CMA Purchase and Sale; Certain Tax Contests.

(a)                Liability for CMA Taxes.  From and after the Closing, CME Group shall be responsible for, pay or cause to be paid, indemnify, and hold the MH Indemnified Parties harmless from and against, any and all CMA Excluded Taxes (excluding, for the avoidance of doubt, Transfer Taxes resulting from the sale and transfer of CMA, which shall be governed by Section 11.01).

(b)               Preparation of CMA Tax Returns.

                                         (i)                   CME Group shall prepare or cause to be prepared all Tax Returns of CMA for any Pre-Closing Tax Periods (other than Tax Returns for any Straddle Periods), and CME Group shall timely pay or cause to be timely paid to the applicable Governmental Authority all Taxes to which such Tax Returns relate.  CME Group shall (A) prepare or cause to be prepared all Tax Returns described in this Section 7.04(b)(i) in a manner consistent with the prior tax accounting practices, methods, elections and conventions of CMA and (B) provide all Tax Returns described in this Section 7.04(b)(i) to MH for review and comment at least thirty (30) days prior to the due date for filing such Tax Returns (including any applicable extensions), and shall not unreasonably refuse to accept any reasonable comments of MH with respect to such Tax Returns.  CME Group shall timely file or cause to be timely filed all Tax Returns described in this Section 7.04(b)(i) required to be filed on or prior to the Closing Date, and CME Group shall pay or cause to be paid any and all Taxes shown due thereon.  With respect to any Tax Returns described in this Section 7.04(b)(i) required to be filed after the Closing Date, CME Group shall provide a final copy of such Tax Return to MH no less than thirty (30) days prior to the due date for filing such Tax Return (including any applicable extensions) along with payment by CME Group of the amount of any Taxes shown as due thereon, and MH shall thereafter cause CMA to execute and timely file such Tax Returns and timely remit such Taxes.

                                       (ii)                   MH shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of CMA for any Straddle Periods, and MH shall timely pay or cause to be timely paid to the applicable Governmental Authority all Taxes to which such Tax Returns relate; provided, however, that CME Group shall pay MH or its designee in cleared funds no later than three days prior to the due date (including extensions) for such Tax Returns an amount equal to all such Taxes that are CMA Excluded Taxes.  MH shall provide all Tax Returns described in this Section 7.04(b)(ii) to CME Group for review and comment at least ten (10) days prior to the due date for filing such Tax Returns (including any applicable extensions), and shall not unreasonably refuse to accept any reasonable comments of CME Group with respect to such Tax Returns.

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(c)                Tax Contests.

                                         (i)                   MH and CMA (with respect to CMA Excluded Taxes), the Company and CME Group (with respect to CME Group Pre-Closing Taxes) or the Company and MH (with respect to MH Pre-Closing Taxes) will promptly notify the other in writing upon the receipt of notice from any Governmental Authority of any pending or threatened audit or administrative or judicial proceeding related to CMA Excluded Taxes, CME Group Pre-Closing Taxes or MH Pre-Closing Taxes, respectively; provided, however, that the failure to provide such notification shall not release the indemnifying party from any of its obligations to indemnify under this Article VII or Article X except to the extent the indemnifying party is actually prejudiced by such failure.

                                       (ii)                   CME Group shall have the right to control any audit or administrative or judicial proceeding with respect to Taxes (a “Tax Proceeding”) that are CMA Excluded Taxes (other than any Taxes for a Straddle Period) or that are CME Group Pre-Closing Taxes for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law (other than any Taxes for a Straddle Period); provided, that (A) MH (in the case of CMA) and the Company (in the case of any CME Group Pre-Closing Taxes for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law) will have the right to participate in such Tax Proceeding and to employ counsel of MH’s or the Company’s, respectively, choice, (B) CME Group shall consult with MH or the Company, respectively, before taking any significant action in connection with such Tax Proceeding, and (C) CME Group shall not settle or compromise such Tax Proceeding without the written consent of MH or the Company, respectively (such consent not to be unreasonably withheld).  For the absence of doubt, subject to Section 6.7 of the Company Operating Agreement, CME Group shall have the right to control any Tax Proceeding (to which CME Group or a Subsidiary of CME Group is a party) with respect to CME Group Pre-Closing Taxes for which neither the Company nor any of its Subsidiaries would reasonably be likely to be liable under applicable Law.

                                     (iii)                   MH (in the case of CMA) and the Company (in the case of any CME Group Pre-Closing Taxes for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law) shall have the right to control any Tax Proceeding for any Straddle Period; provided, that (A) CME Group will have the right to participate in such Tax Proceeding and to employ counsel of CME Group’s choice, (B) MH or the Company, respectively, shall consult with CME Group before taking any significant action in connection with such Tax Proceeding, and (C) MH or the Company, respectively, shall not settle or compromise such Tax Proceeding without the written consent of CME Group (such consent not to be unreasonably withheld).

                                     (iv)                   MH shall have the right to control any Tax Proceeding of, or in respect of any MH Pre-Closing Taxes for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law (other than for any Straddle Period); provided, that (A) the Company will have the right to participate in such Tax Proceeding and to employ counsel of the Company’s choice, (B) MH shall consult with CME Group before taking any significant action in connection with such Tax Proceeding and (C) MH shall not settle or compromise such Tax Proceeding without the written consent of CME Group (such consent not to be unreasonably withheld).  For the absence of doubt, subject to Section 6.7 of the Company Operating Agreement, MH shall have the right to control any Tax Proceeding (to which MH or a Subsidiary of MH is a party) with respect to MH Pre-Closing Taxes for which neither the Company nor any of its Subsidiaries would reasonably be likely to be liable under applicable Law.

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                                       (v)                   The Company in respect of any MH Pre-Closing Taxes for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law shall have the right to control any Tax Proceeding for any Straddle Period; provided, that, (A) MH will have the right to participate in such Tax Proceeding and to employ counsel of MH’s choice, (B) the Company shall consult with MH and CME Group before taking any significant action in connection with such Tax Proceeding, and (C) the Company will not settle or compromise such Tax Proceeding without the written consent of MH and CME Group (such consent not to be unreasonably withheld).

                                     (vi)                   MH (in the case of CMA) and the Company (in the case of the CME Group Contributed Subsidiaries and the MH Contributed Subsidiaries and any Taxes with respect to the S&P Index Business, the MH Contributed Assets, the CME Group Index Business or the CME Group Contributed Assets, in each case, for which the Company or any of its Subsidiaries would reasonably be likely to be liable under applicable Law) shall have the exclusive right to control any Tax Proceeding other than any Tax Proceeding described in Section 7.04(c)(ii), (iii), (iv) or (v).

For the absence of doubt, notwithstanding any other provision, MH shall be entitled to control in all respects and no other Person shall have any right to participate in any Tax Proceeding relating to any consolidated, combined, unitary or other group or profit or loss sharing Tax Return involving MH or any Subsidiary of MH.

(d)               Refunds.  The amount of any refund of CMA for Taxes for any Pre-Closing Tax Period (other than any refund of Taxes attributable to, or resulting from, a carry back of any item of loss, deduction, credit or other similar item arising in a Post-Closing Tax Period or, in the case of a refund of Taxes for a Straddle Period, the use of any such item arising in a Post-Closing Tax Period) shall be for the account of CME Group.  The amount of any other refund or Tax Benefit of CMA shall be for the account of MH.  For the avoidance of doubt, any Tax basis, net operating loss, credit or other item that reduces Taxes paid or payable that may exist in CMA in a Post-Closing Tax Period or may be carried forward to a Post-Closing Tax Period shall be for the account of MH.

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(e)                Any payments to an MH Indemnified Party under this Section 7.04 shall be due no later than two Business Days prior to the date that payment of such amounts to the appropriate Governmental Entity or other applicable Third Party is due by the indemnified party.

(f)                All Tax indemnification, allocation, sharing or similar agreement to which CMA, any CME Group Contributed Subsidiary or any MH Contributed Subsidiary is a party shall be terminated as of the Closing, and neither CMA, any CME Group Contributed Subsidiary nor any MH Contributed Subsidiary shall have any obligation or liability pursuant thereto.

(g)               Any indemnity payment under this Section 7.04 shall be treated as an adjustment to the purchase price for tax purposes, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign law).

(h)               Anything in this Agreement to the contrary notwithstanding, claims for indemnification with respect to Taxes of, or in respect of, CMA and the procedures relating thereto shall be governed exclusively by this Section 7.04 and the provisions of Article X shall not apply.  The covenants and agreements in this Section 7.04 shall survive the Closing until the date that is six (6) months after the expiration of the applicable statute of limitations; provided, however, that any claim for indemnity made by a party hereto on or prior to such date shall survive until such claim is finally resolved.

Article VIII

CONDITIONS TO CLOSING

Section 8.01   Conditions to Each Party’s Obligations to Effect the Closing.  The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by each party), as of the Closing, of each of the following conditions:

(a)                No Governmental Orders.  At the Closing Date, (i) there shall be no Governmental Orders in effect that restrain, prohibit, enjoin or render illegal the Closing or the consummation of the other transactions contemplated by this Agreement and the other Transaction Agreements, and (ii) there shall be no action or litigation pending by any Governmental Authority that seeks to prohibit, restrain, enjoin or render illegal the Closing or the consummation of the other transactions contemplated by this Agreement and the other Transaction Agreements.

(b)               HSR Filings.  Any applicable waiting periods under the HSR Act (and any extensions thereof) shall have expired or been terminated.

(c)                Ancillary Agreements.  The Ancillary Agreements shall have been duly executed and delivered by each of the parties thereto, each of the Ancillary Agreements shall be in full force and effect and shall not have been terminated by any party thereto and any transactions contemplated by any Ancillary Agreement contemplated to be consummated at or prior to the Closing shall have been consummated or will be consummated at the Closing.

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Section 8.02   Conditions to MH’s Obligations to Effect the Closing.  The obligations of MH to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by MH in its sole discretion), as of the Closing, of each of the following conditions:

(a)                Representations and Warranties.  The representations and warranties set forth in Section 4.01, in Section 4.02, in Section 4.07(a) and in Section 4.19, in each case, shall be true and correct in all respects as of the Closing as though made on, and as of, such date and time (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be true and correct as of such other date).  The representations and warranties set forth in Article IV (other than those listed in the preceding sentence) shall be true and correct (without giving effect to any limitation as to “materiality” or “CME Group Material Adverse Effect” set forth therein) as of the Closing as though made on, and as of, such date and time (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “CME Group Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a CME Group Material Adverse Effect.

(b)               Covenants.  CME Group and CGIS shall, and shall have caused their respective Subsidiaries and Affiliates to, have performed and complied in all material respects with the obligations and covenants applicable to CME Group or its Subsidiaries or Affiliates, in each case, to be performed and complied with by CME Group or its Subsidiaries or Affiliates at or prior to the Closing in accordance with this Agreement.

(c)                CME Group Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a CME Group Material Adverse Effect.

(d)               Officer’s Certificate.  CME Group and CGIS shall have delivered to MH a certificate from a duly authorized officer, in form and substance reasonably satisfactory to MH, dated the Closing Date, stating that the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c) have been satisfied.

Section 8.03   Conditions to CME Group’s Obligations to Effect the Closing.  The obligations of CME Group and CGIS to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by CME Group in its sole discretion), as of the Closing, of each of the following conditions:

(a)                Representations and Warranties.  The representations and warranties set forth in Section 3.01, in Section 3.02, in Section 3.07(a) and in Section 3.19, in each case, shall be true and correct in all respects as of the Closing as though made on, and as of, such date and time (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be true and correct as of such other date).  The representations and warranties set forth in Article III (other than those listed in the preceding sentence) shall be true and correct (without giving effect to any limitation as to “materiality” or “MH Material Adverse Effect” set forth therein) as of the Closing as though made on, and as of, such date and time (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be true and correct as of such other  date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “MH Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have an MH Material Adverse Effect.

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(b)               Covenants.  MH shall, and shall have caused its Subsidiaries and Affiliates to, have performed and complied in all material respects with the obligations and covenants applicable to MH or its Subsidiaries or Affiliates, in each case, to be performed and complied with by MH or its Subsidiaries or Affiliates at or prior to the Closing in accordance with this Agreement.

(c)                MH Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, an MH Material Adverse Effect.

(d)               Officer’s Certificate.  MH shall have delivered to CME Group a certificate from a duly authorized officer, in form and substance reasonably satisfactory to CME Group, dated the Closing Date, stating that the conditions specified in Section 8.03(a),  Section 8.03(b) and Section 8.03(c) have been satisfied.

Article IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01   Termination.  This Agreement may be terminated prior to the Closing:

(a)                by the mutual written consent of MH and CME Group;

(b)               by MH, if CME Group or CGIS shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to CME Group or CGIS that would cause any of the conditions set forth in Section 8.01 or Section 8.02 not to be satisfied, and such breach is not curable or, if curable, shall not have been cured within forty-five (45) Business Days after receipt of notice of such breach by the other party, or would otherwise be incapable of being satisfied, by the Termination Date; provided that, MH may not terminate this Agreement pursuant to this Section 9.01(b) if MH is then in material breach of this Agreement;

(c)                by CME Group, if MH shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to MH that would cause any of the conditions set forth in Section 8.01 or Section 8.03 not to be satisfied, and such breach is not curable or, if curable, shall not have been cured within forty-five (45) Business Days after receipt of notice of such breach by the other party, or would otherwise be incapable of being satisfied, by the Termination Date; provided that, CME Group may not terminate this Agreement pursuant to this Section 9.01(b) if CME Group is then in material breach of this Agreement;

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(d)               by either MH or CME Group if the Closing shall not have occurred by nine months after the date of the Agreement (the “Termination Date”); provided, however, that if on the Termination Date the condition to Closing set forth in Section 8.01(a) or Section 8.01(b) shall not have been satisfied but all other conditions to Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing, which conditions shall be capable of being satisfied if Closing were to occur on such date or those conditions that are waived by the party having the benefit of the condition being waived), then either MH or CME Group may elect at least two (2) Business Days prior to the Termination Date then in effect by written notice to the other parties to extend the Termination Date for up to two (2) successive 45-day periods (it being understood that in no event may the Termination Date be extended beyond one year after the date of the Agreement without the mutual written consent of MH and CME Group); and provided, further, that the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party whose failure to take any action required to fulfill any obligation under this Agreement or whose breach of this Agreement shall have caused the failure of the Closing to occur prior to such date; or

(e)                by MH or CME Group, in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement; provided that a party may not terminate this Agreement pursuant to this Section 9.01(e) if such issuance is the result of such party’s material breach of this Agreement.

Section 9.02   Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice of such termination to the other party or parties, as the case may be, to this Agreement.

Section 9.03   Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement; provided, however, that nothing in this Agreement shall relieve the parties hereto from liability for (a) failure to perform the obligations set forth in Section 5.05, (b) any fraud and (c) any knowing and intentional breach of this Agreement or knowing and intentional failure to perform its obligations under this Agreement, which breach or failure to perform was the basis upon which this Agreement was terminated and (d) amounts payable pursuant to Section 11.01; provided, further, however, that (i) Article XI (other than Section 11.15), (ii) the provisions of Section 3.20 and Section 4.20 and (iii) those provisions that by their express terms survive such termination shall survive the termination of this Agreement.  For purposes of this Section 9.03, a “knowing and intentional” breach or failure to perform means a breach of any representation, warranty, covenant or agreement contained in this Agreement or failure to perform any covenant or agreement contained in this Agreement arising as a consequence of an act or omission undertaken with the primary intent of causing a breach of, or a failure to perform under, this Agreement.

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Article X

INDEMNIFICATION

Section 10.1   Survival.

(a)                The representations and warranties of the parties contained in or made pursuant to Article III and Article IV of this Agreement shall, for purposes of this Article X, be deemed to be made as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of another date, in which case, as of such date) and shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date, at which time they shall terminate; provided, however, that (i) the representations and warranties made in Section 3.15, Section 4.15, Section 3.06(e), (f), (g), (i) and (j) and Section 4.06(e), (f), (g), (i) and (j) shall survive, in each case, until sixty (60) days following the expiration of the statute of limitations (plus any extensions) applicable to the matters covered thereby at which time they shall terminate, (ii) the representations and warranties made in Section 3.12(a) and Section 4.12(a) shall survive until the date that is the third anniversary of the Closing Date, (iii) except for those representations identified in clauses (i) and (ii) above, the MH Fully Indemnified Representations and the CME Group Fully Indemnified Representations shall survive the Closing indefinitely and (iv) the representations made in Section 3.06 (other than Section 3.06(e), (f), (g), (i) and (j)) and in Section 4.06 (other than Section 4.06(e), (f), (g), (i)  and (j)) shall not survive the Closing.  The covenants and agreements of the parties hereto contained in or made pursuant to this Agreement which contemplate performance solely prior to Closing shall survive in full force and effect until the date that is 18 months after the Closing Date.  All other covenants and agreements of the parties hereto contained in or made pursuant to this Agreement or the other Transaction Agreements shall survive the Closing indefinitely until the expiration of the applicable statute of limitations or for the shorter period explicitly specified therein.  Notwithstanding the above, the covenants and agreements in this Agreement with respect to Taxes shall survive the Closing until the date that is six (6) months after the expiration of the applicable statute of limitations.

(b)               The representations and warranties in this Agreement shall survive for the periods set forth in this Section 10.01 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any of their respective officers, directors, shareholders or Representatives (it being understood that nothing in this sentence shall modify or affect any reference to “Knowledge of MH”, “Knowledge of CME Group” or “knowledge” in any representation or warranty in this Agreement).  Notwithstanding the foregoing, any claim for a breach of a representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Article X, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to Section 10.01(a) if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given with reasonable specificity to the party against whom such indemnity may be sought prior to such time in accordance with this Agreement (regardless of when the Losses in respect thereof may actually be incurred).  The parties acknowledge that indemnification under this Article X with respect to the breach of any covenant or agreement contained in this Agreement to be performed, in whole or in part, following the Closing, including any breach of any covenant or agreement contained in this Article X, shall not be subject to any time limitations (other than those imposed under this Agreement and any applicable statute of limitations).

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Section 10.02   Indemnification by MH.

(a)                From and after the Closing, MH shall indemnify, defend and hold harmless the Company, its Subsidiaries, their respective successors and assigns and their respective directors, officers and employees (collectively, the “Company Indemnified Parties”) and, subject to Section 10.02(b), CME Group, its Affiliates, CGIS and their respective successors and assigns and their directors, officers and employees (collectively, the “CME Group Indemnified Parties”) against, and reimburse any Company Indemnified Party or CME Group Indemnified Party for, all Losses that such Company Indemnified Party or CME Group Indemnified Party may suffer or incur, or become subject to, as a result of, in connection with or relating to:

                                         (i)                   the breach of any representation or warranty made by MH in this Agreement (it being understood that for purposes of this Section 10.02(a)(i), such representations and warranties shall be deemed to have been made as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of another date, in which case, as of such date);

                                       (ii)                   any breach or failure by MH to perform any of its covenants or obligations contained in this Agreement; and

                                     (iii)                   any MH Excluded Liability.

(b)               The parties agree that the foregoing indemnification with respect to the CME Group Indemnified Parties is intended to indemnify the CME Group Indemnified Parties only for Losses suffered or incurred by them directly and is not intended to indemnify the CME Group Indemnified Parties with respect to Losses suffered by a Company Indemnified Party or that they may suffer or incur solely by virtue of their direct or indirect equity ownership in a Company Indemnified Party.

(c)                The indemnification provided in Section 10.02(a)(i) above is subject to the following limitations:

                                         (i)                   MH shall not be liable to the Company Indemnified Parties or the CME Group Indemnified Parties for (A) any Loss that is not a Qualifying Loss or (B) any Loss (other than Losses with respect to breaches of the representations and warranties of MH set forth in Section 3.01, Section 3.02, Section 3.06(e), (f), (g), (i) and (j) and Section 3.19 (the “MH Fully Indemnified Representations”), unless the aggregate of all Losses relating thereto (excluding Losses that are not Qualifying Losses) for which MH would, but for this Section 10.02(c)(i), be liable exceeds an amount equal to the MH Deductible, in which case MH shall be liable for all amounts in excess of the MH Deductible (it being understood and agreed that MH shall not be liable for indemnification with respect to any claim, unless and until the Losses associated with such claim, taken together with the Losses associated with all claims for indemnification made prior to such claim, exceed the MH Deductible);

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                                       (ii)                   Other than with respect to the MH Fully Indemnified Representations, the aggregate liability of MH shall in no event exceed the MH Cap; and

                                     (iii)                   Notwithstanding anything to the contrary contained herein, except with respect to the representations and warranties of MH set forth in Section 3.05 and Section 3.07(a) to which this Section 10.02(c)(iii) shall not apply, for purposes of determining whether there has been a breach of a representation or warranty and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation, warranty and other provision contained in this Agreement shall be read without regard and without giving effect to any materiality or MH Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

(d)               Notwithstanding anything to the contrary contained herein, for purposes of determining whether there has been a breach of the representations and warranties set forth in Section 3.12(a) and the amount of any Losses that are the subject matter of a claim for indemnification thereunder, such representations and warranties shall be read without regard and without giving effect to any “knowledge” or “Knowledge of MH” standard or qualification (other than any representation and warranty of no infringement, violation, misappropriation or conflict with the Intellectual Property of any Person, which representation and warranty shall, for purposes of this Article X, be deemed to be limited to the Knowledge of MH as set forth therein) contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

Section 10.3   Indemnification by CME Group and CGIS.

(a)                From and after the Closing, CME Group shall indemnify, defend and hold harmless the Company Indemnified Parties and, subject to Section 10.03(c), MH and its Affiliates, their successors and assigns and their directors, officers and employees (collectively, the “MH Indemnified Parties”) against, and reimburse any Company Indemnified Party or MH Indemnified Party for, all Losses that such Company Indemnified Party or MH Indemnified Party may suffer or incur, or become subject to, as a result of, in connection with or relating to:

                                         (i)                   the breach of any representation or warranty made by CME Group in this Agreement (it being understood that for purposes of this Section 10.03(a)(i), such representations and warranties shall be deemed to have been made as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks of another date, in which case, as of such date);

                                       (ii)                   any breach or failure by CME Group to perform any of its covenants or obligations contained in this Agreement; and

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                                     (iii)                   any CME Group Excluded Liability (other than any CME Group Excluded Liability described in Section 10.03(b)(iii)).

(b)               From and after the Closing, CGIS shall indemnify, defend and hold harmless the Company Indemnified Parties and, subject to Section 10.03(c), the MH Indemnified Parties against, and reimburse any Company Indemnified Party or MH Indemnified Party for, all Losses that such Company Indemnified Party or MH Indemnified Party may suffer or incur, or become subject to, as a result of, in connection with or relating to:

                                         (i)                   the breach of any representation or warranty made by CGIS  in this Agreement (it being understood that for purposes of this Section 10.03(b)(i), such representations and warranties shall be deemed to have been made as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of another date, in which case, as of such date);

                                       (ii)                   any breach or failure by CGIS to perform any of its covenants or obligations contained in this Agreement; and

                                     (iii)                   any CME Group Excluded Liability  relating to CGIS, its Controlled Affiliates or the CME Group Index Business.

(c)                The parties agree that the foregoing indemnification with respect to the MH Indemnified Parties is intended to indemnify the MH Indemnified Parties only for Losses suffered or incurred by them directly and is not intended to indemnify the MH Indemnified Parties with respect to Losses suffered by a Company Indemnified Party or that they may suffer or incur solely by virtue of their direct or indirect equity ownership in a Company Indemnified Party.  For the avoidance of doubt, CGIS shall not be liable to any Company Indemnified Party or MH Indemnified Party for any Losses in connection with or relating to any matter (including matters relating to CMA, its Subsidiaries or their respective businesses or operations) other than matters pertaining to CGIS, its Controlled Affiliates or the CME Group Index Business.

(d)               The indemnification provided in Section 10.03(a)(i) and Section 10.03(b)(i) above is subject to the following limitations:

                                         (i)                   Neither CGIS nor CME Group shall be liable to the Company Indemnified Parties or the MH Indemnified Parties for (A) any Loss that is not a Qualifying Loss or (B) any Loss (other than Losses with respect to breaches of the representations and warranties of CGIS set forth in Section 4.01, Section 4.02, Section 4.06(e), (f), (g), (i) and (j) and Section 4.19 and of CME Group set forth in Section 4.01, Section 4.02 and Section 4.06(e), (f), (g), (i) and (j) (the “CME Group Fully Indemnified Representations”), unless the aggregate of all Losses relating thereto (excluding Losses that are not Qualifying Losses) for which CGIS and/or CME Group would, but for this Section 10.03(d)(i), be liable exceeds an amount equal to the CME Group Deductible, in which case CGIS and/or CME Group, as applicable, shall be liable for all amounts in excess of the CME Group Deductible (it being understood and agreed that neither CGIS nor CME Group shall be liable for indemnification with respect to any claim, unless and until the Losses associated with such claim, taken together with the Losses associated with all claims for indemnification made prior to such claim, exceed the CME Group Deductible);

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                                       (ii)                   Other than with respect to the CME Group Fully Indemnified Representations, the aggregate liability of CGIS and CME Group shall in no event exceed the CME Group Cap; and

                                     (iii)                   Notwithstanding anything to the contrary contained herein, except with respect to the representations and warranties of CGIS and CME Group set forth in Section 4.05 and Section 4.07(a) to which this Section 10.02(c)(iii) shall not apply, for purposes of determining whether there has been a breach of a representation or warranty and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation, warranty and other provision contained in this Agreement shall be read without regard and without giving effect to any materiality or CME Group Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

(e)                Notwithstanding anything to the contrary contained herein, for purposes of determining whether there has been a breach of the representations and warranties of CGIS set forth in Section 4.12(a) and the amount of any Losses that are the subject matter of a claim for indemnification thereunder, such representations and warranties shall be read without regard and without giving effect to any “knowledge” or “Knowledge of CME Group” standard or qualification (other than any representation and warranty of no infringement, violation, misappropriation or conflict with the Intellectual Property of any Person, which representation and warranty shall, for purposes of this Article X, be deemed to be limited to the Knowledge of CME Group) set forth therein) contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

Section 10.04   Indemnification by the Company.  From and after the Closing, and without limiting the penultimate sentence of Section 2.05, the Company shall indemnify, defend and hold harmless each of the MH Indemnified Parties and the CME Group Indemnified Parties against, and reimburse any MH Indemnified Party or CME Group Indemnified Party for, all Losses that such MH Indemnified Party or CME Group Indemnified Party may suffer or incur, or become subject to, as a result of, in connection with or relating to the MH Assumed Liabilities or the CME Group Assumed Liabilities.

Section 10.05    Notification of Claims.

(a)                Except as otherwise provided herein, a Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall reasonably promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any assertion of any pending or threatened claim, demand or proceeding that the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim, demand or proceeding asserted by a Third Party against the Indemnified Party, such claim being a “Third-Party Claim”) and describe in reasonable detail the relevant facts and circumstances; provided, however, that the failure to provide reasonably prompt notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent the Indemnifying Party is actually prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 10.01 for such representation, warranty, covenant or agreement.

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(b)               Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 10.05(a) with respect to any Third-Party Claim, the Indemnifying Party may assume the defense and control of such Third-Party Claim; provided, that, prior to the Indemnifying Party assuming control of such defense, it shall first notify the Indemnified Party in writing that, based on the information then available to such Indemnifying Party, such Indemnifying Party shall be fully responsible (with no reservation of any rights except with respect to the definitions of “Qualifying Loss”, “MH Deductible” or “CME Group Deductible”, as applicable, and the applicable “MH Cap” or the applicable “CME Group Cap”, as applicable, which shall continue to apply as used in this Article X) for all Liabilities relating to such Third-Party Claim with respect to which the Indemnifying Party has assumed the defense and that the Indemnifying Party shall provide full indemnification (subject to the aforementioned reserved rights and limitations) to the Indemnified Party with respect to such Action, giving rise to such Third-Party Claim; provided, further, that, if at any time following delivery of the notice described in the immediately preceding proviso, the Indemnifying Party becomes aware of additional information relating to its obligation to provide indemnification as aforesaid and as a result concludes that there is reasonable uncertainty as to whether it is so obligated to provide indemnification, then the Indemnifying Party shall, reasonably promptly after becoming aware of such information, notify the Indemnified Party of such information in writing, and upon the delivery of such notice, the Indemnified Party may assume control of such Third-Party Claim and, from and after such assumption of control, shall bear all costs in connection therewith (it being understood that in the event that indemnification is ultimately available with respect to such Third-Party Claim, such costs shall be deemed to constitute Losses); provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction, or equitable relief as to future conduct, against the Indemnified Party as its principal remedy; or (iii) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim.  In the event that the Indemnifying Party shall assume the defense of such claim, it shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense; provided, that if (A) the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have a conflict of interest or different defenses available with respect to such Third-Party Claim or (B) the Indemnifying Party has not in fact employed counsel to assume control of such defense, the reasonable fees and expenses of one counsel (in addition to one firm of local counsel) to the Indemnified Parties shall be considered Losses  for purposes of this Agreement.  The party that shall control the defense of any such Third-Party Claim (the “Controlling Party”) shall select counsel, contractors and consultants of recognized standing and competence which shall be reasonably acceptable to the other party (the “Non-Controlling Party”).  The parties, as applicable, shall, and shall cause each of their respective Affiliates and Representatives to, reasonably cooperate with the Controlling Party in the defense of any Third-Party Claim, including with respect to the assertion of any claim or defense that was an MH Contributed Asset or a CME Group Asset, as applicable.  If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall be entitled to control such defense.  The Controlling Party shall keep the Non-Controlling Party advised of the status of such Third-Party Claim and the defense thereof.  The Controlling Party shall obtain the prior written consent of the Non-Controlling Party before entering into any settlement of, or consenting to the entry of any judgment arising from, such Third-Party Claim unless (x) the Controlling Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the assets of any Non-Controlling Party or agree to any restriction or condition that would apply to or adversely affect any Non-Controlling Party or the conduct of any Non-Controlling Party’s business in any material respect and (iii) obtain, as a condition of any settlement or other resolution, a complete release of any Non-Controlling Party potentially affected by such Third-Party Claim and (y) such settlement or consent shall not include an admission of wrongdoing on the part of any Non-Controlling Party or subject the Non-Controlling Party to an injunction or other equitable remedy.

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(c)                The above provisions of this Section 10.05(b) shall not apply to claims in respect of Taxes.

Section 10.06    Exclusive Remedies.  Except with respect to the matters covered by Section 2.10 and Section 2.11 and other than with respect to any right a party may have to injunctive relief or specific performance or other equitable relief or in the case of fraud, the parties hereto acknowledge and agree that, following the Closing, the indemnification provisions of Section 7.02, Section 7.04, Section 10.02, Section 10.03 and Section 10.04 shall be the sole and exclusive remedies of any Indemnified Parties, respectively, for any claims for money damages related to any breach of any representation, warranty, covenant or agreement in this Agreement by MH, CME Group or CGIS, or the Company, respectively.  Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that under no circumstances shall any party be entitled to the remedy of rescission under this Agreement.

Section 10.07   Additional Indemnification Provisions.

(a)                With respect to each indemnification obligation contained in this Agreement or any other document executed in connection with the Closing, all Losses shall be reduced by any Third Party insurance proceeds or amounts payable by other Third Parties, in each case that have been actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification (which shall be calculated net of (i) any costs incurred in the collection thereof, (ii) any amounts actually paid by the Indemnified Party as a result of such Losses as premiums retroactively assessed under any applicable provisions of insurance policies that cover such Losses (in whole or in part), and (iii) the present value of any increases in insurance premiums on account of such Losses to the extent calculable).

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(b)               Notwithstanding anything to the contrary contained in this Agreement, (i) other than with respect to Taxes and the matters set forth in Section 10.02(a)(iii), Section 10.03(b)(iii) and Section 10.04, in no event shall any Indemnified Party be entitled to indemnification pursuant to this Agreement as to any fact, matter, circumstance or event to the extent (and in the amount) that such fact, matter or circumstance is reflected as a liability on the balance sheet in the MH Financial Statements or the CME Group Financial Statements, as applicable, or specifically recorded as a liability on the MH Closing Statement or the CME Group Closing Statement, as applicable, and (ii) an Indemnifying Party shall have no Liability to the Indemnified Party (x) to the extent any matter or thing done or omitted to be done at the direction or with the prior written consent of the Indemnified Party or its Affiliates is a direct and proximate cause of the related Loss provided that this subclause (x) shall not apply with respect to Taxes, or (y) more than once for the same Loss (including by operation of Section 2.10 and Section 2.11).  Notwithstanding anything to the contrary contained in this Agreement, in no event shall the same Loss be taken into account more than once for purposes of calculations in connection with, or application of, the MH Deductible or CME Group Deductible, as applicable, or the applicable MH Cap or the applicable CME Group Cap, as applicable.

(c)                MH acknowledges and agrees that the CME Group Indemnified Parties’ and the Company Indemnified Parties’ rights to indemnification for the express representations and warranties set forth herein are part of the basis of the bargain contemplated by this Agreement, and that the CME Group Indemnified Parties’ and the Company Indemnified Parties’ rights to indemnification shall not be affected or waived by virtue of any knowledge on the part of a CME Group Indemnified Party or a Company Indemnified Party of any untruth of any such representation or warranty of MH expressly set forth in this Agreement, regardless of whether such knowledge was obtained through such CME Group Indemnified Parties’ or Company Indemnified Parties’ own investigation or through disclosure by MH or another Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement.

(d)               CME Group acknowledges and agrees that the MH Indemnified Parties’ and the Company Indemnified Parties’ rights to indemnification for the express representations and warranties set forth herein are part of the basis of the bargain contemplated by this Agreement, and that the MH Indemnified Parties’ and the Company Indemnified Parties’ rights to indemnification shall not be affected or waived by virtue of any knowledge on the part of an MH Indemnified Party or a Company Indemnified Party of any untruth of any such representation or warranty of CME Group expressly set forth in this Agreement, regardless of whether such knowledge was obtained through such MH Indemnified Parties’ or Company Indemnified Parties’ own investigation or through disclosure by CME Group or another Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement.

(e)                Other than with respect to Taxes, nothing in this Agreement shall in any way restrict or limit the general obligation at Law of an Indemnified Party to mitigate any Losses which it may suffer or incur by reason of a breach by an Indemnifying Party of any representation, warranty or failure to perform any covenant or agreement of the Indemnifying Party.  None of MH, CME Group or CGIS shall be permitted, and nothing herein shall require the Company as a condition to obtaining indemnification, to seek to collect back sales, use or similar Taxes from clients or customers of the Company.

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(f)                Other than with respect to Taxes, in any case where an Indemnified Party or any of its Affiliates recovers from third parties any payments in respect of a matter with respect to which an Indemnifying Party has indemnified and paid it pursuant to this Article X, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered, received or accrued (net of any reasonable costs to such Indemnified Party to obtain such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter and (ii) any reasonable amount expended by the Indemnifying Party and its Affiliates in pursuing or defending any claim arising out of such matter.

Article XI

GENERAL PROVISIONS

Section 11.01   Expenses. Except as may be otherwise specified in this Agreement and the other Transaction Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Agreements and the transactions contemplated by the Transaction Agreements shall be borne by the party incurring such costs and expenses; provided  that the Company shall pay all Transfer Taxes incurred in connection with the transactions contemplated by this Agreement (other than those resulting from the sale and transfer of CMA, 50% of which shall be paid by MH and 50% of which shall be paid by CME Group).

Section 11.02   Notices.  All notices, requests, claims, demands and other communications under the Transaction Agreements (unless otherwise specified therein) shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(i)         if to CME Group or CGIS:

CME Group Inc.
20 South Wacker Drive
Chicago, IL 60606
Attention:        General Counsel
Facsimile:        (312) 930-3323

With a copy (that shall not constitute notice) to:

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Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Dr.
Chicago, IL 60606
Attention:        Rodd M. Schreiber

Richard C. Witzel, Jr.
Facsimile:        (312) 407-8522

(ii)        if to MH:

The McGraw-Hill Companies, Inc.
1221 6th Avenue, 48th Floor
New York, NY 10020
Attention:        General Counsel
Facsimile:        (212) 512-4827

With a copy (that shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd St.
New York, NY 10019
Attention:        Trevor S. Norwitz
Facsimile:        (212) 403-2000

(iii)       if to the Company, in accordance with the terms of the Joinder Agreement.

Section 11.03   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 11.04   Entire Agreement.  The Transaction Agreements and, subject to Section 5.05, the Confidentiality Agreement, constitute the entire agreement between the parties hereto and thereto with respect to the subject matter of the Transaction Agreements and supersede all prior agreements (including that certain Exclusivity Agreement dated March 2, 2011 between CME Group and MH and that certain Non-Binding Term Sheet dated July 29, 2011 between CME Group and MH), undertakings and understandings, both written and oral (other than the Confidentiality Agreement to the extent not in conflict with this Agreement), between or on behalf of the parties hereto and thereto, with respect to the subject matter of the Transaction Agreements.  Furthermore, the parties hereto each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s length transaction.

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Section 11.05   Assignment.  This Agreement shall not be assigned by operation of Law or otherwise by any party hereto without the prior written consent of the other parties hereto, except that each of the parties may assign any or all of their respective rights and obligations under this Agreement to any of their respective wholly owned Subsidiaries; provided  that no such assignment shall release the applicable assignor from any liability or obligation under this Agreement.  Any attempted assignment in violation of this Section 11.05 shall be void ab initio.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

Section 11.06   No Third-Party Beneficiaries.  Except as provided in Article X with respect to the Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement or any other Transaction Agreements, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Contributed Businesses, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 11.07   Amendment.  No provision of this Agreement, including any Exhibits or Disclosure Letters hereto, may be amended, supplemented or modified except by a written instrument making specific reference hereto signed by all the parties to this Agreement or waived except by a writing signed by the party against whom waiver is to be enforced.

Section 11.08   Disclosure Letter.  Any disclosure set forth in Article III or Article IV of the Disclosure Letters shall be deemed to be disclosed with respect to the corresponding Section of this Agreement identified or cross-referenced therein and also shall be deemed to be disclosed with respect to any other Section of this Agreement as to which such disclosure’s application or relevance is reasonably apparent on the face of such disclosure.

Section 11.09   Governing Law; Submission to Jurisdiction; Waivers.

(a)                Except as expressly set forth in any other Transaction Agreement (and then only with respect to the matters specified therein as to which the law of another jurisdiction should apply), this Agreement and each other Transaction Agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction that would result in the application of the laws of another jurisdiction.

(b)               Each party hereto (i) irrevocably submits to the exclusive jurisdiction (i)  of the state and federal courts located in New York County in the State of New York (the “New York Courts”) for the purposes of any Action relating to any dispute hereunder, (ii) agrees to commence any Action relating to any dispute hereunder only in any New York Court, (iii) irrevocably and unconditionally waives any objection to the laying of venue of any Action relating to any dispute in any New York Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum and (iv) further irrevocably consents to the service of process out of any of the New York Courts in any such Action by the mailing of copies thereof by registered or certified mail return receipt requested to such party at its address provided in this Agreement or the Joinder Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.  It is further agreed that (x) a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (y) nothing in the Transaction Agreements shall affect the right of any party to serve legal process in any other manner permitted by Law and (z) the consent to jurisdiction provided in this Section 11.09(b) shall not constitute a general consent to service of process in the State of New York.

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Section 11.10   Bulk Sales Laws.  The parties hereto hereby waive compliance by the other parties with the provisions of the “bulk sales”, “bulk transfer” or similar Laws of any state or any jurisdiction outside the United States, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any of the Contributed Assets.

Section 11.11   Specific Performance.  Each party to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached and, accordingly, a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.  In particular, the parties acknowledge that the transactions contemplated by this Agreement are unique and recognize and affirm that in the event that either party breaches this Agreement, money damages would be inadequate and the non-breaching party would have no adequate remedy at law, and, accordingly, that the non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other parties’ obligations, as the case may be, hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

Section 11.12   Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Disclosure Letters and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form and references to “threatened” shall mean threatened in writing; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the parties hereto have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless Business Days are expressly specified; (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (m) the statement that any information, document or other material has been “made available” to any party shall mean that such information, document or material was accessible by such party or any of its representatives prior to the date of this Agreement in any electronic “data room” or was otherwise made available to such party or any of its representatives.

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Section 11.13   Counterparts.  Each of the Transaction Agreements may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to any Transaction Agreement by facsimile or portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 11.14   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.14.

Section 11.15   Public Announcements.  No party to this Agreement or any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or stock exchange rules, in which the case the party required to publish such press release or public announcement shall allow the other parties a reasonable opportunity to comment on such press release or public announcement in advance of such publication, to the extent practicable.

Section 11.16   CME Group Guarantee.  CME Group absolutely, irrevocably and unconditionally guarantees the full and timely payment and performance of the obligations of CGIS when due and payable or required to be performed, as applicable, in accordance with this Agreement.    If CGIS fails to discharge any of its obligations when due under this Agreement, upon written notice from MH to CME Group of such failure, CME Group will perform such obligations.  Notwithstanding anything contained herein to the contrary, CME Group shall have and may assert against any of its obligations pursuant to this Section 11.16, and CME Group’s obligations under this Section 11.16 shall be subject to, any claim, right, set-off, deduction or defense of any kind that CGIS may have or may assert under this Agreement.  It shall not be necessary for MH (and CME Group hereby waives any rights which CME Group may have to require MH), in order to enforce the obligations of CME Group hereunder, first to (a) institute suit or exhaust its remedies against CGIS or any other Person, (b) join CGIS or any other Person in any action seeking to enforce this Agreement, or (c) resort to any other means of obtaining payment or enforcement of the obligations of CGIS.  MH shall not be required to take any action to reduce, collect or enforce the obligations of CGIS when due under this Agreement.  CME Group waives notice of protest, proof of non-payment, default or breach by CGIS.  CME Group agrees to each of the following, and agrees that its obligations under this Agreement a result of this Section 11.16 shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice except as provided above and except for notices required to be given by MH to CGIS or CME Group pursuant to this Agreement) which CME Group might otherwise have as a result of or in connection with (A) any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the obligations of CGIS pursuant to this Agreement, (B) any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, asset sale or transfer or change of structure or organization or (C) any full or partial release by MH of the liability of CGIS, or any part thereof, with respect to CGIS or any of its assets.  CME Group shall be subrogated to all rights of MH against CGIS in respect of any amounts paid by CME Group to MH pursuant to the provisions of this Section 11.16 in respect of any obligations of CGIS under this Agreement.  The guarantee set forth in this Section 11.16 is a continuing and absolute guarantee, and it will not be discharged, and will remain in full force and effect, until the full payment and performance required to be paid and performed by CGIS pursuant to this Agreement or upon the earlier termination of this Agreement in accordance with Article IX (except to the extent of any obligations that survive such termination).  Unless so terminated earlier, the guarantee set forth in this Section 11.16 shall immediately and automatically terminate upon the full payment and performance of all amounts and obligations required to be paid and performed by CGIS pursuant to the terms of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

THE MCGRAW-HILL COMPANIES, INC.

By:         /s/  Harold McGraw III
Name:   Harold McGraw III
Title:      Chairman, President and Chief Executive Officer

[Signature Page to Contribution Agreement]

CME GROUP INC.

By:         /s/  Craig S. Donohue
Name:   Craig S. Donohue
Title:      Chief Executive Officer

CME GROUP INDEX SERVICES LLC

By:         /s/ Scot Warren
Name:   Scot Warren
Title:      Chief Executive Officer

[Signature Page to Contribution Agreement]

EXHIBIT A

DEFINITIONS

“Acquisition Proposal” means an MH Acquisition Proposal or a CME Group Acquisition Proposal, as context requires.

“Action” means any claim, action, suit, arbitration, or any proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person at the time of determination; provided, however, that for the purposes of this Agreement (i) at no time shall either MH or CME Group or any of their respective Affiliates be deemed an Affiliate of the Company and (ii) CGIS shall be deemed an Affiliate of CME Group.

“Ancillary Agreement” means the Company Certificate of Formation, the Joinder Agreement, the MH Brand License Agreement, the Company Operating Agreement, the New Index License, the MH Corporate Services SLA, the CME Group Corporate Services SLA, the Commercial Licensing Agreement, the Trademark Security Agreement, the CME Group Employee Matters Agreement, the MH Employee Matters Agreement, the Employee Lease Agreement and the International Services Agreements.

“Business Day” means a day ending at 11:59 p.m. (Eastern Time), other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or obligated by Law to close.

“CGIH  means CME Group Index Holdings LLC (f/k/a CIMD Holdings, LLC), a Delaware limited liability company and indirect subsidiary of CME Group.

“CGIH/CGIS” means CGIH and/or CGIS.

“CGIS Indenture” means that certain Indenture, dated March 18, 2010, between CGIS, CME Group and U.S. Bank National Association.

“Clayton Act” means the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder.

“CME Group Acquisition Proposal” means any proposal or offer from any Third Party relating to any (a) reorganization, dissolution, liquidation, refinancing or recapitalization of or involving a material amount of the CME Group Businesses, taken as a whole, or the CME Group Assets, (b) merger, consolidation, share exchange or acquisition of or involving a material amount of the CME Group Businesses, (c) sale of any material amount of the CME Group Assets or the CME Group Businesses, taken as a whole, (d) sale or issuance of capital stock or other equity interests of (i) the entities that conduct the CME Group Index Business or the CME Group Contributed Assets or (ii) CMA or its Subsidiaries or (e) similar business combination involving the CME Group Businesses or the CME Group Assets; provided that none of the foregoing proposals or offers shall constitute a “CME Group Acquisition Proposal” if such proposal or offer does not or if consummated would not (x) materially interfere with or delay the performance of CME Group’s obligation to contribute the CME Group Index Business to the Company or any other obligation of CME Group hereunder or (y) impair in any material respect the expected benefits to MH, the Company or any of their Affiliates of the transactions contemplated by this Agreement.

“CME Group Assets” means any the CME Group Contributed Assets and the assets, properties and rights of CMA.

“CME Group Assumed Contracts” means all Contracts to which CGIS or any of its Affiliates is a party that are primarily related to the CME Group Index Business, other than any Employee Plans (which for this purpose shall be construed to be defined without inclusion of any materiality qualifiers), Collective Bargaining Agreements, or Intellectual Property Contracts.

“CME Group Assumed IP Licenses” means all Intellectual Property Contracts (other than any of the Ancillary Agreements) to which CME Group or any of its Affiliates is a party that are primarily related to the CME Group Index Business.

“CME Group Businesses” means the CME Group Index Business and CMA.

“CME Group Cap” has the meaning set forth on Schedule 10.

“CME Group Contributed Subsidiary” means any Subsidiary of CME Group listed on Section 2.03(a)(ii) of the CME Group Disclosure Letter.

“CME Group Current Assets” means, as of the Effective Time (or, if the parties otherwise agree, another practical date, such as the last Business Day of the CME Group financial calendar month), all current assets of the CME Group Index Business, but excluding (a) assets with respect to income taxes (whether current or deferred), (b) cash and (c) any intercompany receivables including receivables under CME Group Related Party Contracts not listed on Section 4.18 of the CME Group Disclosure Letter, in each case calculated in accordance with U.S. GAAP applied consistently with the methodology used in the preparation of the balance sheet dated December 31, 2010 included in the CME Group Financial Statements.

“CME Group Current Liabilities” means, as of the Effective Time (or, if the parties otherwise agree, another practical date, such as the last Business Day of the CME Group financial calendar month), all current liabilities of the CME Group Index Business, including any short term unearned revenue, but excluding (a) any liabilities with respect to income taxes (whether current or deferred), (b) long-term unearned revenue, (c) any accrued compensation and (d) any intercompany obligations including obligations under CME Group Related Party Contracts not listed on Section 2.03(a)(xv) of the CME Group Disclosure Letter, in each case, calculated in accordance with U.S. GAAP applied consistently with the methodology used in the preparation of the balance sheet dated December 31, 2010 included in the CME Group Financial Statements.

“CME Group Deductible” has the meaning set forth on Schedule 10.

“CME Group Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by CME Group to MH and which forms a part of this Agreement.

“CME Group Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, relating to the employees of CGIS and CMA.

“CME Group Employee Plans” means the Employee Plans with respect to which CME Group or any of its Affiliates (including CMA) has any Liability with respect to any CME Group Index Business Employee or CMA Employee or their respective dependents and beneficiaries.

“CME Group Excluded Trademarks” means all Trademarks that contain or consist of the terms “CME Group”, “CME”, “CME Group Index Holdings”, “CME Group Index Services” and the Trademarks set forth on Section 2.03(b)(x) of the CME Group Disclosure Letter or are a stylized form, variation, translation, transliteration, adaptation, or derivation of the foregoing, as well as related logos.

“CME Group Index Business” means the development, maintenance, calculation or publication of Indices, the licensing of such Indices or the sale of subscriptions to data products based on such Indices by CGIS.

“CME Group Index Business Employee” means, collectively, any employee of CGIS and any employee of any Affiliate of CGIS, who in each case is substantially employed in the CME Group Index Business or providing services primarily in support of the CME Group Index Business.

“CME Group Index Business Non-U.S. Employees” means, collectively, any CME Group Index Business Employee whose principal place of employment is in a country other than the United States.

“CME Group Index Business U.S. Employees” means, collectively, any CME Group Index Business Employee whose principal place of employment is in the United States.

“CME Group Insurance Policies” means all material insurance policies of CME Group or its Affiliates for the benefit of, or otherwise covering, the CME Group Businesses.

“CME Group Intellectual Property” means all CME Group Owned Intellectual Property and all CME Group Licensed Intellectual Property.

“CME Group Licensed Intellectual Property” means all Intellectual Property owned by a Third Party and licensed or sublicensed to CGIS or any of its Affiliates or for which CGIS or any of its Affiliates has obtained a covenant not to be sued, in each case, under any CME Group Assumed IP License.

“CME Group Material Adverse Effect” means with respect to the CME Group Businesses, a material adverse effect on the business, assets, financial condition or operations of the CME Group Businesses, taken as a whole; provided, however, that any adverse effect to the extent arising out of, resulting from or attributable to (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital, credit, debt or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other country or jurisdiction in which such CME Group Businesses operate or (iii) the industry in which the CME Group Businesses operate generally (including, without limitation, legislative, regulatory, accounting and litigation matters), (b) any changes in applicable Law or U.S. GAAP or the enforcement or interpretation thereof, (c) actions taken with the written consent of the other parties hereto after the date of this Agreement or pursuant to and in accordance with the specific terms of any Transaction Agreement, (d) any acts of God, (e) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (f) the failure, in and of itself (but not the reasons underlying such failure to the extent not otherwise excluded by any of clauses (a) through (e) and (g)), of the CME Group Businesses to meet their respective budgets, plans or forecasts (whether internal or otherwise) of its revenues, earnings or other financial performance or results of operations, (g) matters directly resulting from the announcement of this Agreement and the transactions contemplated hereby or the identity of the other parties to this Agreement or any adverse change in customer, distributor, employee, supplier, financing source, licensor, sub-licensor, stockholder or similar relationships resulting from any of the foregoing or (h) the matters set forth in Section A.01 of the CME Group Disclosure Letter (except, with respect to the foregoing clauses (a), (d) and (e), if such event or series of events, circumstances, changes, acts or occurrences have a materially disproportionate effect on the CME Group Businesses relative to other industry participants), shall not constitute or be deemed to contribute to a CME Group Material Adverse Effect, and otherwise shall not be taken into account in determining whether a CME Group Material Adverse Effect has occurred or would be reasonably likely to occur.

“CME Group Net Working Capital Amount” means the excess or deficit (in which case it shall be expressed as a negative number), if any, of all CME Group Current Assets of the CME Group Index Business, not including the Excluded Assets of the CME Group Index Business described in Section 2.03(b), over all CME Group Current Liabilities, not including Excluded Liabilities of the CME Group Index Business described in Section 2.03(d).  For purposes of clarity, an example of the CME Group Working Capital Amount for the calendar quarter ended September 30, 2011 has been set forth in Schedule 2.11.

“CME Group Net Working Capital Reference Amount” means the greater of (A) the CME Group Net Working Capital Amount or (B) an amount which is calculated based on the average of the CME Group Net Working Capital Amount for the trailing four calendar quarters as computed prior to the Closing Date.  For purposes of clarity, this definition will result in the CME Group Working Capital Adjustment described in Section 2.11(b) to be either (i) equal to zero (CME Group Net Working Capital Reference Amount equal to the CME Group Net Working Capital Amount) or (ii) an amount in which the CME Group Net Working Capital Reference Amount is in excess of the CME Group Net Working Capital Amount, thereby resulting in a payment from CME Group to the Company.

“CME Group Non-Transferring Employees” means collectively, (i) any current or former officer or employee of CME Group and (ii) any current or former officer or employee of any Affiliate of CME Group in the case of clauses (i) and (ii) who is not substantially employed in the CME Group Index Business or providing services primarily in support of the CME Group Index Business, each of whom will not become employees of MH or the Company or any of their respective Affiliates following the Closing.

“CME Group Owned Intellectual Property” means all Intellectual Property that is owned by, or filed in the name of, CGIS or any of its Affiliates that is primarily used or held for use (including Intellectual Property owned for defensive purposes) in each case, in the CME Group Index Business.

“CME Group Parent Plans” means the CME Group Employee Plans which are sponsored or maintained by CME Group or any of its Affiliates and which do not solely cover CME Group Index Business Employees or CMA Employees and their respective dependents and beneficiaries.

“CME Group Post-Closing Taxes” means any Taxes of, imposed on, or with respect to, any CME Group Contributed Subsidiary or imposed on or payable with respect to the CME Group Index Business or the CME Group Contributed Assets (other than any such Taxes imposed with respect to items of income, gain, deduction or loss required to be reported on the Tax Return of any holder of the Membership Interests of the Company or any direct or indirect owner of any such holder), in each case, that are not CME Group Pre-Closing Taxes.

“CME Group Pre-Closing Taxes” means (a) any Taxes of, imposed on, or with respect to, any CME Group Contributed Subsidiary for any Pre-Closing Tax Period, (b) any Taxes imposed on CGIS (or any of its direct or indirect holders) or CME Group (whether imposed by withholding or otherwise and whether calculated by reference to transfer price, net gain or otherwise), (c) any Taxes of any Person for which a CME Group Contributed Subsidiary may be liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) as a result of having been a member of a consolidated, combined or unitary group, or as a transferee or successor, by contract or other arrangement (including any Tax sharing, allocation, indemnity or similar agreement or arrangement) or otherwise or (d) any Taxes imposed on or payable with respect to the CME Group Index Business or the CME Group Contributed Assets for any Pre-Closing Tax Period (but not any Taxes reflected in the CME Group Net Working Capital Amount). For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period and (ii) Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the Closing.

“CME Group Registered IP” means all Registered IP included in the CME Group Owned Intellectual Property.

“CME Group Subsidiary Plans” means the CME Group Employee Plans which solely cover CME Group Index Business Employees and their respective dependents and beneficiaries.

“CME Group Tax Restricted Asset” means any asset contributed by News to CGIH/CGIS on March 18, 2010 and expressly listed on the Restricted Asset Schedule.

“CME Group Technology” means all Technology that is owned by CGIS or any of its Affiliates and that is primarily used or held for use, in each case, in the CME Group Index Business.

“CMA” means Credit Market Analysis Limited, a company governed by the laws of England and Wales and an indirect wholly owned subsidiary of CME Group.

“CMA Employee Plans” means CME Group Employee Plans which solely cover CMA Employees and their respective dependents and beneficiaries.

“CMA Employees” means, collectively, any employee of CMA and its Subsidiaries.

“CMA Excluded Taxes” means any liability for (a) any Taxes of, imposed on, or with respect to, CMA or any of its Subsidiaries for any Pre-Closing Tax Period, (b) any Taxes imposed on CME Group (whether imposed by withholding or otherwise and whether calculated by reference to transfer price, net gain or otherwise), (c) any Taxes imposed as a result of the purchase and sale of equity interests in CMA or any of its Subsidiaries and (d) any Taxes of any Person for which CMA or any of its Subsidiaries may be liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) as a result of having been a member of any consolidated, combined or unitary group, or as a transferee or successor, by contract or other arrangement (including any Tax sharing, allocation, indemnity or similar agreement or arrangement) or otherwise.

“CMA Non-U.S. Employees” means, collectively, any CMA Employee whose principal place of employment is in a country other than the United States.

“CMA Purchase Price” has the meaning set forth on Schedule 2.04.

“CMA U.S. Employees” means, collectively, any CMA Employee whose principal place of employment is in the United States.

“Code” means the United States Internal Revenue Code of 1986, as amended and any successor provision thereto.

“Collective Bargaining Agreements” means any and all written agreements, memorandums of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, that have been entered into between or that involve or apply to any employer and any labor organization or Employee Representative.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended, and the rules and regulations promulgated thereunder.

“Consent” means that certain Letter Agreement, dated as of the date hereof, regarding the contribution of certain assets to the Company, by and among CGIH, CME Group, Board of Trade of the City of Chicago, Inc. and Dow Jones & Company, Inc.

“Contracts” means all written or oral contracts, subcontracts, agreements, leases (other than real property leases), licenses, commitments, sales and purchase orders, and other instruments, arrangements or understandings of any kind, other than any Employee Plan.

“Contributed Assets” means the MH Contributed Assets and the CME Group Contributed Assets, or either of them, as the context requires.

“Contributed Businesses” means the S&P Index Business and the CME Group Index Business, or either of them, as the context requires.

“Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” of any Person means (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person which are evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person that have been, or should be, in accordance with U.S. GAAP, recorded as capital leases, (d) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or a leveraged lease, (e) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (f) for purposes of the covenants of MH in Section 5.01 and CME Group in Section 5.02 only, all Liabilities for the deferred purchase price of property or services (other than current Liabilities incurred in the ordinary course of business) and (g) all prepayment penalties, premiums, accrued interest, fees and expenses related to any of the items in clauses (a) through (f)  and (h) all direct or indirect guarantees (including “keep well” arrangements, support agreements and similar agreements) with respect to Debt of any other Person referred to in clauses (a) through (g); provided  that Debt shall not include (A) deferred compensation, pension and other post-employment benefit liabilities and (B) take or pay obligations arising in the ordinary course of business.

“Deferred Income Assets” means advance payments deferred under IRS revenue procedure 2004-34.

“Disclosure Letters” means the MH Disclosure Letter and the CME Group Disclosure Letter.

“DJ Brand License Agreement” means the Trademark License Agreement, dated as of March 18, 2010, by and between Dow Jones & Company, Inc. and CGIS (as successor in interest to CGIH).

“DJ Trademarks” means the Trademarks licensed to CGIS pursuant to the DJ Brand License Agreement.

“Dow Jones Opco” means a limited liability company to be formed under and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended.

 “Employee Plans” means all “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and all other benefit, emolument or compensation plans, programs, agreements or arrangements of any kind (other than any contribution for any social charges under any program mandated by a Governmental Authority).

“Employee Representative” means any workers’ representative, including any representative of a trade union, workers’ committee, works council, European Works Council, or an employee representative appointed for information, consultation and/or collective bargaining purposes.

“Employment Law” means all and any laws, including common law, statutes, directives, regulations, notices, judgments, decrees or orders, of any relevant jurisdiction, relating to or connected with the employment of employees including immigration requirements, their health and safety at work, and any employment-related taxation, employment-related national insurance or social security obligations pertaining thereto.

“Environmental Law” means any Law in effect on or prior to the Closing Date relating to human health or safety, pollution or protection of the environment, including the use, generation, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, any Hazardous Material.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law in effect on or prior to the Closing Date and necessary for or used in connection with the operation of the S&P Index Business or the CME Group Businesses, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated thereunder from time to time.

“Exchange Affiliates” means with respect to CME Group, the Chicago Mercantile Exchange Inc., Board of Trade of the City of Chicago, Inc., New York Mercantile Exchange, Inc. and Commodity Exchange, Inc.

“Financial Products” means financial products based on one or more Indices, whether bought, sold or traded on an exchange, over-the-counter or otherwise, including mutual funds and other collective investment vehicles (such as Unit Investment Trusts and undertakings for the collective investment of transferable securities), separately managed accounts, exchange-traded funds, exchange-traded notes, exchange-traded commodities, exchange-traded derivatives (including futures and options), actively managed portfolios, structured products (including over-the-counter options and swaps, privately placed debt obligations, publicly offered debt obligations, indexed warrants, index participation certificates, certificates of deposit and insurance products), contracts for difference, and other investment vehicles and products in the financial services industry now or in the future.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any court, administrative agency, tribunal, arbitral body, department, body, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority, and any self-regulatory organization (including the Financial Industry Regulatory Authority and any national securities exchange).

“Governmental Order” means any order (other than an order constituting an approval), writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means (i) petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos containing materials or polychlorinated biphenyls, (ii) any pollutant or contaminant or (iii) any chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous waste, material or substance, in each case, that is regulated under any Law promulgated by any applicable Governmental Authority with jurisdiction over the environment.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under such Act.

“Index” means a statistical composite that measures the financial value, and/or changes in the financial value over time, of a portfolio of multiple Reference Assets (whether of one asset class or multiple asset classes) or one or more Reference Assets at multiple points of time based upon the respective weighting of the components within such composite; provided  that, unless otherwise agreed by the holders of membership interests of the Company, “Index” shall not include (a) any referential prices or series of referential prices of an information provider (such as Platts) that are derived through editorial processes, (b) any benchmark, evaluative pricing (including valuations of the kind produced by Standard & Poor’s Securities Evaluations) or other similar data on Reference Assets other than equities (i) that are published by a business other than a business of the Company or its controlled Affiliates or (ii) where the data is used for editorial, analytical or expository purposes and not as the basis for a Financial Product or (c) any settlement or indicative values of an exchange, clearinghouse or similar market participant (such as CME Group), and any process undertaken by such Person or its Affiliates to determine such settlement or indicative values, of any product listed, traded or cleared by such Person or its Affiliates.  “Indices” shall have correlative meaning.

“Insurance Arrangements” means all policies of or agreements for insurance and interests in insurance pools and programs, whether claims-based or incurrence based.

“Intellectual Property” means all intellectual property rights arising under the Laws of the United States or of any other jurisdiction, including: (i) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions, (ii) trademarks, service marks, trade names, service names, trade dress, logos, domain names, and other identifiers of source, including all goodwill connected with the use of and symbolized thereby, and any and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing (collectively, “Trademarks”), (iii) all rights in any original works of authorship and/or any part thereof that are within the scope of any applicable copyright Law, including all rights of authorship, use, publication, reproduction, distribution, performance, moral rights, and rights of ownership of copyrightable works, and all rights to register and to obtain renewals, extensions, revivals and resuscitations of any such copyright registrations (collectively, “Copyrights”), (iv) trade secret and confidential and proprietary information, including trade secrets and confidential processes, methodologies for index creation, composition and calculation, compositions, formulas, customer information, operational data, processing quality control procedures, research and development studies, engineering information, invention reports, technical reports, research and development archives, pricing information and know-how (collectively, “Trade Secrets”), (v) database rights, and (vi) intellectual property rights in Technology.

“Intellectual Property Contracts” means any and all Contracts relating to Intellectual Property pursuant to which rights in Intellectual Property are in any manner transferred, conveyed, granted, licensed, restricted or waived.

“International Services Agreements” has the meaning set forth in the MH Employee Matters Agreement and also includes the agreements referred to in Section 4.05 of the CME Group Employee Matters Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of CME Group” means the actual knowledge of the Persons listed on Section 1.01 of the CME Group Disclosure Letter (but, for each such Person, only with respect to the areas indicated thereon) and the knowledge such Persons would have obtained after making reasonable inquiry with respect to the particular matter in question.

“Knowledge of MH” means the actual knowledge of the Persons listed on Section 1.01 of the MH Disclosure Letter (but, for each such Person, only with respect to the areas indicated thereon) and the knowledge such Persons would have obtained after making reasonable inquiry with respect to the particular matter in question.

“Law” means any transnational, domestic or foreign federal, state, local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including the common law, and any rules and regulations of any self-regulatory organization applicable to the S&P Index Business, any MH Contributed Asset, the CME Group Businesses or any CME Group Asset.

“Liabilities” means any Debt, liability, claim, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, known or unknown, determined or determinable, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description and including all costs and expenses related thereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

“Loss” or “Losses” means any loss, liability, obligation, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of Third-Party Claims (including interest, penalties, reasonable attorneys’ fees and expenses, court costs and all amounts paid in investigation, defense, settlement or collection of any of the foregoing).

“Membership Interests” shall have the meaning set forth in the Company Operating Agreement.

“MH Acquisition Proposal” means any proposal or offer from any Third Party relating to any (a) reorganization, dissolution, liquidation, refinancing or recapitalization of or involving a material amount of the MH Contributed Assets or the S&P Index Business, (b) merger, consolidation, share exchange or acquisition of or involving a material amount of the S&P Index Business, (c) sale of any material amount of the MH Contributed Assets or the S&P Index Business, (d) sale or issuance of capital stock or other equity interests of the entities that conduct the MH Contributed Assets or the S&P Index Business or (e) similar business combination involving the MH Contributed Assets or the S&P Index Business; provided  that none of the foregoing proposals or offers shall constitute a “MH Acquisition Proposal” if such proposal or offer does not or if consummated would not (x) materially interfere with or delay the performance of MH’s obligation to contribute the S&P Index Business to the Company or any other obligation of MH hereunder or (y) impair in any material respect the expected benefits to MH, the Company or any of their Affiliates of the transactions contemplated by this Agreement.

“MH Assumed Contracts” means all Contracts to which MH or any of its Affiliates is a party that are primarily related to the S&P Index Business, other than any Employee Plans (which for this purpose shall be construed to be defined without inclusion of any materiality qualifiers), Collective Bargaining Agreements or Intellectual Property Contracts.

“MH Assumed IP Licenses” means all Intellectual Property Contracts (other than any of the Ancillary Agreements) to which MH or any of its Affiliates is a party that are primarily related to the S&P Index Business.

“MH Cap” has the meaning set forth on Schedule 10.

“MH Contributed Subsidiary” means any Subsidiary of MH listed on Section 2.02(a)(ii) of the MH Disclosure Letter.

“MH Current Assets” means, as of the Effective Time (or, if the parties otherwise agree, another practical date, such as the last Business Day of the MH financial calendar month), all current assets of the S&P Index Business, but excluding (a) assets with respect to income taxes (whether current or deferred), (b) cash and (c) any intercompany receivables including receivables under MH Related Party Contracts not listed on Section 3.18 of the MH Disclosure Letter, in each case, calculated in accordance with U.S. GAAP applied consistently with the methodology used in the preparation of the balance sheet dated December 31, 2010 included in the MH Financial Statements.

“MH Current Liabilities” means, as of the Effective Time (or, if the parties otherwise agree, another practical date, such as the last Business Day of the MH financial calendar month), all current liabilities of the S&P Index Business, including any short term unearned revenue, but excluding (a) any liabilities with respect to income taxes (whether current or deferred), (b) long-term unearned revenue, (c) any accrued compensation and (d) any intercompany obligations including obligations under MH Related Party Contracts not listed on Section 3.18 of the MH Disclosure Letter, in each case, calculated in accordance with U.S. GAAP applied consistently with the methodology used in the preparation of the balance sheet dated December 31, 2010 included in the MH Financial Statements.

“MH Deductible” has the meaning set forth on Schedule 10.

“MH Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by MH to CME Group and which forms a part of this Agreement.

“MH Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, relating to the employees of MH.

“MH Employee Plans” means the Employee Plans with respect to which MH or any of its Affiliates has any Liability with respect to any S&P Index Business Employees or their respective dependents and beneficiaries.

“MH Excluded Domain Names” means all domain names owned by MH or its Affiliates.

“MH Excluded Trademarks” means all Trademarks owned by MH and its Affiliates.

“MH Insurance Policies” means all material insurance policies of MH or its Affiliates for the benefit of, or otherwise covering, the S&P Index Business.

“MH Intellectual Property” means all MH Owned Intellectual Property and all MH Licensed Intellectual Property.

“MH Licensed Intellectual Property” means all Intellectual Property owned by a Third Party and licensed or sublicensed to MH or for which MH has obtained a covenant not to be sued, in each case, under any MH Assumed IP License.

“MH Licensed Trademarks” has the meaning defined in the MH Brand License Agreement.

“MH Material Adverse Effect” means with respect to the S&P Index Business, a material adverse effect on the business, assets, financial condition or operations of the S&P Index Business, taken as a whole; provided, however, that, any adverse effect to the extent arising out of, resulting from or attributable to (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital, credit, debt or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other country or jurisdiction in which such S&P Index Business operates or (iii) the industry in which the S&P Index Business operates generally (including, without limitation, legislative, regulatory, accounting and litigation matters), (b) any changes in applicable Law or U.S. GAAP or the enforcement or interpretation thereof, (c) actions taken with the written consent of the other parties hereto after the date of this Agreement or pursuant to and in accordance with the specific terms of any Transaction Agreement, (d) any acts of God, (e) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (f) the failure, in and of itself (but not the reasons underlying such failure to the extent not otherwise excluded by any of clauses (a) through (e) and (g)), of the S&P Index Business to meet budgets, plans or forecasts (whether internal or otherwise) of its revenues, earnings or other financial performance or results of operations, (g) matters directly resulting from the announcement of this Agreement and the transactions contemplated hereby or the identity of the other parties to this Agreement or any adverse change in customer, distributor, employee, supplier, financing source, licensor, sub-licensor, stockholder or similar relationships resulting from any of the foregoing of (h) the matters set forth in Section A.01 of the MH Disclosure Letter (except, with respect to the foregoing clauses (a), (d) and (e), if such event or series of events, circumstances, changes, acts or occurrences have a materially disproportionate effect on the S&P Index Business relative to other industry participants), shall not constitute or be deemed to contribute to an MH Material Adverse Effect, and otherwise shall not be taken into account in determining whether an MH Material Adverse Effect has occurred or would be reasonably likely to occur.

“MH Net Working Capital Amount” means the excess or deficit (in which case it shall be expressed as a negative number), if any, of all MH Current Assets of the S&P Index Business, not including the Excluded Assets of the S&P Index Business described in Section 2.02(b), over MH Current Liabilities of the S&P Index Business, not including the Excluded Liabilities of the S&P Index Business described in Section 2.02(d).  For purposes of clarity, an example of the MH Working Capital Amount for the calendar quarter ended June 30, 2011 has been set forth in Schedule 2.10.

“MH Net Working Capital Reference Amount” means the greater of (A) the MH Net Working Capital Amount or (B) an amount which is calculated based on the average of the MH Net Working Capital Amount for the trailing four calendar quarters as computed prior to the Closing Date.  For purposes of clarity, this definition will result in the MH Working Capital Adjustment described in Section 2.10(b) to be either (i) equal to zero (MH Net Working Capital Reference Amount equal to the MH Net Working Capital Amount) or (ii) an amount in which the MH Net Working Capital Reference Amount is in excess of the MH Net Working Capital Amount, thereby resulting in a payment from MH to the Company.

“MH Owned Intellectual Property” means all Intellectual Property that is owned by, or filed in the name of, MH or any of its Affiliates that is primarily used or held for use (including Intellectual Property owned for defensive purposes) in each case, in the S&P Index Business.  For the avoidance of doubt, the MH Licensed Trademarks are MH Owned Intellectual Property

“MH Parent Plans” means the MH Employee Plans which are sponsored or maintained by MH or any of its Affiliates and which do not solely cover S&P Index Business Employees and their respective dependents and beneficiaries.

“MH Post-Closing Taxes” means any Taxes of, imposed on, or with respect to, any MH Contributed Subsidiary or imposed on or payable with respect to the S&P Index Business or the MH Contributed Assets (other than any such Taxes imposed with respect to items of income, gain, deduction or loss required to be reported on the Tax Return of any holder of the Membership Interests of the Company or any direct or indirect owner of any such holder), in each case, that are not MH Pre-Closing Taxes.

“MH Pre-Closing Taxes” means (a) any Taxes of, imposed on, or with respect to, any MH Contributed Subsidiary for any Pre-Closing Tax Period, (b) any Taxes imposed on MH (whether imposed by withholding or otherwise and whether calculated by reference to transfer price, net gain or otherwise), (c) any Taxes of any Person for which an MH Contributed Subsidiary may be liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) as a result of having been a member of a consolidated, combined or unitary group, or as a transferee or successor, by contract or other arrangement (including any Tax sharing, allocation, indemnity or similar agreement or arrangement) or otherwise or (d) any Taxes imposed on or payable with respect to the S&P Index Business or the MH Contributed Assets for any Pre-Closing Tax Period (but not any Taxes reflected in the MH Net Working Capital Amount).

“MH Registered IP” means all Registered IP included in the MH Owned Intellectual Property.

“MH Subsidiary Plans” means the MH Employee Plans which solely cover S&P Index Business Employees and their respective dependents and beneficiaries.

“MH Technology” means all Technology that is owned by MH or any of its Affiliates and that is primarily used or held for use, in each case, in the S&P Index Business.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“News”  means News Corporation, a Delaware corporation.

“News-CME Group Agreements” means the agreements entered into by News and CME Group and their respective Affiliates in connection with the Contribution Agreement, dated as of February 10, 2010, by and among News, Dow Jones & Company, Inc., Dingo Smith Trademark Holdings LLC, CME Group, Board of Trade of the City of Chicago, Inc., CGIH and CGIS.

“News-CME Group Assumed Agreements” means the News-CME Group Agreements set forth in Section 2.03(a)(xvii) of the CME Group Disclosure Letter.

“Open Source Software” means any software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any “copyleft” license or any other similar license that requires as a condition of use, modification or distribution of such software that such software or other software combined or distributed with it be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge.

“Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable; (b) statutory Liens of landlords; (c) Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen incurred in the ordinary course of business and on a basis consistent with past practice that are not yet due and payable; (d) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (e) defects or imperfections of title, easements, covenants, conditions, reservations, Liens, encroachments, rights-of-way, restrictions and other similar charges or encumbrances, provided, in each case, that the same Liens, individually or in the aggregate, could not reasonably be expected to materially interfere with the ordinary conduct of business or the use of the property they encumber; (f) Liens that encumber the underlying fee interest of any MH Leased Real Property or CME Group Leased Real Property, provided, in the case of this clause (f), that the same Liens, individually or in the aggregate, could not reasonably be expected to materially interfere with the ordinary conduct of business or the use of the property they encumber; (g) zoning, building and other generally applicable land use restrictions; and (h) in the case of Intellectual Property and Technology, any Intellectual Property Contracts (other than Contracts granting a security interest in Intellectual Property).

“Person” means an individual, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization, Governmental Authority or other entity.

“Post-Closing Tax Period” means any taxable period that begins after the Closing Date and the portion of any Straddle Period that begins after the Closing Date.

“Pre-Closing Tax Period” means any taxable period that ends on or prior to the Closing Date and the portion of such Straddle Period ending on and including the Closing Date.

“Property Taxes” means real, personal, and intangible ad valorem property Taxes.

“Qualifying Loss” has the meaning set forth on Schedule 10.

“Registered IP” means patents, patent applications (including provisionals), registered Trademarks, registered service marks, domain name registrations, copyright registrations, applications for the registration of Trademarks, and applications for the registration of copyrights.

“Reference Asset” means any assets, liabilities, incomes, expenses or measurements on which products can be based that provide financial exposure to the owner or holder of such products.

“Representative” of a Person means the directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“S&P Index Business” means the development, maintenance, calculation or publication of Indices, the licensing of such Indices or the sale of subscriptions to data products based on such Indices, in each case, by MH or its Affiliates.

“S&P Index Business Employee” means, collectively, as of the date of this Agreement, any employee of MH and any employee of any Affiliate of MH, who in each case is substantially employed in the S&P Index Business or providing services primarily in support of the S&P Index Business.

“S&P Index Business Non-Transferring Employees”  means collectively, (i) any current or former officer or employee of MH and (ii) any current or former officer or employee of any Affiliate of MH in the case of clauses (i) and (ii) who is not substantially employed in the S&P Index Business or providing services primarily in support of the S&P Index Business, each of whom will not become employees of the Company or any of its Affiliates following the Closing.

“S&P Index Business Non-U.S. Employees” means, collectively, any S&P Index Business Employee whose principal place of employment is in a country other than the United States.

“S&P Index Business U.S. Employees” means, collectively, any S&P Index Business Employee whose principal place of employment is in the United States.

“S&P Opco” means a limited liability company to be formed under and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et  seq., as amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sherman Act” means the Sherman Act of 1890, as amended, and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, (a) any other Person, including a corporation, joint venture, a general or limited partnership or a limited liability company, in which such first Person directly or indirectly through one or more subsidiaries, at the time owns at least 50% of the ownership interests entitled to vote in the election of directors, managing partners, managers or trustees thereof (or other Persons performing such functions) or (b) such first Person acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person; provided, however, that for the purposes of this Agreement (i) at no time shall the Company be deemed a Subsidiary of MH or CME Group or any of their respective Affiliates and (ii) CGIS shall be deemed a Subsidiary of CME Group.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, escheate, estimated, or other charge of any kind whatsoever in the nature of a tax, including any interest, penalty, or addition thereto, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person, including as transferee or successor by contract, or otherwise.

“Tax Benefit” means any refund of Taxes to be paid by the relevant Governmental Authority or reduction in the amount of Taxes that otherwise would be paid or payable to the relevant Governmental Authority attributable to any item of loss, deduction, credit or any other Tax item that decreases Taxes paid or payable.

“Tax Matters Member” shall have the meaning set forth in the Company Operating Agreement.

“Tax Prohibited Transfer” means a sale, transfer, exchange or other disposition (or any other action that for federal income tax purposes would be treated as a sale, transfer, exchange or other disposition) by the Company of any CME Group Tax Restricted Asset which transaction results in the allocation of taxable gain to CGIH/CGIS and to News under Section 704(c) of the Code and gives rise to an indemnity obligation by CME Group to News under Section 8 of the News-CME Group Tax Agreement, except that the following shall not constitute Tax Prohibited Transfers: any transaction with respect to any CME Group Tax Restricted Asset (a) that would have been excluded from the transfer restrictions in Section 4(a) of the News-CME Group Tax Agreement were it to have been made by CGIH/CGIS (relating to certain limited sales of tangible assets in the ordinary course of business); (b) which any member of the Company board of directors that is appointed by CME Group votes to approve; (c) for which CME Group gives prior written consent; or (d) required by applicable Law and consented to by CME Group in writing, or pursuant to any agreement or settlement entered into by CME Group with any Person, in each case prior to the Closing and in connection with the consummation of the transactions contemplated by this Agreement.  For the absence of doubt, none of the following shall constitute a Tax Prohibited Transfer: (y) any disposition by CGIH/CGIS of its equity interests in the Company, or (z) any disposition by News of its equity interests in CGIH/CGIS.  For the absence of doubt, the determination as to whether any action is a Tax Prohibited Transfer shall be made without regard to the Consent.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.

“Technology” means, collectively, all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, confidential, proprietary or non-public information, and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form whether or not listed herein, and all related technology, including Software.

“Third Party” means any Person that is neither a party to this Agreement nor an Affiliate of any party to this Agreement.

“Third-Party Consent” means any consent, authorization, approval or waiver from, notice to, or other action by any Third Party (other than a Governmental Authority) that is a party to any MH Significant Contract or CME Group Significant Contract, as applicable.

“Transaction Agreements” means this Agreement, including the Exhibits and Disclosure Letters hereto, and each of the Ancillary Agreements and any certificate, instrument, opinion or other document delivered pursuant to any of the foregoing.

“Transfer Regulations” means (a) in relation to any member state of the European Union, any national legislation implementing Council Regulation 2001/23/EC, as amended, reenacted, extended or consolidated from time to time, and (b) in relation to any other jurisdiction, any national or local legislation that provides for the automatic transfer of employment upon the transfer and/or sale of a business.

“Transfer Taxes” means any transfer, documentary, sales, use, stamp and registration Taxes.

“U.S. GAAP” means the generally accepted accounting principles used in the United States, at the applicable time.

“U.S.” or “United States” means the United States of America.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as the same may be amended from time to time, and any similar applicable foreign, state or local Law.

INDEX OF DEFINED TERMS

Acquisition Proposal	A-1	CMA Shares	12
Action	A-1	CMA U.S. Employees	A-6
Affiliate	A-1	CME Group	1
Agreement	1	CME Group Acquisition Proposal	A-1
Ancillary Agreement	1	CME Group Assets	A-2
Antitrust Laws	69	CME Group Assumed Contracts	A-2
Burdensome Condition	71	CME Group Assumed IP Licenses	A-2
Business Day	A-1	CME Group Assumed Liabilities	10
CGIH	A-1	CME Group Businesses	A-2
CGIH/CGIS	A-1	CME Group Cap	A-2
CGIS	1	CME Group Closing Statement	20
CGIS Indenture	A-1	CME Group Contributed Assets	7
Clayton Act	A-1	CME Group Contributed Subsidiary	A-2
Closing	15	CME Group Corporate Services SLA	16
Closing Date	15	CME Group Current Assets	A-2
CMA	A-6	CME Group Current Liabilities	A-2
CMA Employee Plans	A-6	CME Group Deductible	A-3
CMA Employees	A-6	CME Group Disclosure Letter	A-3
CMA Excluded Taxes	A-6	CME Group Dispute Notice	18
CMA Non-U.S. Employees	A-6	CME Group Disputed Item	20
CMA Purchase Price	A-6	CME Group Employee Matters Agreement	A-3
CMA Reference Balance Sheet	42

CME Group Employee Plans	A-3	CME Group Significant Contracts	50
CME Group Excluded Assets	9	CME Group Subsidiary Plans	A-5
CME Group Excluded Liabilities	11	CME Group Technology	A-6
CME Group Excluded Trademarks	A-3	Code	A-6
CME Group Final Net Working Capital Amount	21	Collective Bargaining Agreements	A-6
CME Group Financial Statements	42	Commercial Licensing Agreement	16
CME Group Fully Indemnified Representations	91	Commodity Exchange Act	A-6
CME Group Indemnified Parties	89	Company	1
CME Group Index Business	A-3	Company Account	72
CME Group Index Business Employee	A-3	Company Certificate of Formation	2
CME Group Index Business Financial Statements	42	Company Indemnified Parties	89
CME Group Index Business Non-U.S. Employees	A-3	Company Operating Agreement	16
CME Group Index Business U.S. Employees	A-3	Confidentiality Agreement	69
CME Group Insurance Policies	A-3	Consent	A-6
CME Group Intellectual Property	A-3	Contracts	A-7
CME Group Leased Real Property	57	Contributed Assets	A-7
CME Group Licensed Intellectual Property	A-3	Contributed Businesses	A-7
CME Group Licenses	46	Control	A-7
CME Group Material Adverse Effect	A-3	Controlling Party	93
CME Group Net Working Capital Amount	A-4	Copyrights	A-9
CME Group Net Working Capital Reference Amount	A-4	Core Trademark Transfer	77
CME Group Non-Transferring Employees	A-4	Core Trademarks	77
CME Group Owned Intellectual Property	A-5	Debt	A-7
CME Group Owned Real Property	57	Deferred Income Assets	A-7
CME Group Parent Plans	A-5	Delivering Party	68
CME Group Post-Closing Taxes	A-5	Disclosure Letters	A-7
CME Group Pre-Closing Taxes	A-5	DJ Brand License Agreement	A-7
CME Group Real Property	57	DJ Trademarks	A-7
CME Group Real Property Lease	57	Dow Jones Opco	A-7
CME Group Reference Balance Sheet	42	Effective Time	15
CME Group Registered IP	A-5	Employee Lease Agreement	16
CME Group Related Party Contract	58	Employee Plans	A-8
CME Group Restricted Asset	A-5	Employee Representative	A-8
CME Group Restricted Asset Schedule	79	Employment Law	A-8
		Environmental Law	A-8
		Environmental Permit	A-8
		ERISA	A-8
		Exchange Affiliates	A-8
		Exclusivity Period	73
		Financial Products	A-8
		FINRA	A-8
		Foreign Competition Laws	69
		Governmental Authority	A-8
		Governmental Order	A-9
		Hazardous Materials	A-9
		HSR Act	A-9

Indemnified Party	92	MH Indemnified Parties	90
Indemnifying Party	92	MH Insurance Policies	A-12
Index	A-9	MH Intellectual Property	A-12
Insurance Arrangements	A-9	MH Leased Real Property	38
Intellectual Property	A-9	MH Licensed Intellectual Property	A-12
Intellectual Property Contracts	A-10	MH Licensed Trademarks	A-12
International Services Agreements	A-10	MH Licenses	27
IRS	A-10	MH Material Adverse Effect	A-12
Joinder Agreement	2	MH Net Working Capital Amount	A-13
Knowledge of CME Group	A-10	MH Net Working Capital Reference Amount	A-13
Knowledge of MH	A-10	MH Owned Intellectual Property	A-13
Law	A-10	MH Owned Real Property	38
Liabilities	A-10	MH Parent Plans	A-13
Licensed Trademark Transfer	77	MH Post-Closing Taxes	A-13
Lien	A-10	MH Pre-Closing Taxes	A-14
Loss	A-10	MH Real Property	38
Losses	A-10	MH Real Property Lease	38
Membership Interests	A-11	MH Reference Balance Sheet	24
MH	1	MH Registered IP	A-14
MH Acquisition Proposal	A-11	MH Related Party Contract	38
MH Assumed Contracts	A-11	MH Significant Contracts	31
MH Assumed IP Licenses	A-11	MH Subsidiary Plans	A-14
MH Assumed Liabilities	5	MH Technology	A-14
MH Brand License Agreement	16	Multiemployer Plan	A-14
MH Cap	A-11	Neutral Accountant	18
MH Closing Statement	17	New Index License	16
MH Contributed Assets	2	New York Courts	98
MH Contributed Subsidiary	A-11	News	A-14
MH Corporate Services SLA	16	News Tax Proceeding	80
MH Current Assets	A-11	News-CME Group Agreements	A-14
MH Current Liabilities	A-11	News-CME Group Assumed Arrangements	A-14
MH Deductible	A-12	News-CME Group Tax Agreement	79
MH Disclosure Letter	A-12	Non-Controlling Party	93
MH Dispute Notice	20	Open Source Software	A-14
MH Disputed Item	18	Permitted Liens	A-14
MH Employee Matters Agreement	A-12	Person	A-15
MH Employee Plans	A-12	Post-Closing Tax Period	A-15
MH Excluded Assets	4	Pre-Closing Tax Period	A-15
MH Excluded Domain Names	A-12	Property Taxes	A-15
MH Excluded Liabilities	6	Qualifying Loss	A-15
MH Excluded Trademarks	A-12	Reference Asset	A-15
MH Final Net Working Capital Amount	19	Registered IP	A-15
MH Financial Statements	24	Representative	A-15
MH Fully Indemnified Representations	89	Requesting Party	68

Required Indemnity Payment	79	Tax Returns	A-17
S&P FS LLC	1	Taxes	A-16
S&P Index Business	A-15	Technology	A-17
S&P Index Business Employee	A-15	Termination Date	87
S&P Index Business Non-Transferring Employees	A-15	Third Party	A-17
S&P Index Business Non-U.S. Employees	A-16	Third-Party Claim	92
S&P Index Business U.S. Employees	A-16	Third-Party Consent	A-17
S&P Opco	A-16	Third-Party Rights	13
Securities Act	A-16	Trade Secrets	A-9
Sherman Act	A-16	Trademark Security Agreement	16
Software	A-16	Trademarks	A-9
Straddle Period	A-16	Transaction Agreements	A-18
Subsidiary	A-16	Transfer Regulations	A-18
Tax	A-16	Transfer Taxes	A-18
Tax Benefit	A-17	Transferor Account Parties	72
Tax Matters Member	A-17	U.S.	A-18
Tax Proceeding	82	U.S. GAAP	A-18
Tax Prohibited Transfer	A-17	United States	A-18
		WARN ACT	A-18

Exhibit E

FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

OF

S&P/DOW JONES INDICES LLC

DATED AS OF [•]

THE SECURITIES ISSUED PURSUANT TO OR REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.  ANY TRANSFER OF SUCH SECURITIES IS SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

2

SCHEDULES

Schedule 1.1(a)	-	CME Group Unaffiliated Entities
Schedule 1.1(b)	-	Transaction Documents
Schedule 1.1(c)	-	Initial Baseline Margin
Schedule 1.1(d)	-	Original Margin Floor

Schedule 1.1(e)	-	Minimum Qualified IPO Valuation
Schedule 4.1	-	Members, Capital Contributions, Capital Accounts, Percentage Interests and Contact Details
Schedule 5.1	-	Initial Directors
Schedule 5.3(f)(i)	-	Supermajority Approval over Annual Budget – Illustrative Calculations
Schedule 5.3(f)(v)(A)	-	Pre-Existing Contractual Obligations
Schedule 5.3(f)(xiii)	-	Intercompany Agreements
Schedule 5.5	-	Initial Chairman
Schedule 5.8(e)(i)	-	Required Qualifications
Schedule 5.8(e)(iii)	-	Initial Chief Executive Officer
Schedule 6.4(a)	-	Initial Annual Budget
Schedule 6.4(b)	-	Brand Management Plan
Schedule 6.4(c)	-	Strategic Plan
Schedule 9.1(i)	-	Prohibited Transferees
Schedule 9.2	-	MH Competitors
Schedule 9.3	-	CME Group Competitors
Schedule 9.4(c)	-	Certain Transactions

v

INDEX OF DEFINED TERMS

Section
Acquirer	1.1
Acquisition Proposal	9.1(h)(i)
Act	1.1
Additional Capital Contribution	3.2(b)
Additional Member	9.6(a)
Adjusted Capital Account Deficit	1.1
Affiliate	1.1
Agreement	Preamble
Annual Budget	1.1
Appraiser	1.1
Baseline Margin	1.1
Beneficiary	14.17
Blackout Period	1.1
Board of Directors	5.1(a)
Board Supermajority Approval	5.3(f)
Brand Management Plan	1.1
Business Day	1.1
Business or Purpose of the Company	1.1
Capital Account	3.5
Capital Contributions	1.1
Carrying Value	1.1
Certificate of Formation	Recitals
CGIS	Preamble
Change of Control	1.1
Closing	1.1
CMA Parent	Preamble
CME Group	Preamble
CME Group Competitors	9.3(b)
CME Group Contributed Assets	1.1
CME Group Entities	1.1
CME Group Member	1.1
CME Group Permitted Transferee	9.1(a)
CME Group Put	9.3(b)
CME Group Put Notice	9.3(b)
CME Group Regular Put	9.3(a)
CME Group Regular Put Notice	9.3(a)
CME Group Special Put	9.3(b)
CME Group Special Put Notice	9.3(b)
CME Group Threshold	1.1
CME Group Unaffiliated Entity	1.1
Code	1.1
Company	Preamble

Company Entities	1.1
Company Minimum Gain	1.1
Competing Business	1.1
Competitor Transaction	1.1
Contribution Agreement	Recitals
Contribution Date	1.1
control	1.1
CPI	1.1
Crisil	1.1
Delaware Courts	14.11
Depreciation	1.1
Determining Directors	11.4
Director	5.1(a)
Dispute	14.10(a)
Dispute Escalation Notice	14.10(a)
Drag-Along Illiquid Non-Cash Consideration Value	9.1(e)(i)
Drag-Along Notice	9.1(e)(i)
Drag-Along Right	9.1(e)(i)
Drag-Along Sale	9.1(e)(i)
EBITDA	1.1
Editorial Processes	1.1
Exchange Act	1.1
Financial Products	1.1
Fiscal Quarter	1.1
Fiscal Year	6.1
FMV	1.1
FMV Determination Date	9.5(a)
FMV Determination Request	9.2
Free Cash Flow	1.1
GAAP	1.1
Governmental Authority	1.1
Guaranteed Members	14.17
Guarantor Parent	14.17
Illiquid Non-Cash Consideration	1.1
Indebtedness	1.1
Indemnified Person	5.9(a)
Independent Appraiser	9.5(b)
Index	1.1
Information	6.6(a)
Information Recipient	6.6(a)
Information Representative	6.6(c)
Initial Baseline Margin	1.1
Initial Calculation Date	9.5(b)
Initial Capital Contribution	3.1(a)
Initial CME Group Members	Preamble
Initial MH Member	Preamble

Intellectual Property	1.1
IRS	1.1
Law	1.1
Lead Contacts	14.10(a)
Liquidating Agent	13.4(a)
Losses	1.1
Lower Threshold	1.1
Margin	1.1
Margin Floor	1.1
Maximum Acquired Percentage	9.1(d)(i)
Mediation Notice	14.10(c)
Member	1.1
Member Minimum Gain	1.1
Member Nonrecourse Debt	1.1
Member Nonrecourse Deductions	1.1
Membership Interest	1.1
Membership Interests	10.3(a)
MH	Preamble
MH Call Notice	9.2
MH Competitors	9.2
MH Contributed Assets	1.1
MH Entities	1.1
MH Member	1.1
MH Permitted Transferee	9.1(b)
MH Sale Offer	9.1(c)(i)(C)(1)
MH Sale Offer Rejection Notice	9.1(c)(i)(C)(4)
MH Special Call	9.2
Negotiation Period	9.1(c)(i)(C)(2)
Net Working Capital	1.1
Non-Determining Directors	11.4
Nonrecourse Deductions	1.1
Non-Solicitation Period	9.1(h)(i)
Offer Price	9.1(c)(i)(C)(1)
Order	1.1
Original Margin Floor	1.1
Originally Scheduled CME Group Purchase Closing Date	9.1(c)(i)(C)(6)
Originally Scheduled Put/Call Closing Date	9.4(b)
Parent	1.1
Parent Aggregate Percentage Interest	1.1
Parent Entities	1.1
Parent Member Group	1.1
Percentage Interest	1.1
Permitted Predominantly Non-Competing Acquisition	1.1
Person	1.1
Piggyback Registration	10.5(a)
Platts	1.1

Predominantly Competing Business	11.2(a)
Predominantly Non-Competing Business	1.1
Preliminary Annual Budget	1.1
Proceeding	1.1
Profits	1.1
Prohibited Transferee	1.1
Proposed Non-Compete Acquisition Notice	11.2(a)
Public Company	1.1
Put/Call Closing Date	9.4
Qualified IPO	1.1
Qualified IPO Demand	10.1
Qualified Party	1.1
Qualified Unsolicited Offer	9.1(h)(i)
Reference Assets	1.1
Reference Fiscal Year	5.3(f)(i)(A)
Regulatory Allocations	7.3
Required Qualifications	1.1
Reset Baseline Margin	1.1
ROFO Offer	9.1(c)(i)(B)
ROFR Illiquid Non-Cash Consideration Value	9.1(c)(i)(A)
ROFR Offer	9.1(c)(i)(A)
Rollover Annual Budget	5.3(f)(i)(D)
Sale Notice	9.1(c)(i)(C)(1)
Sale Period	9.1(c)(ii)
Securities Act	1.1
Specified Buy-Out Notice	1.1
Specified Independent Appraiser	1.1
Strategic Plan	1.1
Subject Fiscal Year	5.3(f)(i)
Subsequent Expansion	1.1
Subsidiary	1.1
Tag-Along Acceptance Notice	9.1(d)(iii)
Tag-Along Illiquid Non-Cash Consideration Value	9.1(d)(i)
Tag-Along Notice	9.1(d)(i)
Tag-Along Percentage	9.1(d)(i)
Tag-Along Right	9.1(d)(ii)
Target	11.2
Tax Matters Member	6.7(a)
Third-Party Acquirer	9.1(c)(i)(A)
Third-Party Offer	9.1(c)(i)(A)
Threshold Price	9.1(c)(ii)
Transaction Documents	1.1
Transfer	1.1
Treasury Regulations	1.1
Unqualified Party Approval Termination	5.3(g)
Whole Board	1.1

LIMITED LIABILITY COMPANY AGREEMENT

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of S&P/Dow Jones Indices LLC, a Delaware limited liability company (the “Company”), is made as of [•], by and among the Members (including as of the date hereof Standard & Poor’s Financial Services LLC, a Delaware limited liability company (the “Initial MH Member”), CME Group Index Services LLC, a Delaware limited liability company (“CGIS”) and Board of Trade of the City of Chicago, Inc., a Delaware corporation (“CMA Parent”), and together with CGIS, the “Initial CME Group Members”), The McGraw-Hill Companies, Inc., a New York corporation (“MH”), CME Group Inc., a Delaware corporation (“CME Group”), and the Company.

RECITALS

WHEREAS, the Company was formed on [•], by the filing of a Certificate of Formation (as amended from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware;

WHEREAS, pursuant to a Contribution Agreement, dated as of November 4, 2011 (the “Contribution Agreement”), by and among MH, CME Group, CGIS and the Company, MH and CME Group agreed to contribute, or cause their Affiliates to contribute, to the Company at the Closing certain assets and liabilities in exchange for Membership Interests; and

WHEREAS, this Agreement and the Transaction Documents are being entered into at the Closing pursuant to the Contribution Agreement;

NOW, THEREFORE, in connection with the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereby agree as follows:

Article 1

DEFINITIONS

Section 1.1 Defined Terms.  In this Agreement, except where the context otherwise requires:

“Acquirer” shall mean (a) in the case of a transaction described in clause (a) of the definition of “Change of Control”, the ultimate parent of the counterparty to such transaction and (b) in the case of a transaction described in clause (b) of the definition of “Change of Control”, the Person (or any member of the group of related Persons) that acquires beneficial ownership (as defined under Section 13(d) of the Exchange Act) of equity interests of such Parent representing a majority of such Parent’s voting power in such transaction.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et  seq., as amended.

“Adjusted Capital Account Deficit” shall mean, with respect to each Member, the deficit balance, if any, in such Member’s Capital Account, after giving effect to the following adjustments:  (a) debit to such Capital Account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (b) credit to such Capital Account (i) any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704‑2(i)(5) and (ii) any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law.  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that the term “Affiliate” does not include:  (a) any Company Entity when used with respect to any CME Group Entity or any MH Entity and (b) any CME Group Entity or any MH Entity when used with respect to any Company Entity.  “Affiliated” shall have a correlative meaning.  For the avoidance of doubt, as of the date hereof, CGIS is an Affiliate of CME Group.

“Affiliated Persons” shall mean, with respect to any Person, any other Person, including a corporation, joint venture, a general or limited partnership or a limited liability company (but excluding an individual), that, directly or indirectly through one or more subsidiaries, at the time owns at least 25% (or 30% in the case of a Person organized under the laws of a jurisdiction outside of the United States) of the ownership interests entitled to vote in the election of directors, managing partners, managers or trustees of such first Person (or other Persons performing such functions).

“Annual Budget” shall mean, with respect to any Fiscal Year, the annual budget for the operations of the Company Entities in such Fiscal Year (a) as set forth on Schedule 6.4(a) for the remainder of the 2012 Fiscal Year, (b) with respect to the 2013 Fiscal Year, approved by CME Group and MH in accordance with Section 6.4(b) and (c) as prepared in accordance with Section 6.4(a) for each subsequent Fiscal Year and approved by the Board of Directors in accordance with Article 5.

“Appraiser” shall mean an investment bank or financial advisory firm of national standing and with experience in the valuation of businesses similar to those of the Company.

“Baseline Margin” shall mean (a) for the first Fiscal Year that begins after the Closing and the four Fiscal Years thereafter, the Initial Baseline Margin; (b) for the sixth Fiscal Year that begins after the Closing, the average of the actual Margins in the third, fourth and fifth Fiscal Years beginning after the Closing (the “Reset Baseline Margin”); and (c) for the seventh Fiscal Year that begins after the Closing and each Fiscal Year thereafter, the lesser of (i) the Reset Baseline Margin and (ii) the average of the actual Margins for the three Fiscal Years immediately preceding such Fiscal Year.

“Blackout Period” shall mean the period beginning on the date hereof and ending on December 31, 2017.

“Brand Management Plan” shall mean the plan that sets forth the proposed development and management of the branding and promotion of a favorable brand image and brand recognition of the Company as set forth on Schedule 6.4(b) and thereafter amended by the Board of Directors in accordance with Article 5.

“Business Day” shall mean a day ending at 11:59 p.m. (Eastern Time), other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or obligated by Law to close.

“Business or Purpose of the Company” shall mean the development, maintenance, calculation or publication of Indices, the licensing of such Indices and the sale of subscriptions to data products based on such Indices.

“Capital Contributions” shall mean, with respect to any Member, the total amount of cash and the gross fair market value of any property (other than cash) contributed to the Company by such Member pursuant to Section 3.1, Section 3.2 or otherwise (net of any liabilities that are secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), which Capital Contribution shall be reflected on Schedule 4.1 hereto as amended from time to time in accordance with the terms of this Agreement.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

“Carrying Value” shall mean, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:  (a) the Carrying Value of all assets of the Company shall be adjusted to equal their respective gross fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to:  (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company of more than a de minimis amount of assets to a Member as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided that adjustments pursuant to clause (i), (ii) or (iii) above shall be made unless the Board of Directors determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members; (b) the Carrying Value of any asset of the Company distributed to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value; (c) the Carrying Value of any asset contributed by any Member shall be its gross fair market value as of the date of such contribution; (d) the Carrying Value of any assets of the Company shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such assets for federal income tax purposes pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704‑1(b)(2)(iv)(m); provided  that the Carrying Value shall not be adjusted pursuant to this clause (d) to the extent an adjustment pursuant to clause (a) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and (e) in the case of any asset of the Company that has a Carrying Value that differs from its adjusted tax basis, such Carrying Value shall be adjusted by the amount of Depreciation taken into account with respect to such asset for purposes of computing “Profits” and “Losses”.

“Change of Control” of a Parent shall mean:

            (a)        any merger, consolidation or similar business combination of such Parent into or with another Person as a result of which holders of the voting securities of such Parent immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, equity interests in the surviving entity in such transaction or its ultimate parent possessing less than a majority of the voting power of such surviving entity or ultimate parent; or

            (b)        any other transaction (other than a merger, consolidation or similar business combination, which is addressed by clause (a)), including the sale by such Parent of new equity interests or a transfer of existing equity interests of such Parent, the result of which is that any other Person or group of related Persons, directly or indirectly, acquires (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of equity interests of such Parent representing a majority of such Parent’s voting power or (ii) a majority of the assets of such Parent.

“Closing” shall have the meaning set forth in the Contribution Agreement.

“CME Group Contributed Assets” shall have the meaning set forth in the Contribution Agreement (excluding any CME Group Contributed Asset that has not as of the relevant time yet been contributed, conveyed, assigned, transferred or delivered to the Company, as contemplated by Section 2.05 of the Contribution Agreement).

“CME Group Entities” shall mean CME Group and its controlled Affiliates.

“CME Group Member” shall mean, as of the Closing, the Initial CME Group Members, and, thereafter, any CME Group Permitted Transferee so long as it remains a Member.  For the avoidance of doubt, all references to the CME Group Members shall be deemed to be references to the Initial CME Group Members until such time as an Initial CME Group Member transfers its Membership Interest (or any portion thereof) to a CME Group Permitted Transferee.

“CME Group Threshold” shall mean 10%, subject to adjustment pursuant to the next sentence.  If after the date of this Agreement, additional Membership Interests are issued to a Member or an Additional Member in accordance with the terms of this Agreement, the CME Group Threshold shall be proportionally reduced immediately prior to such new issuance to give effect to such new issuance.

“CME Group Unaffiliated Entity” shall mean any Person (a) who is a Predominantly Non-Competing Business, (b) who engages in a Competing Business primarily outside of the United States and (c) (i) in which any CME Group Entity has acquired prior to the date of this Agreement an equity interest, which such Persons are identified on Schedule 1.1(a), or (ii) in which any CME Group Entity hereafter acquires an equity interest in such Person in the ordinary course of business consistent with CME Group’s past practice for such investments, provided that no Person shall be a CME Group Unaffiliated Entity if such Person is a Subsidiary of CME Group.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Entities” shall mean the Company and its controlled Affiliates.

“Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).  A Member’s share of Company Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

“Competing Business” shall mean the development, maintenance, calculation or publication of Indices, the licensing of such Indices or the sale of subscriptions to data products based on such Indices; provided that “Competing Business” shall exclude (a) ordinary course of business commercial arrangements with third parties engaged in a Competing Business, including in-bound licensing agreements, licensing agent arrangements and distribution agreements, (b) with respect to CME Group and the other CME Group Entities, (i) the market data business of the CME Group Entities or (ii) any such activities with respect to Indices branded with a CME Group Entity brand (whether now or in the future) that include proprietary data of the CME Group Entities and (c) with respect to MH and the other MH Entities, any such activities with respect to Indices that (i) (A) are comprised entirely of Reference Assets that are commodities and (B) are branded with the Platts name or the name of any business forming part of the Platts business (whether now or in the future), such as “Bentek” or “Steel Business Briefing,” or (ii) (A) are comprised entirely of Reference Assets that (1) are not equity securities and (2) trade in, on or through the facilities of a securities market in India and (B) are branded with the Crisil name or the name of any business forming part of the Crisil business (whether now or in the future).

“Competitor Transaction” shall mean (a) with respect to CME Group, a Change of Control of CME Group in which the Acquirer is a MH Competitor, (b) with respect to MH, a Change of Control of MH in which the Acquirer is a CME Group Competitor and (c) with respect to either Parent or any of its other Parent Entities, any transaction by such Person that would be prohibited by Section 11.1(a) but for the exceptions set forth in Section 11.1(b)(ii).

“Contribution Date” shall mean, with respect to any CME Group Contributed Asset or MH Contributed Asset, the date on which such asset is contributed, conveyed, assigned, transferred or delivered to the Company.

“control” or “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“CPI” shall mean the Consumer Price Index for all Urban Consumers (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (or its successor equivalent index), it being agreed that if the CPI ceases to be published and there shall be no successor index thereto, a comparable index that is published by a governmental institution or a nationally recognized publisher of statistical information shall be reasonably designated by the Board of Directors.

“Crisil” shall mean CRISIL Limited and its Subsidiaries.

“Depreciation” shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for federal income tax purposes for such Fiscal Year, except that, with respect to any asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis;
provided, however, that if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Tax Matters Member; provided, further, however, that with respect to any asset (or portion thereof), if any, as to which the difference between its Carrying Value and its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year is being eliminated by use of the “remedial allocation method” described in Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year shall be computed in accordance with the rules prescribed by Treasury Regulations Section 1.704-3(d)(2).

“EBITDA” means the Company’s consolidated earnings before interest, income taxes, depreciation and amortization with each component thereof determined in accordance with GAAP.

“Editorial Processes” means processes used by journalists, editors or reporters (and analysts who support any of them) to determine the market values and other factors in relation to Reference Assets, which processes are based, in whole or in part, on qualitative factors and/or are subjectively determined, it being understood that Editorial Processes may be applied based on a pre-determined methodology.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Products” shall mean financial products based on one or more Indices, whether bought, sold or traded on an exchange, over-the-counter or otherwise, including mutual funds and other collective investment vehicles (such as Unit Investment Trusts and undertakings for the collective investment of transferable securities), separately managed accounts, exchange-traded funds, exchange-traded notes, exchange-traded commodities, exchange-traded derivatives (including futures and options), actively managed portfolios, structured products (including over-the-counter options and swaps, privately placed debt obligations, publicly offered debt obligations, indexed warrants, index participation certificates, certificates of deposit and insurance products), contracts for difference, and other investment vehicles and products in the financial services industry now or in the future.

“Fiscal Quarter” shall mean any three-month period beginning on (a) the first day of a Fiscal Year or (b) the day that is three, six or nine months thereafter.

            “FMV” shall mean the price at which a willing purchaser would purchase, and a willing seller would sell, the Company Entities, taken as a whole (including any cash or cash equivalents held by the Company Entities, but net of any Indebtedness), as a going concern as of the date of determination, based on standard valuation techniques, including discounted cash flows, valuation of comparable companies analysis and comparable transactions and, for the avoidance of doubt, (a) taking into account the expected amount of distributions to be made to the Members prior to consummation of the MH Special Call, CME Group Regular Put or CME Group Special Put (b) without regard to (i) any compulsion to sell, (ii) the impact of immediate sale or (iii) the presence or absence of a market or any minority discount and (c) assuming, for purposes of determining such price only, the continuation of the MH Corporate Services SLA and the CME Group Corporate Services SLA (each as defined in the Contribution Agreement) and without regard to any discount as a result of the fact that the Company does not own the trademarks used by the Company.

“Free Cash Flow” shall mean, with respect to any Fiscal Quarter, EBITDA in such Fiscal Quarter; provided  that Free Cash Flow shall be:

(a)                reduced by the amount of accruals established (and increased by the amount of excess accruals reversed) in such Fiscal Quarter related to transaction and integration costs from acquisitions, extraordinary items, and any other one-time, unusual or infrequent nonrecurring items publicly disclosed by MH or as mutually agreed between the Parents;

(b)               reduced by the amount of interest and income tax payments made and related accruals established (and increased by the amount of excess accruals related thereto reversed) in such Fiscal Quarter;

(c)                reduced by the amount of legal dispute and settlement reserves established (and increased by the amount of excess accruals reversed) in such Fiscal Quarter;

(d)               reduced by the amount of restricted cash established (and increased by the amount of restricted cash reversed) in such Fiscal Quarter related to amounts required to comply with applicable Law or any agreement or other obligation to which any of the Company Entities is a party;

(e)                reduced by the amount of any increase (or increased by the amount of any decrease) in Net Working Capital as of the end of such Fiscal Quarter relative to the end of the prior Fiscal Quarter, exclusive and without duplication of the subsequent period’s impact of Net Working Capital changes when amounts are paid from the items identified in clauses (a), (b), (c) and (d) above;

(f)                reduced by the amount of capital expenditures in such Fiscal Quarter;

(g)               reduced by the amount of cash required to finance acquisitions in such Fiscal Quarter; and

(h)               increased by the amount of non-cash impairment and stock-based compensation charges in such Fiscal Quarter.

For purposes of this definition, “established” means as reported in the financial statement of the Company Entities for the applicable period in accordance with GAAP.

“GAAP” shall mean U.S. generally accepted accounting principles as consistently applied by MH.

“Governmental Authority” shall mean any court, administrative agency, department, body, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority, and any self-regulatory organization (including the Financial Industry Regulatory Authority and any national securities exchange).

“Illiquid Non-Cash Consideration” shall mean any consideration other than cash or securities listed on a national securities exchange.

“Indebtedness” of any Person shall mean (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person which are evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or a leveraged lease, (e) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (f) all liabilities for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business) and (g) all direct or indirect guarantees (including “keep well” arrangements, support agreements and similar agreements) with respect to Indebtedness of any other Person.

“Index” shall mean a statistical composite that measures the financial value, and/or changes in the financial value over time, of a portfolio of multiple Reference Assets (whether of one asset class or multiple asset classes) or one or more Reference Assets at multiple points of time based upon the respective weighting of the components within such composite; provided that, unless otherwise agreed by the Members, “Index” shall not include (a) any referential prices or series of referential prices of an information provider (such as Platts) that are derived through Editorial Processes, (b) any benchmark, evaluative pricing (including valuations of the kind produced by Standard & Poor’s Securities Evaluations) or other similar data on Reference Assets other than equities (i) that are published by a business other than a business of a Company Entity and (ii) where the data is used for editorial, analytical or expository purposes and not as the basis for a Financial Product and (c) any settlement or indicative values of an exchange, clearinghouse or similar market participant (such as CME Group), and any process undertaken by such Person or its Affiliates to determine such settlement or indicative values, of any product listed, traded or cleared by such Person or its Affiliates.  “Indices” shall have correlative meaning.

“Initial Baseline Margin” shall have the meaning set forth on Schedule 1.1(c).

“Intellectual Property” shall mean all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including:  (a) all patents and applications therefor, including all continuations, divisionals and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (c) all Internet domain names; (d) all copyrights and all mask work, database, moral and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (e) trade secrets; (f) all other intellectual property rights arising from or relating to technology; and (g) all rights relating to or under the foregoing granted under any contracts.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall mean any law (including common law), constitution, treaty, statute, code, rule, regulation, ordinance or other pronouncement of a Governmental Authority having a similar effect and any Order.

“Lower Threshold” shall mean, with respect to either Parent, 5%, subject to adjustment pursuant to the next sentence.  If after the date of this Agreement, additional Membership Interests are issued to a Member or an Additional Member in accordance with the terms of this Agreement, the Lower Threshold shall be proportionally reduced immediately prior to such new issuance to give effect to such new issuance.

“Margin” shall mean, for any 12-month period, a percentage equal to (a) (i) the excess of revenue over (ii) ordinary recurring operating expenses, excluding interest, income taxes, depreciation, and amortization divided by (b) revenue of the Company in such period, in each case determined in accordance with GAAP; for the avoidance of doubt, “ordinary recurring operating expenses” shall exclude the initial impact from transaction and integration costs from acquisitions, extraordinary items, impairment charges and any other one-time, unusual or infrequent non-recurring items publicly disclosed by MH or as mutually agreed between the Parents.

“Margin Floor” shall mean the Original Margin Floor; provided that (a) if (i) Board Supermajority Approval of the proposed Annual Budget for any Subject Fiscal Year is required pursuant to Section 5.3(f)(i), (ii) at least one Director appointed by CME Group votes in favor of approval of the proposed Annual Budget for such Subject Fiscal Year and (iii) the Margin for such Subject Fiscal Year projected in such Annual Budget is below the Margin Floor for such Subject Fiscal Year, then the Margin Floor shall automatically reset to such lower level reflected in such Annual Budget; and (b) if the Margin Floor is reduced pursuant to clause (a), the Margin Floor for any Fiscal Year thereafter shall automatically increase to the average of the actual Margins for the three Fiscal Years immediately preceding such Fiscal Year if such average is higher than the Margin Floor then in effect; provided, further, that (A) the Margin Floor shall at all times remain subject to reduction pursuant to clause (a) and (B) in no event shall the Margin Floor ever be increased above the Original Margin Floor.

“Member” shall mean, at any time, (a) for so long as it holds a Membership Interest, each Initial CME Group Member and the Initial MH Member, as applicable, and (b) any other Person who, at such time, has been admitted to the Company as a member in accordance with the terms of this Agreement.  No Person that is not a Member shall be deemed a “member” under the Act, it being understood that status as a Parent shall not in and of itself constitute status as a Member (although a Parent may be a Member).

“Member Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)), determined in accordance with Treasury Regulations Section 1.704‑2(i)(3).

“Member Nonrecourse Debt” shall have the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” shall mean, subject to Section 10.3(a), the limited liability company interest of a Member in the Company and the right of such Member to any and all of the benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act.

“MH Contributed Assets” shall have the meaning set forth in the Contribution Agreement (excluding any MH Contributed Asset that has not as of the relevant time yet been contributed, conveyed, assigned, transferred or delivered to the Company, as contemplated by Section 2.05 of the Contribution Agreement).

“MH Entities” shall mean MH and its controlled Affiliates.

“MH Member” shall mean, as of the Closing, the Initial MH Member, and, thereafter, any MH Permitted Transferee so long as it remains a Member.  For the avoidance of doubt, all references to the MH Members shall be deemed to be references to the Initial MH Member until such time as the Initial MH Member transfers its Membership Interest (or any portion thereof) to a MH Permitted Transferee.

“Net Working Capital” shall mean, with respect to any Fiscal Quarter, the excess or deficit (in which case it shall be expressed as a negative number), if any, as the case may be, as of the end of such Fiscal Quarter of (a) all current assets of the Company (excluding cash and assets with respect to income taxes (whether current or deferred) other than entity-level tax refunds, credits or other assets (for the absence of doubt, other than any deferred tax assets) to which any of the Company Entities is entitled) over (b) all current liabilities of the Company (excluding any liabilities with respect to income taxes (whether current or deferred) other than entity-level tax liabilities (for the absence of doubt, other than any deferred tax liabilities) imposed on any of the Company Entities, but including long-term unearned revenue), in each case, calculated in accordance with GAAP.

“Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

“Order” shall mean any order, writ, judgment, stipulation, decree, injunction, award or decision of, or consent agreement or similar arrangement with, any Governmental Authority.

“Original Margin Floor” shall have the meaning set forth on Schedule 1.1(d).

“Parent” shall mean MH or CME Group.

“Parent Aggregate Percentage Interest” shall mean, with respect to CME Group at any time, the sum of the Percentage Interests of the CME Group Members at such time, and with respect to MH at any time, the sum of the Percentage Interests of the MH Members at such time. Each Parent’s Parent Aggregate Percentage Interest shall be set forth opposite such Parent’s name on Schedule 4.1.

“Parent Entities” shall mean, with respect to CME Group at any time, the CME Group Entities, and with respect to MH at any time, the MH Entities.

“Parent Member Group” shall mean, with respect to CME Group at any time, CME Group and all of CME Group Members at such time, and with respect to MH at any time, MH and the MH Members at such time.

“Percentage Interest” shall mean, with respect to a Member at any time, the percentage set forth opposite such Member’s name on Schedule 4.1 at such time (such percentage being understood to be reflective of the economic interest in the Company represented by such Member’s Membership Interest, including an interest in certain distributions, allocations of Profits and Losses, and items of income, gain, loss, deduction and credit of the Company).  In the event of any capital contribution to the Company (other than the Initial Capital Contributions), whether by an existing Member or an Additional Member, any redemption of a Membership Interest (or portion thereof), or any Transfer of a Membership Interest (or portion thereof), in each case in accordance with the terms of this Agreement, the Percentage Interests on Schedule 4.1 shall be appropriately revised to reflect such capital contribution, redemption or Transfer.  Except in the case of such a capital contribution, redemption or Transfer, no adjustment shall be made to the Percentage Interest of any Member.

“Permitted Predominantly Non-Competing Acquisition” shall mean the direct or indirect acquisition by a Parent or any of its other Parent Entities of any interests in a Predominantly Non-Competing Business.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization, Governmental Authority or other entity.

“Platts” shall mean the Platts commodities information division of MH and any successor in interest thereto.

“Predominantly Non-Competing Business” shall mean a Target that, directly or indirectly, engages in, manages, operates, advises or otherwise participates in a Competing Business, so long as less than 50% of each of the annual consolidated revenues and net income of such Target are generated by its Competing Business (determined as of its most recently completed fiscal year prior to the date of determination of whether such Target is a Predominantly Non-Competing Business).

“Preliminary Annual Budget” shall mean, with respect to any Fiscal Year, the preliminary annual budget for the operations of the Company in such Fiscal year as prepared in accordance with Section 6.4(a) and approved by the Board of Directors in accordance with Article 5.

“Proceeding” shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

“Profits” and “Losses” shall mean, for each Fiscal Year or other applicable taxable period, an amount equal to the taxable income or loss of the Company for such Fiscal Year or other applicable taxable period, determined in accordance with Section 703(a) of the Code (including, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) and with the accounting methods used by the Company for federal income tax purposes, with the following adjustments:

            (a)        any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            (b)        any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (c)        if the Carrying Value of any asset of the Company differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset (which gain or loss is recognized for federal income tax purposes) shall be calculated by reference to the Carrying Value of the asset disposed of;

            (d)       in the event the Carrying Value of any asset of the Company is adjusted pursuant to clause (a) or (b) of the definition of “Carrying Value,” the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss;

            (e)        in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other applicable taxable period, computed in accordance with the definition of “Depreciation”;

            (f)        to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

            (g)        anything to the contrary in the above provisions of this definition of “Profits” and “Losses” notwithstanding, any items of income, gain, loss or deduction that are specially allocated pursuant to Section 7.2 shall not be taken into account in computing Profits or Losses.

“Prohibited Transferee” shall mean, with respect to any Parent Member Group, the single Person (who may not be an individual) listed as a Prohibited Transferee with respect to such Parent Member Group on Schedule 9.1(i), it being agreed that each Parent may change the Prohibited Transferee with respect to the other Parent Member Group once in January 2016 and each third January thereafter; provided that (x) if a Person becomes an Affiliated Person of a Prohibited Transferee at any time other than January 2016 or any third January thereafter, the Parent that designated such Prohibited Transferee may (subject to clause (y)) change such Prohibited Transferee to such Affiliated Person within 30 days of such Affiliated Person becoming such and (y) if an agreement has been entered into with a Third-Party Acquirer pursuant to Section 9.1(c)(ii), any change in the Prohibited Transferee to such Person shall not be effective during the pendency of such agreement.

“Public Company” shall mean a Person that (a) has a class of equity securities registered under Section 12 of the Exchange Act, (b) is required to file reports under Section 15(d) of the Exchange Act as a result of the effectiveness of a registration statement under the Securities Act with respect to equity securities of such Person or (c) is a Person organized under the laws of a jurisdiction outside of the United States that has a class of equity securities listed for trading on a stock exchange outside of the United States.

“Qualified IPO” shall mean a broadly placed initial public underwritten (firm commitment) offering of equity securities of the Company (which may be converted into a corporation for such purpose, as provided in Section 10.2), or of a corporation formed at the direction of the Board of Directors for the sole purpose of owning all the limited liability company interests in or assets of the Company; provided that (a) subject to Section 10.3, no newly issued Membership Interests shall be sold in such Qualified IPO, (b) Membership Interests (or portions thereof) with associated Percentage Interests of not less than 10% in the aggregate are sold in the Qualified IPO, (c) MH shall continue to have, upon consummation of such public offering, a Parent Aggregate Percentage Interest of at least 50.1%, (d) the Membership Interests sold in the Qualified IPO are approved for listing on the New York Stock Exchange or Nasdaq (under either such exchange’s highest then applicable listing standards) and (e) the equity capitalization of the Company (or any successor corporation as provided in Section 10.2 or Section 10.3), based on the per share price of the shares sold in the Qualified IPO is not less than the amount set forth on Schedule 1.1(e).

“Qualified Party” shall mean a Person that has not, within the five years prior to the applicable Change in Control of CME Group, initiated efforts or participated in material efforts to eliminate or significantly limit recognized Intellectual Property rights in Indices or Financial Products based thereon, including filing a lawsuit seeking a ruling that a license is not required for offering, listing, trading, settling or clearing a product that is already licensed by an index provider.  A Person’s participating in a lawsuit as a third party or participating in an industry conference or a regulatory hearing or proceeding shall not in and of itself be dispositive with regard to such Person’s ability to be a Qualified Party.

“Reference Assets” shall mean any assets, liabilities, incomes, expenses or measurements on which products can be based that provide financial exposure to the owner or holder of such products.

“Required Qualifications” shall mean the applicable qualifications set forth on Schedule 5.8(e)(i).

“Reset Baseline Margin” shall have the meaning set forth in the definition of “Baseline Margin”.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Buy-Out Notice” shall mean (a) a CME Group Special Put Notice delivered following a Change of Control of MH in which the Acquirer is a CME Group Competitor, (b) a CME Group Regular Put Notice covering all of the CME Group Members’ Membership Interests or (c) a MH Special Call Notice.

“Specified Independent Appraiser” shall mean an investment bank or financial advisory firm of national standing and with experience in the valuation of assets similar to the applicable Illiquid Non-Cash Consideration who is not affiliated with, and who has not provided any significant services within the two years preceding the date of its engagement to, any Parent Entity.

“Strategic Plan” shall mean the long-term strategic plan of the Company as set forth on Schedule 6.4(c) and thereafter amended by the Board of Directors in accordance with Article 5.

“Subsequent Expansion” shall mean, with respect to any Competing Business, any expansion of such Competing Business through (a) material acquisitions (other than acquisitions permitted pursuant to Article 11), (b) development of new Indices derived substantially from the value of new asset classes, (c) commencing a new line of business involving the licensing of exchanges, issuers or sponsors or (d) development of new Indices based on Reference Assets from a new geographic region.

“Subsidiary” shall mean, with respect to any Person, (a) any other Person, including a corporation, joint venture, a general or limited partnership or a limited liability company, in which such first Person, directly or indirectly through one or more subsidiaries, at the time owns at least 50% of the ownership interests entitled to vote in the election of directors, managing partners, managers or trustees thereof (or other Persons performing such functions) or (b) such first Person acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person; provided  that no Company Entity shall be deemed to be a Subsidiary of any MH Entity or CME Group Entity.  For the avoidance of doubt, as of the date hereof, CGIS is a Subsidiary of CME Group.

“Transaction Documents” shall mean the documents listed on Schedule 1.1 hereto.

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, charge, mortgage, hypothecate, pledge, encumber, grant a security interest in, grant any right or option or create any convertible, exchangeable or derivative security with respect to, or otherwise dispose of (whether by operation of law or otherwise) any direct or indirect economic, voting or other rights in or to any Membership Interest (or any portion thereof), including by means of a disposition of any equity interests in a Member or in a Person that directly or indirectly holds any equity interests in a Member; provided that (a) a transfer of any equity interest in a Person that directly or indirectly holds any equity interests in a Member to any other Person that is a direct or indirect wholly owned Subsidiary of a Parent shall not be deemed to be a Transfer of any Membership Interest and (b) so long as a Parent is a Public Company, none of an issuance (including from treasury or from a Subsidiary), disposition (including a Change of Control), redemption or repurchase of any equity securities in such Parent shall be deemed to be a Transfer of any Membership Interest (or portion thereof).  “Transferred” and “Transferring” shall have correlative meanings.

“Treasury Regulations” shall mean the U.S. Treasury regulations promulgated under the Code, as such regulations may be amended from time to time.

“Whole Board” shall mean, at any time, the total number of Directors (including any vacant seats) comprising the Board of Directors at such time.

Article 2

ORGANIZATIONAL MATTERS AND GENERAL PROVISIONS

Section 2.1   Formation.  (a)  The Members hereby acknowledge the formation of the Company as a limited liability company under and pursuant to the Act pursuant to the Certificate of Formation.  The designation of [•] as an “authorized person” within the meaning of the Act for the purposes of executing, delivering and filing the Certificate of Formation with the Secretary of State of the State of Delaware is hereby approved and ratified in all respects.  Upon the filing of the Certificate of Formation, [•]’s powers as an “authorized person” ceased.

(b)                The Company shall initially have one class of interests, consisting of the Membership Interests, which shall have equal rights and preferences in the assets of the Company except as otherwise provided herein.  A Membership Interest shall for all purposes be personal property.  All Membership Interests are securities governed by Article 8 of the Uniform Commercial Code, as provided in Section 8-103(c) of the Uniform Commercial Code, as in effect from time to time in the State of Delaware.

(c)               Upon the Closing and the execution and delivery of this Agreement or a counterpart to this Agreement, each of the Initial MH Member and the Initial CME Group Members shall be admitted as a Member of the Company having a Membership Interest with the associated Percentage Interest set forth opposite such Member’s name on Schedule 4.1 hereto, with effect as of the date hereof.

(d)                The Members intend for the contributions by the Initial MH Member and the Initial CME Group Members to the Company of cash and other assets and liabilities as specified in the Contribution Agreement (including any post-Closing adjustments pursuant to Section 2.10 and Section 2.11 of the Contribution Agreement that are treated as a contribution to the Company), and the admission of the Initial MH Member and the Initial CME Group Members as Members on the date hereof, to be treated for federal income tax purposes as a contribution of such cash and other assets and liabilities to the Company by the Initial MH Member and the Initial CME Group Members in a transaction described in Section 721 of the Code.

Section 2.2   Name.  The name of the Company as of the date hereof is “S&P/Dow Jones Indices LLC” and its business shall be carried on in this name with such variations and changes or in such other trade names as the Board of Directors determines, subject to Section 5.3(f)(ii), to be necessary or appropriate.  Subject to Section 5.3(f)(ii), the Board of Directors shall have the power at any time to change the name of the Company.

Section 2.3   Principal Place of Business.  The principal place of business of the Company shall be at such location as the Board of Directors may determine from time to time.  The Company may also maintain such other office or offices at such other location or locations as the Board of Directors may determine from time to time.

Section 2.4   Registered Agent.  The Company’s registered agent and office in Delaware shall be [•].  At any time, the Board of Directors may designate another registered agent and/or registered office.

Section 2.5   Purpose and Powers of the Company.  (a)  The Company may carry on any lawful business, purpose or activity and shall, and shall cause the Company Entities to, carry on the Business and Purpose of the Company.  The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other Law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

(b)                The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Board of Directors in accordance with Section 5.3(a) and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person.

Section 2.6   Term.  The term of the Company commenced on the date that the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect in perpetuity; provided that the Company may be dissolved in accordance with the provisions of Article 13.

Section 2.7   Company Property.  All property of the Company, both tangible and intangible, shall be deemed to be owned by the Company as an entity.  A Member has no interest in specific Company property.

Section 2.8   Certification of Membership Interests.  Any Member may request a certificate representing such Member’s Membership Interest, but only if the Board of Directors authorizes the issuance of certificates representing Membership Interests.  To the extent Membership Interest certificates are issued to Members, then each such certificate shall bear such legends as the Board of Directors may determine to be necessary or appropriate to facilitate compliance with this Agreement, the Securities Act and any other securities law, including legends referencing the transfer restrictions imposed by this Agreement and stating that the Membership Interests have not been registered under the Securities Act.  In addition, each Membership Interest certificate, if any, issued to a Member shall be executed by an authorized officer of the Company on behalf of the Company and shall state (a) the Company’s name, (b) the name and address of the holder thereof, (c) the Percentage Interest of such Member, (d) the initial Capital Account balance of such Member with respect to the Membership Interest represented by the certificate, (e) the date of issuance of the certificate and (f) the number (if any) of the certificate.

Section 2.9   Certain Intellectual Property Matters.  Subject to any other contractual arrangements, the Company Entities will use commercially reasonable efforts to protect the value of any Company Entity’s Intellectual Property consistent with MH’s intellectual property protection past practices and policies with respect to such Intellectual Property as of the date of the Contribution Agreement, including through the initiation of litigation in response to material Intellectual Property challenges, provided, however that the Company shall have final control over any litigation relating to Intellectual Property owned by, or exclusively licensed to, a Company Entity.

Article 3

CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND FINANCING

Section 3.1   Initial Capital Contributions.  (a)  In connection with the transactions contemplated by the Contribution Agreement, the Initial CME Group Members and the Initial MH Member have made the following Capital Contributions to the Company (each of which shall constitute an “Initial Capital Contribution”):

                                                     (i)            the contribution by the Initial MH Member of the MH Contributed Assets made at the Closing pursuant to Section 2.02(a) of the Contribution Agreement;

                                                   (ii)            the contribution by CGIS of the CME Group Contributed Assets made at the Closing pursuant to Section 2.03(a) of the Contribution Agreement; and

                                                 (iii)            the contribution by CMA Parent of the CMA Purchase Price (as defined in the Contribution Agreement) in cash made at the Closing pursuant to Section 2.04(b) of the Contribution Agreement.

(b)               In exchange for their respective Initial Capital Contributions, the Initial CME Group Members and the Initial MH Member have each been issued a Membership Interest with the associated Percentage Interest set forth opposite its name on Schedule 4.1 hereto, and subject to the terms and conditions set forth in this Agreement, each of the Initial CME Group Members and the Initial MH Member has been admitted as a Member and shall be bound by the provisions of this Agreement.  For the avoidance of doubt, the Parent Aggregate Percentage Interests of MH and CME Group immediately after giving effect to the Initial Capital Contributions (notwithstanding any post-Closing adjustments pursuant to Section 2.10 and Section 2.11 of the Contribution Agreement) are 73% and 27%, respectively.  The initial Capital Account balances of the Initial CME Group Members and the Initial MH Member are equal the amount of their respective Initial Capital Contributions as set forth on Schedule 4.1 hereto.

Section 3.2   Additional Capital Contributions.  (a)  From and after the Closing, no Member shall be required or permitted to make any additional capital contributions to the Company except as provided in this Article 3 and subject to Section 5.3(f).

(b)                Subject to Section 5.3(f)(ix), Members may from time to time make capital contributions to the Company (each, an “Additional Capital Contribution” and, for the avoidance of doubt, any Initial Capital Contribution shall not be deemed to be an Additional Capital Contribution) at such times and in such amounts of cash or other property as the Board of Directors may determine to offer to or accept from the Members.

Section 3.3   Issuance of Membership Interests.  (a)  No Membership Interests or other equity interests shall be issued in respect of any Additional Capital Contribution until such Additional Capital Contribution is actually made.  All Membership Interests in respect of the Initial Capital Contributions have been issued on the date hereof and no additional Membership Interest shall be issued by the Company in respect of any Initial Capital Contributions.

(b)                Subject to Section 5.3(f), the Board of Directors may authorize the Company to issue (i) additional Membership Interests and/or create and issue new series, types or classes of equity interests in the Company with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board of Directors may determine and authorize, (ii) obligations, evidences of indebtedness or other securities or interest of the Company convertible or exchangeable into Membership Interests or other equity interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other equity interests in the Company, in each case to any Person in such amounts and on such terms as so approved by the Board of Directors.

Section 3.4   No Withdrawal of Capital. (a)  No Member shall be entitled to receive any distribution from the Company, except as provided in Section 8.1 or as otherwise provided herein, or to withdraw any part of its Capital Contributions in the Company.  No Member shall have the right to cause the sale of any Company asset except as otherwise provided herein.  No Member shall have any right to receive any salary or draw with respect to its Capital Contributions or amounts in its Capital Account, or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided herein or in any Transaction Document.

(b)                No Member shall have any liability for the return of the Capital Contributions of any other Member.  No Member shall be required to make up a negative balance in its Capital Account.  No Member shall have priority over any other Member either as to the return of the amount of such Member’s Capital Contributions or, except as otherwise provided in Article 7, as to any allocation of any item of income, gain, loss, deduction or credit of the Company.

Section 3.5   Capital Accounts.  (a)  The Company shall establish on its books and records a separate capital account for each Member (a “Capital Account”), which Capital Account shall be maintained for each Member as follows:

                                                     (i)            to each Member’s Capital Account there shall be credited (i) such Member’s Capital Contributions, if any, made in consideration for the issuance of a Membership Interest to such Member, when and as received by the Company, (ii) the Profits (or items of income or gain) allocated to such Member pursuant to Section 7.1 and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 7.2, and (iii) the amount of any Company liabilities assumed by such Member as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(c)(1); and

                                                   (ii)            to each Member’s Capital Account there shall be debited (i) the aggregate amount of cash distributed by the Company to such Member in respect of such Member’s Membership Interest, (ii) the Losses (or items of loss or deduction) allocated to such Member pursuant to Section 7.1 and any items in the nature of loss or deduction that are specially allocated to such Member pursuant to Section 7.2 hereof, (iii) the Carrying Value of any asset of the Company distributed by the Company to such Member in respect of such Member’s Membership Interest (net of any liabilities that are secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code), and (iv) the amount of any liabilities of such Member assumed by the Company as provided in Treasury Regulations Section 1.704‑1(b)(2)(iv)(c)(2).

(b)               The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  If any Membership Interest (or portion thereof) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account is attributable to the transferred Membership Interest (or portion thereof).

Section 3.6   No Interest.  No interest shall be paid on Capital Contributions or on the balance in each Member’s Capital Account.

Section 3.7   No Debt or Equity Funding Obligations.  No party hereto shall be required by this Agreement to lend any of the Company Entities any funds or otherwise provide any financial or credit support to any of the Company Entities.

Article 4

CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS

Section 4.1   Members.  The Members of the Company, and their respective Percentage Interests, Capital Contributions and Capital Account balances, and the Parents and their respective Parent Aggregate Percentage Interests, and the addresses of the parties hereto and other contact information for purposes of Section 14.13, are listed on Schedule 4.1 hereto.  The Company shall amend Schedule 4.1 from time to time promptly following any changes in the Members (including the admission of Additional Members), the Percentage Interests, Capital Contributions or Capital Account balances of the Members, the Parent Aggregate Percentage Interests of the Parents, or addresses or other contact information of the parties hereto for purposes of Section 14.13, in each case in accordance with the terms of this Agreement.  No Person may be a Member without the ownership of a Membership Interest.  Except as otherwise provided in this Agreement, no Member, in such capacity, shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of, any other Member or the Company.

Section 4.2   No Management or Appraisal Rights.  The Members shall have only such rights and powers as are provided in this Agreement and the Act.  Except as otherwise provided in this Agreement, or as otherwise required by Law, the Members (in their capacity as such) shall not have any right or power to bind the Company or to manage or control the business and affairs of the Company other than through the Directors appointed by the Parents to the Board of Directors.  Members shall not be entitled to any appraisal rights (within the meaning of Section 18-210 of the Act) with respect to any transaction, including any merger or consolidation in which the Company is a constituent party or any sale of all or substantially all of the Company’s assets, any amendment of this Agreement or otherwise.

Section 4.3   No Right to Withdraw.  Except in connection with the transfer of a Membership Interest in accordance with the terms of this Agreement, such that the transferring Member no longer holds any Membership Interest, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company.  A resigning Member shall not be entitled to a distribution of the fair value of its Membership Interest under Section 18-604 of the Act.

Section 4.4   Reimbursements.  To the extent not inconsistent with the provisions of any Transaction Document, the Company shall reimburse each party hereto for all ordinary and necessary out-of-pocket expenses incurred by it on behalf of the Company but only if such expenses were authorized by or under the authority of the Board of Directors in accordance with Section 5.3(f)(xiii) to the extent applicable.  Such reimbursement shall not be deemed to constitute a distribution or return of capital to any Member.

Section 4.5   Partition.  Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

Section 4.6   No Partnership or Joint Venture; Liability.  Except as otherwise provided herein (but notwithstanding Section 6.7(k)), (a) the Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture and that no Member or the Company shall be a partner or joint venturer of any other Member or the Company, for any purposes other than federal and, if applicable, state and local income tax purposes, and this Agreement shall not be construed to the contrary, and (b) except as otherwise provided in the Transaction Documents or as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Director or officer of the Company shall be obligated personally for any such liability, debt or obligation of the Company or for any losses of the Company solely by reason of being a Member or acting as a Director or officer.

Article 5

BOARD OF DIRECTORS, OFFICERS,
EXCULPATION AND INDEMNIFICATION

Section 5.1   Board of Directors.  (a)  The business and affairs of the Company shall be managed by or under the direction of a Board of Directors of the Company (the “Board of Directors”), except as otherwise provided in this Agreement.  The Board of Directors shall be made up of the number of individuals (who need not be Members, officers or employees of the Company) (each, a “Director”) as provided for in this Agreement.  Each Director shall be a “manager” (as such term is defined in the Act) of the Company but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement.

(b)                Each Parent (except with respect to CME Group, unless otherwise directed in writing by CGIS, CGIS (with any Director appointed by, or entitled to be appointed by, CGIS hereunder being deemed a Director appointed by, or entitled to be appointed by, CME Group for all purposes of this Agreement)) shall be entitled to appoint a number of Directors equal to the product of (i) such Parent’s Parent Aggregate Percentage Interest over the total Percentage Interest held by both Parents and (ii) the size of the Whole Board, which product shall be rounded to the nearest whole number, provided that, (A) if CME Group’s Parent Aggregate Percentage Interest has not gone below the CME Group Threshold, CME Group shall be entitled to appoint at least one Director and (B) when CME Group’s Parent Aggregate Percentage Interest goes below the CME Group Threshold, CME Group shall not be entitled to appoint any Directors.  Such appointments shall be effective immediately upon delivery of written notice to the Members and the Board of Directors.  The Board of Directors initially shall be made up of seven Directors, five of whom shall be appointed by MH and two of whom shall be appointed by CME Group.  Notwithstanding anything herein to the contrary, an individual may serve as a Director only so long as such individual is an employee of the Parent that appointed such Director or of an Affiliate of such Parent, except with the other Parent’s prior written consent.  The size of the Whole Board may be increased or decreased (but not below seven or above ten) by the Board of Directors.  The individuals listed on Schedule 5.1 hereto are the individuals appointed by the Parents as the initial Directors of the Company as of the Closing.  Each Director shall hold such position until his or her successor is appointed or until his or her earlier death, disability, resignation or removal as a Director.

(c)               The Board of Directors, by taking action in accordance with this Agreement, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform or authorize all acts which it may determine to be necessary or appropriate in connection therewith.  No Director, acting alone or with any other Directors, shall have the right or power in such capacity to bind the Company.

(d)                Each Director shall serve without compensation in their capacity as such.  Each Director shall be entitled to reimbursement for reasonable and necessary out-of-pocket expenses incurred by such Director during the course of conducting the Company’s business.

(e)               Each Director may authorize another individual (who may or may not be a Director, but who shall be an employee of the Parent that appointed such Director or of an Affiliate of such Parent) to act for such Director by proxy at any meeting of the Board of Directors, or to express consent or dissent to a Company action in writing without a meeting.  Without limiting the manner in which a Director may authorize another Person to act for such Director as proxy, a writing authorizing a Person to act for such Director as proxy, which has been executed by such Director and entered into the books and records of the Company, shall be a valid means by which a Director may grant such authority.

Section 5.2   Removal, Resignation and Vacancies.  (a)  Each Parent (except with respect to CME Group, unless otherwise directed in writing by CGIS, CGIS) may remove any Director appointed by it at any time, with or without cause, effective upon written notice to the Members and the Board of Directors.  In the event that a Director is no longer an employee of the Parent that appointed such Director or of any Affiliate of such Parent, such Parent shall be deemed to have thereupon removed such Director.  In the event that the number of Directors a Parent is entitled to appoint (as calculated in accordance with the first sentence of Section 5.1(b)) is reduced below the number of Directors appointed by such Parent then serving, such Parent shall promptly remove such number of Directors appointed by it as required to comply with Section 5.1(b).  No Director may be removed except in accordance with this Section 5.2(a).

(b)                Any Director may resign by written notice to the Members and the Board of Directors.  Unless otherwise specified therein, a Director’s resignation shall take effect upon delivery.

(c)               Any vacancy created on the Board of Directors resulting from the resignation, removal, death or disability of a Director shall be filled by the Parent (except with respect to CME Group, unless otherwise directed in writing by CGIS, CGIS) that appointed such Director, with such appointment to become effective immediately upon delivery of written notice of such appointment to the Members and the Board of Directors.

(d)                Each party hereto shall take all necessary action to effectuate fully the provisions of Section 5.1(b) and the foregoing provisions of this Section 5.2 to ensure that the Board of Directors consists of the Directors that are duly appointed in accordance with such sections.

Section 5.3   Meetings of the Board of Directors.  (a)  Regular meetings of the Board of Directors shall be held on at least a quarterly basis at such date and time as the Board of Directors may designate.  Special meetings of the Board of Directors may be called at any time by the Chairman and shall be called by the Chairman at the written request of any Director who makes such request in good faith.  Unless otherwise agreed by all of the Directors prior to a meeting, meetings of the Board of Directors may be held only in New York, New York or Chicago, Illinois.

(b)                Notice of a meeting of the Board of Directors or any committee thereof stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Director by telephone, electronic mail or facsimile no less than 30 days before the date of the meeting; provided that the Chairman or the Director requesting the meeting may reduce the advance notice period for any meeting to no less than four Business Days if the Chairman or such Director determines, acting reasonably and in good faith, that it is necessary in the best interests of the Company for the Board of Directors to take action within a time period of less than 30 days.  Notice of any meeting may be waived in writing by any Director.  Presence at the meeting shall constitute waiver of any deficiency of notice under this Section 5.3, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement and does not otherwise attend the meeting.

(c)               The Secretary of the Company shall circulate to each Director an agenda for each meeting not less than five Business Days in advance of such quarterly meeting (or if sent by facsimile or email, three Business Days before the date of such meeting).  In the case of a quarterly meeting, such agenda shall include a discussion of the financial reports most recently delivered pursuant to Article 6 and any other matters that a Director may reasonably request to be included on such agenda (subject, however, to Section 6.6 and Section 11.6).  In the case of a special meeting, the agenda for such meeting shall be established by the Chairman and shall include any matters specified by the Director requesting such meeting, if applicable, and shall be provided to each Director at the time such meeting is called.

(d)                The presence in person or by proxy of a number of Directors equal to a majority of the Whole Board shall constitute a quorum for the conduct of business at any meeting of the Board of Directors; provided that, in order to constitute a quorum, (i) at least a majority of the Directors present in person or by proxy must be Directors appointed by MH and (ii) if CME Group has the right to appoint any Directors and subject to the last sentence of this Section 5.3(d), at least one Director present in person or by proxy must be a Director appointed by CME Group.  If such quorum shall not be present at any meeting of the Board of Directors, the Directors present shall adjourn the meeting and promptly give notice of when it shall be reconvened, which notice shall include a copy of the notice previously given with respect to such meeting and, if applicable, shall specify in writing that the Board of Directors has invoked the procedures with respect to such reconvened meeting set forth in the following sentence.  If such notice is given and the reconvened meeting is held at least 48 hours after the meeting at which a quorum was not present, then, at such reconvened meeting, the presence in person or by proxy of at least one Director appointed by CME Group shall not be required in order for a quorum to be present,  provided, however, that (A) the only business that may be conducted at such reconvened meeting is the business specifically set forth in the notice of meeting for the original meeting and (B) no action that requires Board Supermajority Approval under Section 5.3(f) may be taken at such reconvened meeting unless at least one Director appointed by CME Group is present and such action is approved in accordance with Section 5.3(f).

(e)               Each Director shall be entitled to cast one vote with respect to each matter brought before the Board of Directors (or any committee thereof of which such Director is a member) for approval.  Except as set forth in Section 5.3(f), the affirmative vote of a majority of the Directors in attendance at any meeting of the Board of Directors (or any committee thereof) at which a quorum is present shall be required to authorize any action by the Board of Directors (or any committee thereof) and shall constitute the action of the Board of Directors (or any committee thereof) for all purposes.

(f)                Notwithstanding any other provision of this Agreement (but subject to Section 5.3(g), Section 10.4 and Section 11.4), if CME Group’s Parent Aggregate Percentage Interest has not gone below the CME Group Threshold, authorization of the following actions shall require the affirmative vote of (i) a majority of the Directors in attendance at any meeting at which a quorum is present and (ii) the affirmative vote of at least one Director appointed by CME Group (“Board Supermajority Approval”) and no Company Entity may take any of the following actions without such approval:

                                                     (i)            approval of the Annual Budget of the Company for any given Fiscal Year (the “Subject Fiscal Year”), or any amendment thereto (but not, for the avoidance of doubt, any Preliminary Annual Budget), if any of the following conditions exist (for illustrative purposes, determinations of whether the conditions set forth in clauses (A), (B), (C) and (D) exist under hypothetical circumstances are set forth in Schedule 5.3(f)(i)):

(A)   the actual Margin for the Fiscal Year before such Subject Fiscal Year (the “Reference Fiscal Year”) is (1) five percentage points or more below the Baseline Margin for such Reference Fiscal Year, (2) five percentage points or more below the actual Margin in the Fiscal Year before such Reference Fiscal Year or (3) five percentage points or more below the Margin Floor in effect for such Reference Fiscal Year;

(B)     the aggregate amount of all cash distributed to the Members in respect of the Reference Fiscal Year was less than the amount equal to (x) 90% of EBITDA in such Reference Fiscal Year, less (y) interest payments made in such Reference Fiscal Year, less (z) the amount of cash required to finance acquisitions in such Reference Fiscal Year (provided that at least one Director appointed by CME Group voted in favor of approval of any such acquisition);

(C)   the projected Margin in the proposed Annual Budget for the Subject Fiscal Year is (1) five percentage points or more below the Baseline Margin in effect for such Subject Fiscal Year, (2) five percentage points or more below the actual Margin for the Reference Fiscal Year or (3) five percentage points or more below the Margin Floor in effect for such Subject Fiscal Year; or

(D)   the aggregate amount of all cash projected by the proposed Annual Budget to be distributed to the Members in respect of the Subject Fiscal Year is less than the amount equal to (x) 90% of EBITDA, less (y) interest payments, projected by the proposed Annual Budget for such Subject Fiscal Year;

provided that, if Board Supermajority Approval is required in respect of a proposed Annual Budget as the result of any of the conditions in clauses (A) through (D) existing and such Board Supermajority Approval is not given within 60 days of the delivery of such proposed Annual Budget to the Board of Directors, the Annual Budget for the Reference Fiscal Year shall thereupon become the Annual Budget for such Subject Fiscal Year (the “Rollover Annual Budget”) until Board Supermajority Approval for an Annual Budget for such Subject Fiscal Year is given; provided that the aggregate expenses, capital expenditures and investments in such Rollover Annual Budget may (by determination of the Board of Directors without Board Supermajority Approval) be increased by an amount equal to the percentage difference between the CPI for the last month of the

Reference Fiscal Year and the CPI for the calendar month that is 12 months prior to such calendar month (and the term Rollover Annual Budget shall refer to such increased budget);

                                                   (ii)            approval of material changes to the Brand Management Plan or the Strategic Plan of the Company;

                                                 (iii)            approval of material changes to the Business or Purpose of the Company;

                                                 (iv)            during the Blackout Period, any sale of all or substantially all of the assets of the Company, initial public offering, or sale, merger or consolidation of the Company (for the avoidance of doubt, without limiting the provisions of Articles 9 and 10 to the extent applicable);

                                                   (v)            (A) any acquisition, whether by purchase of assets or stock, merger or consolidation or otherwise, of assets or a business involving the payment by a Company Entity of consideration in excess of $25,000,000, other than in accordance with the contractual obligations set forth on Schedule 5.3(f)(v)(A) hereto or (B) any disposition, whether by sale of assets or stock, merger or consolidation or otherwise, of assets or a business having a value in excess of $15,000,000;

                                                 (vi)            any issuance of Membership Interests;

                                               (vii)            any redemption of Membership Interests;

                                             (viii)            any admission of new Members, including as a result of a Transfer by a Member of its Membership Interest (or any portion thereof), other than admission of new Members as a result of a Transfer described in Section 9.1(a) or Section 9.1(b);

                                                 (ix)            any Additional Capital Contributions from any Member;

                                                   (x)            any capital expenditure in excess of $1,000,000 in any Fiscal Year, or aggregate capital expenditures in any Fiscal Year in excess of $1,500,000, in each case except as contemplated by the Annual Budget then in effect;

                                                 (xi)            any incurrence or issuance of Indebtedness by any Company Entity to a Person other than a Company Entity that would result in an aggregate total outstanding principal amount (without duplication) of such Indebtedness of the Company Entities in excess of $30,000,000, or any pledge, mortgage, encumbrance or other grant of a security interest in any of its properties or assets of any Company Entity with respect to any Indebtedness of any Company Entity to any Person other than a Company Entity in excess of such aggregate amount (without duplication);

                                               (xii)            subject to Section 5.8(e), the hiring of the Chief Executive Officer and the Chief Financial Officer, if any, of the Company;

                                             (xiii)            any transaction with any Member or any of its Affiliates, other than transactions pursuant to the Transaction Documents or the intercompany agreements set forth on Schedule 5.3(f)(xiii) hereto and any other transactions entered into in the ordinary course of business consistent with past practice of the Company (including the past practice of MH prior to the date hereof) that are either immaterial (individually or in the aggregate with other transactions with such Member or any of its Affiliates) or on terms no less favorable to the Company Entities than those that could be obtained on arm’s-length terms from a Person who is not an Affiliate;

                                             (xiv)            any license of any Company brand to MH or any of its Affiliates (including Platts);

                                               (xv)            making any loans to any Member or officer or employee of the Company, other than loans to officers and employees for amounts in the ordinary course of business consistent with past practice of the Company (including the past practice of MH prior to the date hereof), including travel advances, that in the aggregate are not material, or forgiving any loans to any Member or officer or employee of the Company;

                                             (xvi)            any distribution to Members other than as required by Section 8.1(a);

                                           (xvii)            any amendment of, or consent or waiver under, any Transaction Document (other than the Certificate of Formation, the amendment of which shall be governed by Section 14.2) in any manner that adversely affects the CME Group Members or disproportionately benefits any other Member;

                                         (xviii)            any settlement or compromise of any litigation or claims in which the amount payable by the Company exceeds $750,000, or aggregate settlements or compromises of any litigation or claims in any Fiscal Year in which the amount payable by the Company exceeds $1,500,000, in each case other than litigations and claims relating to the Company’s Intellectual Property; and

                                             (xix)            any voluntary (or consent to any involuntary) bankruptcy or any dissolution or liquidation of the Company.

(g)                Notwithstanding anything herein to the contrary, the provisions of Section 5.3(f) shall terminate and Board Supermajority Approval shall no longer be required for any matter upon the earlier of (i) at MH’s election, upon a Change of Control of CME Group in which the Acquirer is not a Qualified Party (an “Unqualified Party Approval Termination”), such election, if any, to be made by MH not more than twenty Business Days after such Change of Control (and if not made by MH by such date, the right to make such an election with respect to such Change of Control of CME Group shall be irrevocably waived) and (ii) if MH delivers a Specified Buy-Out Notice, upon the later of (x) delivery of an irrevocable waiver of MH’s right to defer the Put/Call Closing Date pursuant to Section 9.4(b) in respect of such MH Special Call or CME Group Put and (y) the date on which all required governmental approvals, if any, in respect of the Transfer contemplated by such Specified Buy-Out Notice shall have been received.  In the event that the provisions of Section 5.3(f) are terminated pursuant to clause (ii) of this paragraph (g), both Parents’ obligations under Article 11 and Article 12 shall all terminate; provided, however, in the case of this clause (ii) that (x) such Board Supermajority Approval rights and MH’s obligations under Article 11 and Article 12 shall be automatically restored prospectively without any further action of the parties if MH breaches its obligation to consummate the MH Special Call or CME Group Put, as applicable, as required by the terms of this Agreement and (y) CME Group’ obligations under Article 11 and Article 12 shall be automatically restored prospectively without any further action of the parties if CME Group breaches its obligation to consummate the MH Special Call or CME Group Put, as applicable, as required by the terms of this Agreement.

(h)               The Secretary of the Company or, if he or she is not present, any individual whom the Chairman of the Board of Directors may appoint, shall keep minutes of each meeting which shall reflect all actions taken by the Board of Directors thereat.

(i)               The Board of Directors may establish other provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement.

(j)                 No more than 30 days following any meeting of the Board of Directors or any committee thereof, the Company shall provide or cause to be provided minutes of such meeting to all Directors (or members of such committee), which minutes shall state the date, place and time of the meeting, the Directors present at such meeting and, if applicable, the resolutions put to a vote and the results of such voting.  All minutes shall be subject to a vote of approval by the Board of Directors, or by the committee to which such minutes relate, at the next meeting of the Board of Directors, or of such committee, as applicable, following delivery of the minutes to the Directors.

Section 5.4   Action Without a Meeting; Telephonic Meetings.  (a)  Notwithstanding Section 5.3, on any matter requiring an approval or consent of the Board of Directors under this Agreement or the Act, the Board of Directors or any committee thereof may take such action without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of such committee, as applicable.

(b)                Any Director may participate in a meeting of the Board of Directors or any committee thereof, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear one another.  Participation in a meeting pursuant to this Section 5.4(b) shall constitute presence in person at such meeting.

Section 5.5   Chairman of the Board of Directors.  The Board of Directors may appoint any one of the Directors appointed by MH to act as Chairman of the Board of Directors and preside at all meetings the Board of Directors at which he or she is present, subject to the ultimate authority of the Board of Directors to appoint an alternate presiding officer at any meeting.  The initial Chairman is named on Schedule 5.5.  For the avoidance of doubt, a Director shall not be considered to be an officer of the Company by virtue of holding the position of Chairman and, except as provided in Section 5.3(a) or Section 5.3(h) and the first sentence of this Section 5.5, shall not have any rights or powers different from any other Director other than with respect to procedural matters to the extent delegated by the Board of Directors, it being understood that any procedural rights or powers granted to the Chairman shall not be in derogation of any rights or powers granted by this Agreement to the Directors appointed by CME Group.

Section 5.6   Committees of the Board of Directors.  (a)  The Board of Directors may designate one or more committees, with each committee to consist of two or more of the

Directors of the Company, subject to the requirements set forth in this Section 5.6.  Each Parent shall be entitled to appoint a number of Directors to such committee equal to the product of (i) such Parent’s Parent Aggregate Percentage Interest over the total Percentage Interest held by both Parents and (ii) the size of such committee, which product shall be rounded to the nearest whole number, provided that if CME Group is entitled to appoint one Director, CME Group shall be entitled to appoint one Director to such committee.  To the extent permitted by Law and provided in the resolution of the Board of Directors establishing any committee, such committee shall, subject to Section 5.3(f), have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

(b)                The presence in person or by proxy of a number of Directors equal to a majority of the total number of Directors (including any vacant seats) comprising the applicable committee shall constitute a quorum for the conduct of business at any meeting of such committee; provided that, in order to constitute a quorum (i) at least a majority of the Directors on such committee present in person or by proxy must be Directors appointed by MH and (ii) if CME Group has the right to appoint any Directors to such committee, at least one Director present in person or by proxy must be a Director appointed by CME Group.  The fixing of the time and place of its meetings shall be made and determined in accordance with clauses (a) (other than the provisions requiring regular quarterly meetings), (b) and (c) of Section 5.3 and actions of any committee shall be made and determined in accordance with Section 5.3(e).  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 5.3(b).

Section 5.7   Subsidiary Boards of Directors.  Unless otherwise unanimously agreed by the Board, the boards of directors (or similar governing bodies) of the Subsidiaries of the Company shall consist of individuals who are Directors or officers or employees of the Company Entities (other than any such Subsidiary that is managed by its owner(s)); provided that each Parent shall have the right to appoint a number of directors (or equivalents) on the boards of directors (or similar governing bodies) of all Subsidiaries of the Company equal to the product of (a) such Parent’s Parent Aggregate Percentage Interest over the total Percentage Interest held by both Parents and (b) the size of such board (or equivalent), which product shall be rounded to the nearest whole number, provided that, if CME Group is entitled to appoint one Director, CME Group shall be entitled to appoint one director (or equivalent) to such Subsidiary board (or similar governing body).  Unless otherwise unanimously agreed by the Board, the quorum, removal rights, meeting procedures and meeting requirements set forth in this Article 5 shall apply mutatis mutandis to Subsidiaries of the Company and the boards of directors (or similar governing bodies) of such Subsidiaries.

Section 5.8   Officers.  (a)  Designation and Appointment of Officers.  Subject to Section 5.3(f)(xii), the Board of Directors may, from time to time, employ and retain Persons as it may determine to be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board of Directors), as officers of the Company, with such titles as may be designated by the Board of Directors, including “chief executive officer,” “chief financial officer,” “president,” “vice president,” “treasurer,” “secretary,” “general counsel” and “director.”  Any number of offices may be held by the same Person.  The Board of

Directors may choose not to fill any office for any period.  Each officer shall hold office until his or her successor shall be duly appointed and shall have qualified as an officer or until his or her death or disability or until he or she shall resign or shall have been removed in the manner hereinafter provided.  An officer of the Company need not be an employee or Member of the Company or a resident of the State of Delaware, and may be a Director or a director (or equivalent), officer or employee of any Member or any of its Affiliates.

(b)                Removal of Officers; Vacancies.  Any officer may resign as such at any time, subject to any agreement between the Company and such officer.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors.  The acceptance by the Board of Directors of a resignation of any officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation.  Any officer may be removed as such, either with or without cause, at any time by the Board of Directors or any authorized committee thereof and, subject to Section 5.3(f)(xii), vacancies may be filled by approval of the Board of Directors or any authorized committee thereof.  Designation of any Person as an officer by the Board of Directors shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

(c)               Powers and Duties.  The officers of the Company shall be responsible for the day-to-day management of the Company and, subject to the terms of this Agreement, shall have such authority and perform such duties in the day-to-day management of the Company as may be prescribed by the Board of Directors and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the supervision and control of the Board of Directors or any authorized committee thereof.

(d)                Compensation.  The Board of Directors may authorize reimbursement for ordinary course business expenses and, subject to Section 5.3(f), compensation from the funds of the Company for the officers, employees and agents appointed by or under the authority of the Board of Directors.

(e)               Hiring of Chief Executive Officer and Chief Financial Officer.

                                                     (i)            So long as Section 5.8(f)(xii) applies, the Chief Executive Officer and the Chief Financial Officer, if any, shall be hired in accordance with the following process.  The Directors appointed by MH shall identify a candidate, who shall, in their reasonable judgment, have the applicable Required Qualifications, in writing.  The Directors appointed by CME Group, acting unanimously, may within 15 days reject any such candidate for any reason by written notice to the MH Directors and to MH.  Following any such rejection, the Directors appointed by MH shall identify by delivery of written notice to the Directors appointed by CME Group and to CME Group up to three other candidates, each of whom shall, in the reasonable judgment of the Directors appointed by MH, have the applicable Required Qualifications.  The Directors appointed by CME Group, acting unanimously, may within 15 days by written notice to the MH Directors and to MH (A) reject one of such candidates for any reason and (B) reject any candidate who in such Directors’ reasonable judgment (1) does not have the Required Qualifications or (2) has a conflict of interest.  Subject to the preceding sentence, Board Supermajority Approval shall not be required for the hiring of any candidate identified on any second notice contemplated by this Section 5.8(e)(i) that has not been rejected by CME Group in accordance with this Section 5.8(e)(i).  For the avoidance of doubt, if following such notices, no candidate on such notices is hired, the hiring of any other candidate shall again be subject to the procedures set forth in the preceding three sentences (except that CME Group may then not reject any of such candidates for any reason but may only reject a candidate who does not have the Required Qualifications or who has a conflict of interest).

                                                   (ii)            At any time that the Company does not have a Chief Executive Officer or Chief Financial Officer, the Board of Directors, without Board Supermajority Approval, may appoint an interim Chief Executive Officer or Chief Financial Officer, as applicable, provided that, so long as Section 5.8(f)(xii) applies, such an interim appointment of longer than one year shall require Board Supermajority Approval.

                                                 (iii)            The initial Chief Executive Officer of the Company is named on Schedule 5.8(e)(iii).

Section 5.9   Indemnification.  (a) Indemnification by the Company.  To the fullest extent permitted by Law, the Company shall indemnify and hold harmless any Member, any Affiliate of any Member and any Director or officer made or threatened to be made a party to any threatened, pending or completed Proceeding (other than any Proceeding brought by (i) a Member or an Affiliate of a Member against another Member or an Affiliate of such other Member or (ii) the Company) by reason of the fact that such Person is or was a Member, an Affiliate of a Member, a Director or officer of the Company, or serves or served at the request of any of the Company Entities as a member, manager, partner, director, officer, employee or agent of any other enterprise (each in their capacity as such, an “Indemnified Person”), from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding, except to the extent such Person is found by a final, non-appealable judgment of a court of competent jurisdiction to have acted with bad faith or engaged in willful misconduct.  Expenses (including attorneys’ fees) incurred by any such Indemnified Person in defending any such Proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such Indemnified Person to repay such expenses if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.  The rights provided to any Indemnified Person by this Section 5.9 shall be enforceable against the Company by such Indemnified Person, who shall be presumed to have relied upon it in serving or continuing to serve as a Member, Director, member, manager, partner, director, officer, employee or agent as provided above.

(b)                Subsequent Amendment.  No amendment of this Section 5.9 shall impair the rights of any Indemnified Person arising at any time with respect to any acts or omissions occurring prior to such amendment.  For purposes of this Section 5.9, the term “Company” shall include any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger.

(c)               Survival.  Notwithstanding anything herein to the contrary, the provisions of this Section 5.9 shall survive the termination, voluntary or involuntary, of an Indemnified Person’s status as such, and shall survive the termination of this Agreement or dissolution or liquidation of the Company.

(d)                Insurance.  The Company may, on its own or in conjunction with the MH Entities, and in such amounts as the Board of Directors may determine, purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against or incurred by such Indemnified Person in any such capacity or arising from its status as such, whether or not the Company would have power to indemnify such Indemnified Person against such liability in accordance with this Section 5.9; provided that all Directors and Members shall be treated equally in such regards.

(e)               Non-Exclusivity.  The indemnification provided by the foregoing provisions of this Section 5.9 shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others; provided that all Directors and Members shall be treated equally in such regard.

(f)                Application of Contribution Agreement and Transaction Documents.  Nothing contained in this Section 5.9 is intended to relieve any Member or any other Person from any liability or obligation of such Person pursuant to the Contribution Agreement or any other Transaction Document, or to in any way impair the enforceability of any provision of such agreements against any party thereto.

(g)                Limitations.  Any indemnity under this Section 5.9 shall be provided solely out of, and only to the extent of, the Company’s assets, and no Parent or Member shall be required directly to indemnify any Indemnified Person pursuant to this Section 5.9.

Section 5.10   Exculpation and Other Limitations of Obligations and Liabilities.  (a) No Fiduciary or Implied Duties.  To the fullest extent permitted by the Act, no Director, Member or Parent shall owe any fiduciary duty or, except as otherwise expressly provided for in this Agreement, any other duty to the Company, any Member or any Parent.  Officers of the Company shall owe the same duties to the Company and its Members as officers of a corporation organized under the laws of the State of Delaware owe to such corporation and its stockholders.

(b)                Exculpation.

                                                     (i)            No Director of the Company shall be liable for monetary damages to the Company, any Member or any Parent, except to the extent such Director is found by a final, non-appealable judgment of a court of competent jurisdiction to have acted with bad faith or engaged in willful misconduct.

                                                   (ii)            A Director of the Company shall be fully protected in relying in good faith upon the records of the Company Entities and upon such information, opinions, reports or statements presented to any of the Company Entities by any Person as to matters such Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of any of the Company Entities, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

(c)               Transactions with Members and Directors.  Subject to clauses (xi), (xiii) and (xv) of Section 5.3(f), (i) any Member or Director of the Company may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and, subject to applicable Law, shall have the same rights and obligations with respect to such matter as a Person who is not a Member or Director of the Company and (ii) any Member and the members, shareholders, partners and Affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the Act.

(d)                Other Activities; Business Opportunities.

                                                     (i)            Except as otherwise provided in Article 11, any Director, Member or Parent may engage in or possess any interest in another business or venture of any nature and description, independently or with others, and neither the Company nor any other Member (in its capacity as a Member) shall have any rights in or to any such independent ventures or the income or profits derived therefrom.

                                                   (ii)            Except as otherwise provided in Article 11, if a Director, Member or Parent acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Person and the Company or another Member, such Person shall have no duty to communicate or offer such business opportunity to the Company or any other Member.

(e)               No Disqualification.  Subject to Section 11.4, no Director shall be disqualified from voting on matters as to which such Director or the Parent that appointed such Director may have a conflict of interest.

Section 5.11   Claims under Transaction Documents.  Notwithstanding any other provision of this Agreement, each Parent shall be responsible for its respective Parent Entities’ compliance with their obligations under each of the Transaction Documents to which such Parent Entities are parties.  In the event of a breach by a Parent Entity of an obligation owed to any Company Entity in any Transaction Document, the other Parent shall be entitled to assert a claim for and enforce, at the Company’s reasonable expense, such obligation on behalf of any Company Entity and may pursue on behalf of any Company Entity all remedies available to any Company Entity in respect of such breach.  For the avoidance of doubt, if there is an event of default under the MH Brand License, CME Group shall have the right to enforce such license on behalf of the Company in accordance therewith and exercise all rights and remedies the Company may have thereunder.  The Company Entities shall cooperate and comply with any reasonable instructions received from the Parent enforcing the rights of the Company Entities in connection with any of the foregoing actions.  The Parent exercising any rights pursuant to this Section 5.11 agrees to promptly reimburse the Company for any expenses advanced to such Parent or incurred by the Company Entities if such Parent is not successful in asserting such claim.

Article 6

ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS

Section 6.1   Fiscal Year.  The fiscal year of the Company (“Fiscal Year”) shall be the calendar year, or such other year as may be fixed from time to time by a unanimous vote of all Directors, subject to Section 706 of the Code.  The Company shall have the same Fiscal Year for federal income tax purposes and for accounting purposes.

Section 6.2   Books of Account and Other Information.  (a)  The Company shall prepare and maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP.  All questions of accounting shall be determined by the Board of Directors or a committee or officer authorized by the Board of Directors to make such determination.

(b)                In addition to such books and records, the Board of Directors shall cause the Company to maintain and make available at the principal business office of the Company (or, with respect to copies of the Company’s or any of the Company Entities’ income tax returns, at the principal business office of the Tax Matters Member):  (i) copies of any federal, state, local or foreign income tax returns, if any, filed or required to be filed by any of the Company Entities, in each case for the eight most recent years or, if not prepared for the eight most recent years, such lesser period for which such documents have been prepared and (ii) all other records required to be maintained pursuant to this Agreement or the Act.

(c)               In the event that there is any change after the date of the Contribution Agreement in GAAP (whether as a result of a change in U.S. generally accepted accounting principles or a change in the application thereof by MH) that may affect the calculation of GAAP-based metrics in this Agreement, the GAAP-based metrics used as benchmarks contemplated in this Agreement will be adjusted on a pro forma basis to the extent that the change impacted the Company’s results so as to produce a consistent relative benchmark to the Company’s results that reflect the impact of the GAAP change (for example, if an accounting change occurred that adversely impacted the Company’s Margin by 2%, causing the gross profit percentage run rate to decrease from 58% to 56% (a 3.4% decrease), the Baseline Margin, whose components are determined in accordance with GAAP, would decrease by 3.4% as well).

Section 6.3   Auditors.  The auditors of the Company, if any, shall be such firm of nationally recognized certified independent public accountants as shall be selected by MH.

Section 6.4   Preliminary Annual Budget, Annual Budget, Brand Management Plan and Strategic Plan.  (a)  The Annual Budget for the remainder of the 2012 Fiscal Year, the Brand Management Plan and the Strategic Plan are set forth on Schedule 6.4(a), Schedule 6.4(b) and Schedule 6.4(c) hereto, respectively.  The Chief Executive Officer, in consultation with the Board of Directors, shall be responsible for the preparation and delivery to the Board of Directors for their consideration and approval of (i) the Preliminary Annual Budget for each Fiscal Year beginning with the 2014 Fiscal Year no later than 15 days prior to the beginning of such Fiscal Year, (ii) subject to Section 5.3(f)(i), the Annual Budget for each Fiscal Year beginning with the 2014 Fiscal Year no later than 60 days after the completion of the preceding Fiscal Year (and in any event at the same time that the financial statements contemplated by Section 6.5(b)(iii) are delivered) and (iii) subject to Section 5.3(f)(ii), any proposed amendment to the Preliminary Annual Budget, Annual Budget, Brand Management Plan or the Strategic Plan, as applicable.  The Preliminary Annual Budget and the Annual Budget shall be prepared in a manner consistent in all material respects with (except to the extent attributable to any changes in GAAP), and at a minimum shall include substantially the same types of information, including (x) projected Margin for such Fiscal Year (and substantially the same types of components thereof) and (y) projected Free Cash Flow (and substantially the same types of components thereof) projected to be distributed to the Members in such Fiscal Year, set forth in, the 2013 Annual Budget approved in accordance with Section 6.4(b).  Upon approval of the Annual Budget in accordance with Article 5, the Annual Budget shall replace and supersede in its entirety the Preliminary Annual Budget for the applicable Fiscal Year.

(b)                No later than January 15, 2013, MH and CME Group shall agree upon the Annual Budget for the 2013 Fiscal Year, and such Annual Budget shall be the Annual Budget for such Fiscal Year for all purposes of this Agreement.

Section 6.5    Access to Company Information.  (a)  Subject to any restrictions provided in this Agreement (including Section 11.6), (i) each party hereto shall be entitled to inspect and examine the books, records and accounts of the Company Entities at reasonable times and in a reasonable manner so as not to unduly interfere with the management and business of any of the Company Entities, and make copies thereof or extracts therefrom; provided that the inspecting party shall bear its own expenses and all reasonable expenses incurred by such Company Entity in any inspection or examination requested by such party pursuant to this sentence; (ii) if the Company prepares or makes available any reporting package or other report or written analysis for any party hereto pursuant to this Section 6.5(a) or otherwise, the Company shall promptly provide a copy thereof to the other parties; (iii) each party shall have the right, at its own expense and from time to time upon reasonable prior notice and at reasonable times and in a reasonable manner so as not to unduly interfere with the management and business of the Company Entities, to perform a review or retain an independent certified public accountant or other outside consultant to audit the Company Entities’ books, records, policies and procedures, such as payroll and tax records, including an independent audit of the Company’s financial statements; provided that no more than one such review or audit may be performed on behalf of a Parent in any Fiscal Year; and (iv) any Director or officer may communicate any information to any party hereto, and shall have no liability therefor.

(b)                The Company shall cause to be prepared and delivered to each party hereto all of the information described in this Section 6.5(b):

                                                     (i)            within six Business Days after the end of each calendar month, the monthly profit and loss statements (and any other financial reports, if any) prepared by the management of the Company and provided to the management of the Company or of any MH Member or parent thereof;

                                                   (ii)            within 45 days after the end of each Fiscal Quarter (or, if earlier, the date on which MH files its periodic report for such Fiscal Quarter with the Securities and Exchange Commission), (A) the unaudited consolidated balance sheet of the Company Entities as at the end of such Fiscal Quarter and (B) the related unaudited statements of operations for such Fiscal Quarter, for the portion of the Fiscal Year then ended, in the case of each of clauses (A) and (B) prepared in accordance with GAAP;

                                                 (iii)            within 90 days after the end of each Fiscal Year (or, if earlier, the date on which MH files its periodic report for such Fiscal Year with the Securities and Exchange Commission), the unaudited consolidated balance sheet of the Company Entities as at the end of such Fiscal Year and the related unaudited statements of operations and cash flow for such Fiscal Year, in each case prepared in accordance with GAAP; and

                                                 (iv)            concurrent with the delivery of any financial information being delivered to each party hereto pursuant to the foregoing clauses (i) through (iii), a comparison of such financial information to any projections, estimates or forecasts that relate to such financial information as set forth in the applicable Preliminary Annual Budget or Annual Budget.

(c)               Subject to applicable Laws, each party hereto shall, upon reasonable request by another party hereto, provide to such other party such information and data concerning itself and its Subsidiaries to the extent (and only to the extent) required to enable such other party and its Subsidiaries to comply with applicable Law; provided that such requests are made at reasonable times and in a reasonable manner so as not to unduly interfere with the management and business of such party or its Subsidiaries; provided, further, that such information and data shall be shared only with personnel of such other party or its Subsidiaries that are required to have access to such information and data so as to permit such compliance with applicable Law.

(d)                Any information obtained by a party hereto pursuant to this Section 6.5 shall be held in confidence pursuant to the terms of Section 6.6.

Section 6.6    Confidentiality.  (a)  As used herein, “Information” means all technical, financial and other information (including information relating to customers of the Company Entities or of any party hereto or any of its Subsidiaries and information of any regulatory nature) whatsoever, in whatever form it may be held, relating to the business and operations of any of the Company Entities or any party hereto or any of its Subsidiaries, in each case which is furnished to any Company Entity or any party hereto or any of such party’s Subsidiaries (in such capacity, an “Information Recipient”) pursuant to this Agreement or any of the Transaction Documents or otherwise in connection with the business or governance of the Company Entities.

(b)                Each Information Recipient party hereto shall, and shall cause its controlled Affiliates (including its controlled Affiliates that are Information Recipients) to, comply with the provisions of Law regarding confidentiality as they relate to any Company Entity or any party hereto or any of its Subsidiaries.  Without limiting the foregoing, each Information Recipient party hereto shall, and shall cause its respective controlled Affiliates (including its controlled Affiliates that are Information Recipients) to, comply with all applicable federal, state and other Laws relating to the sharing and disclosure of any Information that may be covered thereby.

(c)               Each Information Recipient party hereto shall, and shall cause its controlled Affiliates (including its controlled Affiliates that are Information Recipients) and the Information Representatives of such Information Recipient to, treat all Information with the same degree of care and confidentiality that it affords its own trade secrets and proprietary information.  Each Information Recipient party hereto agrees not to, and to cause its controlled Affiliates (including its controlled Affiliates that are Information Recipients) and the Information Representatives of such Information Recipient not to, disclose or communicate to any Person (other than, to the extent permitted by Law, to (i) any representatives, employees, advisers or agents of such Information Recipient or its Affiliates who need to know such Information in the normal course of the performance of their duties or (ii) counterparties to any contracts or agreements with such Information Recipient or its Affiliates who need to know such Information for valid business purposes, in the case of each of clauses (i) and (ii) in furtherance of the transactions contemplated by this Agreement and the Transaction Documents or the operations of the Company Entities (each Person described in clauses (i) and (ii), an “Information Representative” of such Information Recipient), in each case who are informed of and agree to comply with the terms and conditions of this Section 6.6), in any manner whatsoever, any Information supplied by any Company Entity or any party hereto or any of such party’s Subsidiaries, without the prior written consent of the Person that furnished such Information.  Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed in writing by CME Group and the Company, no CME Group Entity may disclose or communicate any Information to any CME Group Unaffiliated Entity.

(d)                Each Information Recipient party hereto shall, and shall cause its controlled Affiliates (including its controlled Affiliates that are Information Recipients) to, comply with the antitrust Laws regarding information sharing as they relate to any Company Entity, MH Entity and CME Group Entity.

(e)               Each Information Recipient party hereto agrees to use, and to cause its controlled Affiliates (including its controlled Affiliates that are Information Recipients) to use, Information received from any Company Entity, MH Entity or CME Group Entity only in connection with its investment in the Company or the transactions contemplated by this Agreement or the Transaction Documents, and for no other purpose, except as otherwise permitted by this Agreement or the Transaction Documents.

(f)                Nothing contained herein shall be construed as restricting or creating any liability or obligation for the disclosure, communication or use of Information that:

                                                     (i)            is or becomes publicly known through no wrongful act of the disclosing Information Recipient or its Affiliates;

                                                   (ii)            is received, without breach of this Agreement or any Transaction Document, from a Person that is not known by the disclosing Information Recipient to be under any confidentiality obligation to the Company Entities, MH Entities or CME Group Entities with respect thereto;

                                                 (iii)            is disclosed as required by Law, including the rules of any national securities exchange on which such Information Recipient’s securities are listed, or legal process or formal or informal investigative request or demand; provided that, prior to any such disclosure, the disclosing Information Recipient shall (A) provide prompt advance written notice to the Company and to the Person that provided such Information of its intention to do so pursuant to this exception to the extent that it is practicable in the circumstances to do so and (B) at the request of the Company or the Person that provided such Information, cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order and requesting that the applicable Governmental Authority apply confidential treatment to the applicable records; or

                                                 (iv)            subject to Section 9.1(h), is disclosed to a Third-Party Acquirer or any of its advisors or representatives in connection with an actual or potential Transfer; provided that (A) such Third-Party Acquirer enters into a confidentiality agreement with respect thereto and (B) any competitively sensitive Information may only be disclosed pursuant to a customary clean room agreement.

(g)                The provisions of this Section 6.6 shall survive termination of this Agreement, but shall expire with respect to the MH Entities or CME Group Entities on the third anniversary of the first date on which no MH Entity or CME Group Entity, respectively, is a Member of the Company; provided that with respect to any competitively sensitive Information (including customer lists), the provisions of this Section 6.6 shall survive indefinitely.

(h)               The Confidentiality and Non-Disclosure Agreement dated September 28, 2010 between MH and CME Group is hereby terminated; provided that such termination shall not release a breaching party thereto from any liability for any breach thereof prior to such termination.

Section 6.7    Certain Tax Matters.

(a)                Tax Matters Member.  The Initial MH Member or any Member designated by MH shall be the “tax matters partner” of the Company within the meaning of Section 6231 of the Code and the Treasury Regulations promulgated thereunder (such Member, the “Tax Matters Member”) and shall be authorized to act on behalf of and represent the Company (at the Company’s expense) with respect to any tax matters, including, without limitation, in connection with all examinations of the Company’s affairs by tax authorities and any resulting administrative and judicial proceedings, and to expend Company funds for professional services and expenses associated therewith.  For the avoidance of doubt, this Section 6.7(a) shall be interpreted in a manner consistent with the rest of the provisions of this Section 6.7.

(b)               Authority. The Tax Matters Member shall use commercially reasonable efforts to consult with all other Members regarding significant income tax matters relating to the Company Entities.  The Tax Matters Member shall take into account the significant income tax concerns and objectives, stated in writing, of the other Member(s).  The Tax Matters Member shall be authorized to (i) manage and control all tax proceedings with respect to the Company Entities (subject to Section 6.7(e)) and (ii) cause the Company Entities to make all tax elections required or permitted to be made by any of the Company Entities under applicable Law (including an election under Section 754 of the Code (subject to Section 6.7(j)), but excluding the election of allocation method under Section 704(c) of the Code with respect to the CME Group Contributed Assets or the MH Contributed Assets, which shall be determined pursuant to Section 7.6).  Each Member agrees (i) to cooperate with the Tax Matters Member with respect to tax matters relating to or affecting any of the Company Entities and (ii) to keep the Tax Matters Member informed of each material development with respect to any tax matter relating to or affecting any of the Company Entities or any other Member and make related documents available to the Tax Matters Member before submission to any taxing authority or court.

(c)                Rights of Members.  Each Member shall be considered to have retained such rights and obligations (if any) as are provided for under the Code or any other applicable Law with respect to any examination, proposed adjustment or proceeding relating to the federal income tax items of the Company Entities (including its rights under Section 6224(c) of the Code and its right to notice of any proposed tax settlements in any court case involving the Company Entities).  For the avoidance of doubt, this Section 6.7(c) shall be interpreted in a manner consistent with the rest of the provisions of this Section 6.7.

(d)               Required Notice. The Tax Matters Member shall use commercially reasonable efforts to keep all Members informed as to any discussions with any taxing authority with respect to any material tax issue concerning the income tax items that are required to be reported on the tax returns of the Members (and not, for the avoidance of doubt, any tax items relating to entity-level taxes imposed on the Company Entities, except for such pending or threatened examinations, adjustments or proceedings the potential outcome of which would require a Member to file a tax return in a jurisdiction in which it does not currently file a tax return, provided that such Member has previously furnished the Tax Matters Member with a complete list of all such jurisdictions, which list includes the jurisdiction in question).  Without limiting the generality of the immediately preceding sentence, the Tax Matters Member shall provide notice to the other Members promptly (and in any event, no later than 30 days) after it receives notice from any tax authority of any pending or threatened examination, adjustment or proceeding relating to any material income tax items of the Company Entities that are required to be reported on the tax returns of the Members (and not, for the avoidance of doubt, any tax items relating to entity-level taxes imposed on the Company Entities, except for such pending or threatened examinations, adjustments or proceeding the potential outcome of which would require a Member to file a tax return in a jurisdiction in which it does not currently file a tax return, provided that such Member has previously furnished the Tax Matters Member with a complete list of all such jurisdictions, which list includes the jurisdiction in question).  The Tax Matters Member (i) shall use commercially reasonable efforts to consult with the other Members with respect to the conduct of such examinations or proceedings, or any court proceedings with respect to such tax items of the Company Entities and (ii) shall use commercially reasonable efforts to afford the other Members a reasonable opportunity to review drafts of any related submission to the IRS or any court.  For the avoidance of doubt, any tax item or tax issue that relates to allocations of income, gain, loss and deduction to CGIS under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder shall be considered a material tax item or material tax issue.

(e)                Right for Independent Representation.  Upon written notice to the Tax Matters Member, each Member shall be entitled to represent itself, or to obtain independent counsel and other advisors to represent it, in connection with any examination, proposed adjustment or proceeding described in Section 6.7(d) to the extent (i) such examination, proposed adjustment or proceeding relates to allocations of income, gain, loss and deduction to such Member under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder or (ii) the potential outcome of such examination, proposed adjustment or proceeding would require a Member to file a tax return in a jurisdiction in which it does not currently file a tax return (provided that such Member has previously furnished the Tax Matters Member with a complete list of all such jurisdictions, which list includes the jurisdiction in question).  In the event that a Member notifies the Tax Matters Member in writing of its intention to exercise its rights pursuant to the preceding sentence, the Tax Matters Member agrees (i) to supply such other Member and its counsel and other advisors, as the case may be, with copies of all relevant written communications received by the Tax Matters Member with respect thereto, together with such other information as they may reasonably request in connection therewith (and such other Member agrees to supply the Tax Matters Member and its counsel and other advisors, as the case may be, with copies of all relevant written communications received by such other Member with respect thereto, together with such other information as they may reasonably request) and (ii) to cooperate with such other Member and its counsel and other advisors, as the case may be, in connection with such other Member’s separate representation, to the extent reasonably practicable and at the sole cost and expense of such other Member.

(f)                Review of Tax Returns.  The Company shall (i) prepare or cause to be prepared IRS Forms 1065 and such other forms, tax returns or other documents (including Schedule K-1 and any comparable state and local tax forms) as shall be necessary to enable each Member to prepare its income tax returns and (ii) provide (A) such IRS Forms 1065 and Schedules K-1 to each Member as soon as reasonably practicable, but in no event later than July 15 following the end of the Company’s Fiscal Year and (B) such comparable state and local tax forms to each Member as soon as reasonably practicable, but in no event later than August 15 following the end of the Company’s Fiscal Year (or, in the case of each of subclauses (A) and (B), such other date as the Parents may reasonably agree).  The Tax Matters Member shall use commercially reasonable efforts to circulate to each Member for its review a draft of any federal, state or local income tax return, described above in this Section 6.7(f), of any of the Company Entities no later than 30 days prior to the due date for the filing of such return.  If any Member shall object to any item on any such tax return then the Tax Matters Member shall consider any such reasonable objection in good faith.

(g)               Tax Returns of the Members.  Each Member shall file its tax returns in a manner consistent with the Company’s tax returns; provided that if any Member objects to any item on the Company’s tax return, then such Member shall have the right to file its own tax returns in a manner considered by such Member to reflect the tax treatment of such disputed item; provided, further, that such Member shall not file such inconsistent tax return unless it first receives a written opinion from a nationally recognized law firm concluding that the treatment proposed by such Member should be respected by the courts if challenged by any taxing authority.

(h)               Administrative Adjustment; Representation Before Taxing Authority No Member other than the Tax Matters Member shall file on behalf of the Company any tax return or any request for administrative adjustment.  No Member other than the Tax Matters Member shall represent or act on behalf of the Company before any taxing authority or discuss or correspond regarding any matter relating to the Company Entities with any taxing authority.

(i)                 Expenses.  All reasonable out-of-pocket expenses and costs incurred by the Tax Matters Member in its capacity as such shall be paid by the Company as an ordinary expense of its business.

(j)                 Section 754 Election.  In the event that the Company does not have an election in effect under Section 754 of the Code with respect to any Fiscal Year during which (i) any of the MH Members or any of the CME Group Members transfers any Membership Interest (or any portion thereof) or (ii) any member of a CME Group Member or any member of a MH Member transfers its interest in such CME Group Member or MH Member, then, at the request of such MH Member or such CME Group Member, the Tax Matters Member shall cause the Company to make an election under Section 754 of the Code.

(k)               Classification as Partnership.  The Members intend that the Company shall be classified as a partnership (other than a publicly traded partnership) for federal and, if applicable, state and local income tax purposes, and agree to take such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith.

Article 7

ALLOCATIONS

Section 7.1    Allocation of Profits and Losses.  After giving effect to the special allocations set forth in Section 7.2, Profits and Losses of the Company for each Fiscal Year shall be allocated to the Members pro rata in accordance with their respective Percentage Interests.

Section 7.2    Special Allocations.  Notwithstanding anything herein to the contrary, the following special allocations, if applicable, shall be made in the following order:

(a)                Company Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding anything herein to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain during such Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704‑2(f)(6) and 1.704-2(j)(2).  This Section 7.2(a) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)               Member Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding anything herein to the contrary, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member that has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with the principles of Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of such net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704‑2(i)(4) and 1.704-2(j)(2).  This Section 7.2(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704‑1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Member’s Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 7.2(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.2(c) were not in the Agreement.  This Section 7.2(c) is intended to comply with the “qualified income offset” requirement set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith.

(d)               Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 7.2(d) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 7 have been tentatively made as if Section 7.2(c) and this Section 7.2(d) were not in this Agreement.

(e)                Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members pro rata in accordance with their respective Percentage Interests.

(f)                Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704‑2(i)(1).

(g)               Section 754 Adjustments.  To the extent an adjustment to the adjusted basis for federal income tax purposes of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members pro rata in accordance with their respective Percentage Interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2)  applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

Section 7.3    Certain Allocations.  The allocations set forth in Section 7.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.3.  Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting special allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 7.1 and Section 7.4.  For the avoidance of doubt, in making allocations pursuant to this Section 7.3, the Company shall take into account future Regulatory Allocations under Section 7.2(a) and Section 7.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.2(e) and Section 7.2(f).

Section 7.4    Loss Limitation.  Losses allocated pursuant to Section 7.1 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year (or increase any existing Adjusted Capital Account Deficit).  In the event some but not all of the Members would have Adjusted Capital Account Deficits (or an increase in any existing Adjusted Capital Account Deficit) as a consequence of an allocation of Losses pursuant to Section 7.1, the limitation set forth in this Section 7.4 shall be applied on a Member-by-Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such other Members’ respective Capital Accounts so as to allocate the maximum permissible Losses to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

Section 7.5   Other Allocation Rules.  (a)  The allocation provisions set forth in this Article 7 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(b)                For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Tax Matters Member using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

(c)               If the Percentage Interest of any one or more Members changes during the Fiscal Year, all Company items of income, gain, loss, deduction and credit shall be allocated among the Members for such Fiscal Year in a reasonable manner, as determined by the Tax Matters Member, that takes into account the varying Percentage Interests of the Members in the Company during such Fiscal Year in accordance with Section 706 of the Code.

(d)                The Members are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of Company income and loss for income tax purposes.

(e)               For the avoidance of doubt, for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company (within the meaning of Treasury Regulations Section 1.752-3(a)(3)), the Members’ interests in Company profits are in proportion to their Percentage Interests.

Section 7.6    Tax Allocations.  (a)  In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, each item of income, gain, loss, and deduction with respect to the CME Group Contributed Assets and the MH Contributed Assets, shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its initial Carrying Value using the remedial allocation method pursuant to Treasury Regulations Section 1.704-3(d).

(b)                In the event the Carrying Value of any Company asset is adjusted pursuant to clause (a) of the definition of “Carrying Value,” subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value using any method permitted under Treasury Regulations Section 1.704-3 as determined by the Tax Matters Member.

(c)               Subject to the provisions of Section 7.6(a) and Section 7.6(b), items of income, gain, loss, deduction and credit to be allocated for income tax purposes shall, for each taxable period, be allocated among the Members in the same manner and in the same proportion as such items are allocated among the Members’ respective Capital Accounts.

(d)                Allocations pursuant to this Section 7.6 are solely for income tax purposes, and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Article 8

DISTRIBUTIONS

Section 8.1   Distributions; Other Distributions; Withholding.

(a)                Mandatory Distributions.

                                                     (i)            Subject to Section 8.1(c), the Company shall distribute to the Members, on a pro rata basis in accordance with each Member’s Percentage Interest, within 60 days after the end of each Fiscal Quarter, 100% of all Free Cash Flow as of and for the end of such Fiscal Quarter.

                                                   (ii)            On an annual basis, the Company will prepare a statement of cash flows in accordance with GAAP to compute cash flows from operations in the prior Fiscal Year in accordance with GAAP.  Subject to Section 8.1(c), to the extent that the amount of cash flows from operations as set forth on such statement less the amounts identified in clauses (f)and (g) of the definition of Free Cash Flow with respect to the four Fiscal Quarters of such prior Fiscal Year is greater than the amount of Free Cash Flow actually distributed pursuant to Section 8.1(a)(i)in respect of the four Fiscal Quarters of such prior Fiscal Year, the Company shall distribute to the Members, on a pro rata basis in accordance with each Member’s Percentage Interest, within 60 days after the preparation of such statement of cash flows, the amount of such excess unless otherwise mutually agreed in writing by the Parents.

                                                 (iii)            Distributions pursuant to clauses (i) and (ii) above are intended to qualify for the operating cash flow presumption of Treasury Regulations Section 1.707-4(b).

(b)               Other Distributions; Withholding.

                                                     (i)            Except as specified in this Article 8 and Article 13, (A) the Company shall have no obligation to distribute any cash or other property of the Company to the Members and (B) subject to Section 5.3(f)(xvi), the Board of Directors may determine whether to distribute any cash or other property of the Company, when available, and the timing, kind and amount of any and all distributions; provided that all distributions shall be made pro rata to all of the Members based on their respective Percentage Interests.

                                                   (ii)            The Company is authorized to withhold from any distributions otherwise payable to a Member under this Agreement any amounts required to be withheld from any such distribution under any applicable Law.  All amounts withheld with respect to a Member pursuant to the preceding sentence shall be treated as if such amounts were distributed to such Member pursuant to this Agreement.

                                                 (iii)            Distributions in Kind.  No Member has any right to demand or receive property other than cash.  However, subject to  Section 5.3(f)(xvi), the Board of Directors may determine to make distributions, entirely or in part, in property of the Company other than cash.  Assets of the Company distributed in kind shall be valued as reasonably determined by a unanimous vote of all Directors, and, unless otherwise agreed in writing by each of the Members, pro rata to all of the Members based on their respective Percentage Interests; provided that, if the Company distributes the CME Group Contributed Assets or the MH Contributed Assets within seven years of the Contribution Date, the Company will distribute such assets to CME Group, CGIS and MH, as applicable, such as to avoid the recognition by CME Group, CGIS or MH, in any taxable year, of any income or gain for tax purposes that would be allocated to CME Group, Nets or MH under Section 704(c)(1)(A), Section 704(c)(1)(B) or Section 737 of the Code.

(c)                Limitations on Distributions.  Notwithstanding anything herein to the contrary, no distribution shall be made if such distribution would constitute a fraudulent conveyance or violate the Act or any other applicable Law. All distributions that, when made, would cause the recipient Member to recognize gain under Section 731(a) of the Code shall be considered advances against such Member’s allocable share of Profits for the Fiscal Year of the distribution.  To the extent it is determined at the end of such Fiscal Year that such recipient Member has not been allocated net taxable income or gain in such Fiscal Year sufficient to avoid recognition of gain under Section 731(a) of the Code, such Member shall contribute to the Company any such advances previously made to such Member in the amount by which such advances exceed such Member’s basis in its Membership Interest as of the last day of such Fiscal Year, taking into account any and all increases or decreases in the basis of such Member’s Membership Interest from the times of any such advances; provided, that any advances so recontributed shall be distributed to such Member as soon as practicable in the subsequent Fiscal Year.  In the event a Member (the “731 Member”) is required to recontribute any advances (the “Recontributed Advances”) with respect to a Fiscal Year pursuant to the preceding sentence, with respect to each other Member (any such other Member, a “Non-731 Member”), but solely to the extent that any distributions made to such Non-731 Member in such Fiscal Year are not treated as advances pursuant to the preceding sentence or pursuant to this sentence but with respect to a different 731 Member, an amount equal to the product of (i) the quotient obtained by dividing (x) the amount of such Recontributed Advances by (y) such 731 Member’s Percentage Interest and (ii) such Non-731 Member’s Percentage Interest, shall be treated as an advance and such Non-731 Member shall contribute to the Company the amount of such advance; provided, that any advances so recontributed shall be distributed to such Non-731 Member as soon as practicable in the subsequent Fiscal Year.  For the avoidance of doubt, the above provisions of this Section 8.1(c) are intended to ensure that all distributions, all advances and all recontributions are made pro rata to or by all of the Members based on their respective Percentage Interests.

(d)               Exculpation.  The Members hereby consent and agree pursuant to Section 18 502(b) of the Act that, except as provided herein or required by applicable Law, no Member shall have an obligation to return cash or other property paid or distributed to such Member.  For the avoidance of doubt, the preceding sentence shall not affect any rights that any Member (but not any Person not a party hereto) may have in respect of any distribution to any other Member in violation of the terms of this Agreement.

Article 9

TRANSFERS, PUT/CALL RIGHTS AND ADDITIONAL MEMBERS

Section 9.1   Restrictions on Transfers.  (a) Transfers by the CME Group Entities.  Neither CME Group nor any CME Group Member may Transfer any Membership Interest (or any portion thereof) without MH’s prior written consent, except that, subject to the other provisions of this Article 9, CME Group Members may Transfer (i) all or a portion of their Membership Interests to CME Group or any direct or indirect wholly owned Subsidiary of CME Group if such Subsidiary agrees in writing to be bound by the provisions of this Agreement applicable to CME Group Members and to re-transfer its Membership Interest to CME Group or a direct or indirect wholly owned Subsidiary of CME Group if the transferee ceases to be a direct or indirect wholly owned Subsidiary of CME Group other than as permitted by this Agreement (a “CME Group Permitted Transferee”), (ii) all of their Membership Interests pursuant to a MH Special Call in accordance with this Article 9, (iii) all or a portion of their Membership Interests pursuant to a CME Group Put in accordance with this Article 9, (iv) a portion of their Membership Interests pursuant to a Piggyback Registration in accordance with Sections 10.5, 10.7 and 10.8, (v) all or a portion of their Membership Interests pursuant to the CME Group Members’ Tag-Along Right in accordance with this Article 9, (vi) pursuant to MH’s Drag-Along Right in accordance with this Article 9 or (vii) subject to Section 5.3(f)(iv),  all or a portion of their Membership Interests pursuant to an initial public offering, sale, merger or consolidation of the Company.

(b)               Transfers by the MH Entities.  Until CME Group’s Parent Aggregate Percentage interest goes below the CME Group Threshold, neither MH nor any MH Member may Transfer any Membership Interest (or any portion thereof) without CME Group’s prior written consent, except that, subject to the other provisions of this Article 9, MH Members may Transfer (i) all or a portion of their Membership Interests to MH or any direct or indirect wholly owned Subsidiary of MH if such Subsidiary agrees in writing to be bound by the provisions of this Agreement applicable to MH Members and to re-transfer its Membership Interest to MH or a direct or indirect wholly owned Subsidiary of MH if the transferee ceases to be a direct or indirect wholly owned Subsidiary of MH other than as permitted by this Agreement (a “MH Permitted Transferee”), (ii) a portion of their Membership Interests pursuant to a Qualified IPO in accordance with Article 10, (iii) all of their Membership Interests pursuant to Section 9.1(c) or (iv) subject to Section 5.3(f)(iv), all or a portion of their Membership Interests pursuant to an initial public offering, sale, merger or consolidation of the Company.  For the avoidance of doubt, when CME Group’s Parent Aggregate Percentage interest goes below the CME Group Threshold, the MH Entities shall not be required to comply with Sections 9.1(c) or 9.1(h), but the CME Group Members shall retain their Tag-Along Right under Section 9.1(d) and MH shall retain its Drag-Along Right under Section 9.1(e).

(c)                Sale of the MH Members’ Membership Interests.

                                                     (i)            ROFR / ROFO.

(A)     Following the Blackout Period, if MH wishes to accept a bona fide, written offer from any Person or group of Persons (other than the Prohibited Transferee designated by CME Group or any controlled Affiliates of such Prohibited Transferee, any MH Entity (or any of its Affiliated Persons) or any Company Entity) (a “Third-Party Acquirer”) to purchase all of the MH Members’ Membership Interests or the Company as a whole (a “Third-Party Offer”), MH may, at any time, deliver to CME Group an offer (subject to MH’s compliance with its obligations, if any, under Section 9.1(h) for the nine months prior to such delivery) in accordance with Section 9.1(c)(i)(C)(1) (which offer shall for the avoidance of doubt be accompanied by the certificate contemplated by Section 9.1(c)(i)(C)(1)(y)) to sell to CME Group all of the MH Members’ Membership Interests for a purchase price equal to the price that the Third-Party Acquirer proposes to pay for the MH Members’ Membership Interests, payable in cash (a “ROFR Offer”), it being understood that (x) if such Third-Party Offer includes any non-cash consideration, the value thereof for purposes of determining the price shall be (I) in the case of securities listed on a national securities exchange, the volume weighted-average price thereof for the ten trading days preceding the date of the ROFR Offer multiplied by the number of such securities and (II) for any Illiquid Non-Cash Consideration, (a) the fair market value thereof (x) as determined in good faith by unanimous approval of the Board of Directors or (y) as determined by a single Specified Independent Appraiser engaged by CME Group and MH at MH’s expense (or if CME Group and MH are unable to engage a Specified Independent Appraiser within 10 days after a request by either of them, by the process specified in Section 9.5(b) for selecting a third Independent Appraiser in the context of a determination of FMV, mutatis mutandis (treating MH and CME Group as the “the first two Appraisers” for this purpose)) or (b) if no such determination by the Board of Directors is made and MH elects not to engage such an Independent Appraiser for this purpose, such Illiquid Non-Cash Consideration shall be valued for this purpose at zero (unless CME Group reasonably believes that such Illiquid Non-Cash Consideration has a negative value as a result of liabilities (contingent or otherwise) relating thereto to be transferred pursuant to such Third-Party Offer in which case such value must be so determined by a unanimous vote of the Board of Directors or by the Independent Appraiser) (the value of such Illiquid Non-Cash Consideration determined pursuant to this clause (II), the “ROFR Illiquid Non-Cash Consideration Value”), and (y) if such Third-Party Offer is for the Company as a whole, the amount that the Third-Party Acquirer proposes to pay for the MH Members’ Membership Interests shall be deemed to be the total price proposed multiplied by MH’s Parent Aggregate Percentage Interest; provided, however, that, except with respect to a Third-Party Offer from the Third-Party Acquirer that made a Qualified Unsolicited Offer, MH may not deliver a ROFR Offer within nine months after the end of the Sale Period in connection with a ROFO Offer or during any Negotiation Period (for the avoidance of doubt, without limiting the provisions of Section 9.1(c)(i)(C)(4)) or any Sale Period (for the avoidance of doubt, without limiting MH’s ability to make an offer during any Sale Period following a ROFO Offer at a price below the Threshold Price as contemplated by clause (A) of the first sentence of Section 9.1(c)(ii)).

(B)   Following the Blackout Period, MH may, at any time, deliver to CME Group an offer (subject to MH’s compliance with its obligations under Section 9.1(h) for the nine months prior to such delivery (it being agreed that such compliance will for this purpose be determined disregarding the last sentence of Section 9.1(h)(i))) in accordance with Section 9.1(c)(i)(C)(1) (which offer shall for the avoidance of doubt be accompanied by the certificate contemplated by Section 9.1(c)(i)(C)(1)(x)) to sell to CME Group all of the MH Members’ Membership Interests at a specified price in cash (a “ROFO Offer”); provided, however, that MH may not deliver a ROFO Offer (1) within two (2) years after the end of the Sale Period in connection with a prior ROFO Offer; provided, further however, that the foregoing two (2) year period shall be reduced to nine (9) months after the end of the Negotiation Period with respect to the prior ROFO Offer if (x) such prior ROFO Offer was not accepted by CME Group during the Negotiation Period in respect of such prior ROFO Offer and (y) either (I) at or prior to the end of the Negotiation Period MH notified CME Group in writing that there will be no Sale Period in respect of such ROFO Offer or (II) if such Negotiation Period was terminated as a result of the delivery by CME Group of a MH Sale Offer Rejection Notice, MH provides such notice within five (5) Business Days of such termination and the MH Entities had not engaged in any Solicitation between such termination and the delivery of such notice, which notice shall in the case of either clause (I) or (II) irrevocably terminate the right that MH otherwise would have had under Section 9.1(c)(ii) to transfer its Membership Interests to a Third-Party Acquirer during the Sale Period in respect of such ROFO Offer or (2) during any Negotiation Period (for the avoidance of doubt, without limiting the provisions of Section 9.1(c)(i)(C)(4)) or any Sale Period (for the avoidance of doubt, without limiting MH’s ability to make an offer during any Sale Period following a ROFO Offer at a price below the Threshold Price as contemplated by clause (A)of the first sentence of Section 9.1(c)(ii)).

(C)          MH Sale Offer Procedures.

(1)             In the event MH elects to make a ROFO Offer or ROFR Offer (a “MH Sale Offer”), MH shall deliver to CME Group a written notice (a “Sale Notice”) containing the terms of such MH Sale Offer, including the price proposed (the “Offer Price”) and (x) in the case of a ROFO Offer, a proposed agreement pursuant to which MH would be prepared to sell the MH Members’ Membership Interests to CME Group and a certificate duly executed by an executive officer of MH, dated the date of the Sale Notice in respect of such ROFO Offer, stating that, to such executive officer’s knowledge, after reasonable inquiry, MH has fully complied with its obligations under Section 9.1(h) for the nine months prior to such ROFO Offer (it being agreed that, for purposes of this clause (x), the last sentence of Section 9.1(h)(i) shall be disregarded) and (y) in the case of a ROFR Offer, a copy of the Third-Party Offer, the proposed agreement pursuant to which MH would be prepared to sell the MH Members’ Membership Interests to CME Group (the terms and conditions of which shall be the same as those of the proposed agreement pursuant to which MH would be prepared to sell the MH Members’ Membership Interests to such Third-Party Acquirer, except for any non-substantive changes necessitated by the fact that CME Group rather than the Third-Party Acquirer would be the purchaser), the ROFR Illiquid Non-Cash Consideration Value, if applicable, and if the Sale Period with respect to a ROFO Offer ended within nine months prior to the date of the Sale Notice for such ROFR Offer, a certificate duly executed by an executive officer of MH, dated the date of the Sale Notice in respect of such ROFR Offer, stating that, to such officer’s knowledge, after reasonable inquiry, MH has fully complied with its obligations, under Section 9.1(h) for the nine months prior to such ROFR Offer (it being agreed that, for purposes of this clause (y), such certification shall include certification that MH has, to such officer’s knowledge, after reasonable inquiry, fully complied with the last sentence of Section 9.1(h)(i) during such nine-month period).

(2)              CME Group may accept the MH Sale Offer by delivering an irrevocable written notice of acceptance of the terms of the MH Sale Offer provided in the Sale Notice to MH within 60 days after receipt of the Sale Notice (such 60-day period, as it may be extended pursuant to Section 9.1(c)(i)(C)(4), the “Negotiation Period”); provided, that if CME Group delivers a written notice to MH at any time during such Negotiation Period stating that it (x) rejects the MH Sale Offer and (y) expressly waives its rights under this Section 9.1(c)(i)(C) (a “MH Sale Offer Rejection Notice”), such Negotiation Period shall terminate at such time).  For the avoidance of doubt, if CME Group does not so accept the MH Sale Offer during such Negotiation Period, such MH Sale Offer shall be deemed withdrawn.

(3)              If CME Group makes a counteroffer to a ROFO Offer, MH and CME Group shall during such Negotiation Period negotiate in good faith with respect to the terms and conditions of a Transfer of all of the MH Members’ Membership Interests to CME Group, it being understood that nothing shall require MH to propose or accept a price lower than the Offer Price or terms less favorable to MH than those in the Sale Notice.

(4)             If in the course of discussions, MH irrevocably offers CME Group in writing a price lower than the Offer Price or terms more favorable to CME Group than the terms set forth in the Sale Notice and holds such offer open until the end of the Negotiation Period (provided, that if such offer is made less than five (5) Business Days before the end of the Negotiation Period, the Negotiation Period shall be extended until five (5) Business Days after such offer is made), then the Sale Notice (including the Offer Price and other terms of such MH Sale Offer) shall be deemed amended to include such revised terms.

(5)              Following acceptance of a MH Sale Offer, the applicable MH Entities and the applicable CME Group Entities (or, if CME Group so elects to have the Company purchase the Membership Interests covered by the MH Sale Offer, the applicable Company Entities; provided that (x) such election may be made only if it does not adversely affect any MH Entity in any respect and (y) such election shall not relieve CME Group from any obligations in respect of the purchase of such Membership Interests) shall promptly enter into the definitive agreements providing for such Transfer, and CME Group and MH shall use efforts in a manner consistent with such documents to cause the closing of such Transfer to occur as soon as reasonably practicable.

(6)               If CME Group intends to finance an acquisition hereunder pursuant to a ROFO Offer with debt financing from an unaffiliated third party, CME Group shall use commercially reasonable efforts to obtain such financing on commercially reasonable terms.  If, despite such efforts, such financing is not available on commercially reasonable terms as of the date that is the third Business Day after the date on which all other conditions to the closing of such ROFO Offer are (or are capable of being) satisfied (the “Originally Scheduled CME Group Purchase Closing Date”), CME Group may by notice to MH defer the closing until the earlier of the date on which such financing is obtained or six months after the Originally Scheduled CME Group Purchase Closing Date; provided that if such deferral is to a date later than twenty (20) Business Days following the date on which all required governmental approvals, if any, in respect of such Transfer shall have been received, such deferral shall only be effective if the applicable CME Group Entities deliver an irrevocable waiver of any condition to closing of such ROFO Offer as to the absence of a “material adverse change” or accuracy of representations as of any time after the date of such waiver.  During such deferral period, CME Group shall continue to use commercially reasonable efforts to obtain such financing on commercially reasonable terms.  If such acquisition is not consummated by the end of such deferral period, MH shall have all remedies at law or equity related to the failure to consummate the acquisition by the end of such deferral period.

(7)             At the closing of an accepted MH Sale Offer, all of the MH Members’ Membership Interests shall be sold to the applicable CME Group Entities (or Company Entities, if applicable) free and clear of all liens and encumbrances (other than those arising under this Agreement).

                                                   (ii)            Transfer to Third-Party Acquirer.  If CME Group fails to deliver an irrevocable written notice accepting the terms and conditions of the MH Sale Offer set forth in the Sale Notice during the Negotiation Period or the parties do not otherwise reach agreement during the Negotiation Period for the Transfer of all of the MH Members’ Membership Interests to CME Group (or the Company, if applicable), then the MH Members may, subject to the CME Group Members’ Tag-Along Right pursuant to Section 9.1(d), enter into an agreement during the six-month period following the end of the Negotiation Period (such six-month period, the “Sale Period”; provided  that if MH delivers a written notice to CME Group at any time during such Sale Period stating that it wishes to terminate such Sale Period, such Sale Period shall terminate at such time) to sell all of the MH Members’ Membership Interests (or to effect a Drag-Along Sale) to any Third-Party Acquirer at a price (the “Threshold Price”) not lower than (A) if a ROFO Offer was made, 95% of the Offer Price (or at a price that is lower than the Threshold Price but is not lower than 90% of the Offer Price if MH irrevocably offers CME Group such price and terms (except for any non-substantive changes necessitated by the fact that CME Group rather than the Third-Party Acquirer would be the purchaser) and holds such offer open for at least 30 days, which offer shall be subject to the procedures set forth in Section 9.1(c)(i)(C)(3) – (7)) or (B) if a ROFR Offer was made, the Offer Price and, in the case of each of clauses (A) and (B), on other terms not materially less favorable in the aggregate to MH than specified in the Sale Notice; provided  that in the case of a Drag-Along Sale, the Threshold Price shall be equal to the amount determined pursuant to clause (A) or (B), as applicable, divided by MH’s Parent Aggregate Percentage Interest; provided further, however, that any such Transfer must be consummated within one year after entering into the definitive agreement providing for such Transfer, which period shall be extended up to an additional 180 days if such extension is required to obtain any required governmental approval necessary to consummate such Transfer and MH continues to use efforts in a manner consistent with the definitive agreement providing for such Transfer to obtain such approval.  It is understood that if the consideration for such Transfer to a Third-Party Acquirer includes any non-cash consideration, the value thereof for purposes of determining whether the price meets the Threshold Price shall be (1) in the case of securities listed on a national securities exchange, the volume weighted-average price thereof for the ten trading days preceding the date that the MH Members propose to enter into an agreement providing for such Transfer multiplied by the number of such securities and (2) for any Illiquid Non-Cash Consideration, (A) the fair market value thereof (x) as determined in good faith by unanimous approval of the Board of Directors or (y) as determined by a single Specified Independent Appraiser engaged by CME Group and MH at MH’s expense (or if CME Group and MH are unable to engage a Specified Independent Appraiser within 10 days after a request by either of them, by the process specified in Section 9.5(b) for selecting a third Independent Appraiser in the context of a determination of FMV, mutatis mutandis (treating MH and CME Group as the “the first two Appraisers” for this purpose)) or (B) if no such determination by the Board of Directors is made and MH elects not to engage such an Independent Appraiser for this purpose, such other property shall be valued for this purpose at zero (unless CME Group reasonably believes that such other property has a negative value as a result of liabilities (contingent or otherwise) relating thereto to be transferred to the seller pursuant to such Transfer to a Third-Party Acquirer in which case such value must be so determined by a unanimous vote of the Board of Directors or by the Independent Appraiser).  If an agreement is entered into with a Third-Party Acquirer pursuant to the foregoing provisions of this Section 9.1(c)(ii) and another Third-Party Acquirer makes an offer that, under the “fiduciary out” included in such agreement, may be accepted by the MH Entities, MH may (after making a ROFR Offer in respect thereof pursuant to Section 9.1(c)(i)(A)) enter into an agreement to sell all of the MH Members’ Membership Interests (or to effect a Drag-Along Sale) to such Third-Party Acquirer (subject to the applicable provisions of this Agreement governing ROFR Offers and Transfers to Third-Party Acquirers following ROFR Offers).

(d)               Tag-Along Right.

                                                     (i)            If, subject to compliance with the terms of this Agreement, the MH Members intend to dispose of 5% or more of the MH Members’ Membership Interests in one or more related transactions to one or more Third-Party Acquirers), prior to or concurrently with entering into definitive agreements with the Third-Party Acquirer providing for such Transfer, MH shall deliver a written notice (a “Tag-Along Notice”) to the CME Group Members indicating the percentage of the MH Members’ Membership Interests proposed to be Transferred (the “Tag-Along Percentage”), the maximum (if any) Percentage Interest that the Third-Party Acquirer indicated it is willing to acquire (the “Maximum Acquired Percentage”), the proposed consideration, including, if the consideration for such Transfer includes Illiquid Non-Cash Consideration, a description thereof, including the fair market value thereof determined in the manner provided in clause (2)(A) of the second-to-last sentence of Section 9.1(c)(ii) (it being understood that if such fair market value had been determined pursuant to such clause (2)(A) for purposes of determining whether the Threshold Price was met, the amount so determined shall be used for this purpose) (the “Tag-Along Illiquid Non-Cash Consideration Value”), and, in reasonable detail, the other material terms and conditions of the proposed Transfer, including the identity of the proposed Third-Party Acquirer.  For the avoidance of doubt, (a) the CME Group Members’ right to participate in any Qualified IPO shall be governed by Sections 10.5, 10.7 and 10.8 rather than by this Section 9.1(d) and (b) the procedures in this Section 9.1(d) shall not apply to transactions of the type described on Schedule 9.4(c).

                                                   (ii)            Each CME Group Member may, subject to the other terms of this Section 9.1(d), elect to sell in the proposed Transfer up to the Tag-Along Percentage of such CME Group Member’s Membership Interests on the terms and conditions specified in the Tag-Along Notice (the “Tag-Along Right”); provided  that, if the exercise of the CME Group Members’ Tag-Along Right would result in the Third-Party Acquirer acquiring a Membership Interest with an associated Percentage Interest exceeding the Maximum Acquired Percentage, the percentage of the Membership Interests of each of the MH Members and each of the CME Group Members to be Transferred shall be proportionately reduced.

                                                 (iii)            Each CME Group Member may exercise its Tag-Along Right by delivering an irrevocable written notice of its election to do so (the “Tag-Along Acceptance Notice”) to MH and the Third-Party Acquirer within 20 days after the delivery of the Tag-Along Notice; provided that, if there is a change in the price or other material change in the terms or conditions of the proposed Transfer to the Third-Party Acquirer, MH shall deliver to the CME Group Members a revised Tag-Along Notice indicating such revised price and/or terms and conditions (which, for the avoidance of doubt, must comply with the Threshold Price and other requirements of  Section 9.1(c)(ii)), and each of the CME Group Members shall have 20 additional days after the CME Group Members’ receipt of the revised Tag-Along Notice to indicate whether it elects to exercise its Tag-Along Right.  If any CME Group Member elects to exercise its Tag-Along Right in accordance with this Section 9.1(d), the applicable MH Members shall cause the Third-Party Acquirer to enter into definitive agreements with such CME Group Member providing for the Transfer.  Such agreements (A) shall provide that, upon the consummation of the Transfer by the CME Group Members participating therein, each such CME Group Member will receive a percentage of the aggregate consideration paid by the Third-Party Acquirer to the CME Group Members and the MH Members participating therein equal to the percentage of the total Percentage Interest Transferred to such Third-Party Acquirer that is Transferred by such CME Group Member and no other direct or indirect consideration, benefit, fee or other amount shall be paid by or on behalf of such Third-Party Acquirer to the MH Entities in relation to such Transfer; provided  that if the consideration paid by the Third-Party Acquirer to the MH Members participating therein includes Illiquid Non-Cash Consideration, upon the written election of such CME Group Member in the Tag-Along Acceptance Notice, such CME Group Member shall receive, in lieu of any Illiquid Non-Cash Consideration, an amount of cash equal to (1) the Tag-Along Illiquid Non-Cash Consideration Value multiplied by (2) a fraction whose numerator is the Percentage Interest associated with the Membership Interests (or portions thereof) Transferred by such CME Group Member and whose denominator is the aggregate Percentage Interest associated with the Membership Interests (or portions thereof) Transferred by the MH Members, (B) shall provide that each of the CME Group Members and the MH Members participating in the Transfer shall be obligated to join severally on a pro rata basis in any indemnification or other obligations that the participating MH Members agree to provide or undertake in connection with such Transfer; provided  that MH shall use commercially reasonable efforts to procure that CME Group Members shall not (1) be required to make any representations or warranties in connection with such Transfer other than representations and warranties concerning title to their Membership Interests (or portions thereof) being Transferred free and clear of any encumbrances (other than those set forth in this Agreement), their valid organization, and their authority, power and right to enter into any agreement with respect to and to consummate the Transfer of their Membership Interest (or portions thereof) without contravention of any Law or conflict with their constitutional documents or (2) be responsible or have any indemnification or other obligation for: (x) the fraud, gross negligence or willful misconduct of the MH Members; (y) any indemnification obligations or liabilities resulting from any breach of any representation or warranty made by the MH Members with respect to matters of the type set forth in clause (1) of the proviso to clause (B) above with respect to the MH Members or their Membership Interests (or portions thereof); or (z) any breach of any covenant or agreement required to be performed by the MH Members and (C) shall otherwise provide for the Transfer of the CME Group Members’ Membership Interests (or portions thereof) to be on the same terms and conditions as the terms and conditions of the Transfer of MH Members’ Membership Interests (or portions thereof) to the extent applicable.

                                                 (iv)            If after delivering the Tag-Along Notice to the CME Group Members, MH decides not to proceed with the proposed Transfer, any elections made by the CME Group Members shall be deemed rescinded and shall be of no legal force or effect, and the CME Group Members’ Tag-Along Right with respect to such Tag-Along Notice shall terminate.

(e)                Drag-Along Right.

                                                     (i)            In connection with a proposed disposition of all of the MH Members’ Membership Interests to a Third-Party Acquirer in accordance with the terms of this Agreement, MH may deliver at any time within the Sale Period a written notice (a “Drag-Along Notice”) electing (the “Drag-Along Right”) to require a Transfer of all Membership Interests, including those of the CME Group Members and any other Members (a “Drag-Along Sale”) (it being understood that a Drag-Along Sale may be effected by means of a sale of all Membership Interests, including those of the CME Group Members and any other Members, a merger, consolidation or sale of all or substantially all of the assets of the Company or other business combination involving the Company) on the terms and conditions specified in the Drag-Along Notice, including, if the consideration for such Transfer includes Illiquid Non-Cash Consideration, a description thereof, including the fair market value thereof determined in the manner provided in clause (2)(A) of the second-to-last sentence of Section 9.1(c)(ii) (it being understood that if such fair market value had been determined pursuant to such clause (2)(A) for purposes of determining whether the Threshold Price was met, the amount so determined shall be used for this purpose) (the “Drag-Along Illiquid Non-Cash Consideration Value”).  For the avoidance of doubt, (x) the procedures in this Section 9.1(e) shall not apply to transactions of the type described on Schedule 9.4(c) and (y) any sale of all or substantially all of the assets of the Company or any merger or consolidation of the Company must comply with the provisions of this Section 9.1(e).

                                                   (ii)            If MH elects to exercise its Drag-Along Right, the MH Members may enter into definitive agreements providing for the Drag-Along Sale.  Such agreements (A) shall provide that, upon the consummation of the Drag-Along Sale, each of the CME Group Members and the MH Members participating therein will receive a percentage of the consideration paid by the Third-Party Acquirer equal to such Member’s Percentage Interest and no other direct or indirect consideration, benefit, fee or other amount shall be paid by or on behalf of such Third-Party Acquirer to the MH Entities in relation to such Transfer; provided that if the consideration paid by the Third-Party Acquirer to the MH Members participating therein includes Illiquid Non-Cash Consideration, upon the written election of such CME Group Member made within 20 days after the delivery of such Drag-Along Notice, such CME Group Member shall receive, in lieu of any Illiquid Non-Cash Consideration otherwise payable to such CME Group Member, an amount of cash equal to (1) the Drag-Along Illiquid Non-Cash Consideration Value multiplied by (2) a fraction whose numerator is such CME Group Member’s Percentage Interest and whose denominator is the aggregate Percentage Interest of the MH Members, (B) shall provide that each of the CME Group Members and the MH Members participating therein shall be obligated to join severally on a pro rata basis in any indemnification or other obligations that the participating MH Members agree to provide or undertake in connection with such Drag-Along Sale; provided that (I) the CME Group Members shall not (1) be required to make any representations or warranties in connection with such Transfer other than representations and warranties concerning title to their Membership Interests (or portions thereof) being Transferred free and clear of any encumbrances (other than those set forth in this Agreement), their valid organization, and their authority, power and right to enter into any agreement with respect to and to consummate the Transfer of their Membership Interest (or portions thereof) without contravention of any Law or conflict with their constitutional documents or (2) be responsible or have any indemnification or other obligation for (x) the fraud, gross negligence or willful misconduct of the MH Members or any other Member, (y) any indemnification obligations or liabilities resulting from any breach of any representation or warranty made by the MH Members or any other Member with respect to matters of the type set forth in clause (1) of the proviso to clause (B) above with respect to the MH Members or their Membership Interests (or portions thereof); or (z) any breach of any covenant or agreement required to be performed by the MH Members or any other Member and (II) the maximum amount of all obligations and liabilities for which the CME Group Members shall be held responsible in connection with such Transfer shall not exceed the proceeds received by the CME Group Members in such Transfer and (C) shall otherwise provide for the Transfer of the MH Members’ Membership Interests and the CME Group Members’ Membership Interests to be on the same terms and conditions to the extent applicable.  The CME Group Members and any other Members shall enter into such documents and take such actions, consistent with the foregoing, as MH may reasonably request to implement the foregoing.

(f)                Transfers by Other Members.  No Member that is not a MH Member or a CME Group Member may Transfer any Membership Interest (or any portion thereof) without the prior written consent of all of the other Members.

(g)               Costs and Expenses.  Subject to the last sentence of this Section 9.1(g), any Member who Transfers or proposes to Transfer any Membership Interest (or any portion thereof) shall (i) except to the extent agreed to by the parties hereto in any definitive documentation relating to such Transfer, be responsible for the expenses incurred by it in connection with such Transfer, whether or not consummated and (ii) be obligated to reimburse the Company for all reasonable expenses (including reasonable attorney’s fees and expenses) incurred by or on behalf of the Company in connection with such Transfer or proposed Transfer, whether or not consummated, of such Member’s Membership Interest (or portion thereof) (and, to the extent expenses are incurred by the Company in connection with a Transfer by both the MH Members and the CME Group Members, the Members shall reimburse the Company on a pro rata basis based on their respective Membership Interests (or potions thereof) Transferred, provided that, for the avoidance of doubt, the CME Group Members shall not have any liability for any expenses incurred by any MH Members in any circumstances and the MH Members shall not have any liability for any expenses incurred by any CME Group Members in any circumstances.  If CME Group delivers an FMV Determination Request pursuant to Section 9.3(a) but does not deliver a CME Group Regular Put Notice within the 15 Business Day period following such determination of FMV, CME Group shall be responsible for the reasonable and documented out-of-pocket expenses incurred by MH and the Company in the determination of FMV.

(h)               Solicitation.

                                                       (i)   Subject to the last sentence of this Section 9.1(h)(i), during any Non-Solicitation Period, the applicable Parent shall not, and shall cause its other Parent Entities not to, directly or indirectly, through any Affiliate, representative or otherwise, engage in any Solicitation.  “Non-Solicitation Period” shall mean (A) in the case of the MH Entities, the nine months preceding the delivery of a Sale Notice with respect to a ROFO Offer, (B) in the case of the MH Entities, the nine months following the Sale Period for a ROFO Offer (unless an agreement is entered into pursuant to Section 9.1(c)(ii) during such Sale Period (it being agreed that any such Solicitation may only be with the Third-Party Acquirer that entered into such agreement and, to the extent permitted by any “fiduciary out” included in such agreement, any other Third-Party Acquirer) and (C) in the case of all Parent Entities, during a Negotiation Period in respect of a MH Sale Offer.  For purposes of this Article 9, “Solicit” or “Solicitation” shall mean to (i) solicit or knowingly encourage the submission of any proposal or offer for the acquisition of any Membership Interests (or portions thereof), the Company as a whole or all or a substantial portion of the consolidated assets of the Company, other than from any MH Entity or CME Group Entity (an “Acquisition Proposal”), (ii) provide any confidential information with respect to the Company to any Person other than any MH Entity or CME Group Entity or any of their respective advisors or representatives for the purpose of enabling such Person to determine whether to make, or to actually make, an Acquisition Proposal, (iii) participate in any negotiations with any Person regarding, or otherwise knowingly cooperate in any way with, or knowingly assist or knowingly participate in, or knowingly facilitate or knowingly encourage any Person to initiate or pursue, an Acquisition Proposal other than with the MH Entities and their respective advisors and representatives and the CME Group Entities and their respective advisors and representatives, or (iv) enter into any agreement with any Person other than any MH Entity or CME Group Entity or any of their respective advisors or representatives (including any letter of intent, agreement in principle, memorandum of understanding, confidentiality agreement or expense reimbursement agreement) for the purpose of enabling such Person to determine whether to make, or to actually make, an Acquisition Proposal.  For the avoidance of doubt, neither (x) any communication, provision of information or agreement relating to an actual or potential Change of Control or other transaction at the Parent level nor (y) any ordinary course discussions regarding the possibility of Persons becoming Additional Members shall constitute a Solicitation (it being understood, for the avoidance of doubt, that clause (y) shall not permit any discussion of the price or other terms of such an investment or the provision of, or access to, any confidential information with respect to the Company, in each case that is otherwise prohibited under this Section 9.1(h)).  Notwithstanding the foregoing, if MH receives a bona fide written inquiry, offer or proposal from a Third-Party Acquirer that was not Solicited by any MH Entity or any of their respective representatives and that is, or may reasonably be expected to result in, an Acquisition Proposal, the MH Entities or any of their respective representatives may engage in Solicitation with such Third-Party Acquirer if, after receiving advice of counsel, MH’s board of directors (or the executive committee thereof) determines that the failure to take such action would be reasonably likely to violate their fiduciary duties (such an inquiry, offer or proposal, a “Qualified Unsolicited Offer”); provided that prior to commencing any such Solicitation, MH shall deliver a written notice to CME Group setting forth the details of such Qualified Unsolicited Offer if required by Section 9.1(h)(ii) and stating that MH’s board of directors (or the executive committee thereof) has made the determination with respect to such Qualified Unsolicited Offer contemplated by this sentence, it being understood that if MH receives a Third-Party Offer from such Third-Party Acquirer that it wishes to accept, Section 9.1(c)(i)(A)shall apply.

                                                   (ii)            During any Non-Solicitation Period referenced in clause (B) or (C)  of the second sentence of Section 9.1(h)(i), each Parent subject to restrictions on Solicitations during such period, shall promptly, but in any event within two (2) days of its occurrence, notify the other Parent if any Acquisition Proposal is made and will provide to such other Parent the identity of such Person and the nature of the Acquisition Proposal, unless doing so could lead to the withdrawal or modification of such Acquisition Proposal pursuant to the express terms of such Acquisition Proposal (it being understood that this exception shall not limit MH’s obligation to provide all of the information required to be provided in connection with a ROFR Offer as set forth in Section 9.1(c)(i)(A) if a ROFR Offer related to such Acquisition Proposal is made).

                                                 (iii)            Notwithstanding anything in this Agreement to the contrary, no Person shall have any monetary liability for any violation of this Section 9.1(h).

(i)                 Prohibited Transferees.  Notwithstanding anything herein to the contrary, no member of a Parent Member Group may Transfer its Membership Interest to a Prohibited Transferee designated by the other Parent (and, for the avoidance of doubt, no sale of all or substantially all of the assets of the Company may be made to, and no merger or consolidation shall be effected with, the Prohibited Transferee designated by CME Group) or any of such Prohibited Transferee’s controlled Affiliates without the prior written consent of such other Parent; provided, that this provision shall terminate when CME Group’s Parent Aggregate Percentage Interest goes below the Lower Threshold.

Section 9.2    MH Special Call.  During the 15 Business Day period following a Change of Control of CME Group in which the Acquirer is a MH Competitor, MH shall have the right to deliver to CME Group a written notice requesting determination of FMV in accordance with Section 9.5 (an “FMV Determination Request”), in which case FMV shall be determined in accordance with Section 9.5.  For a period of 15 Business Days following determination of FMV pursuant to such FMV Determination Request, MH shall have the right (but not the obligation) to deliver to CME Group a written notice (a “MH Call Notice”) stating that MH elects to purchase all of the CME Group Members’ Membership Interests for a purchase price equal to FMV multiplied by CME Group’s Parent Aggregate Percentage Interest, payable in cash, and, upon delivery of such MH Call Notice, the CME Group Members shall be required to sell to MH, or such Affiliate(s) of MH as may be designated by MH, such Membership Interests at such price in accordance with Section 9.4 (such purchase and sale, the “MH Special Call”).  “MH Competitors” shall mean the Persons listed on Schedule 9.2 hereto (it being agreed that MH may update such list once during January in any calendar year to include any major competitor of MH in the media, financial services or, for so long as MH retains its MH Education division, publishing business as reasonably determined by MH, provided that in no event shall more than three Persons be listed on such schedule at any time).

Section 9.3    CME Group Puts.  (a) CME Group Regular Put.  Subject to the proviso to the next sentence, following the Blackout Period, CME Group shall have the right, at any time, to deliver to MH an FMV Determination Request, in which case FMV shall be determined in accordance with Section 9.5.  For a period of 15 Business Days following determination of FMV pursuant to such FMV Determination Request, CME Group shall have the right (but not the obligation) to deliver to MH a written notice (a “CME Group Regular Put Notice”) stating that CME Group elects to sell to MH at least 20% of the CME Group Members’ Membership Interests for a purchase price equal to FMV multiplied by the Percentage Interest covered by the CME Group Regular Put, payable in cash, and, upon delivery of such CME Group Regular Put Notice, MH, or such Affiliate(s) of MH as may be designated by MH, shall be required to purchase such Membership Interests (or portions thereof) at such price in accordance with Section 9.4 (such purchase and sale, a “CME Group Regular Put”); provided  that (i) CME Group may not deliver a CME Group Regular Put Notice more than once in any one (1) year period, (ii) CME Group may not deliver more than one CME Group Regular Put Notice covering less than all of the CME Group Membership Interests; (iii) CME Group may not deliver a CME Group Regular Put Notice covering less than all of the CME Group Membership Interests that, if consummated, would result in CME Group having a Parent Aggregate Percentage Interest of less than the Lower Threshold; (iv) if CME Group delivers an FMV Determination Request pursuant to the preceding sentence but does not deliver a CME Group Regular Put Notice within the 15 Business Day period following such determination of FMV, CME Group may not deliver another FMV Determination Request pursuant to this Section 9.3(a) until two (2) years after the last day of such 15 Business Day period; (v) if CME Group delivers a CME Group Regular Put Notice after the date that MH has entered into a definitive agreement relating to the sale of all of the MH Members’ Membership Interests or the Company as a whole, but prior to the consummation of such sale, FMV of the Company for purposes of such CME Group Regular Put shall be, in the case of the sale of the Company as a whole, the amount that the Third-Party Acquirer proposes to pay as set forth in the agreements providing for such Transfer and, in the case of a sale of all of the MH Members’ Membership Interest, the amount that the Third-Party Acquirer proposes to pay for all of the MH Membership Interest divided by MH’s Parent Aggregate Percentage Interest (it being agreed that if an FMV Determination Request is delivered in the circumstances described in this clause (v), such FMV Determination Request shall constitute a CME Group Regular Put Notice and no determination of FMV pursuant to Section 9.5 shall be made); and (vi) any FMV Determination Request or CME Group Regular Put Notice delivered by CME Group during a Negotiation Period shall constitute a MH Sale Offer Rejection Notice.

(b)                CME Group Special Put.  During the 15 Business Day period following (i) a Change of Control of MH in which the Acquirer is a CME Group Competitor or (ii) an Unqualified Party Approval Termination, CME Group shall have the right to deliver to MH an FMV Determination Request, in which case FMV shall be determined in accordance with Section 9.5.  For a period of 15 Business Days following determination of FMV pursuant to such FMV Determination Request, CME Group shall have the right (but not the obligation) to deliver to MH a written notice (a “CME Group Special Put Notice”, and any CME Group Regular Put Notice or CME Group Special Put Notice, a “CME Group Put Notice”) stating that CME Group elects to sell to MH sell all (but not less than all) of the CME Group Members’ Membership Interests for a purchase price equal to FMV multiplied by CME Group’s Parent Aggregate Percentage Interest, payable in cash, and, upon delivery of such CME Group Special Put Notice, MH, or such Affiliate(s) of MH as may be designated by MH, shall be required to purchase such Membership Interests at such price in accordance with Section 9.4 (such purchase and sale, a “CME Group Special Put”, and any CME Group Special Put or CME Group Regular Put, a “CME Group Put”).  “CME Group Competitors” shall mean the Persons listed on Schedule 9.3 hereto (it being agreed that CME Group may update such list once during January in any calendar year to include any major competitor of CME Group in the business of owning and operating an exchange or trading marketplace or facility, including the operation of a clearing house as reasonably determined by CME Group, provided that in no event shall more than three Persons be listed on such schedule at any time).

Section 9.4   Put/Call Transactions.  (a)  Once delivered, a MH Special Call Notice or CME Group Put Notice shall be irrevocable except as otherwise mutually agreed in writing by the Parents.  Notwithstanding anything herein to the contrary, any or all of the CME Group Members’ Membership Interests (or portions thereof) covered by a MH Special Call or CME Group Put with respect to all of the CME Group Members’ Membership Interests may, at MH’s election, be redeemed or purchased by a Company Entity rather than being purchased by a MH Entity; provided that (x) such election may be made only if it does not adversely affect any CME Group Entity in any respect and (y) such election shall not relieve MH from any obligations in respect of the purchase of such Membership Interests).  The closing of any MH Special Call or CME Group Put shall, subject to Section 9.4(b), take place on a date to be specified by the Parents, which shall be no later than the later of (i) the first Business Day that is on or after the date that is one month after the final determination of FMV in accordance with Section 9.5 and (ii) the third Business Day after the date on which all required governmental approvals for the Transfer, if any, shall have been received, or such other date as may be mutually agreed in writing by the Parents (the “Put/Call Closing Date”).  The Parents shall act in good faith to cause such closing to occur on the date determined by the preceding sentence, including using their reasonable best efforts to obtain any required governmental approvals as promptly as reasonably practicable.  At the closing of the MH Special Call or CME Group Put, the CME Group Members shall sell, and MH, or such Affiliate(s) of MH as may be designated by MH, shall purchase, the Membership Interests (or portions thereof) subject to the MH Special Call or CME Group Put free and clear of all liens and encumbrances (other than those arising under this Agreement).

(b)                If MH intends to finance an acquisition hereunder with debt financing from an unaffiliated third party, MH shall use commercially reasonable efforts to obtain such financing by the Put/Call Closing Date. If, despite such efforts, such financing is not available on commercially reasonable terms as of the date that would, but for this Section 9.4(b), be the Put/Call Closing Date (the “Originally Scheduled Put/Call Closing Date”), MH may by notice to CME Group defer the Put/Call Closing Date until the earlier of the date on which such financing is obtained or six (6) months after the Originally Scheduled Put/Call Closing Date.  During such deferral period, MH shall continue to use commercially reasonable efforts to obtain such financing on commercially reasonable terms.  If such acquisition is not consummated by the end of such deferral period, CME Group shall have all remedies at law or equity related to the failure to consummate the acquisition by the end of such deferral period.

(c)               Notwithstanding anything in this Agreement to the contrary (including Section  9.1(a)  and 9.1(b)), (i) MH will have the right at any time (even during the Blackout Period) to effect a distribution or exchange offer to MH’ stockholders of 100% of the equity interests (except for any equity interests sold in connection with an initial public offering as a precursor to such distribution or exchange offer (it being understood that such an initial offering shall be permitted and if such an initial public offering is consummated, such distribution or exchange offer must also be consummated)) of any Subsidiary of MH that (x) directly or indirectly holds 100% of the equity interests in all of the MH Members or (y) is a MH Member and directly or indirectly holds 100% of the equity interests in all of the other MH Members (if any) subject to the terms set forth in Part I of Schedule 9.4(c) (as may be more fully developed and documented by the parties prior to the Closing pursuant to Section 5.14 of the Contribution Agreement) (it being understood that any such Subsidiary shall agree to be bound by the terms of this Agreement as if such entity were MH), (ii) nothing in this Agreement shall restrict any Change of Control of a Parent (for the avoidance of doubt, other than the provisions hereof in respect of a CME Group Special Put or MH Special Call, to the extent applicable) and (iii) MH will have the right at any time (even during the Blackout Period) to effect any distribution or disposition of (x) any equity interest in a Person that is not a Member and does not directly or indirectly hold any equity interests in a Member or (y) any assets of any Member (other than Membership Interests) or of any such Person subject to the terms set forth in Part II of Schedule 9.4(c) (as may be more fully developed and documented by the parties prior to the Closing pursuant to Section 5.14 of the Contribution Agreement).

Section 9.5   Determination of FMV.  FMV shall be determined by the following process:

(a)                No later than the tenth day after the delivery of an FMV Determination Request by MH pursuant to Section 9.2 or by CME Group pursuant to Section 9.3, MH and CME Group each shall engage one Appraiser for purposes of determining FMV.  Other than as provided in Section 9.1(g), all fees and expenses of each such Appraiser shall be the responsibility of the Parent that engaged such Appraiser.  Each such Appraiser shall determine FMV in good faith in accordance with the definition thereof and deliver its calculation of FMV not later than the first Business Day that is at least 45 days after the date of delivery of such FMV Determination Request; provided, that both appraisers shall deliver their calculations on the same date and FMV shall be determined as of such date (the “FMV Determination Date”).  If the higher of the two calculations of FMV submitted by the two Appraisers is not more than 105% of the lower calculation, then the FMV shall be deemed to be the average of the FMV calculations of the two Appraisers.

(b)               If the higher of the two calculations of FMV is more than 105% of the lower calculation, then the two Appraisers shall jointly select a third Appraiser who is independent of, and not affiliated with, the first two Appraisers, and who is not affiliated with, and who has not provided any significant services within the two years preceding the date of the FMV Determination Request to, any Parent Entity (an “Independent Appraiser”), to determine FMV.  If the two Appraisers are unable to agree upon a third Appraiser by the tenth day immediately following the date on which they have both delivered a calculation of FMV (the “Initial Calculation Date”), the third Appraiser shall be selected as follows:  each of the first two Appraisers will suggest three potential third Appraisers, each of whom shall be an Independent Appraiser, for a total of six.  Each of the first two Appraisers shall be entitled to veto two of the other Appraiser’s three suggested Appraisers.  The third Appraiser will then be chosen from the remaining two suggested names by lot or other similar fair random process.  The third Appraiser shall be selected no later than the 15th day immediately following the Initial Calculation Date and engaged pursuant to a customary engagement letter no later than the 20th day after the Initial Calculation Date.  Other than as provided in Section 9.1(g), all fees and expenses of the third Appraiser shall be shared equally by the MH Members, on the one hand, and the CME Group Members, on the other hand.

(c)                The third Appraiser shall determine FMV as of the FMV Determination Date in good faith in accordance with the definition thereof and submit its calculation of FMV no later than the 30th day immediately following its engagement.

(d)               The final FMV shall be the average of the two of three FMV calculations that are closest in amount.

Section 9.6   Additional Members.  (a)  In connection with a Transfer of any Membership Interest (or portion thereof), each MH Permitted Transferee, CME Group Permitted Transferee or other Person who receives a Membership Interest in accordance with the terms of this Agreement, in each case who is not already a Member, shall execute and deliver a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement that were applicable to the Transferring Member, and shall thereupon be admitted as an additional Member of the Company (an “Additional Member”).  The ultimate parent of any Additional Member that becomes such as a result of a Transfer of all of the Membership Interests held by a Parent Member Group shall be entitled to, upon the assumption by the ultimate parent of such Additional Member of all of the rights and obligations of the applicable Parent hereunder, all of the rights, and be subject to all of the obligations or restrictions, hereunder applicable to the Parent of the Transferring Parent Member Group in its capacity as such (including the right to appoint Directors pursuant to Section 5.1(b)), and it shall be a condition to any such Transfer that the ultimate parent of such Additional Member expressly assumes all such rights and obligations.  Except as provided in the preceding sentence, no Additional Member shall be entitled to any of the rights, or be subject to any of the obligations or restrictions, hereunder applicable to a Parent in its capacity as such (including the right to appoint Directors pursuant to Section 5.1(b)).

(b)                Each Person that is issued any newly issued Membership Interest in accordance with the terms of this Agreement and that is not already a Member shall execute and deliver a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement, and shall thereupon be admitted as an Additional Member.  An Additional Member accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it was admitted as an Additional Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

(c)               Each Additional Member shall be named as a Member on Schedule 4.1 hereto.  Unless and until admitted as an Additional Member, a transferee of any Membership Interest (or portion thereof), or a recipient of any newly issued Membership Interest (or portion thereof), shall have no powers, rights or privileges of a Member of the Company.

Section 9.7   Termination of Member or Parent Status.  (a)  Any Member that Transfers in accordance with this Agreement all of its, and owns no, Membership Interest shall immediately cease to be a Member and shall no longer be a party hereto or have any rights or obligations hereunder and Schedule 4.1 hereto shall be updated to eliminate such Person therefrom; provided  that such Person (i) shall not thereby be relieved of any liability for breach of this Agreement prior to such time, (ii) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such time (iii) shall retain any rights to indemnification and exculpation under Section 5.9, Section 5.10 and Section 10.7 with respect to any matter that occurred prior to such time, (iv) shall retain rights under Section 6.2(b) and Section 6.5(a) and (b) with respect to periods during which such Person was a Member (provided that such Member shall have such rights under Section 6.5(a) solely to the extent required (x) to comply with applicable Law or (y) in connection with compliance with financial reporting obligations under applicable Law) and (v) shall remain subject to Section 6.6 and Sections 14.9 through 14.12.

(b)                In the event that all of the members of a Parent Member Group Transfer in accordance with this Agreement all of their, and own no, Membership Interests, such Parent shall immediately cease to be a Parent and shall no longer be a party hereto or have any rights or obligations hereunder and Schedule 4.1 hereto shall be updated to eliminate such Person therefrom; provided  that such Person (i) shall not thereby be relieved of any liability for breach of this Agreement prior to such time, (ii) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such time, (iii) shall retain any rights to indemnification and exculpation under Section 5.9, Section 5.10 and Section 10.7 with respect to any matter that occurred prior to such time, (iv) shall retain rights under Section 6.2(b) and Section 6.5(a) and (b) with respect to periods during which such Person was a Parent (provided that such Parent shall have such rights under Section 6.5(a) solely to the extent required (x) to comply with applicable Law or (y) in connection with compliance with financial reporting obligations under applicable Law) and (v) shall remain subject to Section 6.6 and Sections 14.9 through 14.12.

Section 9.8   Additional Restrictions on Transfer.  Notwithstanding anything herein to the contrary, no Member shall Transfer any Membership Interest (or any portion thereof) if such Transfer would cause the Company to be treated as an association taxable as a corporation (other than in connection with an initial public offering in accordance with Article 10) or as a publicly traded partnership for purposes of Section 7704 of the Code.

Section 9.9   Void Transfers.  To the greatest extent permitted by the Act and other Law, any Transfer by any Member of any Membership Interest (or any portion thereof) or other interest in the Company in contravention of this Agreement shall be ineffective and null and void ab initio and shall not bind or be recognized by the Company or any other Person.  In the event of any Transfer in contravention of this Agreement, to the greatest extent permitted by the Act and other Law, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

Article 10

REGISTRATION RIGHTS

Section 10.1   Demand of Qualified IPO.  Following the Blackout Period, MH shall have the right to require the Company to effect a Qualified IPO by delivering written notice to the Company and CME Group not less than 90 days prior to the initial filing of the registration statement for such offering (a “Qualified IPO Demand”).  For the avoidance of doubt, (x) a Qualified IPO shall not be subject to the provisions of Section 9.1(c) through Section 9.1(i) and (y) any initial public offering of equity securities of the Company must comply with the provisions of this Article 10.

Section 10.2   Structuring of Qualified IPO.  A Qualified IPO may be structured, at the option of the Board of Directors, as the sale of Membership Interests (or portions thereof) (which may be converted into a corporation for such purpose, with each Member’s Membership Interest being converted into or exchanged for equity securities in proportion to such Member’s Percentage Interest).  In the event a registration of Membership Interests (or portions thereof) is preceded by a conversion of the Company into a corporation or a transfer of Membership Interests or Company assets to a corporation, Transfers of interests in such corporation shall be restricted to the extent the Board of Directors determines to be necessary to preserve the tax-free treatment of such incorporation transaction for federal income tax purposes.  Notwithstanding the foregoing, no actions pursuant to this Section 10.2 may be effective prior to the date of consummation of the closing of the Qualified IPO.

Section 10.3   Conversion into Corporation.  (a)  If the Company is converted into a corporation or a corporation is formed to own all the limited liability company interests in or assets of the Company, and the Membership Interests are converted into or exchanged for equity securities of such corporation, as contemplated by Section 10.2, the terms “Membership Interests”, “Members” and similar terms that are applicable to limited liability companies and used in this Agreement shall, after such conversion or exchange, refer to such equity securities, the stockholders of such corporation and similarly corresponding terms applicable to the corporate form that is then applicable to the Company (or successor thereto) and (b) the parties agree, subject to Section 10.4 to enter into, and to cause any such corporation to enter into, an agreement setting forth rights and obligations of the parties equivalent to those provided in this Agreement (subject to such changes with respect to tax matters as are necessary or appropriate as a result of the Company ceasing to be a partnership for federal income tax purposes).  Notwithstanding the foregoing, no actions pursuant to this Section 10.3 may be effective prior to the date of consummation of the closing of the Qualified IPO.

Section 10.4   Waiver of Board Supermajority Approval.  CME Group agrees that, in the event of a Qualified IPO, no consent or approval of CME Group or any Director appointed by CME Group or any director (or equivalent) of any Subsidiary of the Company shall be required pursuant to Section 5.3(f), Article 9, Section 14.2 or any other provision of this Agreement for any action reasonably necessary to facilitate such Qualified IPO, including any amendment of this Agreement or other governing documents of the Company (or successor thereto) reasonably necessary to comply with Law, including the rules of any national securities exchange on which the securities of the Company (or successor thereto) are listed, following such Qualified IPO (including amending Section 5.1(b) and expanding the Board of Directors to the extent required by Law to permit the creation of a committee of independent Directors while permitting CME Group and MH to retain the right to appoint the same number of Directors (e.g., if the size of the Board of Directors at such time is ten consisting of seven Directors appointed by MH and three Directors appointed by CME Group and a committee of three independent Directors was required, the Board of Directors would be expanded to 13)); provided, however  that the foregoing shall not eliminate any requirement under this Agreement for consent or approval of CME Group, the CME Group Members or any Director appointed by CME Group or any director (or equivalent) of any Subsidiary of the Company prior to the Qualified IPO with respect to any action in connection with such Qualified IPO that would adversely affect in any material respect CME Group’s rights or economic interests provided in this Agreement following such Qualified IPO.  For the avoidance of doubt, in the case of any such Qualified IPO undertaken when Board Supermajority Approval Rights still apply, this Section 10.4 shall not require CME Group to relinquish any Board Supermajority Approval Rights pursuant to Section 5.3(f) with respect to the Company Entities (or successors thereto) following such Qualified IPO.

Section 10.5   Piggyback Registration.  (a)  Subject to the provisions of this Section 10.5,  Section 10.7 and Section 10.8, in the event of a Qualified IPO, each CME Group Member may request, at any time within the 20 Business Days following receipt of the Qualified IPO Demand from MH, the opportunity to include in such registration statement a percentage of such CME Group Member’s Membership Interests equal to not more than the portion of the MH Members’ Membership Interests included in such registration statement (a “Piggyback Registration”).  A Piggyback Registration shall be available only for Membership Interests of the same class or series as those proposed to be registered by the MH Members.

(b)                Upon any CME Group Member’s written request made within the 20 Business Days after the receipt of the Qualified IPO Demand from MH (which request shall specify the minimum price, if any, below which such CME Group Members will not sell such Membership Interests (or portions thereof)), the Company and MH shall, subject to clause (c) below, cause the underwriter(s) to include all Membership Interests (or portions thereof) that such CME Group Members has so requested to include (in addition to the MH Members’ Membership Interests (or portions thereof) to be included in such registration statement), and shall use their reasonable best efforts to effect the registration under the Securities Act of all such Membership Interests (or portions thereof), to the extent required to permit the disposition of the Membership Interests (or portions thereof) so to be registered; provided  that, if at any time after giving notice of its intention to register any Membership Interests (or portions thereof) in a Qualified IPO and prior to the effective date of the registration statement filed in connection with such registration, MH shall determine not to register such securities, MH shall give notice to the Company and the CME Group Members and, thereupon, the Company shall be relieved of its obligation to register any Membership Interests (or portions thereof) in connection with such registration, any elections made by the CME Group Members shall be deemed rescinded and shall be of no legal force or effect and the CME Group Members’ Piggyback Registration rights with respect to such registration shall terminate.

(c)               If the CME Group Members exercise their right to a Piggyback Registration pursuant to this Section 10.5 and the lead underwriters advise MH and the CME Group Members that, in their view, the amount of Membership Interests (or portions thereof) requested to be included in such registration exceeds the largest amount of Membership Interests (or portions thereof) that could be included in the public offering without having an adverse effect on such public offering, including the price at which such Membership Interests (or portions thereof) can be sold, then the amount of Membership Interests (or portions thereof) to be included in such registration shall be determined pro rata among MH and the CME Group Members that exercised their right to a Piggyback Registration pursuant to this Section 10.5 based on the Membership Interests (or portions thereof) requested to be included in such registration.

(d)                It shall be a condition precedent to the obligations of the Company to take any action pursuant to the foregoing provisions of this Section 10.5 that each CME Group Member that exercised their right to a Piggyback Registration pursuant to this Section 10.5 shall furnish to the Company such customary information regarding itself, the Membership Interests (or portions thereof) held by such CME Group Member and the intended method of disposition of such securities as shall be required to effect the registration of such Membership Interests (or portions thereof).

Section 10.6    Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Article 10, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and transfer taxes, if any, attributable to the sale of Membership Interests (or portions thereof)) and other Persons retained by the Company, shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are to be listed.  Notwithstanding anything herein to the contrary, in the event MH delivers a Qualified IPO Demand to the Company and subsequently elects not to pursue or consummate such Qualified IPO (other than as a result of the breach by CME Group of this Agreement or any underwriting agreement to which CME Group is a party providing for such Qualified IPO), the expenses incurred by the Company in connection with such Qualified IPO Demand shall be borne by MH and shall be promptly reimbursed to the Company by MH.

Section 10.7   Indemnification.

(a)                In General.  The Company shall indemnify, to the fullest extent permitted by law, each Member, its officers, directors and Affiliates and each Person who controls such Member (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable blue sky laws, except insofar as the same are made in reliance upon and in conformity with information relating to such indemnified party furnished in writing to the Company by such indemnified party expressly for use therein.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Members.

(b)               Information from Members.  In connection with any registration statement in which a Member is participating, each such Member shall indemnify, to the fullest extent permitted by law, the Company Entities against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statement therein not misleading, but only to the extent that the same are made in reliance upon and in conformity with information relating to such Member furnished in writing to the Company by such Member expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Members and the liability of each such Member shall be in proportion to and limited to the net amount received by such Member from the sale of its Membership Interests pursuant to such registration statement.

(c)                Notice of Claim.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder, except to the extent, and only to the extent, that the indemnifying party is materially prejudiced by such failure to notify.

(d)               Survival of Indemnification.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of any Membership Interest.

(e)                Contribution.  If the indemnification provided for in or pursuant to this Section 10.7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, as by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any selling Member be greater in amount than the amount of net proceeds received by such Member upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10.7(a) or Section 10.7(b) hereof had been available under the circumstances.

Section 10.8    Qualified IPO Agreements.

(a)                The CME Group Members may not participate in any registration hereunder unless each CME Group Member that wishes to participate (i) agrees to accept the terms of the underwriting arrangements (including any lock up or market standoff agreements) as agreed upon by the Company and the underwriters, which arrangements shall be customary and no less favorable to such CME Group Member than to MH, and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and Section 10.5(d); provided, however, that MH shall use commercially reasonable efforts to procure that such CME Group Member shall not be required to (A) make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such CME Group Member, the Membership Interests (or portions thereof) held by such CME Group Member and the intended method of distribution thereof or (B) provide any indemnification other than as provided in Section 10.7.

(b)               In connection with any Qualified IPO, the Members shall negotiate in good faith the terms of a customary registration rights agreement to apply following such Qualified IPO.

Article 11

NON-COMPETITION AND CERTAIN OTHER COVENANTS

Section 11.1    Non-Competition.  (a)  Except as otherwise provided in this Section 11.1, during the period beginning on the date hereof and ending on the date on which any Parent’s Parent Aggregate Percentage Interest goes below the Lower Threshold, each Parent shall not, and shall cause its other Parent Entities not to, directly or indirectly, (i) engage in, manage, operate, advise or otherwise participate in, or acquire or own any interests in any Person that engages in, manages, operates, advises or otherwise participates in, a Competing Business or (ii) enter into any relationship or affiliation with any Person with respect to the use of its name or brands with respect to any activity in a Competing Business. For the avoidance of doubt, as long as Platts is a controlled Affiliate of MH, Platts shall be subject to the restrictions contained in this Section 11.1.

(b)                Notwithstanding anything to the contrary in Section 11.1(a), nothing in Section 11.1(a) shall prohibit any Person from:

                                                     (i)            directly or indirectly acquiring or owning equity interests of a Public Company constituting 5% or less of the outstanding voting power thereof;

                                                   (ii)            making any acquisition permitted by Section 11.2(a) or Section 11.2(b); or

                                                 (iii)            making any Permitted Predominantly Non-Competing Acquisition, subject to compliance with Section 11.2(c) or Section 11.2(d), as applicable.

(c)               Notwithstanding anything to the contrary in this Agreement, the business of any CME Group Unaffiliated Entity listed on Schedule 1.1(a) (so long as it remains such) shall not be a Competing Business.

Section 11.2   Right of First Bid/Refusal.  Notwithstanding Section 11.1(a), a Parent or its other Parent Entities may acquire interests in a Person that, directly or indirectly, engages in, manages, operates, advises or otherwise participates in a Competing Business (a “Target”) if such Parent and its applicable other Parent Entities comply with all of the provisions of this Article 11 with respect thereto.

(a)                Passive Investments in Predominantly Competing Business.  If either Parent or any of its other Parent Entities wishes to directly or indirectly acquire interests in a Target that is not a Predominantly Non-Competing Business (a “Predominantly Competing Business”) representing less than 50% of the outstanding voting power thereof without obtaining effective control thereof, (i) such Parent shall provide written notice to the Company and the other Parent, with reasonable promptness, of such potential acquisition, which notice shall (A) name such Target, (B) describe the material terms (if any) on which such Person wishes to make such acquisition and (C) include (subject to any confidentiality obligations of such Person to such Target) all material information in the possession of any Parent Entity as to the businesses, operations, assets and liabilities of such Target (a “Proposed Non-Compete Acquisition Notice”) and (ii) such potential acquisition shall only be conducted through the Company; provided that such Person may pursue and make such potential acquisition if (1) the Board of Directors does not deliver written notice thereof electing to have the Company pursue the potential acquisition within 30 days after receipt of the Proposed Non-Compete Acquisition Notice from such Parent, (2) at any point after making an election to pursue such potential acquisition, the Company delivers a written notice to such Parent stating that the Company no longer wishes to pursue such potential acquisition, or (3) the Company does not (x) enter into a definitive agreement providing for such potential acquisition within 90 days after delivering written notice of its election to pursue such potential acquisition, which period shall be extended up to an additional 270 days so long as the Company and the potential counterparty are making a good faith effort to enter into such agreement or (y) consummate such acquisition within 180 days after entering into the definitive agreement providing for such acquisition, which period shall be extended up to an additional 180 days if all other conditions to consummating such acquisition have been satisfied (or are capable of being satisfied) and such extension is required to obtain any required governmental approval necessary to consummate such acquisition and the parties to such acquisition continue to use efforts in a manner consistent with the definitive agreement providing for such acquisition to consummate such acquisition as promptly as reasonably practicable; provided, further, that neither Parent nor any other of its other Parent Entities may directly or indirectly make such acquisition at a price that is less than 95% of the price, or otherwise on terms that are materially more favorable in the aggregate to such Parent Entity than the terms, specified in the Proposed Non-Compete Acquisition Notice for such acquisition (or if the Proposed Non-Compete Acquisition Notice for such acquisition did not contain the price and other material terms for such acquisition the price and other material terms on which the Board of Directors expressed an interest in making such acquisition, as evidenced in a resolution of such Board of Directors), without complying again with the foregoing provisions of this clause (a).  If such acquisition is made by such Parent or any of its other Parent Entities in compliance with the foregoing, the ownership of the interests acquired thereby and the operation of such Competing Business by such Target shall not constitute a violation of the restrictions contained in Section 11.1(a) regardless of any Subsequent Expansion or other expansion of such Competing Business.  If, after making an acquisition permitted pursuant to the foregoing provisions of this Section 11.2(a), such Parent or any of its other Parent Entities wishes to directly or indirectly acquire additional interests in such Target that, together with interests then owned by such Parent and its other Parent Entities, represent 50% or more of the voting power thereof (or to obtain effective control thereof), such Parent and its applicable other Parent Entities shall comply with clause (b) below with respect to such potential acquisition.

(b)               Acquisitions of or Controlling Investments in Predominantly Competing Business.  If either Parent or any of its other Parent Entities wishes to directly or indirectly acquire interests in a Predominantly Competing Business representing 50% or more of the voting power thereof (or to acquire interests representing less than 50% of the voting power thereof and obtain effective control thereof), (i) such Parent shall provide a Proposed Non-Compete Acquisition Notice, with reasonable promptness, to the Company and the other Parent with respect to such potential acquisition and (ii) such potential acquisition shall only be conducted through the Company; provided  that such Person may pursue and make such potential acquisition if (A) the Board of Directors does not deliver written notice thereof electing to have the Company pursue the potential acquisition within 30 days after receipt of the Proposed Non-Compete Acquisition Notice from such Parent, (B) at any point after making an election to pursue such potential acquisition, the Company delivers a written notice to such Parent stating that the Company no longer wishes to pursue such potential acquisition, or (C) the Company does not (1) enter into a definitive agreement providing for such potential acquisition within 90 days after receipt of the Proposed Non-Compete Acquisition Notice, which period shall be extended up to an additional 270 days so long as the Company and the potential counterparty are making a good faith effort to enter into such agreement or (2) consummate such acquisition within 180 days after entering into the definitive agreement providing for such acquisition, which period shall be extended up to an additional 180 days if all other conditions to consummating such acquisition have been satisfied (or are capable of being satisfied) and such extension is required to obtain any required governmental approval necessary to consummate such acquisition and the parties to such acquisition continue to use efforts in a manner consistent with the definitive agreement providing for such acquisition to consummate such acquisition as promptly as reasonably practicable; provided, further, that neither Parent nor any other of its other Parent Entities may directly or indirectly make such acquisition at a price that is less than 95% of the price, or otherwise on terms that are materially more favorable in the aggregate to such Parent Entity than the terms, specified in the Proposed Non-Compete Acquisition Notice for such acquisition (or if the Proposed Non-Compete Acquisition Notice for such acquisition did not contain the price and other material terms for such acquisition the price and other material terms on which the Board of Directors expressed an interest in making such acquisition, as evidenced in a resolution of such Board of Directors), without complying again with the foregoing provisions of this clause (b).  If such acquisition is made by such Parent or any of its other Parent Entities in compliance with the foregoing, the ownership of the interests acquired thereby and the operation of such Competing Business by such Target shall not constitute a violation of the restrictions contained in Section 11.1(a); provided that the exception to Section 11.1(a) in this Section 11.2(b) shall be applicable only to the extent of the Competing Business of such Target as it exists at the time the interests therein are acquired by such Parent or any of its other Parent Entities and not to any Subsequent Expansion of such Competing Business.

(c)                Passive Investments in Predominantly Non-Competing Business.  In the event either Parent or any of its other Parent Entities directly or indirectly makes a Permitted Predominantly Non-Competing Acquisition resulting in such Parent and its other Parent Entities directly or indirectly owning in the aggregate interests representing less than 50% of the outstanding voting power of such Predominantly Non-Competing Business without having effective control thereof, such Parent shall provide written notice to the Company and the other Parent, with reasonable promptness and in any event within ten Business Days, after such acquisition and (i) if the Competing Business of such Predominantly Non-Competing Business is reasonably capable of being separated from the other business of such Target, such Parent and its other Parent Entities shall use their respective commercially reasonable efforts to facilitate such Target promptly offering to sell or contribute the Competing Business to the Company on terms reasonably acceptable to such Target and the Company or (ii) if the Competing Business of such Target is not reasonably capable of being so separated, such Parent and its other Parent Entities shall use their respective commercially reasonable efforts to facilitate such Target entering into commercial arrangements related to the Competing Business designed to provide the Company with as much of the economic benefits of the operation of the Competing Business as is reasonably practicable on terms reasonably acceptable to such Target and the Company (it being understood that this would include at a minimum using the Company as a licensing and calculation agent).  If, despite compliance by such Parent and its other Parent Entities with the terms of this clause (c), within 180 days after the notice specified above, (A) such Target decides not to pursue such offer or commercial arrangement, (B) the Board of Directors does not elect to have the Company pursue such offer or commercial arrangements or (C) such Target and the Company are unable to agree on implementation of any such offer or commercial arrangements with respect to the Competing Business, the ownership of the interests in such Target acquired in the Permitted Predominantly Non-Competing Acquisition and the operation of such Competing Business by such Target shall not constitute a violation of the restrictions contained in Section 11.1(a) regardless of any Subsequent Expansion or other expansion of such Competing Business.  If, after making an acquisition permitted pursuant to the foregoing provisions of this Section 11.2(c), such Parent or any of its other Parent Entities wishes to directly or indirectly acquire additional interests in such Target that, together with interests then owned by such Parent and its other Parent Entities, represent 50% or more of the voting power thereof (or to obtain effective control thereof), such Parent and its other Parent Entities shall comply with clause (d) below with respect to such potential acquisition.

(d)               Acquisitions of or Controlling Investments in Predominantly Non-Competing Businesses.  In the event either Parent or any of its other Parent Entities directly or indirectly makes a Permitted Predominantly Non-Competing Acquisition resulting in such Parent and its other Parent Entities directly or indirectly owning in the aggregate interests representing 50% or more of the outstanding voting power of such Predominantly Non-Competing Business (or acquiring interests representing less than 50% of the voting power thereof and obtaining effective control thereof), such Parent shall provide written notice to the Company and the other Parent, with reasonable promptness and in any event within ten Business Days, after such acquisition and (i) if the Competing Business of such Predominantly Non-Competing Business is reasonably capable of being separated from the other business of such Target, such Parent and its other Parent Entities shall promptly, but no later than 30 days following the closing of such Predominantly Non-Competing Acquisition, make a written offer to sell or contribute the Competing Business of the Target to the Company at a price in cash equal to the value reasonably attributed to the Competing Business by such Parent in good faith in the acquisition and otherwise on terms reasonably acceptable to such Parent and the Company or (ii) if the Competing Business of such Target is not reasonably capable of being so separated, such Parent and its other Parent Entities shall offer to enter into commercial arrangements related to the Competing Business designed to provide the Company with as much of the economic benefits of the operation of the Competing Business as is reasonably practicable at a price equal to the value reasonably attributed to the Competing Business by such Parent in good faith in the acquisition and otherwise on terms reasonably acceptable to such Parent and the Company (it being understood that the parties agree this would include at a minimum using the Company as a licensing and calculation agent).  If, despite compliance by such Parent and its other Parent Entities with the terms of this clause (d), within 180 days after the notice specified above, (A) the Board of Directors does not elect to have the Company pursue such offer or arrangements or (B) such Parent and the Company are unable to agree on implementation of any such offer or commercial arrangements with respect to the Competing Business, the ownership of the interests in such Target acquired in the Permitted Predominantly Non-Competing Acquisition and the operation of such Competing Business by such Target shall not constitute a violation of the restrictions contained in Section 11.1(a); provided that the exception to Section 11.1(a) in this Section 11.2(d) shall be applicable only to the extent of the Competing Business of such Target as it exists at the time the interests therein are acquired by such Parent or its other Parent Entities and not to any Subsequent Expansion of such Competing Business; provided, further, that if such Parent and the Company were unable to agree on implementation of commercial arrangements pursuant to clause (ii) of the first sentence of this Section 11.2(d) because the terms proposed to the Company were not acceptable to the Company, then such Parent and its other Parent Entities may not during the two years thereafter directly or indirectly enter into similar commercial arrangements related to such Competing Business with an unaffiliated third party on terms that are materially more favorable in the aggregate to the counterparty than the terms that were offered to the Company unless the Company is, at such time, unable to provide the required services at substantially the same level of service or the Company declines to provide such required services on such terms.

(e)                Notice of Permitted Predominantly Non-Competing Acquisition.  Any Parent or its other Parent Entities that directly or indirectly makes a Permitted Predominantly Non-Competing Acquisition (other than any Predominately Non-Competing Acquisition where the Competing Business is de minimis) shall, subject to any applicable confidentiality obligations (including fiduciary obligations of confidentiality), provide the other Parent with such information as may be reasonably necessary to permit such other Parent to determine whether the acquiring parties are in compliance with the foregoing provisions of this Section 11.2.

Section 11.3   Divestitures of Interests in Predominantly Competing Businesses . (a) Divestitures by Parent Entities.  If either Parent or any of its other Parent Entities wishes to directly or indirectly dispose of any interests in any Predominantly Competing Business, such Parent shall offer in writing to sell or contribute such interests to the Company on terms reasonably acceptable to such Parent; it being understood that such Parent and its other Parent Entities may not engage in any solicitation with respect to a potential acquisition of any such interests from third parties prior to making such offer to the Company.  If, despite compliance by such Parent and its other Parent Entities with the terms of this clause (a), (i) the Board of Directors does not elect to have the Company pursue such offer within 30 days after receipt of such offer or (ii) such Parent and the Company are unable to agree on the terms of such sale or contribution that are reasonably acceptable to such Parent and the Company within 180 days after receipt of such offer, such Parent and its other applicable Parent Entities may sell such interests to a third party at a price that is not less than 95% of the price offered to the Company and on other terms that are not materially less favorable in the aggregate to such Parent Entities than those offered to the Company.

(b)               Divestitures by Entities that are not Parent Entities.  If either Parent or any of its other Parent Entities becomes aware that any Person in which such Parent or any of its other Parent Entities directly or indirectly owns any interests, wishes to dispose of any interests in a Predominantly Competing Business, subject to any confidentiality obligations (including fiduciary obligations of confidentiality) owed to such Person, (i) such Parent shall inform the Company in writing, with reasonable promptness, of such proposed disposition and (ii) such Parent and its other Parent Entities shall use their respective commercially reasonable efforts to facilitate such Person promptly offering to sell or contribute the interests to the Company on terms reasonably acceptable to such Person and the Company.  For the avoidance of doubt, if, despite compliance by such Parent and its Parent Entities, such Person does not offer to sell or contribute such interest to the Company, neither Parent nor any if its other Parent Entities shall have any liability under this Section 11.3(b).

Section 11.4   Determinations.  Notwithstanding Sections 5.3(f)(v) and 5.3(f)(x), the determination of whether the Board of Directors or the Company shall take any action pursuant to Section 11.2 or Section 11.3 shall be made solely by Directors appointed by the Parent that has not made or proposed to make the applicable acquisition or disposition (the “Determining Directors”), and the Directors appointed by the Parent that has made or proposed to make the applicable acquisition or disposition (the “Non-Determining Directors”) shall be recused from voting with respect to such determination, but may participate in the deliberations.  For the avoidance of doubt, no determination by the Determining Directors pursuant to this Section 11.4 shall eliminate any requirement under this Agreement to obtain Board Supermajority Approval in connection with an acquisition or disposition except for the Board Supermajority Approvals provided in Section 5.3(f)(v) and Section 5.3(f)(x).

Section 11.5   Transaction Structures; Other.  It is understood that the provisions of this Article 11 are intended to apply regardless of the structure of the relevant transaction (i.e., whether structured as a stock sale, asset sale, merger or otherwise).  Without limiting the generality of the foregoing, an acquisition or disposition of assets shall be deemed to constitute an acquisition or disposition of interests representing 100% of the voting power of the Person owning such assets for purposes of this Article 11 (e.g., if a Parent wishes to acquire assets relating to a business that is a Competing Business from a Person that itself is not a Predominantly Competing Business because of the extent of other businesses engaged in by such Person, such acquisition of assets shall be treated for purposes of this Article 11 as if it was an acquisition of a Person that solely held the assets being acquired such that such Person would be considered a Predominantly Competing Business).  The Parties agree that in connection with using commercially reasonable efforts under this Article 11, no Person shall be required to pay any money or offer any financial or business accommodation to any Person.

Section 11.6   Competitor Transactions.  Notwithstanding anything herein to the contrary, from and after the occurrence of a Competitor Transaction with respect to a Parent, and without limiting the provisions of Section 6.6:  (a) the individuals appointed by such Parent to be Directors or directors (or equivalent) of Subsidiaries of the Company may not (i) use any competitively sensitive information of the Company in any manner other than in their capacity as Directors or directors (or equivalent), as applicable or (ii) other than to such senior executives who (A) require such information for purposes of overseeing and monitoring the Parent’s investment in the Company and (B) have agreed to not disclose such information to any other Person and to protect such information from unauthorized use, share any such competitively sensitive information with such Parent or any Subsidiary thereof; and (b) the rights of such Parent and any Subsidiary thereof party hereto pursuant to Section 6.5(a) to inspect, examine or otherwise have access to the books, records and accounts of the Company shall no longer include the right to inspect, examine or otherwise have access to any competitively sensitive information; provided, however, that such Parent may continue to have accountants and auditors perform audits as contemplated by Section 6.5(a).

Section 11.7   Non-Solicitation.  During the period beginning on the date hereof and ending on the date on which any Parent’s Parent Aggregate Percentage Interest goes below the Lower Threshold, each Parent shall not, and shall cause its other Parent Entities not to, directly or indirectly, solicit any Person who was at any time during the six-month period immediately prior to such solicitation, or is at such time, a senior executive of any of the Company Entities to accept employment with such Parent or any of the other Parent Entities; provided that it shall not be a violation of this Section 11.7 to engage in non-directed solicitation or recruiting activities incidental to general advertising or other general solicitation activities.

Section 11.8   Equitable Remedies.  Each party hereto acknowledges that the terms of this Article 11 were negotiated in good faith by the parties hereto, are reasonable and necessary in light of such party’s unique position, responsibility and knowledge of the operations of the Company Entities and the unfair advantage that such party’s knowledge and expertise concerning the business of the Company Entities would afford a competitor of the Company Entities and are not more restrictive than necessary to protect the legitimate interests of the parties hereto.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Article 11 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.  Each party hereto acknowledges that the Company Entities and the parties hereto would be irreparably harmed by any breach of this Article 11 and that there would be no adequate remedy at law or in damages to compensate the Company Entities and the stockholders of the Company for any such breach.  Each party hereto agrees that the other parties hereto shall be entitled to injunctive relief requiring specific performance by such party of this Article 11, and such party consents to the entry thereof.

Article 12

STANDSTILL

Section 12.1   Standstill.  (a)  Except, in the case of clauses (i)(A), (i)(B) and (i)(C), as expressly contemplated by Article 9 of this Agreement, during the period beginning on the date hereof and ending on the date on which a Parent’s Parent Aggregate Percentage Interest goes below the Lower Threshold, such Parent shall not, and shall cause its other Parent Entities not to, in any manner, directly or indirectly:  (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof or economic interests therein), or rights or options to acquire any securities (or beneficial ownership thereof or economic interests therein), of the other Parent, or any assets of the other Parent or any of its Subsidiaries (including securities of or held by such Subsidiaries) constituting a significant portion of the consolidated assets of such other Parent, (B) any tender offer or exchange offer, merger, consolidation or other business combination involving the other Parent or any of its Subsidiaries, or any assets of the other Parent or any of its Subsidiaries (including securities of or held by such Subsidiaries) constituting a significant portion of the consolidated assets of the other Parent, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other Parent or any of its Subsidiaries or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the other Parent or any of its Subsidiaries, including soliciting consents or taking other action with respect to the calling of a special meeting of the stockholders of the other Parent or any of its Subsidiaries; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the other Parent; (iii) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of the other Parent or to obtain representation on the board of directors of the other Parent; (iv) disclose or direct any Person to disclose, any intention, plan or arrangement inconsistent with the foregoing; (v) advise, assist or encourage or direct any Person to advise, assist or encourage any other Persons in connection with any of the foregoing; or (vi) request a waiver or amendment of any of the foregoing clauses (i) through (v).  Notwithstanding the foregoing, a Parent’s chief executive officer may make a non-public, confidential, oral, non-binding proposal regarding a transaction of the type described in clauses (i)(A), (B) or (C) of the preceding sentence to the other Parent’s chief executive officer, provided that the Parent providing such proposal (1) does not make such proposal for the purpose of causing the receiving Parent to make public disclosure of such proposal and (2) immediately withdraws such proposal and does not further pursue such proposal or any proposal that is substantially similar to such proposal if the other Parent’s board of directors has been apprised of such proposal and such Parent is not interested in exploring any such transaction.

(b)                A Parent and its other Parent Entities shall be released from the provisions of Section 12.1(a) in the event that (i) the other Parent enters into, or publicly announces an intention to pursue, one or more related transactions or agreements providing for the acquisition by a third party of more than 50% of its voting securities or all or substantially all of its assets or (ii) (A) a tender or exchange offer is commenced by a third party to acquire 50% or more of the outstanding voting securities of the other Parent and (B) such other Parent (1) publicly recommends that its stockholders accept such offer or (2) (x) does not within ten Business Days publicly recommend that its stockholders reject such offer or (y) publicly recommends that its stockholders reject such offer but subsequently publicly withdraws such recommendation.  If the Parent that is the subject of a tender or exchange offer publicly recommends that its stockholders reject the offer, such Parent may not (I) subsequently publicly recommend that its stockholders accept such offer or publicly withdraw its recommendation that its stockholders reject such offer unless such offer remains open for at least 20 Business Days following such change in recommendation (either pursuant to the terms of such offer or by action of such Parent preventing its consummation during such 20-Business Day period) or (II) prior to the end of such 20-Business Day period, enter into an agreement providing for the acquisition of more than 50% of its outstanding voting securities or all or substantially all of its assets by the Person making such offer unless such agreement provides that the acquisition contemplated by it may not be consummated for at least another 20 Business Days from the date such agreement is executed and such agreement allows the Parent that is the subject of the tender offer or exchange offer to provide information to and participate in discussions or negotiations with the other Parent and its representatives regarding, and to terminate such agreement without the payment of any fee or other amount (other than a break-up or similar fee not exceeding 1% of the equity value of such Parent) in order to enter into an agreement with the other Parent or any of its Parent Entities providing for, the acquisition by the other Parent or its Parent Entities of more than 50% of the outstanding voting securities or all or substantially all of the assets of such Parent.

Article 13

DISSOLUTION AND WINDING UP

Section 13.1   No Dissolution.  The Company shall not be dissolved by the withdrawal of any Member or the admission of Additional Members in accordance with the terms of this Agreement.

Section 13.2   Events Causing Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following events:

(a)                subject to Section 5.3(f)(xix), the determination of the Board of Directors to dissolve or liquidate the Company;

(b)               subject to Section 5.3(f)(iv), the sale of all or substantially all of the assets of the Company; or

(c)                the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 13.3   Bankruptcy of a Member.  The occurrence of any event described in Section 18-304 of the Act shall not in and of itself cause such Member to cease to be a Member of the Company.

Section 13.4   Winding Up.  (a)  Subject to Section 18-803(a) of the Act, in the event of the dissolution of the Company pursuant to Section 13.2, the Company’s affairs shall be wound up by a liquidating agent of the Company selected by the Board of Directors and, to the extent CME Group is entitled to appoint one or more directors in accordance with Section 5.1(b) at the time of such dissolution, reasonably acceptable to CME Group (in such capacity, the “Liquidating Agent”), which Liquidating Agent shall be an individual who is knowledgeable about businesses similar to those of the Company and has substantial experience in the purchase and sale of businesses.  The costs of winding up shall be borne by the Company.

(b)                Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Liquidating Agent may, in the name of, and for and on behalf of, the Company, exercise reasonable discretion to (unless such discretion is otherwise limited by this Article 13) prosecute and defend lawsuits, whether civil, criminal or administrative, settle and close the Company’s business, dispose of and convey the Company’s property or sell any of the Company Entities as a going concern (subject to Section 13.6), discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with Section 13.5 any remaining assets of the Company, all without affecting the liability of Members and without imposing any liability on the Liquidating Agent, all without affecting the liability of Members and without imposing any liability on the Liquidating Agent.

(c)               Except as otherwise provided in this Agreement, the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before the dissolution.

(d)                A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Agent to seek to minimize potential losses upon such liquidation; provided, however, that the Liquidating Agent shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  As promptly as possible after dissolution and again after final liquidation, the Liquidating Agent shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.  The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware in accordance with clause (e) below.

(e)               Upon the completion of the winding up of the Company, any Director or the Liquidating Agent or other duly designated representative shall file a certificate of cancellation of the Company with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

Section 13.5   Distribution of Assets.  (a)  As soon as practicable upon dissolution of the Company, the assets of the Company (or liquidation proceeds) shall be distributed in the following manner and order of priority (and ratably within each level of priority):

                                                     (i)            first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by Law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions under Article 8; and

                                                   (ii)            second, to the Members in respect of their Membership Interests in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, allocations and adjustments for all periods.

(b)               It is the intention of the parties that final Capital Account balances of the Members in respect of their Membership Interests will permit liquidating distributions to be made (after the satisfaction of the liabilities, debts and obligations of the Company to creditors pursuant to Section 13.5(a)(i)) pro rata in accordance with their respective Percentage Interests.  The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Member in respect of its Membership Interest immediately prior to the distribution of the Company’s assets pursuant to this Section 13.5(a) (after the satisfaction of the liabilities, debts and obligations of the Company to creditors pursuant to Section 13.5(a)(i)) being equal to the amount that would be distributable to such Member in accordance with its Percentage Interest.  The Company is authorized, to the extent possible, to make appropriate adjustments to the allocation of items of income, gain, loss and deduction as necessary to cause the amount of each Member’s Capital Account in respect of its Membership Interest immediately prior to the distribution of the Company’s assets pursuant to this Section 13.5(a) (after the satisfaction of the obligations of the Company to creditors pursuant to Section 13.5(a)(i)) to equal the amount that would be distributable to such Member in respect of its Membership Interest in accordance with its Percentage Interest.

Section 13.6   Distributions in Cash or in Kind.  As provided in Section 13.4(d), the Liquidating Agent shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  If, however, in the good faith judgment of the Liquidating Agent, a Company asset should not be liquidated, the Liquidating Agent shall distribute such asset, on the basis of its value (determined in good faith by the Liquidating Agent), in accordance with Section 13.5, subject to the priorities provided in Section 13.5; provided, however, that the Liquidating Agent shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.5(a); provided  further that, if such dissolution occurs within seven years of the Contribution Date and to the extent possible, the Liquidating Agent will not dispose of, convey or sell the CME Group Contributed Assets and the MH Contributed Assets and will distribute such assets to CME Group and MH, as applicable, in order to avoid the recognition by the CME Group Members or the MH Members, in any taxable year, of any income or gain for tax purposes that would be allocated to such Persons under Section 704(c)(1)(A), Section 704(c)(1)(B) or Section 737 of the Code.

Section 13.7   Claims of the Members.  The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any Director, any other Member or, for the avoidance of doubt, MH or CME Group in their capacity as Parents.  No Member shall have any obligation to make any Capital Contribution with respect to such insufficiency, and such insufficiency shall not be considered a liability, debt or obligation owed to the Company or to any other Person.

Section 13.8   Disposition of Documents and Records.  All documents and records of the Company, including all financial records, vouchers, canceled checks and bank statements, shall be delivered to the MH Member upon dissolution of the Company.  The MH Member shall retain such documents and records for a period of not less than seven years and shall make such documents and records reasonably available during normal business hours to each other Member for inspection and copying, provided that such access does not unduly interfere with the management and business of any of the MH Entities.

Article 14

MISCELLANEOUS

Section 14.1   Further Assurances.  Subject to the terms and conditions of this Agreement, each Member shall, upon the request from time to time of the Company and without further consideration, do, execute and perform all such other acts, deeds and documents as may be reasonably requested by the Company to carry out fully the purposes and intent of this Agreement.

Section 14.2   Amendment or Modification.  (a)  Subject to Section 14.2(b), this Agreement and the Certificate of Formation may be amended or modified at any time and from time to time by an instrument in writing signed by Members having Percentage Interests of at least 50.1% in the aggregate; provided  that, except as provided in Section 10.4, CME Group’s prior written consent shall be required for any amendment or modification that (x) adversely affects the CME Group Members (except for any amendment or modification made after CME Group’s Parent Aggregate Percentage Interest goes below the CME Group Threshold in connection with an Additional Member becoming such that does not adversely affect in any material respect CME Group’s rights or economic interests provided in this Agreement, it being understood that this exception shall not apply to any amendment or modification to the provisions hereof governing the CME Group Puts, MH Special Call, Tag-Along Right or Drag-Along Right (or any of the related defined terms used therein) or to Section 6.7 or Articles 10, 11 or 12) or (y) disproportionately benefits any Member other than the CME Group Members.  For the avoidance of doubt, the fact that an amendment or modification grants rights to an Additional Member in connection with such Person becoming such and the CME Group Members do not have or are not granted such rights shall not, in and of itself, be deemed to adversely affect the CME Group Members or disproportionately benefit any Member other than the CME Group Members.

(b)                Notwithstanding Section 14.2(a), the Board of Directors may amend, without the consent of CME Group, MH or any of the Members:

                                                     (i)            (A) this Agreement solely in order to reflect the fact that a new Member admitted in accordance with the terms of this Agreement has agreed to become bound by, and subject to, this Agreement and (B) Schedule 4.1 hereto to reflect changes required pursuant to the terms of this Agreement; and

                                                   (ii)            this Agreement and the Certificate of Formation in order to change the name of the Company to the extent such change of name is permitted pursuant to Section 2.2.

Section 14.3   Waiver; Cumulative Remedies.  Except as otherwise specifically provided herein, any party may waive any right of such party under this Agreement by an instrument signed in writing by such party.  Except as specifically provided herein, the failure or delay of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  Except as specifically provided herein, all remedies, either under this Agreement or by Law or otherwise afforded, shall be cumulative and not alternative.

Section 14.4   Entire Agreement.  This Agreement and the other documents and agreements contemplated hereby, including the Transaction Documents, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and cancel all prior agreements, understandings, representations and warranties, both oral and written, between the parties hereto with respect thereto.  There are no agreements, undertakings, representations or warranties of any of the parties hereto with respect to the transactions contemplated hereby and thereby other than those provided herein or therein or made hereunder or thereunder.

Section 14.5   Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any Person other than the parties hereto, and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities, except that the provisions of Section 5.9 and Section 5.10 are intended to benefit and shall be enforceable by the Persons specified therein.

Section 14.6   Non-Assignability; Binding Effect.  Except for any Transfer in accordance with this Agreement, but subject to Section 9.6(a), no party hereto may assign or otherwise transfer this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto.  A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with the provisions of this Agreement shall be null and void ab initio.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 14.7   Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity.  Upon such determination of illegality or invalidity, the parties hereto shall negotiate in good faith to amend this Agreement to effect the original intent of the parties.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

Section 14.8   Injunctive Relief.  The parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties and the Company irreparable injury for which an adequate remedy at law is not available, and if any party hereto institutes any Proceeding to enforce the provisions hereof, any other party against whom such Proceeding is brought hereby waives the claim or defense therein that an adequate remedy at law exists.  Accordingly, it is agreed that each of the parties hereto and the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically such provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity, except as otherwise specifically provided in this Agreement.  Each party hereby waives any requirement of any posting of bond.

Section 14.9   Governing Law.  This Agreement shall be governed by and construed in accordance with the provisions of the Act, and other applicable Laws of the State of Delaware.

Section 14.10   Dispute Resolution; Mediation .  (a) Dispute Resolution.  Subject to Section 14.10(e), in the event of any dispute between the parties hereto that arises out of or in connection with this Agreement or the breach, termination or validity thereof or the relationships established hereunder (whether sounding in tort, contract or otherwise) (a “Dispute”), prior to commencing litigation in accordance with Section 14.11, each of MH and CME Group must refer the Dispute for resolution pursuant to this Section 14.10 by delivering to the other Parent a written notice of such referral (a “Dispute Escalation Notice”).  Following receipt of a Dispute Escalation Notice, an officer appointed by MH and an officer appointed by CME Group (the “Lead Contacts”) shall meet and negotiate in an attempt to resolve such Dispute.  In the event that the Lead Contacts are unable to resolve such Dispute within 20 Business Days after the date of receipt by a Parent of the Dispute Escalation Notice, either MH or CME Group shall have the right to refer the Dispute to the chief executive officers of MH and CME Group, who shall meet and negotiate an attempt to resolve such Dispute.

(b)               In the event that the Lead Contacts and chief executive officers of MH and CME Group are unable to resolve such Dispute within 40 Business Days after the date on which the Dispute Escalation Notice is delivered, either MH or CME Group shall have the right to invoke mediation by submitting the Dispute to JAMS, or its successor, for mediation.

(c)                Either party may commence mediation by providing a written request for mediation to JAMS and the other Parent, setting forth the subject of the dispute and the relief requested (a “Mediation Notice”).  The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings.  The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.  If the Dispute has not been resolved within 40 Business Days after selection of the Mediator (or no Mediation Notice is delivered within 80 Business Days of the date on which the Dispute Escalation Notice is delivered), then either MH or CME Group may commence litigation in accordance with Section 14.11.  All fees and expenses of the mediator and JAMS shall be borne equally by the Parents.

(d)               The parties agree that all discussions, negotiations, offers, promises conduct and statements, whether oral or written, made in the course of the negotiation and mediation by any of the parties and other information exchanged between the parties during the foregoing dispute resolution and mediation proceedings pursuant to Section 14.10(a), Section 14.10(b) and Section 14.10(c) are confidential, privileged and inadmissible as evidence for any purpose, including but not limited to impeachment, in any subsequent Proceeding, provided  that information that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation or mediation.

(e)                Notwithstanding the foregoing provisions of this Section 14.10, the parties may seek provisional or temporary relief in any court in accordance with Section 14.11 at any time (including but not limited to prior to any negotiation or mediation).

Section 14.11   Submission to Jurisdiction.  Subject to Section 14.10, each party hereto (a) irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court for the District of Delaware (“Delaware Courts”) for the purposes of any Proceeding relating to any Dispute, (b) agrees to commence any Proceeding relating to any Dispute only in any Delaware Court, (c) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding relating to any Dispute in any Delaware Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum and (d) further irrevocably consents to the service of process out of any of the Delaware Courts in any such Proceeding by the mailing of copies thereof by registered or certified mail return receipt requested to such party at its address provided in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.  It is further agreed that (A) a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (B) nothing in this Section 14.11 shall affect the right of any party to serve legal process in any other manner permitted by Law and (C) the consent to jurisdiction provided in this Section 14.11 shall not constitute a general consent to service of process in the State of Delaware.

Section 14.12   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY DISPUTE.

Section 14.13   Notices.  All communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation, the signature shall be by an appropriate officer thereof) and delivered by hand, or sent by registered mail, return receipt requested, or nationally recognized receipted courier, or by acknowledged facsimile to the following addresses:

If to the Company:

S&P/Dow Jones Indices LLC

[Address]

Attention:  [●]

Facsimile: [●]

Telephone: [●]

If to MH or any MH Member:

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention:  General Counsel

Facsimile: (212) 512-4827

Telephone: (212) 512-2564

And a copy (which copy shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York  10019

Attention: Trevor S. Norwitz, Esq.

Facsimile: (212) 403-2000

Telephone: (212) 403-1000

If to CME Group or any CME Group Member:

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Facsimile: (312) 930-3323

Telephone: (312) 930-1000

And a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois  60606

Attention: Rodd M. Schreiber, Esq.

                 Richard C. Witzel, Jr., Esq.

Facsimile: (312) 407-0411

Telephone: (312) 407-0700

If to any other Member:  to such addresses reflected in the books and records of the Company.

By written notice to the Company, any Parent or Member may change the address to which notices shall be directed.

Section 14.14   Counterparts.  This Agreement may be executed in any number of counterparts, and delivered by facsimile or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 14.15   Interpretation.  Captions, headings and titles contained in this Agreement and the Schedules attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules.  When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Schedules hereto, and not to any particular provision of this Agreement.  Any pronoun shall include the corresponding masculine, feminine and neuter forms.  Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended and all exhibits, schedules and other attachments thereto.  Subject to the second sentence of Section 5.10(a), whenever in this Agreement a Person is permitted or required to make a decision (including a decision that is in such Person’s “discretion” or under a grant of similar authority or latitude), the Person shall be entitled to consider any such interests and factors as such Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Any reference to a Person shall include such Person’s successors and permitted assigns.  Any reference to a percentage of a Member’s (or group of Members’) Membership Interests shall be understood to refer to a Membership Interest (or Membership Interests) or portion(s) thereof with an associated Percentage Interest equal to the applicable percentage of such Member’s Percentage Interest (or group of Members’ aggregate Percentage Interests) (by way of illustration, if the CME Group Members have Percentage Interests of 27% in the aggregate, a reference to 20% of the CME Group Members’ Membership Interests shall be understood to refer to Membership Interests (or portions thereof) with an associated Percentage Interest equal to 5.4%).

Section 14.16   CME Group Unaffiliated Entities.  Notwithstanding anything in this Agreement to the contrary, to the extent that any provision of this Agreement directly or indirectly requires any CME Group Entity to take any action with respect to any Unaffiliated CME Group Entity or any CME Group Unaffiliated Entity to take or prevent any action, then, in each such case, such action shall only be required to the extent a CME Group Entity has a clear right (such as a clear right of consent, approval or veto) vis-à-vis such CME Group Unaffiliated Entity to take or prevent such action or cause or prevent the taking of such action.

Section 14.17   Parent Guarantee.  Each Parent (the “Guarantor Parent”) absolutely, irrevocably and unconditionally guarantees the full and timely payment and performance of the obligations of the other members of its respective Parent Member Group (the “Guaranteed Members”) to the other Parent, the other members of such other Parent’s Parent Member Group and the Company (any party to whom such obligations are owed, a “Beneficiary”) when due and payable or required to be performed, as applicable, in accordance with this Agreement.  If a Guaranteed Member fails to discharge any of its obligations when due under this Agreement, upon written notice from a Beneficiary to the Guarantor Parent of such failure, such Guarantor Parent will perform such obligations.  Notwithstanding anything contained herein to the contrary, each Guarantor Parent shall have and may assert against any of its obligations pursuant to this Section 14.17, and such Guarantor Parent’s obligations under this Section 14.17 shall be subject to, any claim, right, set-off, deduction or defense of any kind that its respective Guaranteed Member may have or may assert under this Agreement.  It shall not be necessary for a Beneficiary (and the Guarantor Parent hereby waives any rights which the Guarantor Parent may have to require a Beneficiary), in order to enforce the obligations of such Guarantor Parent hereunder, first to (a) institute suit or exhaust its remedies against a Guaranteed Member or any other Person, (b) join a Guaranteed Member or any other Person in any action seeking to enforce this Agreement, or (c) resort to any other means of obtaining payment or enforcement of the obligations of a Guaranteed Member.  A Beneficiary shall not be required to take any action to reduce, collect or enforce the obligations of a Guaranteed Member when due under this Agreement.  Each Guarantor Parent waives notice of protest, proof of non-payment, default or breach by its Guaranteed Members.  Each Guarantor Parent agrees to each of the following, and agrees that its obligations under this Agreement a result of this Section 14.17 shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice except as provided above and except for notices required to be given by a Beneficiary to a Guaranteed Member or its Guarantor Parent pursuant to this Agreement) which the Guarantor Parent might otherwise have as a result of or in connection with (A) any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the obligations of a Guaranteed Member pursuant to this Agreement, (B) any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, asset sale or transfer or change of structure or organization or (C) any full or partial release by a Beneficiary of the liability of a Guaranteed Member, or any part thereof, with respect to a Guaranteed Member or any of its assets.  Each Guarantor Parent shall be subrogated to all rights of a Beneficiary against a Guaranteed Member in respect of any amounts paid by such Guarantor Parent to such Beneficiary pursuant to the provisions of this Section 14.17 in respect of any obligations of such Guaranteed Member under this Agreement.  The guarantee by each Guarantor Parent set forth in this Section 14.17 is a continuing and absolute guarantee, and it will not be discharged, and will remain in full force and effect, until the full payment and performance required to be paid and performed by its Guaranteed Members pursuant to this Agreement or upon the earlier dissolution of the Company in accordance with Article 13 (except to the extent of any obligations that survive such dissolution).  Unless so terminated earlier, the guarantee by each Guarantor Parent set forth in this Section 14.17 with respect to a Guaranteed Member shall immediately and automatically terminate upon the full payment and performance of all amounts and obligations required to be paid and performed by such Guaranteed Member pursuant to the terms of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STANDARD & POOR’S FINANCIAL SERVICES LLC

By:  ________________________________

Name:

Title:

THE MCGRAW-HILL COMPANIES, INC.

By:  ________________________________

Name:

Title:

Signature Page to Limited Liability Company Agreement of S&P/Dow Jones Indices LLC

CME GROUP INDEX SERVICES LLC

By:  ________________________________

Name:

Title:

                                                                                    BOARD OF TRADE OF THE CITY

OF CHICAGO, INC.

By:  ________________________________

Name:

Title:

CME GROUP INC.

By:  ________________________________

Name:

Title:

Signature Page to Limited Liability Company Agreement of S&P/Dow Jones Indices LLC

Schedule 9.4(c)

Certain Transactions

PART I

1.                  Right to Spin-Off.  MH will have the right at any time (even during the Blackout Period) to spin or split-off 100% of its Membership Interest in NewCo to MH stockholders; provided, that SpinCo is approved for listing on the New York Stock Exchange or Nasdaq (under either such exchange’s highest then applicable listing standards). MH may, as a precursor to, and in connection with, a 100% spin-off or split-off of SpinCo, effect an underwritten initial public offering (an “IPO”), provided that shares sold in the IPO will be low-vote shares and will not have more than 5% of the voting power of the shares of SpinCo.  For the avoidance of doubt, if MH consummates an IPO, it must consummate a spin or split-off of 100% of its Membership Interest in Newco.

2.                  SpinCo Formation.

➢                  MH shall give CME Group notice of its intention to pursue a spin-off or split-off or any precursor IPO.

➢                  At CME Group’s election, CME Group may participate in the formation of a new holding company (“SpinCo”) by contributing its Membership Interests in NewCo to SpinCo in exchange for SpinCo stock in a contribution intended to be tax-free concurrent with MH’s direct or indirect contribution of its NewCo Membership Interest to SpinCo. MH may contribute other property to SpinCo in addition to MH’s NewCo Membership Interest. CME Group may not sell SpinCo shares for 6 months following conversion.

➢                  CME Group and MH shall receive 100% of the common stock of SpinCo in proportion to the FMV of the Membership Interests/property each contributed to SpinCo. If, as a result of its contribution, CME Group were to receive more than 19.9% of the common stock of SpinCo, then SpinCo shall have two classes of voting stock. In such case, MH shall receive shares of a class of voting stock having 80.1% of the vote of all outstanding shares of SpinCo and CME Group shall receive shares of a class of voting stock having 19.9% of the vote of all outstanding shares of SpinCo.  MH would then spin off its shares of SpinCo to its shareholders.  If deemed appropriate by the Board of NewCo, with the approval of at least one CME Group director, up to 3% of the shares of SpinCo may be set aside for equity compensation programs. If there shall have been a precursor IPO of SpinCo or an equity compensation program, the numbers in this paragraph shall be adjusted appropriately to ensure that the distribution by MH of shares of SpinCo to its shareholders is tax-free.  As promptly as reasonably practicable following the spin-off, subject to board consideration and approval and to the extent consistent with tax and other legal and stock exchange requirements, SpinCo will call a meeting of its shareholders to vote on an amendment to its certificate of incorporation to recapitalize its outstanding equity securities into a single class.

3.                  “UPREIT” Structure.

➢                  In lieu of participating in the formation of SpinCo, CME Group shall have the right to retain its Membership Interests in NewCo following a spin-off, and  beginning one day following such transaction, CME Group shall have an additional right to put all (but not less than all) of its Membership Interests to NewCo in the same manner and on terms similar to those of a limited partner in the operating partnership of a typical UPREIT (“Additional Put”).

➢                  Pursuant to the Additional Put, CME Group shall have a liquidity right that allows CME Group to put all of its Membership Interest to NewCo for cash.  If CME Group exercises the Additional Put, SpinCo shall have the right, but not the obligation, to acquire CME Group’s Membership Interest in exchange for shares of SpinCo stock (or a combination of cash and SpinCo stock).  An “exchange rate” will be established at the time of the spin-off based on the FMV of CME Group Membership Interests relative to the FMV of Membership Interests/property contributed by MH and CME Group measured based on the agreed FMV appraisal process in accordance with Section 9.5 of the LLC Agreement; provided that if SpinCo holds only NewCo, then CME Group’s interest shall be valued based on a direct (one-to-one) exchange.  The future cash redemption value of CME Group’s Membership Interest pursuant to the Additional Put mechanism shall be determined by multiplying the 30-day VWAP of SpinCo stock as of the date of consummation of the Additional Put by the product of (a) the amount of CME Group Membership Interests and (b) the exchange rate.  The exchange rate shall be subject to standard anti-dilution protection.

4.                  Voting Election.  Beginning one day after the spin-off or split-off, and prior to the put of its Membership Interests, CME Group will have the right to elect to vote at SpinCo based on the exchange rate multiplied by the amount of CME Group Membership Interests, and upon such election CME Group shall permanently forfeit its board and governance rights at the NewCo level (provided that CME Group’s voting interest at SpinCo shall not exceed 20%).  For the avoidance of doubt, until CME Group makes such an election, it shall retain its governance rights at the NewCo level.

5.                  License.  The License termination provision (and MH’s extension right) will be triggered when the CME Group Members cease to own at least [~20.4%] [5/24.5] of the interest in NewCo originally acquired pursuant to the Contribution Agreement or SpinCo (determined on an as-converted basis).  (In other words, when CME Group shall have disposed of at least ~79.6% of its interest in NewCo (or SpinCo) in the aggregate, the License termination provision (and extension right) will be triggered.)

6.                  Standstill.  After a spin-off, whether or not CME Group elects to convert:

➢                  If more than two-thirds of the pro forma revenues of SpinCo or MH, as applicable, for the last four fiscal quarters prior to the transaction are attributable to NewCo, the existing standstill agreement will terminate.

➢                  If at least one-third but not more than two-thirds of the pro forma revenues of SpinCo or MH, as applicable, for the last four fiscal quarters prior to the transaction are attributable to NewCo,  the existing standstill agreement will be revised such that CME Group will be released from the standstill if an unrelated third party makes a public bid to acquire SpinCo or MH, as applicable.

Schedule 9.4(c) cont'd.

➢                  If less than one-third of such pro forma revenues are attributable to NewCo, the existing standstill agreement will remain in place.

7.                  Registration Rights.  Shares of SpinCo issued to the CME Group Member will be fully registered and CME Group will have typical registration rights on terms to be negotiated (including typical blackout provisions).

8.                  CME Group Put.  If CME Group exercises its right to have FMV of its Membership Interest determined pursuant to Section 9.3(a) of the LLC Agreement but does not elect to put its Membership Interests to MH, then CME Group shall not have the right to exercise the Additional Put for nine months after the last date on which CME Group could have elected to put its Membership Interests to MH.

PART II

1.                  Right to Distribute or Sell any Businesses other than Newco.  MH will have the right at any time (even during the Blackout Period) to spin or split-off or otherwise distribute or dispose of any businesses other than its Membership Interest in NewCo.

2.                  Additional Put.  If, as a result of a spin-off, split-off or distribution or other disposition by MH of businesses other than NewCo, more than 66 2/3% of the pro forma revenues of MH for the last four fiscal quarters prior to such transaction are attributable to NewCo’s revenues on a consolidated basis (a “RemainCo Trigger Event”), the Additional Put shall apply to MH.

3.                  Other Provisions.  From and after a RemainCo Trigger Event, paragraphs 5 through 8 of Part I shall apply, mutatis mutandis.

Schedule 9.4(c) cont'd